                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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[_] Preliminary Proxy Statement

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[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
12

                     ANGELES PARTICIPATING MORTGAGE TRUST

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

                     ANGELES PARTICIPATING MORTGAGE TRUST
                             THREE PICKWICK PLAZA
                                   SUITE 250
                         GREENWICH, CONNECTICUT 06830

                                                         February 11, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Angeles Participating Mortgage Trust, a California business trust (the "Trust"), to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on March 13, 1998 at 10:30 a.m. Eastern Standard Time (the "Annual Meeting").

  At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on proposals pursuant to which, among other things, (a) the Trust will pay $28.5 million of cash and issue approximately 55,148,000 Class A Shares of the Trust (the "Class A Shares"), subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") in exchange for the contribution by Starwood Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets (collectively, the "Starwood Mezzanine Interests"); and (b) the Trust will pay $313.0 million of cash and issue 247,074,800 Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Opportunity Fund IV, L.P. ("SOFI IV") in exchange for the contribution by SOFI IV to the Trust of $17.9 million of cash, its rights under certain letters of intent to purchase or originate debt interests (the "Letters of Intent"), its entire interest in a portfolio of mortgage loans and leases secured by hotel, office and mixed use real estate and other assets (collectively, the "SOFI IV Interests" and, together with the Starwood Mezzanine Interests, the "Interests") and a portfolio of first mortgage loans (the "First Mortgage Portfolio") (each of the proposals set forth in (a) and (b) above are referred to collectively as the "Contribution Proposal" and the contribution of cash, the Letters of Intent, the Interests and the First Mortgage Portfolio to the Trust is referred to as the "Contribution"). See "CONTRIBUTION PROPOSAL" and "DESCRIPTION OF THE INTERESTS." For a description of the adjustments and prorations, if any, with respect to the contributions by the parties and the Class A Shares to be issued to each party, see "CONTRIBUTION PROPOSAL-- Contribution Agreement--Calculation of Class A Shares to Be Issued; Adjustments."

  If the Contribution Proposal is approved, the Trust will enter into an Advisory Agreement (the "Advisory Agreement") with Starwood Financial Advisors, L.L.C. (the "Advisor") pursuant to which the Advisor will manage the investment affairs of the Trust. The Shareholders will be asked to consider and vote on a proposal to amend the Trust's Amended and Restated Declaration of Trust ("Declaration of Trust") to reflect the terms of the Advisory Agreement, including, among other things, conforming provisions in the Declaration of Trust with respect to the termination of the Advisory Agreement, and revising the provisions with respect to the independence of certain members of the Board of Trustees from requiring that not more than 49% of the total number of Trustees may be affiliated with the Advisor to requiring that a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees be unaffiliated with the Advisor or Starwood Capital Group, L.L.C. (the proposals to amend the Declaration of Trust to reflect the terms of the Advisory Agreement are collectively referred to as the "Advisory Agreement Proposal"). See "ADVISORY AGREEMENT PROPOSAL."

  If the Contribution Proposal and the Advisory Agreement Proposal are approved, the Shareholders will be asked to consider and vote on a proposal to further amend the Declaration of Trust to, among other things: (a) change the name of the Trust to Starwood Financial Trust; (b) change the purpose and investment policy of the Trust (i) to allow the Trust to originate or acquire certain mortgage loans made to borrowers that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust, (ii) to clarify that the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, the Trust generally will not obtain management rights over equity interests in the assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful and the Trust's powers with respect to its purpose and investment policy and (iii) to include certain investment restrictions; (c) require the approval of Shareholders holding two-thirds of the voting shares of the Trust prior to any sale, transfer or other disposition of all or substantially all of the assets of the Trust; (d) eliminate cumulative voting of Shareholders; (e) establish a classified Board of Trustees with two classes having terms of two years each and to increase the required number of members on the Board of Trustees from three to seven;
(f) amend the "Excess Share" provision of the Declaration of Trust to reduce the risk that the Trust could fail to qualify as a real estate investment trust ("REIT") for federal income tax purposes; (g) to eliminate certain limitations on the indemnification by the Trust of its Trustees, and certain others performing duties for the Trust; and to clarify certain provisions with respect to Shareholder liability and indemnification; (h) to permit amendments to the Declaration of Trust to facilitate a change in the Trust's domicile or to change the form of the Trust to a corporation without Shareholder approval if the Board of Trustees determines that such amendments do not materially and adversely affect the rights of the Shareholders; and (i) effect certain technical amendments and clarifications. See "TRUST AMENDMENTS PROPOSAL."

  Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the Securities and Exchange Commission as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests. See "PROXY STATEMENT SUMMARY--Anti-Takeover Effects," "RISK FACTORS--Certain Anti-Takeover Provisions May Inhibit a Change in Control," "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL--Anti-Takeover Effects."

  If the Contribution Proposal, the Advisory Agreement Proposal and the amendments to the Declaration of Trust are approved, the Shareholders will be asked to consider and vote on proposals to approve a reverse split of the capital stock of the Trust (the "Reverse Split") and to authorize the Board of Trustees to determine the magnitude and timing of the Reverse Split. See "REVERSE SPLIT."

  If the Contribution Proposal, the Advisory Agreement Proposal, the amendments to the Declaration of Trust and the Reverse Split are approved, the Shareholders will also be asked to elect eight (8) trustees to the Board of Trustees. If all of the foregoing proposals are approved, the Shareholders will also be asked to consider and vote on a proposal to approve the Amended and Restated Starwood Financial Trust 1996 Share Incentive Plan (the "Incentive Plan") and to increase the number of Class A Shares available for issuance upon exercise of options and other awards granted thereunder and a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent public accountants for the year ended December 31, 1997. See "ELECTION OF TRUSTEES," "INCENTIVE PLAN PROPOSAL" and "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

  Details of the proposals to be voted on at the Annual Meeting (the "Proposals") and other important matters are contained in the attached Proxy Statement, which you are encouraged to read carefully. The adoption and implementation of the Proposals will have the effects, and subject the Shareholders to the risks, conflicts of interest and other factors set forth under "RISK FACTORS" in the Proxy Statement, including the following:

  . The voting interests of the holders of the Trust's Class A Shares (the "Class A Shareholders") not affiliated with SAHI Partners, L.P. ("SAHI Partners"), SAHI, Inc., Starwood Mezzanine or SOFI IV (collectively, "Starwood") will be decreased from 20.36% to .49%, subject to adjustment, if the Contribution Proposal is approved and consummated. See "CONTRIBUTION PROPOSAL."

  . The percentage ownership interest in the Trust of the Class A Shareholders not affiliated with Starwood will be decreased from 30.54% to .73%, subject to adjustment, if the Contribution Proposal is approved and consummated. See "CONTRIBUTION PROPOSAL."

  . The number of Class A Shares issued to Starwood Mezzanine and SOFI IV and the amount of cash to be paid to Starwood Mezzanine and SOFI IV upon consummation of the Contribution Proposal were determined based on negotiations between the Trust and each of Starwood Mezzanine and SOFI IV and were determined using a price per Class A Share of $2.50 per share. The price per share of the Class A Shares as quoted by the American Stock Exchange at the close of trading on February 6, 1998 was $5.25. See "RISK FACTORS--Conflicts of Interests."

  . The consummation of the Contribution is subject to the satisfaction or waiver by the Trust and/or Starwood Mezzanine and SOFI IV of a number of conditions precedent, including approval of all of the Proposals by the Shareholders, approval by the limited partners of Starwood Mezzanine and SOFI IV and the absence of any event that would have a material adverse effect on the Trust, the Interests or the First Mortgage Portfolio. The closing of the Contribution and the other transactions described in this Proxy Statement is also subject to receipt of written confirmation by the Internal Revenue Service that the Trust is able to elect to qualify as a REIT for its taxable year ending December 31, 1998. There can be no assurance that the conditions precedent will be satisfied or waived and therefore that the Contribution will be consummated. See "CONTRIBUTION PROPOSAL--Contribution Agreement."

  . There will be an increase in the real estate investment risks as a result of the consummation of the Contribution, including the effect of economic and other conditions on property values, the general illiquidity of real estate investments, the risks of default in respect of mortgage or other debt covenants (and risks attendant thereto, such as delays frequently encountered by lenders in enforcing remedies or in gaining control over the real estate collateral), the abilities of the properties collateralizing debt instruments held by the Trust or properties which are owned by the Trust to generate revenues sufficient to meet operating expenses and to pay scheduled debt service, the risk that prepayment restrictions may be insufficient to deter prepayments, the existence of junior mortgages that may affect the Trust's rights, the effect of competition from properties owned by others, liability associated with uninsurable losses and unknown environmental liabilities.

  . Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the Securities and Exchange Commission as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests.

  . The amendments to the Declaration of Trust may increase potential conflicts of interests by permitting the Trust to originate or acquire mortgage loans made to borrowers affiliated with the Trust and to acquire securities and investments that are collateralized by or made to borrowers affiliated with the Trust.

  . Messrs. Sternlicht, Eilian, Grose and Sugarman, four of the seven current Trustees and Messrs. Dishner and Kleeman, nominees for Trustee, have indirect economic interests in properties that may compete with properties which the Trust may acquire or which may collateralize debt investments of the Trust in the future, thus creating a conflict of interest between the Trust and such Trustees. Messrs. Sternlicht, Eilian, Grose, Sugarman, Dishner and Kleeman are not required to present any investment opportunities to the Trust or invest in any type of assets through the Trust. Messrs. Sternlicht, Eilian and Sugarman have been nominated for re-election to the Board of Trustees.

  . Conflicts of interests between the Trust and the Advisor in relation to business decisions regarding the Trust could result in decisions that do not fully reflect the interests of all of the Shareholders. In addition, certain Trustees and executive officers of the Trust are also directors and executive officers of the Advisor and have a substantial economic and voting interest in the Advisor.

  . There can be no assurance that the transactions contemplated by the Letters of Intent will be consummated and, if not consummated that suitable alternative investment opportunities will be available.

  . The Trust must rely on the experience of the Advisor's employees generally, and in particular the Trustees not affiliated with the Advisor or Starwood must rely on information provided by the Advisor to review transactions of the Trust.

  . Lack of experience of the Advisor in managing a mortgage REIT may have an adverse effect on the Trust.

  . Sales of Class A Shares by Starwood Mezzanine or SOFI IV or their respective partners (or the perception that such sales could occur) could adversely affect the trading prices for the Class A Shares.

  . The Board of Trustees has reviewed the assets being contributed pursuant to the Contribution Proposal and will monitor these assets and the Trust's future investments with the intent of maintaining the Trust's status as a REIT. However, the Trust may be limited in the types of investments it may make in the future since qualification as a REIT depends on the Trust continuing to satisfy several asset and income tests as well as other tests, which in turn will be dependent in part on the Trust's operating results.

  . There will be an increased risk that the Trust will be a "pension-held REIT" and therefore that any qualified pension plan owning 10% or more of the Trust's shares, by value, might have a portion of its dividend income from the Trust taxed as unrelated business taxable income ("UBTI").

  The Board of Trustees has appointed an Independent Committee (the "Independent Committee") comprised of the Trustees who are not affiliated with Starwood or the Advisor to evaluate the Proposals. The Independent Committee and the Board of Trustees believe that the Proposals, taken as a whole, are in the best interests of both the Trust and the Shareholders. In presenting the Proposals to the Board of Trustees, representatives of Starwood Mezzanine and SOFI IV informed the Trustees that the Contribution Proposal, the Advisory Agreement Proposal and the Trust Amendments Proposals were prepared and negotiated over a long period of time with a number of different parties, including the Independent Committee and the partners of Starwood Mezzanine and SOFI IV, with an objective of carefully, reasonably and fairly balancing and responding to the concerns and interests of all parties, including the Trust and its Shareholders. Consequently, the overall transaction was presented to the Trust and the Board of Trustees as a single proposal and package and not as a series independent and separate components. While the Board of Trustees determined to provide the Shareholders an opportunity to vote on these proposals separately, Starwood Mezzanine and SOFI IV's obligation to consummate the Contribution is conditioned upon approval by the Shareholders of each of the Proposals.

  While the Board of Trustees did explore other alternatives to the Contribution Proposal, the Advisory Agreement Proposal and the Declaration of Trust Proposal, the Board of Trustees concluded that acquiring the Letters of Intent, the Interests and the First Mortgage Portfolio and adopting the Advisory Agreement provides Shareholders with a potential for growth of their investment and overall return. The Board's conclusion was based on: (a) the fact that, on a pro forma basis for the consummation of the Contribution Proposal, on December 31, 1997 the net tangible book value per Class A Share on a fully diluted basis would have been $2.36 per Class A Share, an increase of $1.47 per Class A Share or 165.1% from the actual net tangible book value per Class A Share on a fully diluted basis on such date of $0.89 per Class A Share; (b) the ability of the Trust to implement its purpose and investment policy through the consummation of the Contribution; (c) the increase in the real estate related assets owned by the Trust upon acquisition of the Letters of Intent, the Interests and the First Mortgage Portfolio from approximately $10 million to over $1 billion; and (d) the experience and track record of Starwood in making real-estate related investments. The Board of Trustees placed significant weight on written material and oral presentations received from the independent financial advisor, the investment banking firm of Houlihan Lokey Howard & Zukin ("Houlihan"), and the opinion given by Houlihan that the Contribution Proposal is fair from a financial point of view to the Trust and its Shareholders. In making its recommendation, the Independent Committee and the Board of Trustees also considered a number of factors which they deemed to be material, including: (i) a consideration of other strategic and financial alternatives available to the Trust; (ii) the Trustees' knowledge of the business, operations, properties, assets, earnings, financial condition, capital needs and future prospects of the Trust; (iii) the presentations of Houlihan regarding the valuation of the Interests and the fairness of the Contribution Proposal; (iv) the terms and conditions of the Contribution Agreement, the Advisory Proposal and the Trust Amendments Proposal, taken as a whole; (v) the recent historical trading prices of the Trust's Class A Shares; (vi) Houlihan's opinion that the Contribution Proposal is fair, from a financial point of view, to the Trust and its Shareholders; (vii) the Trust's compliance with the Shareholders Agreement which contains certain provisions designed to protect Shareholders not affiliated with Starwood; and (viii) the fact that Shareholders who desire to liquidate their investment can do so by selling their Class A Shares on AMEX.

  YOUR BOARD OF TRUSTEES HAS CONCLUDED THAT THE CONTRIBUTION PROPOSAL, THE ADVISORY AGREEMENT PROPOSAL, THE AMENDMENTS TO THE DECLARATION OF TRUST, THE REVERSE SPLIT, THE ELECTION OF THE NOMINEES AS TRUSTEES, THE INCENTIVE PLAN AND THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS, TAKEN AS A WHOLE, ARE IN THE BEST INTERESTS OF BOTH THE TRUST AND THE SHAREHOLDERS. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR APPROVAL OF ALL OF THE PROPOSALS.

  All Shareholders are cordially invited to attend the Annual Meeting in person. Any Shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          Sincerely,

                                          /s/ Barry S. Sternlicht
                                          Barry S. Sternlicht

                                          Chairman of the Board

                     ANGELES PARTICIPATING MORTGAGE TRUST
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Angeles Participating Mortgage Trust, a California business trust (the "Trust"), will be held at the American Stock Exchange, 86 Trinity Place, New York, New York on March 13, 1998 at 10:30 a.m. Eastern Standard Time (the "Annual Meeting"), for the following purposes as further described in the accompanying Proxy
Statement:

  1. At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on proposals pursuant to which, among other things, (a) the Trust will pay $28.5 million of cash and issue approximately 55,148,000 Class A Shares of the Trust (the "Class A Shares"), subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") in exchange for the contribution by Starwood Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets (collectively, the "Starwood Mezzanine Interests"); and (b) the Trust will pay $313.0 million of cash and issue 247,074,800 Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Opportunity Fund IV, L.P. ("SOFI IV") in exchange for the contribution by SOFI IV to the Trust of $17.9 million of cash, its rights under certain letters of intent to purchase or originate debt interests (the "Letters of Intent"), its entire interest in a portfolio of mortgage loans and leases secured by hotel, office and mixed use real estate and other assets (collectively, the "SOFI IV Interests" and, together with the Starwood Mezzanine Interests, the "Interests") and a portfolio of first mortgage loans (the "First Mortgage Portfolio") (each of the proposals set forth in (a) and (b) above are referred to collectively as the "Contribution Proposal" and the contribution of cash, the Letters of Intent, the Interests and the First Mortgage Portfolio to the Trust is referred to as the "Contribution"). See "CONTRIBUTION PROPOSAL" and "DESCRIPTION OF THE INTERESTS." For a description of the adjustments and prorations, if any, with respect to the contributions by the parties and the Class A Shares to be issued to each party, see "CONTRIBUTION PROPOSAL-- Contribution Agreement--Calculation of Class A Shares to Be Issued; Adjustments."

  2. If the Contribution Proposal is approved, the Trust will enter into an Advisory Agreement (the "Advisory Agreement") with Starwood Financial Advisors, L.L.C. (the "Advisor") pursuant to which the Advisor will manage the investment affairs of the Trust. The Shareholders will be asked to consider and vote on proposals (collectively, the "Advisory Agreement Proposal") to amend the Trust's Amended and Restated Declaration of Trust ("Declaration of Trust") including the following:

    (a) A proposal to amend the Declaration of Trust to revise provisions with respect to the termination of the Advisory Agreement to limit the ability of the Board of Trustees to terminate the Advisory Agreement to specified termination events (which generally include violations of the Advisory Agreement by the Advisor, a bankruptcy event of the Advisor or the imposition of a material liability on the Trust as a result of the Advisor's bad faith, willful misconduct, gross negligence or reckless disregard of duties) and to increase the required Shareholder vote to terminate the Advisory Agreement from requiring approval of Shareholders holding a majority of the voting shares to requiring approval of Shareholders holding two-thirds of the voting shares; and

    (b) A proposal to amend the Declaration of Trust to revise the requirements with respect to the independence of certain members of the Board of Trustees from requiring that not more than 49% of the total number of Trustees may be affiliated with the Advisor to requiring that a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees be unaffiliated with the Advisor or Starwood Capital Group, L.L.C.

  Approval of the proposals listed in 2(a) and 2(b) is contingent upon approval of both of the proposals listed in 2(a) and 2(b). See "ADVISORY AGREEMENT PROPOSAL."

  3. If the Contribution Proposal and the Advisory Agreement Proposal are approved, the Shareholders will consider and vote on the following proposals to further amend the Declaration of Trust:

    (a) to change the name of the Trust to Starwood Financial Trust;

    (b) to amend the purpose of the Trust (i) to allow the Trust to originate or acquire certain mortgage loans made to borrowers that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust,
  (ii) to clarify that (1) the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, (2) the Trust generally will not obtain management rights over equity interests in the assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful, (3) the Trust's authority with respect to its asset portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with its asset portfolio and that its asset portfolio may be held directly or indirectly and (4) the Board of Trustees has exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property and (iii) to include certain investment restrictions;

    (c) to require the approval of Shareholders holding two-thirds of the voting shares of the Trust prior to any sale, transfer or other disposition of all or substantially all of the assets of the Trust;

    (d) to eliminate cumulative voting;

    (e) to establish a classified Board of Trustees with two classes having terms of two years each and to increase the minimum required number of members of the Board of Trustees from three to seven;

    (f) to amend the "Excess Share" provisions of the Declaration of Trust to reduce the risk that the Trust could fail to qualify as a real estate investment trust ("REIT") for federal income tax purposes;

    (g) to eliminate certain limitations on the indemnification by the Trust of its Trustees, and certain others performing duties for the Trust and to clarify certain provisions with respect to Shareholder liability and indemnification;

    (h) to permit amendments to the Declaration of Trust to facilitate a change in the Trust's domicile or to change the form of the Trust to a corporation without Shareholder approval if the Board of Trustees determines that such amendments do not materially and adversely effect the rights of the Shareholders; and

    (i) to effect certain technical amendments including reflecting the change in the Trust's principal place of business, clarifying that additional Class B Shares required to be issued by the Trust will be issued only upon issuance of Class A Shares and that such issuance will be within 60 days on a pro rata basis to holders of then outstanding Class B Shares, clarifying that (i) a merger of the Trust with and into another entity is a termination event unless the Trust is the surviving entity or if the purpose of the merger is primarily to change the domicile of the Trust,
  (ii) that a change of the Trust's form from a business trust to a corporation is not a termination event, (iii) that any provision of the Declaration of Trust that sets forth a supermajority voting requirement can only be amended by the supermajority vote set forth in such provision, (iv) the provisions of the Declaration of Trust with respect to additional issuances of securities, and (v) that the existence of the Trust is perpetual.

  Approval of each of the proposals listed in 3(a) through 3(i) is contingent upon approval of all of the proposals listed in 3(a) through 3(h). See "TRUST AMENDMENTS PROPOSAL."

  The amendments to the Declaration of Trust described in paragraphs 2(a), 3(c) through 3(e) and the amendments to the Declaration of Trust relating to the issuance of additional securities may have the effect of delaying, discouraging or preventing a change of control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests. See "PROXY STATEMENT SUMMARY--Anti-Takeover Effects," "RISK FACTORS--Certain Anti-Takeover Provisions May Inhibit a Change in Control," "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL--Anti-Takeover Certain Effects."

  4. If the Contribution Proposal, the Advisory Agreement Proposal and the amendments to the Declaration of Trust are approved, the Shareholders will also be asked to consider and vote on a proposal to approve a reverse split (the "Reverse Split") of the Class A Shares and the Class B Shares of the Trust and to grant the Board of

Trustees the authority to determine the magnitude and timing of the Reverse Split, subject to certain limitations, and to amend the Declaration of Trust to effect the Reverse Split. See "REVERSE SPLIT."

  5. To elect to the Board of Trustees eight (8) members to hold office until the next Annual Meeting and until their successors have been elected and qualified. The nominees to the Board of Trustees are Barry S. Sternlicht, Jay Sugarman, Jeffrey G. Dishner, Jonathan D. Eilian, Merrick R. Kleeman, Robin Josephs, William M. Matthes and Kneeland C. Youngblood. See "ELECTION OF TRUSTEES."

  6. If the foregoing proposals are approved, to consider and vote upon a proposal to approve the Amended and Restated Starwood Financial Trust 1996 Share Incentive Plan and to increase the number of Class A Shares available for issuance upon exercise of options and other awards granted thereunder. See "INCENTIVE PLAN PROPOSAL."

  7. If the foregoing proposals are approved, to consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ended December 31, 1997. See "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

  8. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

  The Board of Trustees has fixed January 21, 1998 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof, and only holders of record of Class A Shares and Class B Shares at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Trustees

                                          /s/ Madison F. Grose
                                          Madison F. Grose
                                          Secretary of the Trust

Greenwich, Connecticut

February 11, 1998

-------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

-------------------------------------------------------------------------------

                     ANGELES PARTICIPATING MORTGAGE TRUST
                             THREE PICKWICK PLAZA
                                   SUITE 250
                         GREENWICH, CONNECTICUT 06830

                               ----------------
                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD MARCH 13, 1998

  This proxy statement (the "Proxy Statement") is being sent to shareholders of Angeles Participating Mortgage Trust, a California business trust (the "Trust"), on or about February 13, 1998 in connection with the solicitation by the Board of Trustees of the Trust (the "Board of Trustees") of proxies to be voted at the Trust's 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on March 13, 1998 at 10:30 a.m. Eastern Standard Time, or at any postponement or adjournment thereof.

  At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on proposals pursuant to which, among other things, (a) the Trust will pay $28.5 million of cash and issue approximately 55,148,000 Class A Shares of the Trust (the "Class A Shares"), subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") in exchange for the contribution by Starwood Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets (collectively, the "Starwood Mezzanine Interests"); and (b) the Trust will pay $313.0 million of cash and issue 247,074,800 Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Opportunity Fund IV, L.P. ("SOFI IV") in exchange for the contribution by SOFI IV to the Trust of $17.9 million of cash, its rights under certain letters of intent to purchase or originate debt interests (the "Letters of Intent"), its entire interest in a portfolio of mortgage loans and leases secured by hotel, office and mixed use real estate and other assets (collectively, the "SOFI IV Interests" and, together with the Starwood Mezzanine Interests, the "Interests") and a portfolio of first mortgage loans (the "First Mortgage Portfolio") (each of the proposals set forth in (a) and (b) above are referred to collectively as the "Contribution Proposal" and the contribution of cash, the Letters of Intent, the Interests and the First Mortgage Portfolio to the Trust is referred to as the "Contribution"). See "CONTRIBUTION PROPOSAL" and "DESCRIPTION OF THE INTERESTS." For a description of the adjustments and prorations, if any, with respect to the contributions by the parties and the Class A Shares to be issued to each party, see "CONTRIBUTION PROPOSAL-- Contribution Agreement--Calculation of Class A Shares to Be Issued; Adjustments."

  If the Contribution Proposal is approved, the Trust will enter into an Advisory Agreement (the "Advisory Agreement") with Starwood Financial Advisors, L.L.C. (the "Advisor") pursuant to which the Advisor will manage the investment affairs of the Trust. The Shareholders will be asked to consider and vote on a proposal to amend the Trust's Amended and Restated Declaration of Trust ("Declaration of Trust") to reflect the terms of the Advisory Agreement, including, among other things, conforming provisions in the Declaration of Trust with respect to the termination of the Advisory Agreement, and revising the provisions with respect to the independence of certain members of the Board of Trustees from requiring that not more than 49% of the total number of Trustees may be affiliated with the Advisor to requiring that a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees be unaffiliated with the Advisor or Starwood Capital Group, L.L.C. (the proposals to amend the Declaration of Trust to reflect the terms of the Advisory Agreement are collectively referred to as the "Advisory Agreement Proposal"). See "ADVISORY AGREEMENT PROPOSAL."

  If the Contribution Proposal and the Advisory Agreement Proposal are approved, the Shareholders will be asked to consider and vote on a proposal to further amend the Declaration of Trust to, among other things: (a) change the name of the Trust to Starwood Financial Trust; (b) change the purpose and investment policy of the Trust (i) to allow the Trust to originate or acquire certain mortgage loans made to borrowers that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust, (ii) to clarify that the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, the Trust generally will not obtain management rights over equity interests in the assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful and the Trust's powers with respect to its purpose and investment policy and (iii) to include certain investment restrictions; (c) require the approval of Shareholders holding two-thirds of the voting shares of the Trust prior to any sale, transfer or other disposition of all or substantially all of the assets of the Trust; (d) eliminate cumulative voting of Shareholders; (e) establish a classified Board of Trustees with two classes having terms of two years each and to increase the required number of members on the Board of Trustees from three to seven;
(f) amend the "Excess Share" provision of the Declaration of Trust to reduce the risk that the Trust could fail to qualify as a real estate investment trust ("REIT") for federal income tax purposes; (g) to eliminate certain limitations on the indemnification by the Trust of its Trustees, and certain others performing duties for the Trust and to clarify certain provisions with respect to Shareholder liability and indemnification; (h) to permit amendments to the Declaration of Trust to facilitate a change in the Trust's domicile or to change the form of the Trust to a corporation without Shareholder approval if the Board of Trustees determines that such amendments do not materially and adversely effect the rights of the Shareholders; and (i) effect certain technical amendments and clarifications. See "TRUST AMENDMENTS PROPOSAL."

  Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the Securities and Exchange Commission as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests. See "PROXY STATEMENT SUMMARY--Anti-Takeover Effects," "RISK FACTORS--Certain Anti-Takeover Provisions May Inhibit a Change in Control," "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL--Anti-Takeover Effects."

  If the Contribution Proposal, the Advisory Agreement Proposal and the amendments to the Declaration of Trust are approved, the Shareholders will be asked to consider and vote on proposals to approve a reverse split of the capital stock of the Trust (the "Reverse Split") and to authorize the Board of Trustees to determine the magnitude and timing of the Reverse Split. See "REVERSE SPLIT."

  If the Contribution Proposal, the Advisory Agreement Proposal, the amendments to the Declaration of Trust and the Reverse Split are approved, the Shareholders will also be asked to elect eight (8) trustees to the Board of Trustees. If all of the foregoing proposals are approved, the Shareholders will also be asked to consider and vote on a proposal to approve the Amended and Restated Starwood Financial Trust 1996 Share Incentive Plan (the "Incentive Plan") and to increase the number of Class A Shares available for issuance upon exercise of options and other awards granted thereunder and a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent public accountants for the year ended December 31, 1997. See "ELECTION OF TRUSTEES," "INCENTIVE PLAN PROPOSAL" and "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

                            PROXY STATEMENT SUMMARY

  The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and the Exhibits hereto. Each Shareholder is urged to read this Proxy Statement in its entirety.

THE TRUST

  The Trust is a California business trust. Subject to the receipt by the Trust of a written agreement from the Internal Revenue Service ("IRS") that provides that the Trust is eligible to make an election to be taxed as a REIT for its taxable year ending December 31, 1998, the Board of Trustees believes that the Trust will be treated as a real estate investment trust (or "REIT") for Federal income tax purposes for its 1998 taxable year. See "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy--Closing Agreement." The Trust was formed in April 1988. The Trust's capital structure consists of Class A Shares and Class B Shares, $.01 par value ("Class B Shares"). The currently outstanding Class B Shares are entitled to a 1% equity interest and a 33% voting interest in the Trust. The Class B Shares are convertible into Class A Shares at the option of the holder at a rate of 49 Class B Shares for one Class A Share. The Trust is required pursuant to the Declaration of Trust to issue one Class B Share for each two Class A Shares that are issued. The Class B Shares are issued to the Class B Shareholders for par on a pro rata basis. If the Contribution is consummated, the Class B Shareholders will be issued approximately 151,111,400 Class B Shares, subject to adjustment, at a purchase price of $0.01 per share. Each of the Class A and Class B Shares are entitled to one vote per share. The Trust is also currently the sole general partner and as of December 31, 1997 held an 8.05% interest in APMT Limited Partnership (the "Partnership"). Interests in the Partnership are referred to herein as "Units." If the Contribution Proposal is approved by the Shareholders, the Partnership will be terminated on the date that the Contribution is consummated (the "Contribution Date") and each outstanding Unit held by holders other than the Trust will be exchanged for the Class A Shares, resulting in the issuance of 4,568,944 Class A Shares to Starwood Mezzanine and the issuance of 2,284,472 Class B Shares to the current Class B Shareholders at a price of $0.01 per share.

  The Class A Shares are currently publicly traded on the American Stock Exchange ("AMEX"). The Trust currently falls below the AMEX continued listing guidelines and, as a result, there is no assurance that the Class A Shares will remain listed. The Trust is hopeful that the acquisition of the Interests and the First Mortgage Portfolio will allow its business to be sufficient to maintain the AMEX listing of the Class A Shares.

  The primary purpose and the investment policy of the Trust as currently stated in the Declaration of Trust is to (i) originate mortgage loans to and/or acquire mortgage loans to unrelated entities or to acquire securities collateralized, in whole or in part, by such mortgage loans, as well as make equity investments in real estate and real estate-related assets, (ii) acquire direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests under which the borrowers are unaffiliated with the Trust, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) make, hold and dispose of purchase money loans with respect to assets sold by the Trust, and (iv) acquire positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Current Portfolio"). The Trust is currently subject to certain investment restrictions discussed below. The Trust's primary assets as of December 31, 1997 were short-term, liquid real estate investments, cash and cash equivalents, which are held directly and indirectly through the Trust's interest in the Partnership. See "BACKGROUND OF THE TRUST."

  If the Proposals are approved by the Shareholders of the Trust, on the Contribution Date the Trust will acquire the Interests, the Letters of Intent, cash and the First Mortgage Portfolio, the purpose and investment policy of the Trust will be changed, the Partnership will be terminated and each outstanding Unit held by holders other than the Trust will be exchanged for one Class A Share, and the Trust will enter into the Advisory Agreement with the Advisor. See "CONTRIBUTION PROPOSAL," "DESCRIPTION OF THE INTERESTS," "TRUST AMENDMENTS PROPOSAL," and "ADVISORY AGREEMENT PROPOSAL."

THE PARTNERSHIP

  The Partnership was formed in September 1996 with the Trust as its sole general partner and Starwood Mezzanine as its initial limited partner. The Partnership's primary real estate-related asset prior to October 1, 1997 was a mortgage loan in the form of mortgage participation certificates (the "Warwick Certificates") which represented 100% of the beneficial ownership interest in a $3,707,000 performing, non-recourse first mortgage loan secured by the Warwick Hotel and Apartments located in Philadelphia, Pennsylvania (the "Warwick Hotel"). The Warwick Certificates were prepaid on October 1, 1997 and the primary assets of each of the Trust and the Partnership as of December 31, 1997 were short-term, liquid real estate investments, cash and cash equivalents.

  As of December 31, 1997 the Trust held an 8.05% interest in the Partnership and Starwood Mezzanine held a 91.95% interest in the Partnership. The Partnership will be terminated and the outstanding Units held by holders other than the Trust will be exchanged for 4,568,944 Class A Shares on the Contribution Date. As required by the Declaration of Trust, an additional 2,284,472 Class B Shares will be issued to the current holders of Class B Shares at a purchase price of $.01 per share in connection with the exchange. If the Contribution Proposal is not consummated, the Partnership will not be terminated, the Units will not be exchanged for Class A Shares and the additional Class B Shares will not be issued. As the sole general partner of the Partnership, the Trust currently manages the business and affairs of the Partnership. See "BACKGROUND OF THE TRUST--The Partnership."

CONTRIBUTION OF INTERESTS

  The Shareholders are being asked to consider and vote on proposals pursuant to which (i) the Trust will pay cash and issue approximately 55,148,000 Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine in exchange for the contribution of the Starwood Mezzanine Interests to the Trust; (ii) the Trust will pay cash and issue 247,074,800 Class A Shares, subject to adjustment, at a price of $2.50 per share to SOFI IV in exchange for the contribution of cash, SOFI IV's rights under the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio. The Trust currently estimates that approximately $28.5 million will be paid to Starwood Mezzanine, approximately $313.0 million will be paid to SOFI IV as consideration for the First Mortgage Portfolio, SOFI IV will contribute approximately $17.9 million and the Trust will issue an aggregate of approximately 302.2 million Class A Shares, subject to adjustment for stock splits and similar recapitalizations, to Starwood Mezzanine and SOFI IV in exchange for the Interests. The Board of Trustees has appointed an independent committee comprised of the three independent Trustees (the "Independent Committee") to evaluate the Proposals on behalf of the Shareholders. The Independent Committee has engaged an independent financial advisor to analyze the fairness of the Contribution Proposal from a financial point of view. While the Independent Committee, the Board of Trustees, Starwood Mezzanine and SOFI IV ultimately determined the valuation of the Letters of Intent, the Interests and the First Mortgages, the advice of the independent financial advisor was a relevant factor in making such determination. The allocation of the Class A Shares between SOFI IV and Starwood Mezzanine, the amount of cash to be contributed by SOFI IV and the amount of any additional cash payment to be made by the Trust to Starwood Mezzanine and SOFI IV may vary from the estimates in this Proxy Statement, based on a number of factors including, the repayment of any indebtedness included in the Interests and First Mortgage Portfolio and the consummation or termination of any Letter of Intent. See "-- Fairness Opinion with Respect to the Contribution Proposal" and "CONTRIBUTION PROPOSAL--Contribution Agreement--Calculation of Class A Shares to Be Issued; Adjustments."

  The following is a summary description of the Interests and the First Mortgage Portfolio:

                    INTERESTS AND FIRST MORTGAGE PORTFOLIO

                                                             HISTORICAL COST
                                  CURRENT   ORIGINAL      CARRYING BALANCE AS OF
                    UNDERLYING   NUMBER OF BALANCE OR   --------------------------   ORIGINAL          INTEREST
    TYPE OF          PROPERTY    BORROWERS COMMITMENT   SEPTEMBER 30, DECEMBER 31,   MATURITY           ACCRUAL
 LOAN/BORROWER         TYPE      IN  CLASS   AMOUNT         1997          1996         DATES             RATES
 -------------    -------------- --------- ----------   ------------- ------------ ------------- ---------------------
Senior Mortgages  Office/Hotel/       8(4)  $502,114(4)   $425,767           --    1999 to 2004  Fixed: 8.97% to 16%
                  Mixed Use/                                                                     Variable: LIBOR +
                  Apartment                                                                      1.25 to 3.75%
Subordinate       Office/Hotel/       5(5)   175,375(5)    150,950      $151,076   2002 to 2005  Fixed: 10.0 to 15.25%
Mortgages         Resort/Planned                                                                 Variable: LIBOR +
                  Communities                                                                    1.75%
Opportunistic     Office/Hotel/       2      126,710        61,492           --    1999 and 2007 6.0 to 17.0%
Mortgages         Apartment
Unsecured Notes   Office/Hotel        2       27,300        25,295        25,161   2002 and 2004 11.25% to 15.0%
Construction      Assisted            2       92,390        69,728             0   1999 and 2004 12.0 to 12.5%
Loans             Living/Resort
Real Estate       Hotel               1          N/A(3)    170,132           --    N/A(3)        N/A(3)
Under
Long-term Master
Lease
Loan              Various             3       21,376        11,302        12,668   1999 and 2000 Fixed: 7.13%
Participations                                                                                   Variable: LIBOR +
                                                                                                 .58 to 1.75%
Other Real        Public bonds        2       40,250        40,467           --    2002 and 2007 12.5 to 12.75%
Estate Related
Investment
                                    ---                   --------      --------
 Total                               21                   $955,133      $188,905
                                    ===                   ========      ========
                        INTEREST
    TYPE OF              PAYMENT         PRINCIPAL   PARTICIPATION
 LOAN/BORROWER            RATES         AMORTIZATION   FEATURES
 -------------    --------------------- ------------ -------------
Senior Mortgages  Fixed: 8.0% to 10.82%    Yes(1)       Yes(2)
                  Variable: LIBOR +
                  1.25 to 3.75%
Subordinate       Fixed: 10.0 to 15.25%    Yes(1)       Yes(2)
Mortgages         Variable: LIBOR +
                  1.75%
Opportunistic     6.0 to 7.0%              Yes(1)       Yes(2)
Mortgages
Unsecured Notes   11.25% to 15.0%          No           Yes(2)
Construction      10.0 to 12.5%            No           No
Loans
Real Estate       N/A(3)                   N/A(3)       N/A(3)
Under
Long-term Master
Lease
Loan              Fixed: 5.45 to 6.40%     Yes(1)       Yes
Participations    Variable: LIBOR +
                  .58 to 1.75%
Other Real        12.5 to 12.75%           No           No
Estate Related
Investment
 Total

----
(1) The loans require fixed payments of principal and interest resulting in partial principal amortization over the term of the loan with the remaining principal due at maturity. In addition, one of the loans permits additional annual prepayments of principal of up to $1.3 million without penalty at the borrower's option.
(2) Under some of these loans, the lender receives additional payments representing additional interest for participation in available cash flow from operations of the property and the proceeds, in excess of a base amount, arising from a sale or refinancing of the property. No cash flow participation was earned through September 30, 1997.
(3) The lease is a triple net lease of under which the lessee pays all costs associated with the operation of the hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at lessee's option. Rent payments under the lease consist of base rent and additional rent based on the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996.

(4) Includes a $6.1 million and a $37.0 million senior mortgage originated subsequent to September 30, 1997 not included in the historical cost balances as of September 30, 1997.

(5) Includes a $18.0 million subordinated mortgage originated subsequent to September 30, 1997 not in the historical cost balances as of September 30, 1997.

  In addition to the Interests and the First Mortgage Portfolio described above, SOFI IV is contributing to the Trust its rights under the Letters of Intent and cash. The Letters of Intent are non-binding obligations to originate or acquire mortgages on office, residential and hotel properties. There can be no assurance that definitive agreements with respect to the transactions contemplated by the Letters of Intent will be executed on the terms set forth in the Letters of Intent or at all, and if executed that such transactions will be consummated. If any transaction subject to a Letter of Intent is consummated, the Trust will acquire the asset for the amount paid by SOFI IV to acquire or originate the asset and the amount of cash contributed by SOFI IV will be reduced by such amount. See "RISK FACTORS--Real Estate Investment Risks," "CONTRIBUTION PROPOSAL," "DILUTION" and "DESCRIPTION OF THE INTERESTS."

CHANGES IN THE INVESTMENT POLICY

  The proposal to amend the Trust's Declaration of Trust will amend the purpose and investment policy of the Trust as presently stated in the Declaration of Trust. Such amendment will change the purpose and investment policy of the Trust to (i) allow the Trust to originate or acquire certain mortgage loans made to borrowers that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust, (ii) to clarify that (a) the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, (b) the Trust generally will not obtain management rights over equity interests in the assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful, (c) the Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio and the Trust may hold the Diversified Portfolio either directly or indirectly and (d) the Board of Trustees has exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property and
(e) to include the Investment Restrictions described below in the Declaration of Trust. The Trust has no present intention to originate or acquire loans made to borrowers affiliated with the Trust.

  The new primary purpose and investment policy of the Trust will be to (i) originate mortgage loans and/or acquire mortgage loans or to acquire securities collateralized, in whole or in part, by mortgage loans, as well as make equity investments in real estate and real estate-related assets, (ii) acquire direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) make, hold and dispose of purchase money loans with respect to assets sold by the Trust, and (iv) acquire positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or, if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Diversified Portfolio"). The Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio and the Diversified Portfolio may be held by the Trust directly or indirectly. The Board of Trustees has the ultimate authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property. The Diversified Portfolio may include controlling or non-controlling investments in or relating to any general category of real estate assets, including without limitation, hotel, office, mixed-use, retail, industrial, mini-storage and residential improvements to land, excluding any investments prohibited by the Investment Restrictions described below.

  The Trust is not and will not be permitted to make certain types of investments as a result of the restrictions and conflicts described below (the "Investment Restrictions"). Specifically, without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. ("Starwood Capital") and Starwood Hotels & Resorts Trust, a publicly traded hotel REIT the shares of which are paired and trade with those of Starwood Hotels & Resorts Worldwide, Inc., the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts Trust, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions. The Trust is currently subject to additional restrictions that will terminate on the Contribution Date if the Proposals are approved by the Shareholders. See "RISK FACTORS--Conflicts of Interests," "--Changes in Policies" and "TRUST AMENDMENTS PROPOSAL."

  The Trust plans to originate and make investments in various types of income producing commercial real estate and its current investment program emphasizes senior and junior commercial mortgage loans, including mezzanine financing (i.e., capital representing the level between 65% and 90% of property values), higher yielding senior mortgage loans, non-performing or subperforming loans and performing and non-performing subordinated interests ("Subordinated Interests") in commercial mortgage-backed securities ("CMBS"). The Trust anticipates that a majority of the investments to be held in its portfolio for the long-term will be structured so that the Trust's investment is subordinate to third party first mortgage debt but senior to the real estate owner/operator's equity position. The Trust anticipates that it will invest in a diverse array of real estate-related assets and enterprises that satisfy its investment criteria including but not limited to the following:

  . Mortgage Loans. The Trust will provide high-yielding first mortgage loans to borrowers in need of flexible, custom-tailored financings. These loans may be short, medium or long-term in duration. They may include projects under construction, redevelopment or expansion, which may ultimately be refinanced through more traditional sources once capital improvements are completed.

  . Mezzanine Loans. The Trust intends to take advantage of current market opportunities to provide high-yielding loans that are subordinated to first lien mortgage loans and secured by a second lien mortgage or a pledge of the ownership interest in the borrowing property owner ("Mezzanine Loans"). Mezzanine Loans may also take the form of a preferred equity investment in the borrower with substantially similar terms.

  . Opportunistic Loans and Minority Participations. The Trust intends to acquire non-performing and sub-performing debt or minority participation in such loans at a discount for the purpose of restructuring the debt to a performing obligation. These assets may be priced below book value or have a deemed book value which is less than reproduction cost.

  . Triple Net Leases. The Trust may acquire properties that are subject to long-term triple net lease arrangements with tenants that the Trust believes to be creditworthy. In many cases, the fixed stream of payment from such positions may have similar risk/reward characteristics as the mortgage loans to be originated by the Trust.

  . Subordinated Interests. The Trust may acquire rated and unrated interests in short term, medium and long-term real estate-related debt securities. In this regard, the Trust may pursue the acquisition of performing and non-performing Subordinated Interests in CMBS including junior non-investment grade classes as well as unrated classes.

  For a more detailed description of the Trust's current investment program, see "BACKGROUND OF THE TRUST--Investment Policy and Loan Portfolio."

ADVISORY AGREEMENT

  On the Contribution Date, the Trust and the Advisor will enter into the Advisory Agreement in substantially the form attached hereto as Exhibit E pursuant to which the Advisor will manage the investment affairs of the Trust, subject to the Trust's purpose and investment policy, the Investment Restrictions and the directives of the Board of Trustees. The services to be provided by the Advisor include the following: identifying investment opportunities for the Trust; advising the Trust with respect to and effecting acquisitions and dispositions of the Trust's investments; monitoring, managing and servicing the Trust's loan portfolio; and arranging debt financing for the Trust. The Advisor will not act in a manner that is inconsistent with the express direction of the Board of Trustees and will report to the Board of Trustees and/or the officers of the Trust with respect to its activities. The Advisor will not be responsible for the administration of the Trust.

  Commencing on the 90th day after the Contribution Date, the Trust will pay to the Advisor a quarterly base management fee of 0.3125% (1.25% per annum) of the "Book Equity Value" of the Trust determined as of the last day of each quarter, but estimated and paid in advance subject to recomputation. "Book Equity Value" is defined in the Advisory Agreement and under "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  In addition, commencing on the 90th day after the Contribution Date, the Trust will pay the Advisor a quarterly incentive fee of five percent (5%) of the Trust's "Adjusted Net Income" during each quarter that the Adjusted Net Income for such quarter restated and annualized as an annualized rate of return on the Trust's Book Equity Value for such quarter equals or exceeds the "Benchmark BB Rate." "Adjusted Net Income" and "Benchmark BB Rate" are defined in the Advisory Agreement and under "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement." The Advisor will also be reimbursed for certain expenses it incurs on behalf of the Trust. As a result of the delayed commencement of the advisory fee, the operating results of the Trust for the 90 days after the Contribution Date will be higher than they would have been if the advisory fee had not been deferred and therefore may not be reflective of future operating results of the Trust.

  The Advisory Agreement has an initial term of three years subject to automatic renewal for one year periods unless the Trust has been liquidated or a Termination Event (as defined in the Advisory Agreement and under "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement" and which generally includes violations of the Advisory Agreement by the Advisor, a bankruptcy event of the Advisor or the imposition of a material liability on the Trust as a result of the Advisor's bad faith, willful misconduct, gross negligence or reckless disregard of duties) has occurred and is continuing. In addition, the Advisor may terminate the Advisory Agreement on 60 days' notice to the Trust and the Trust may terminate the Advisory Agreement upon 60 days' written notice if a Termination Event has occurred or if the decision to terminate is based on an affirmative vote of the holders of two-thirds or more of the voting shares of the Trust at the time outstanding.

  Certain executive officers and directors of the Advisor are also executive officers and Trustees of the Trust. In addition, certain executive officers and Trustees of the Trust have a substantial economic interest in the Advisor. The executive officers of the Trust and the Trustees own a substantial economic and voting interest in the Advisor. Various affiliates of the Advisor have general partnership interests in and other direct or indirect ownership of, and contractual obligations to, Starwood Mezzanine and SOFI IV, and to their respective investors. These affiliates also have fiduciary responsibilities to such investors. See "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

ANTI-TAKEOVER EFFECTS

  Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the SEC as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests.

  In considering the Proposals, Shareholders should be aware that the overall effect of certain proposals is to make it more difficult for holders of a majority of the outstanding Class A Shares and Class B Shares to change the composition of the Board of Trustees and to remove existing management and/or the Advisor in circumstances where the Shareholders holding a majority of the voting shares may be dissatisfied with the performance of the incumbent Trustees or the Advisor or otherwise desire to make changes. These provisions, if adopted, could make a proxy contest a less effective means of removing or replacing existing Trustees or could make it more difficult to make a change in control of the Trust which is opposed by the Board of Trustees. This strengthened tenure and authority of the Board of Trustees could enable the Board of Trustees to resist change and otherwise thwart the desires of the Shareholders. Because these provisions may have the effect of continuing the tenure of the current Board of Trustees and certain of the Trustees have a substantial economic interest in the Advisor, the Board has recognized that the individual Trustees have a personal interest in these proposals that may differ from those of the Shareholders. Shareholders should recognize that one of the effects of the amendments may be to discourage a future attempt to acquire control of the Trust which is not presented to and approved by the Board of Trustees, but which a substantial number of Shareholders, and perhaps even Shareholders holding a majority of the outstanding voting shares, might believe to be in their best interests or in which Shareholders might receive a substantial premium for their shares over the current market price. As a result, Shareholders who might desire to participate in such transaction may not have an opportunity to do so. The changes to the Declaration of Trust with respect to the Advisory Agreement will make it more difficult for the Trust to terminate the Advisory Agreement which may discourage an attempt to acquire control of the Trust. Shareholders holding a majority of the voting shares would be unable to terminate the Advisory Agreement in the event such Shareholders wanted to replace, without the occurrence of a Termination Event, the Advisor or have the Trust's own personnel manage the investment affairs of the Trust.

  In addition, by increasing the probability that any person or group seeking control of the Trust would be forced to negotiate directly with the Board of Trustees, the proposed takeover defenses could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the Shareholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquiror would make a hostile tender offer for the outstanding shares of stock of the Trust at a premium over the market rate and (ii) increase the difficulty of removing the existing Board of Trustees and management and the Advisor even if, in a particular case, removal would be beneficial to Shareholders generally. See "ADVISORY AGREEMENT PROPOSAL-- Reasons for the Amendments to the Declaration of Trust and Effect thereof and Board of Trustees Recommendation Regarding the Advisory Agreement Proposal" and "TRUST AMENDMENTS PROPOSAL--Anti-Takeover Effects."

SUMMARY RISK FACTORS

  Summarized below are certain risks, conflicts of interest, and other factors that Shareholders should consider before voting on the Proposals:

  . The voting interests of the holders of the Trust's Class A Shares (the "Class A Shareholders") not affiliated with SAHI Partners, L.P. ("SAHI Partners"), SAHI, Inc., Starwood Mezzanine or SOFI IV (collectively, "Starwood") will be decreased from 20.36% to .49%, subject to adjustment, if the Contribution Proposal is approved and consummated. See "CONTRIBUTION PROPOSAL."

  . The percentage ownership interest in the Trust of the Class A Shareholders not affiliated with Starwood will be decreased from 30.54% to .73%, subject to adjustment, if the Contribution Proposal is approved and consummated. See "CONTRIBUTION PROPOSAL."

  . The number of Class A Shares issued to Starwood Mezzanine and SOFI IV and the amount of cash to be paid to Starwood Mezzanine and SOFI IV upon consummation of the Contribution Proposal were determined based on negotiations between the Trust and each of Starwood Mezzanine and SOFI IV and were determined using a price per Class A Share of $2.50 per share. The price per share of the Class A Shares as quoted by the American Stock Exchange at the close of trading on February 6, 1998 was $5.25. See "RISK FACTORS--Conflicts of Interests."

  . The consummation of the Contribution is subject to the satisfaction or waiver by the Trust and/or Starwood Mezzanine and SOFI IV of a number of conditions precedent, including approval of all of the Proposals by the Shareholders, approval by the limited partners of Starwood Mezzanine and SOFI IV and the absence of any event that would have a material adverse effect on the Trust, the Interests or the First Mortgage Portfolio. The closing of the Contribution and the other transactions described in this Proxy Statement is also subject to receipt of written confirmation by the IRS that the Trust is able to elect to qualify as a REIT for its taxable year ending December 31, 1998. There can be no assurance that the conditions precedent will be satisfied or waived and therefore that the Contribution will be consummated. See "CONTRIBUTION PROPOSAL-- Contribution Agreement."

  . There will be an increase in the real estate investment risks as a result of the consummation of the Contribution, including the effect of economic and other conditions on property values, the general illiquidity of real estate investments, the risks of default in respect of mortgage or other debt covenants (and risks attendant thereto, such as delays frequently encountered by lenders in enforcing remedies or in gaining control over the real estate collateral), the abilities of the properties collateralizing debt instruments held by the Trust or properties which are owned by the Trust to generate revenues sufficient to meet operating expenses and to pay scheduled debt service, the risk that prepayment restrictions may be insufficient to deter prepayments, the existence of junior mortgages that may affect the Trust's rights, the effect of competition from properties owned by others, liability associated with uninsurable losses and unknown environmental liabilities.

  . The amendments to the Declaration of Trust may increase potential conflicts of interests by permitting the Trust to originate or acquire mortgage loans made to borrowers affiliated with the Trust and to acquire securities and investments that are collateralized by or made to borrowers affiliated with the Trust.

  . Messrs. Sternlicht, Eilian, Grose and Sugarman, four of the seven current Trustees and Messrs. Dishner and Kleeman, nominees for Trustee, have indirect economic interests in properties that may compete with properties which the Trust may acquire or which may collateralize debt investments of the Trust in the future, thus creating a conflict of interest between the Trust and such Trustees. Messrs. Sternlicht, Eilian, Grose, Sugarman, Dishner and Kleeman are not required to present any investment opportunities to the Trust or invest in any type of assets through the Trust. Messrs. Sternlicht, Eilian and Sugarman have been nominated for re-election to the Board of Trustees.

  . Conflicts of interests between the Trust and the Advisor in relation to business decisions regarding the Trust could result in decisions that do not fully reflect the interests of all of the Shareholders. In addition, certain Trustees and executive officers of the Trust are also directors and executive officers of the Advisor and own a substantial economic and voting interest in the Advisor.

  . There can be no assurance that the transactions contemplated by the Letters of Intent will be consummated and, if not consummated that suitable alternative investment opportunities will be available.

  . The Trust must rely on the experience of the Advisor's employees generally, and in particular the Trustees not affiliated with the Advisor or Starwood must rely on information provided by the Advisor to review transactions of the Trust.

  . Lack of experience of the Advisor in managing a mortgage REIT may have an adverse effect on the Trust.

  . Sales of Class A Shares by Starwood Mezzanine or SOFI IV or their respective partners (or the perception that such sales could occur) could adversely affect the trading prices for the Class A Shares.

  . The Board of Trustees has reviewed the assets being contributed pursuant to the Contribution Proposal and will monitor these assets and the Trust's future investments with the intent of maintaining the Trust's status as a REIT. However, the Trust may be limited in the types of investments it may make in the future since qualification as a REIT depends on the Trust continuing to satisfy several asset and income tests as well as other tests, which in turn will be dependent in part on the Trust's operating results.

  . There will be an increased risk that the Trust will be a "pension-held REIT" and therefore that any qualified pension plan owning 10% or more of the Trust's shares, by value, might have a portion of its dividend income from the Trust taxed as unrelated business taxable income.

CONFLICTS OF INTERESTS

  The Starwood Trustees are Messrs. Sternlicht, Eilian, Grose and Sugarman. Messrs. Dishner and Kleeman have been nominated as Trustees. In addition, each of Messrs. Sugarman and Grose, and Jerome Silvey is an executive officer of the Trust. Each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman has substantial direct or indirect economic interests in and may be officers of each of Starwood Mezzanine, SOFI IV and the Advisor and will receive substantial benefits from the consummation of the Contribution and the Advisory Agreement Proposal that will not be received by the Shareholders. In addition, while the Contribution Proposal and the Advisory Agreement Proposal were approved by the Independent Committee, the Starwood Trustees were involved in structuring and negotiating the terms of the Contribution and the Advisory Agreement. As a result of the economic interests of the Starwood Trustees in Starwood Mezzanine, SOFI IV and the Advisor and the economic and other benefits to be received by the Starwood Trustees and Mr. Silvey, such individuals may have conflicts of interests with respect to their obligations to the Trust in determining whether the Trust should consummate the Contribution and enter into the Advisory Agreement. The Starwood Trustees and Messrs. Silvey, Dishner and Kleeman, may have interests that conflict with those of others participating in the Contribution and the Advisory Agreement and with the interests of the Shareholders. Further, each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman have a substantial direct and/or indirect interest in SAHI, Inc. and SAHI Partners, each a current Shareholder. Starwood, the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman and their affiliates are collectively referred to as the "Starwood Group." The members of the Starwood Group have substantial investments in real estate-related assets. In the event the Trust were to invest in debt or equity interests in properties similar to or in close proximity to properties owned by the Starwood Group, it is possible that the properties owned by the Starwood Group may compete with the properties in which the Trust has such interests in the future. In addition, the Trust, on the one hand, and the Starwood Group, on the other hand, may possibly compete with each other in the future with respect to the acquisition of debt and/or equity interests. Except as set forth in the Advisory Agreement, none of the Starwood Group is required to present any investment opportunities to the Trust or invest in any class of assets through the Trust. The Trust is subject to the Investment Restrictions as a result of restrictions and conflicts involving the Starwood Group.

LACK OF APPRAISAL RIGHTS

  Under California law, Shareholders do not have any statutory dissenter's rights to appraisal of their Class A Shares or Class B Shares in connection with any of the Proposals.

THE PROPOSALS

  At the Annual Meeting, the Shareholders are being asked to consider and vote upon the following proposals:

  Contribution Proposal. A proposal to approve the payment of cash and the issuance of an aggregate of approximately 302.2 million Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine and SOFI IV in exchange for the contribution of cash, the Letters of Intent, the Interests and the First Mortgage Portfolio. The contribution of the Letters of Intent, the Interests and the First Mortgage Portfolio allows the Trust to acquire a significant amount of real estate-related assets in accordance with the Trust's purpose and investment policy. The contribution price of $2.50 per share is accretive by $1.47 per Class A Share or 165.1% to the December 31, 1997 fully diluted net tangible book value per Class A Share of $0.89 per share. See "CONTRIBUTION PROPOSAL."

  Advisory Agreement Proposals. A proposal to amend the Declaration of Trust to conform provisions thereof to the Advisory Agreement with respect to the termination of the Advisory Agreement and to revise the provisions with respect to the independence of certain members of the Board of Trustees from requiring that not more than 49% of the total number of Trustees may be affiliated with the Advisor to requiring that a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees be unaffiliated with the Advisor or Starwood Capital Group, LLC. See "ADVISORY AGREEMENT PROPOSAL."

  Trust Amendment Proposals. Proposals to further amend the Declaration of Trust to, among other things, (a) change the name of the Trust to Starwood Financial Trust; (b) change the purpose and investment policy of the Trust (i) to allow the Trust to originate or acquire certain mortgage loans made to borrowers that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust, (ii) to clarify that the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, that the Trust generally will not obtain management rights over equity interests in the assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful and the Trust's powers with respect to its purpose and investment policy and (iii) to include the Investment Restrictions; (c) require the approval of Shareholders holding two-thirds of the voting shares of the Trust prior to any sale, transfer or other disposition of all or substantially all of the assets of the Trust; (d) eliminate cumulative voting of Shareholders; (e) to establish a classified Board of Trustees with two classes having terms of two years each and increase the required number of members of the Board of Trustees from three to seven; (f) amend the "Excess Share" provision of the Declaration of Trust to reduce the risk that the Trust could fail to qualify as a REIT for federal income tax purposes; (g) to eliminate certain limitations on the indemnification by the Trust of its Trustees, and certain others performing duties for the Trust and to clarify certain provisions with respect to Shareholder liability and indemnification; (h) to permit amendments to the Declaration of Trust to facilitate a change in the Trust's domicile or to change the form of the Trust to a corporation without Shareholder approval if the Board of Trustees determines that such amendments do not materially and adversely effect the rights of the Shareholders; and (i) effect technical amendments and clarifications. See "TRUST AMENDMENTS PROPOSAL."

  Reverse Split Proposals. Proposals to approve the Reverse Split and to grant the Board of Trustees authority with respect to determining the magnitude and timing thereof, subject to certain restrictions. See "REVERSE SPLIT."

  Board Election Proposal. A proposal to elect Barry S. Sternlicht, Jay Sugarman, Jeffrey G. Dishner, Jonathan D. Eilian, Merrick R. Kleeman, Robin Josephs, William M. Matthes and Kneeland C. Youngblood to the Board of Trustees. See "ELECTION OF TRUSTEES."

  Incentive Plan Proposal. A proposal to approve the Incentive Plan and to increase the number of Class A Shares available for issuance upon exercise of options and other awards granted thereunder. See "INCENTIVE PLAN PROPOSAL."

  Auditors Proposal. A proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ended December 31, 1997. See "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

  Each of the Proposals (other than the Contribution Proposal) will not be submitted to the Shareholders unless the Proposal(s) previously submitted to the Shareholders at the Annual Meeting have been approved. The Board of Trustees has been informed by Starwood Mezzanine, SAHI, Inc., SAHI Partners and each of the Starwood Trustees that each intends to vote all of the Class A Shares and Class B Shares it owns (representing a combined 79.64% voting interest as of January 21, 1998) for each of the Proposals.

BOARD OF TRUSTEES' RECOMMENDATION

  The Independent Committee and the Board of Trustees believe that the Proposals, taken as a whole, are in the best interests of both the Trust and the Shareholders. In presenting the Proposals to the Board of Trustees, representatives of Starwood Mezzanine and SOFI IV informed the Trustees that the Contribution Proposal, the Advisory Agreement Proposal and the Trust Amendments Proposals were prepared and negotiated over a long period of time with a number of different parties, including the Independent Committee and the partners of Starwood Mezzanine and SOFI IV, with an objective of carefully, reasonably and fairly balancing and responding to the concerns and interests of all parties, including the Trust and its Shareholders. Consequently, the overall transaction was presented to the Trust and the Board of Trustees as a single proposal and package and not as a series of independent and separate components. While the Board of Trustees determined to provide the Shareholders an opportunity to vote on these proposals separately, Starwood Mezzanine and SOFI IV's obligation to consummate the Contribution is conditioned upon approval by the Shareholders of each of the Proposals. Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the Proposals.

  While the Board of Trustees did explore other alternatives to the Contribution Proposal, the Advisory Agreement Proposal and the Declaration of Trust Proposal, the Board of Trustees concluded that acquiring the Letters of Intent, the Interests and the First Mortgage Portfolio and adopting the Advisory Agreement provides Shareholders with a potential for growth of their investment and overall return. The Board's conclusion was based on: (a) the fact that, on a pro forma basis for the consummation of the Contribution Proposal, the net tangible book value per Class A Share on a fully diluted basis on December 31, 1997 would have been $2.36 per Class A Share, an increase of $1.47 per Class A Share or 165.1% from the actual net tangible book value per Class A Share on a fully diluted basis on such date of $0.89 per Class A Share; (b) the ability of the Trust to implement its purpose and investment policy through the consummation of the Contribution; (c) the increase in the real estate related assets owned by the Trust upon acquisition of the Letters of Intent, the Interests and the First Mortgage Portfolio from approximately $10 million to over $1 billion; and (d) the experience and track record of Starwood in making real-estate related investments. The Board of Trustees placed significant weight on written material and oral presentations received from Houlihan, and the fairness opinion given by Houlihan that the Contribution Proposal is fair from a financial point of view to the Trust and its Shareholders. In making its recommendation, the Independent Committee and the Board of Trustees also considered a number of factors which they deemed to be material, including: (i) a consideration of other strategic and financial alternatives available to the Trust; (ii) Trustee's knowledge of the business, operations, properties, assets, earnings, financial condition, capital needs and future prospects of the Trust; (iii) the presentations of Houlihan regarding the valuation of the Interests and the fairness of the Contribution Proposal; (iv) the terms and conditions of the Contribution Agreement, the Advisory Proposal and the Trust Amendments Proposal, taken as a whole; (v) the recent historical trading prices of the Trust's Class A Shares; (vi) Houlihan's opinion that the Contribution Proposal is fair, from a financial point of view, to the Trust and its Shareholders; (vii) the Trust's compliance with the Shareholders Agreement which contains certain provisions designed to protect Shareholders not affiliated with Starwood; and (viii) the fact that Shareholders who desire to liquidate their investment could do so by selling their Class A Shares on AMEX. In view of the variety of factors considered in its evaluation of the Contribution Proposal, the Board did not find it practical to, and did not, quantify or otherwise assign precise relative weights to the individual items described above.

FAIRNESS OPINION WITH RESPECT TO THE CONTRIBUTION PROPOSAL

  The Independent Committee has engaged Houlihan Lokey Howard & Zukin ("Houlihan"), an independent financial advisor, to analyze the fairness of the Contribution Proposal from a financial point of view. The Independent Committee selected Houlihan because of its experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan is a nationally recognized investment banking firm that is continuously engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

  Houlihan has no material prior relationship with the Trust, Starwood Capital, or its affiliates. Houlihan has been retained by Starwood Hotels & Resorts Trust to provide services unrelated to the Trust. Houlihan will receive professional fees from Starwood Hotels & Resorts Trust in connection with such services in the amount of approximately $600,000. No portion of Houlihan's fees, either in its services to the Trust or to Starwood Hotels & Resorts Trust, are contingent upon the conclusions reached by Houlihan. As compensation to Houlihan for its services in connection with the Contribution Proposal (and related transactions disclosed here), the Trust has agreed to pay Houlihan a fee of $425,000. No portion of Houlihan's fees are contingent upon the successful completion of the Contribution Proposal or any related transaction. However, Starwood Capital and its affiliates have entered into an additional agreement with Houlihan that allows Starwood Capital and its affiliates access to certain information prepared by Houlihan in rendering its fairness opinion. Starwood Capital has agreed to pay Houlihan a fee of $50,000 for access to such information. Moreover, Starwood Mezzanine and SOFI IV will reimburse the Trust for fees and expenses paid to Houlihan if the Contribution Proposal is not consummated on or prior to June 30, 1998 other than as a result of the Independent Committee withdrawing its approval for the

Proposals. The Trust has also agreed to indemnify Houlihan and related persons against certain liabilities, including liabilities under Federal securities laws, arising out of the engagement of Houlihan, and reimburse Houlihan for certain expenses.

  Houlihan did not, and was not requested by the Trust, to make any recommendations as to the form or amount of consideration to be paid to the Trust pursuant to the Contribution Proposal. In arriving at its opinion, Houlihan made its determination as to the fairness, from a financial point of view, of the Contribution Proposal on the basis of the analyses described below. No restrictions or limitations were imposed by the Trust or Starwood Capital or its affiliates upon Houlihan with respect to its investigation made or the procedures followed by Houlihan in rendering its opinion. Houlihan's opinion is not intended to be and does not constitute a recommendation to any Shareholders as to whether to vote in favor of the Contribution Proposal.

  The following is a summary of the material financial analyses used by Houlihan in connection with providing its fairness opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Exhibit A to this Proxy Statement. Shareholders are urged to read the full text of Houlihan's opinion carefully and in its entirety.

  In arriving at its opinion, Houlihan:

    1. reviewed the final draft of this Proxy Statement and exhibits hereto, including the Financial Statements included herein;

    2. met with certain members of the senior management of the Trust, Starwood Mezzanine and SOFI IV to discuss the operations, financial condition, future prospects and projected operations and performance of the Trust, Starwood Mezzanine and SOFI IV, and held discussions with representatives of counsel to the Trust, Starwood Mezzanine and SOFI IV to discuss certain matters;

    3. reviewed unaudited profit and loss information with respect to the Interests and the First Mortgage Portfolio, to the extent available, for the period from the date of the acquisition of such asset to the period ended approximately August 31, 1997, which the management of Starwood Mezzanine and SOFI IV identified as being the most current financial information available, and reviewed certain documents and agreements relating to each asset including, to the extent available, a description of such asset, a description of the collateral underlying such asset, a loan agreement summary, an intercreditor agreement summary, a summary of any first mortgage agreement on the same collateral, underlying collateral appraisals, and financial forecasts for the underlying collateral;

    4. visited certain facilities and business offices of the Trust, Starwood Mezzanine and SOFI IV;

    5. reviewed forecasts and projections prepared by management of Starwood Mezzanine and SOFI IV with respect to the Interests and the First Mortgage Portfolio for the months ended January 31, 1998 through the maturity of the subject asset;

    6. reviewed the historical market prices and trading volume for the Class A Shares and reviewed the historical market prices, to the extent available, for certain of the Interests;

    7. reviewed certain other publicly available financial data for certain companies that were deemed comparable to the Trust, both immediately prior to and immediately after giving effect to the Contribution and related transactions (the "Contribution Transaction");

    8. reviewed certain other publicly available financial data for certain assets, including collateralized mortgage backed securities, that were deemed comparable to the Interests and the First Mortgage Portfolio; and

    9. conducted such other studies, analyses and inquiries as were deemed appropriate.

  Houlihan used several methodologies to assess the fairness of the Contribution Transaction from a financial point of view. These methodologies provided (i) an estimate as to the value of the assets to be contributed, and
(ii) an estimate as to the value of the Class A Shares prior to the consummation of the Contribution Transaction; and thus provided a basis of comparison to the consideration given and received by the Trust in connection with the Contribution Transaction.

  With respect to the Interests, the First Mortgage Portfolio and the Letters of Intent (collectively, the "Contributed Assets"):

  One methodology, a "Comparable Market Multiple"analysis, considered the capitalization multiples for certain income and cash flows of a peer group of companies comparable to the Contributed Assets and then applied a selected capitalization multiple based on a comparative financial analysis of such assets and the peer group of companies. This analysis resulted in an indication of value for the Trust following the consummation of the Contribution. This resulting aggregate value for the Trust was adjusted to reflect the pro-forma capital structure of the Trust. A price per share was derived by dividing the pro forma value of the Trust attributable to the Class A Shares by the pro forma Class A Shares outstanding after the consummation of the Contribution Transaction.

  An alternative analysis was a "Yield" analysis, whereby the Trust's pro-forma value was estimated by calculating yields for similar, alternative investments and then applying a selected yield to the Trust's pro forma distributable cash. A price per share was derived by dividing the pro forma value of the Trust attributable to the Class A Shares by the pro forma Class A Shares outstanding after consummation of the Contribution Transaction.

  Finally, a "Comparable Transaction" analysis, which considered the terms and conditions of transactions which Houlihan deemed similar to the Contribution Transaction, was considered.

  Based upon these analyses, Houlihan estimated the value of the Class A Shares, on a pro forma basis, after giving effect to the Contribution Transaction.

  With respect to the Trust:

  Due to the nature of the Trust's assets, which consist primarily of cash, an "Adjusted Net Book Value" analysis, which considered the orderly liquidation value of the Trust's assets and the likely net proceeds to Shareholders, was considered. A price per share was derived by dividing the value of the Trust attributable to the Class A Shares by the existing outstanding Class A Shares.

  Additionally, the Trust's "Market Trading Price" was considered, including the Trust's limited float, volume, lack of analyst coverage, price reaction upon certain events and other factors.

  Based upon these analyses Houlihan estimated the value of the Class A Shares prior to the consummation of the Contribution Transaction.

  In the aforementioned analyses, the estimate of the Class A Share value prior to the consummation of the Contribution Transaction was lower than the value of the Class A Shares after giving effect to the Contribution Transaction, leading Houlihan to conclude that the Contribution Transaction is fair to the existing Class A Shareholders of the Trust from a financial point of view.

  The aforementioned analyses required studies of the overall market, economic and industry conditions in which the Trust, Starwood Mezzanine and SOFI IV operate, and their respective operating results. Research into, and consideration of, these conditions were incorporated into the analyses.

  Houlihan's opinion is based on the business, economic, market and other conditions as they existed as of February 11, 1998. In rendering its opinion, Houlihan has relied upon and assumed, without independent verification, that the financial results provided to Houlihan have been reasonably prepared and reflect the best current available estimates of the financial results and condition of the Trust, Starwood Mezzanine and SOFI IV. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the Trust, Starwood Mezzanine or SOFI IV and does not assume responsibility for the accuracy or completeness of such information. Except as set forth above Houlihan did not make any physical inspection or independent appraisal of the specific properties or assets of the Trust, Starwood Mezzanine or SOFI IV.

  The summary set forth above describes the material points of more detailed analyses performed by Houlihan in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan believes that is analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan opinion. In its analysis, Houlihan made numerous assumptions with respect to the Trust, Starwood Mezzanine and SOFI IV, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Trust, Starwood Mezzanine and SOFI IV. The estimates contained in such analyses are not necessarily indicative of actual values of predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the true value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

ANNUAL MEETING AND VOTING

  Shareholders of record as of the close of business on January 21, 1998 are entitled to receive notice of and to vote at the Annual Meeting. As of January 21, 1998, there were 7,550,000 Class A Shares and 3,775,000 Class B Shares issued and outstanding. The presence of a majority of such shares, either in person or by proxy, shall constitute a quorum at the Annual Meeting.

  As of January 21, 1998, Starwood Mezzanine, SAHI Partners and SAHI, Inc. had the right to vote an aggregate of 5,244,100 Class A Shares and 3,775,000 Class B Shares, representing 79.64% of the total voting interest held by Class A Shares and Class B Shares outstanding on such date. Each of Starwood Mezzanine, SAHI Partners and SAHI, Inc., has indicated that it intends to vote all of Class A Shares and Class B Shares held by it for approval of each of the Proposals. The current officers and Trustees of the Trust who owned an aggregate of 6,273 Class A Shares on January 21, 1998 have indicated that they intend to vote all of their Class A Shares for approval of each of the Proposals.

  Accompanying this Proxy Statement is a proxy card that may be used to indicate a Shareholder's vote on the Proposals. If no vote is indicated on a proxy card, the Class A Shares or Class B Shares will be voted FOR all the Proposals. Any Shareholder who casts a vote by proxy may revoke it at any time by giving written notice to the Secretary of the Trust expressly revoking the proxy, by signing and forwarding to the Trust a later dated proxy, or by attending the Annual Meeting and personally voting the shares owned of record by such Shareholder.

  Cumulative voting for the election of Trustees is available to the Shareholders by the procedures set forth under "ANNUAL MEETING AND VOTING." In voting upon any matter at the Annual Meeting, each Shareholder is entitled to one vote for each Class A Share or Class B Share registered in the Shareholder's name on the record date. Class A Shares and Class B Shares shall be voted together as a single class, with a majority vote required for approval and ratification of each matter.

                            SELECTED FINANCIAL DATA

  The following tables set forth the selected financial information for the Trust on a historical and pro forma basis as well as the operations of Starwood Mezzanine and SOFI IV related to the Interests and the First Mortgage Portfolio on a historical basis as of the indicated dates or for the indicated periods. As more fully described in "FINANCIAL STATEMENTS--Pro Forma Consolidating Financial Statements," the pro forma information includes the effects of the following transactions (the "Transactions") currently contemplated by the Proposals; (i) the contribution by Starwood Mezzanine of the Starwood Mezzanine Interests to the Trust, (ii) contribution by SOFI IV of the SOFI IV Interests and the First Mortgage Portfolio to the Trust, (iii) exchange of each outstanding Unit held by holders other than the Trust for one Class A Share, and (iv) liquidation and termination of the Partnership. The pro forma operating data for the nine months ended September 30, 1997 and the year ended December 31, 1996 is presented as if the Transactions had been completed on January 1, 1996 and the pro forma balance sheet data is presented as if the Transactions had been completed on September 30, 1997.

  The following selected financial information should be read in conjunction with the discussions set forth in "MANAGEMENTS'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the financial statements included elsewhere in this Proxy Statement. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Trust would have been as of and for the periods indicated, nor does it purport to represent the future financial position or results of operations for future periods.

THE TRUST

                           FOR THE NINE MONTHS
                           ENDED SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                          ------------------------  ----------------------------------------------------
                            PRO                       PRO
                           FORMA     HISTORICAL      FORMA                HISTORICAL
                          -------  ---------------  ------- --------------------------------------------
                           1997     1997     1996    1996    1996    1995    1994      1993       1992
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
                                  (IN THOUSANDS EXCEPT FOR PER SHARE SUPPLEMENTAL DATA)
OPERATING DATA(1)
Interest income.........  $43,721  $   704  $   64  $33,771 $  478  $  145  $   296  $  2,185    $ 5,237
Prepayment income.......   13,990      --      --       750    --      --       --        --         --
Gain from sale of
 mortgages..............      --       --      --       --     --      --       --      2,545(2)     --
Rental income...........   11,306      --      --    15,000    --      --       --        --         --
Other income............    2,915        2     --       464     10       3      --        --         --
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
 Total revenue..........   71,932      706      64   49,985    488     148      296     4,730      5,237
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
Interest expense........  $11,267  $   --   $  --   $ 9,189 $  272  $  --   $   270  $    --     $   --
Depreciation and
 amortization...........    4,851      --      --     6,467    --      --       --        --         --
General and
 administrative
 expense................    1,228      261     560    1,676    639     283      356       982        783
Management/advisory
 fee....................    5,792      --      --     3,806    --      --       --        --         --
Other expenses..........    1,548      --      --       320    --      --       --        --       5,000(4)
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
 Total expenses.........   24,686      261     560   21,458    911     283      626       982      5,783
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
Net income (loss) before
 minority interest
 in Partnership.........   47,246      445    (496)  28,527   (423)   (135)    (330)    3,748       (546)
Minority interest in
 Partnership(3).........      (19)    (420)     (6)     --    (154)    --       --        --         --
                          -------  -------  ------  ------- ------  ------  -------  --------    -------
Net income (loss).......  $47,227  $    25  $ (502) $28,527 $ (577) $ (135) $  (330) $  3,748    $  (546)
                          =======  =======  ======  ======= ======  ======  =======  ========    =======
Earnings per Class A
 Share(5)...............  $  0.15  $  0.01  $(0.19) $  0.09 $(0.22) $(0.05) $ (0.13) $   1.45    $ (0.21)
                          =======  =======  ======  ======= ======  ======  =======  ========    =======
SUPPLEMENTAL DATA:
Funds from
 operations(6)..........               445    (496)           (423)   (135)    (330)    1,203      4,454
Cash flows from:
 Operating activities...               504    (366)           (277)   (184)    (397)    2,531      4,857
 Investing activities...            (6,474)  1,196           1,252     175   (1,371)   39,400        --
 Financial activities...             4,924     --              --      --       101   (39,503)    (4,807)
 Dividends..............               --      --              --      --       --     38,639      5,162
 Dividends per share....           $   --   $  --           $  --   $  --   $   --   $  15.00(7) $  2.00

                           PRO FORMA    HISTORICAL               HISTORICAL
                             AS OF         AS OF             AS OF DECEMBER 31,
                         SEPTEMBER 30, SEPTEMBER 30, -----------------------------------
                             1997          1997       1996   1995   1994   1993   1992
                         ------------- ------------- ------ ------ ------ ------ -------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Real estate
 investments............  $1,067,864      $10,190    $3,707 $1,196 $1,371 $   -- $39,185
Total assets............   1,095,064       11,111     5,674  2,194  2,372  2,680  39,909
Debt obligations........     341,512          --        --     --     --     --      --
Minority interest in
 consolidation
 entities...............          19        4,340     3,917    --     --     --      --
Shareholders's equity...     749,252        6,533     1,578  2,155  2,290  2,519  37,410

--------
(1) As a result of the sale of a substantial portion of the Trust's assets and related distribution of the proceeds in 1993, the Trust's on-going investment operations were substantially reduced.
(2) During 1993, the Trust sold its entire remaining portfolio then consisting of four mortgage loans resulting in proceeds in excess of carrying values and obligations of approximately $2.5 million.
(3) Represents the minority interest in the Partnership currently held by Starwood Mezzanine which will be converted into Class A Shares on the Contribution Date. The Partnership will be liquidated and terminated on the Contribution Date.
(4) Includes a write-down for in-substance foreclosed property of approximately $5.0 million.
(5) Net income per Class A Share is calculated based on the weighted average shares outstanding during each of the periods after deduction for the Class B Shares 1% interest.
(6) Management and industry analysts generally consider funds from operations to be one measure of the financial performance of a REIT which provides a relevant basis for comparisons among REITs and it is presented to assist investors in analyzing the performance of the Trust. Funds from operations is defined as income before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property, provisions for losses and real estate related depreciation and amortization (excluding amortization of financing costs). Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered an alternative to net income as an indication of the Trust's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity.
(7) Includes a $14.50 per Class A Share distribution paid in December 1993 from the proceeds of the sale of as a result of the sale of substantially all of the Trust's remaining real estate loan investments.

STARWOOD MEZZANINE

                           FOR THE NINE MONTHS   YEAR ENDED     FOR THE PERIOD
                           ENDED SEPTEMBER 30,  DECEMBER 31,   FROM INCEPTION TO
                           ------------------- ---------------   DECEMBER 31,
                             1997      1996     1996    1995         1994
                           --------- --------- ------- ------- -----------------
                                              (IN THOUSANDS)
OPERATING DATA:
Interest income........... $  18,202 $  25,368 $33,100 $15,169       $ 112
Prepayment income.........    13,990       350     750     --          --
Other income..............       655       225     394     232         --
                           --------- --------- ------- -------       -----
  Total revenue...........    32,847    25,943  34,244  15,401         112
                           --------- --------- ------- -------       -----
Management fees...........     1,337     1,651   2,157   2,201         367
Other expenses............       172       165     220     223          51
                           --------- --------- ------- -------       -----
  Total expenses..........     1,509     1,816   2,377   2,424         418
                           --------- --------- ------- -------       -----
Net income (loss)......... $  31,338 $  24,127 $31,867 $12,977       $(306)
                           ========= ========= ======= =======       =====

                                         HISTORICAL          HISTORICAL
                                            AS OF        AS OF DECEMBER 31,
                                        SEPTEMBER 30, -------------------------
                                            1997        1996     1995    1994
                                        ------------- -------- -------- -------
                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Real estate investments................   $144,003    $180,485 $208,464 $25,000
Total assets...........................    151,089     187,619  216,591  26,932
Divisional equity......................   $151,003    $187,574 $216,494 $   --

SOFI IV

                                                   FOR THE
                                                 NINE MONTHS   FOR THE PERIOD
                                                    ENDED     FROM INCEPTION TO
                                                SEPTEMBER 30,   DECEMBER 31,
                                                    1997            1996
                                                ------------- -----------------
                                                        (IN THOUSANDS)
OPERATING DATA:
Interest income................................    $27,890         $   311
Rental income..................................      6,306             --
Other income...................................      2,258              60
                                                   -------         -------
  Total revenue................................     36,454             371
                                                   -------         -------
Depreciation...................................      2,378             --
Management.....................................      7,530           1,546
Other expenses.................................      1,593             137
                                                   -------         -------
  Total expenses...............................     11,501           1,683
                                                   -------         -------
Net income (loss) before minority interest.....     24,953          (1,312)
Minority interest..............................        (19)            --
                                                   -------         -------
Net income (loss)..............................     24,934          (1,312)
                                                   =======         =======

                                                       HISTORICAL    HISTORICAL
                                                          AS OF        AS OF
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1997          1996
                                                      ------------- ------------
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Real estate investments..............................   $811,130      $ 8,420
Total assets.........................................    826,406       10,915
Minority interest in consolidation entities..........         19          --
Divisional equity....................................   $822,430      $ 8,773

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  Subject to the receipt by the Trust of a written agreement from the IRS that provides that the Trust is eligible to make an election under Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed as a REIT for its taxable year ending December 31, 1998, the Board of Trustees believes that the Trust is organized and will continue to elect to qualify as a REIT under the Code for its 1998 taxable year and, as such, anticipates distributing annually at least 95% of its taxable income, subject to certain adjustments. See "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy--Closing Agreement." Cash for such distributions is expected to be generated from the Trust's operations, although the Trust may borrow funds to make distributions. The Trust's operations for any period may be affected by a number of factors including the investment assets held, the operations of the collateral underlying secured loans or the business of the borrowers with respect to unsecured loans or the interest rate environment.

LIQUIDITY AND CAPITAL RESOURCES

  The Trust requires capital to fund its real estate-related investments and operating expenses. The Trust's capital sources upon consummation of the proposed transactions with Starwood Mezzanine and SOFI IV will include cash flow from operations, borrowings under lines of credit to be arranged, additional bank borrowings, mortgage loans on the Trust's real estate and future equity offerings.

  Upon completion of the Transactions, the Trust believes that the Trust's significant capital resources and access to financing will provide the Trust with increased financial flexibility and market responsiveness at levels sufficient to meet current and anticipated capital requirements including expected origination or acquisition of additional investments.

  The Trust is currently negotiating a bank credit agreement under which the Trust expects to be able to borrow up to approximately $1.1 billion to fund acquisitions, including the First Mortgage Portfolio and provide working capital and for other general corporate purposes. The Trust expects that the credit agreement will provide for a revolving line of credit of up to $800 million and a term loan of $300 million over a term of three years, that borrowings will bear interest at an annual rate of LIBOR plus 150 basis points and that the agreement would be secured by a security interest on substantially all of the Trust's assets. Closing of the Transactions is subject to the closing of the credit agreement.

PRO FORMA RESULTS OF OPERATIONS OF THE TRUST AND HISTORICAL RESULTS OF OPERATIONS OF STARWOOD MEZZANINE AND SOFI IV

  Pro forma results of operations for the nine-month period ended September 30, 1997 and the year ended December 31, 1996 assuming the Transactions were completed on January 1, 1996 are included in "Financial Statements--Pro Forma Consolidating Financial Statements." However, these pro forma operating results are not necessarily indicative of what the actual operations of the Trust would have been assuming that the Transactions had been completed as of January 1, 1996, nor are they indicative of the results of operations for future periods.

  The historical operations of Starwood Mezzanine and SOFI IV are included in "FINANCIAL STATEMENTS--Historical Financial Statements." The historical operations of Starwood Mezzanine and SOFI IV are largely dependent on the volume of investments outstanding in comparative periods. The majority of Starwood Mezzanine's investments were originated or acquired during 1995 and the majority of SOFI IV's investments were originated or acquired during late 1996 or during 1997. Accordingly, historical comparisons of operating periods are not relatively informative to the future operations of the Trust.

  It is anticipated that as the contributed investments are held for longer periods by the Trust subsequent to the Transactions or the proceeds from repayments reinvested, that the operating revenues will substantially increase which will be partially offset by increased interest expenses and administrative/advisory expenses. However, there can be no assurances that improved operating results will actually be achieved or sustained.

NEW ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Boards ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128") effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standard for computing earnings per share and makes them comparable with international earnings per share standards. The statement replaces primary earnings per share with basic earnings per share ("Basic EPS") and fully diluted earnings per share with diluted earnings per share ("Diluted EPS"). Basic EPS is computed based on the income applicable to Class A Shares (which is net loss reduced by the dividends on preferred shares) divided by the weighted-average number of Class A Shares outstanding during the period. Diluted EPS is based on the net earnings applicable to Class A Shares plus dividends on convertible preferred shares, divided by the weighted average number of Class A Shares and dilutive potential Class A Shares that were outstanding during the period. Dilutive potential Class A Shares include the convertible preferred shares and dilutive share options. The Trust adopted this accounting standard effective December 31, 1997, as required.

  In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all components of comprehensive income shall be reported in the financial statements in the period in which they are recognized. Furthermore, a total amount for comprehensive income shall be displayed in the financial statement where the components of other comprehensive income are reported. The Trust was not previously required to present comprehensive income or the components therewith under generally accepted accounting principles. The Trust intends to adopt the requirements of this pronouncement in its financial statements for the year ending December 31, 1998.

  In June 1997, the FASB issued Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131") effective for financial statements issued for periods beginning after December 15, 1997. SFAS No. 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The Trust intends to adopt the requirements of this pronouncement in its financial statements for the year ending December 31, 1998. The adoption of SFAS No. 131 is not expected to have a material impact on the Trust's financial statement disclosures.

                                   DILUTION

  Assuming conversion of the Units currently held by Starwood Mezzanine, the net tangible book value (tangible assets, less total liabilities of the Trust) at December 31, 1997 was $10.8 million or $0.89 per Class A Share after deducting 1% for the interests of the Class B Shares. After giving effect for issuance of additional Class A Shares to Starwood Mezzanine and SOFI IV on the Contribution Date, the pro forma net tangible book value of the Trust would have been approximately $741.8 million or $2.36 per Class A Share after deducting 1% for the interests of the Class B Shares. As described in the following table, this represents an immediate increase of pro forma tangible book value to exiting Shareholders and an immediate dilution to Starwood Mezzanine and SOFI IV with respect to the Class A Shares to be issued on the Contribution Date as a result of the transaction.

   Contribution price per Class A Share............................       $2.50
     Net tangible book value per Class A Share assuming Unit
      conversion................................................... $0.89
                                                                    -----
     Increase per Class A Share attributable to existing
      Shareholders on Contribution Date............................ $1.47
                                                                    -----
   Pro forma net tangible book value per Class A Share.............       $2.36
                                                                          -----
   Total dilution per Class A Share to Starwood Mezzanine and SOFI
    IV with respect to Class A Shares issued on the Contribution
    Date...........................................................       $0.14
                                                                          =====

  The following table compares, on a pro forma basis as of December 31, 1997, the number of Class A Shares, total consideration paid, and average price per share for (i) Class A Shares outstanding on January 21, 1998, (ii) Class A Shares to be issued in connection with the conversion of Units currently held by Starwood Mezzanine and (iii) additional Class A Shares to be issued to Starwood Mezzanine and SOFI IV on the Contribution Date.

                                                                     AVERAGE
                                               TOTAL CONSIDERATION    PRICE
                                               --------------------    PER
                             SHARES    PERCENT    AMOUNT    PERCENT   SHARE
                           ----------- ------- ------------ ------- ---------
Existing Class A
 Shareholders.............   2,550,000    0.8% $  1,533,000    0.2% $0.60
Starwood Mezzanine--
 Warrant Holders..........   5,000,000    1.6%    5,000,000    0.6% $1.00
Starwood Mezzanine--Unit
 Holders..................   4,568,944    1.5%    4,340,000    0.6% $0.95
                           -----------  -----  ------------  -----
                            12,118,944    3.9%   10,873,000    1.4%
Starwood Mezzanine--on
 Contribution Date........  55,148,000   17.5%  137,870,000   18.0% $2.50
SOFI IV--on Contribution
 Date..................... 247,074,800   78.6%  617,687,000   80.6% $2.50
                           -----------  -----  ------------  -----
                           302,222,800   96.1%  755,557,000   98.6%
                           -----------  -----  ------------  -----
                           314,341,744  100.0% $766,430,000  100.0%
                           ===========  =====  ============  =====

  The computations in the tables set forth above exclude 14,963,057 Class A Shares at an exercise price of $2.50 issuable upon exercise of options to be issued to the Advisor under the Incentive Plan. The exercise of these options would not significantly affect the increase in net tangible book value per Class A Share to the existing Shareholders or the dilution per Class A Share to Starwood Mezzanine and SOFI IV.

                                 RISK FACTORS

  The statements contained in this Proxy Statement that are not historical facts, including statements containing the words "believes," "anticipates," "expects" and words of similar import, are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. A number of important factors could cause the Trust's actual results for 1997 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Trust. These factors include, without limitation, the factors listed below. The Proposals present a number of risk factors and voting considerations that Shareholders should carefully consider prior to voting, including the following:

DILUTION OF SHAREHOLDERS

  While the consummation of the Contribution will increase the net tangible book value per Class A Share of the Shareholders by $1.47 per Class A Share or 165.1% from the actual net tangible book value per Class A Share on December 31, 1997, upon approval of the Contribution Proposal and consummation of the transactions contemplated thereby, Starwood will increase their combined voting interests in the Trust from 79.64% to 99.51%, subject to adjustment. Upon approval of the Contribution Proposal and consummation of the transactions contemplated thereby, the Shareholders not affiliated with Starwood will have their voting interests in the Trust reduced from 20.36% to
 .49%, subject to adjustment. The dilution of the voting interest of the Shareholders will substantially reduce their ability to influence decisions regarding the operations and policies of the Trust. In addition, upon the approval of the Contribution Proposal and consummation of the transactions contemplated thereby, the Shareholders not affiliated with Starwood will have their percentage ownership interest in the Trust reduced from 30.54% to .73%, subject to adjustment. See "CONTRIBUTION PROPOSAL."

CONFLICTS OF INTERESTS

  Interests in Contribution Proposal and Advisory Agreement Proposal. Each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman has substantial indirect economic interests in and may be officers of each of Starwood Mezzanine, SOFI IV and the Advisor and will receive substantial benefits from the consummation of the Contribution and the Advisory Agreement that will not be received by the Shareholders. In addition, while the Contribution Proposal and the Advisory Agreement Proposal were approved by the Independent Committee, the Starwood Trustees were involved in structuring and negotiating the terms of the Contribution and the Advisory Agreement. As a result of the economic interests of the Starwood Trustees in Starwood Mezzanine, SOFI IV and the Advisory Agreement and the benefits to be received by the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman, such individuals may have conflicts of interest with respect to their obligations to the Trust in determining whether the Trust should consummate the Contribution and enter into the Advisory Agreement. The Starwood Trustees and Messrs. Silvey, Dishner and Kleeman may have interests that conflict with those of others participating in the Contribution and the Advisory Agreement and with the interests of the Shareholders. Further, each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman have a substantial direct and/or indirect interest in SAHI, Inc. and SAHI Partners, current Shareholders.

  Investment Conflicts. The Starwood Trustees and Messrs. Silvey, Dishner and Kleeman each have substantial indirect economic interests in and are officers of certain entities that comprise the Starwood Group. The members of the Starwood Group have substantial investments in real estate-related assets. In the event the Trust were to invest in debt or equity interests in properties similar to or in close proximity to properties owned by the Starwood Group, it is possible that the properties owned by the Starwood Group may compete with the properties in which the Trust has such interests in the future. In addition, the Trust, on the one hand, and the Starwood Group, on the other hand, may possibly compete with each other in the future with respect to the acquisition of debt and/or equity interests. Except as set forth in the Advisory Agreement, none of the Starwood Group will be required to present any investment opportunities to the Trust or invest in any class of assets through the Trust. See "BACKGROUND OF THE TRUST--History" and "--Investment Policy and Loan Portfolio."

  Investment Restrictions. The Trust is restricted from making certain types of investments as a result of restrictions and conflicts involving Starwood and their affiliates. These restrictions may limit the flexibility of the Trust in implementing its investment policy. Specifically, without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital and Starwood Hotels & Resorts Trust, the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts Trust, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions. The Trust is currently subject to certain additional investment restrictions which will be terminated on the Contribution Date. See "BACKGROUND OF THE TRUST-- Investment Policy and Loan Portfolio."

  New Conflicts Resulting from the Advisory Agreement and the Amendments to the Declaration of Trust. The adoption of the Advisory Agreement and the amendments to the Declaration of Trust will result in the creation of certain additional conflicts of interest between the Trust, the Advisor, Starwood Mezzanine and SOFI IV. In addition, decreasing the number and percentage of members of the Board of Trustees that must be unaffiliated with the Advisor could result in decisions that do not fully reflect the interest of all of the Shareholders as a result of the conflicts of interest between the Trust and the Advisor. See "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL."

CONDITIONS PRECEDENT TO CONTRIBUTION AGREEMENT AND CONTRIBUTION PROPOSAL

  The consummation of the Contribution Proposal is subject to certain conditions precedent described in "CONTRIBUTION PROPOSAL--Contribution Agreement," including the consent of the limited partners of Starwood Mezzanine and SOFI IV and approval by the Shareholders. In addition, the closing of the Contribution and the other transactions described in this Proxy Statement is also subject to receipt of written confirmation by the IRS that the Trust is able to elect to qualify as a REIT for its taxable year ending December 31, 1998. Further, certain of the Interests require approval of the borrowers, senior lenders or others prior to their contribution to the Trust. There can be no assurance that the required consents will be obtained or that the other conditions precedent will be waived or satisfied and that the Contribution Proposal will be consummated. See "CONTRIBUTION PROPOSAL-- Contribution Agreement."

REAL ESTATE INVESTMENT RISKS

  The acquisition of the Interests involve various risks generally incident to the ownership of debt and/or equity interests in real property. These risks include:

  Inability of Borrowers to Generate Sufficient Income. Investments in real estate or debt interests secured by real estate typically involve a high level of risk. One of the risks of investing in debt or equity interests secured by real estate is the possibility that the properties securing the interests will not generate income sufficient to meet operating expenses and/or debt service or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. Income from properties and yields from investments in properties may be affected by many factors, including the type of property involved, the form of investment, conditions in financial markets, over-building, a reduction in rental income as the result of the inability to maintain occupancy levels, adverse changes in applicable tax laws, changes in general economic conditions, adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in the area) and acts of God, such as earthquakes or floods. Some or all of the foregoing conditions may materially and adversely affect the Trust, the Interests, the First Mortgage Portfolio and other debt and/or equity interests in real estate acquired or originated by the Trust.

  Illiquidity. Real estate investments, including the Interests and the First Mortgage Portfolio, are relatively illiquid. Such illiquidity will tend to limit the ability of the Trust to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs may limit the Trust's ability to sell investments held for fewer than four years, which may affect the Trust's ability to sell investments at a time that would be in the best interests of the Shareholders. See "TRUST AMENDMENTS PROPOSAL-- Federal Income Tax Aspects of the Contribution Proposal and Change of the Trust's Purpose and Investment Policy."

  Operating Risks. The properties which collateralize the Interests and the First Mortgage Portfolio are subject to all operating risks common to real estate developments in general, any or all of which may adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents or other revenues. If operating expenses increase, the local markets for properties may limit the extent to which rents or other revenues may be increased to meet increased expenses or debt service payments without decreasing occupancy rates and can decrease or eliminate participation payments to the Trust. If any of the above occur, the Trust's ability to make expected distributions to Shareholders could be adversely affected and the Trust, the Interests, the First Mortgage Portfolio and other debt and/or equity interests in real estate acquired by the Trust could be materially and adversely affected.

  Competitive Properties. The number of competitive properties in a particular area could have a material effect on both the ability to lease space at the properties which collateralize the Interests and the First Mortgage Portfolio and the rents charged or other revenues to be received.

  Insurance May Be Insufficient to Cover Losses. The Trust seeks to maintain or to require to be maintained comprehensive liability, fire and extended coverage insurance of the type and in the amount customarily obtained for similar properties. There are, however, certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) that either may be uninsurable or not economically insurable. Should an uninsurable loss occur, the Trust could lose both its invested capital and anticipated future revenues related to its equity or debt investment in the affected property. Any such loss could materially and adversely affect the Interests, the First Mortgage Portfolio and the Trust.

  Environmental Risks. Under various federal, state and local environmental laws, ordinances and regulations, an owner or operator of real estate may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property (including, in certain circumstances, a secured lender that succeeds to ownership or control of a property). Such laws typically impose cleanup responsibility and liability without regard to whether the owner or control party knew of or was responsible for the presence of the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such property, may adversely affect the owner's or control party's ability to sell or rent or otherwise to receive revenues from such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Finally, the owner or control party of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

  Hotel Industry Risks. The Interests and the First Mortgage Portfolio to be acquired by the Trust include loans secured by existing hotel properties. Lending to the hotel industry involves industry specific risks that are not associated with lending activities in other industries. These risks include: the level of demand for rooms and related services; cyclical over-building in the hotel industry; changes in travel patterns; franchise agreement risks and the seasonability of the hotel business. The majority of the hotel properties securing the Interests and the First Mortgage Portfolio are operated pursuant to existing franchise or license agreements with national hotel organizations. Franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel property in order to maintain uniformity in the system created by the franchisor. Compliance with such standards could require a franchisee to incur significant expenses or capital expenditures.

  Greater Risks of Loss from Multifamily Residential and Commercial Lending Activities. The Interests and the First Mortgage Portfolio to be acquired by the Trust include loans secured by existing commercial real estate or multifamily residential real estate. Multifamily residential and commercial lending is generally viewed as exposing the lender to a greater risk of loss than residential mortgage lending in part, because it typically involves larger loans to single borrowers or groups of related borrowers than residential mortgage loans.

  The profitable operation of multi-family properties and multi-tenant retail office and industrial properties is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion, all of which may impact the borrower's ability to make payments, which may adversely affect the timing and amount of payments received by the Trust. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a commercial mortgage.

  Commercial mortgages generally are non-recourse to the borrower. In the event of foreclosure on a commercial mortgage, the value of the property and other collateral securing the commercial mortgage may be less than the principal amount outstanding on the commercial mortgage and the accrued but unpaid interest. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties, who may seek the protection of the bankruptcy laws which can result in termination of lease contracts all of which may adversely affect the timing and amount of payment received by the Trust with respect to such commercial mortgages.

  Prepayment Restrictions on Mortgages May Be Insufficient to Deter Prepayments. Many of the mortgages included in the Interests and the First Mortgage Portfolio contain provisions restricting prepayments of such mortgages. Such restrictions may prohibit prepayments in whole or in part during a specified period of time and/or require the payment of a prepayment charge in connection with the prepayment thereof. Such prepayment restrictions can, but do not necessarily, provide a deterrent to prepayments. Prepayment charges may be in an amount which is less than the figure which would fully compensate for the difference in yield upon reinvestment of the prepayment proceeds against its expected yield to maturity of the mortgage. No assurance can be given that, at the time any prepayment charges are required to be made in connection with a defaulted mortgage, foreclosure proceeds will be sufficient to make such payments. The enforceability, under the laws of a number of states, of provisions similar to the provisions in the mortgages providing for the payment of prepayment charges upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any prepayment charge is required to be made in connection with an involuntary prepayment, the obligation to pay such prepayment charges will be enforceable under applicable law or, if enforceable, that foreclosure proceeds will be sufficient to make such payment.

  Junior Mortgages May Affect Trust's Rights. In certain circumstances, loans included in the Interests are secured by junior mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. In addition, in certain circumstances the Interests may be secured by a pledge of the equity interest in the borrower, or by a partial interest in the underlying property. Loans that are subordinate to first liens on real estate are subject to greater risks of loss than first lien mortgage loans and loans that are secured by a pledge of equity interest in the borrower or a partial interest in the underlying property are subject to even greater risks. An overall decline in the real estate market could adversely affect the value of the property securing the loans or the equity value of the borrower such that the aggregate outstanding balance of the loan made by the Trust and the balance of the more senior loan on the property exceed the value of the property. The rights of the Trust, as beneficiary under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds. In the case where the Trust's collateral is a pledge of equity interest it has no rights to proceeds received in a sale of the property except to the extent received by the equity owners.

  Risk from Ownership of Subordinated Interests in Pools of Commercial Mortgage Loans. The Trust intends to acquire Subordinated Interests, including first loss unrated, credit support Subordinated Interests. A first loss security is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying collateral. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior, rated classes, the market values of Subordinated Interest classes tend to be more sensitive to changes in economic conditions than more senior, rated classes. The ratings assigned to securities by a nationally-recognized rating agency reflect such agency's assessment of the ability of the issuer to make timely payments of principal and interest and the nature and quality of the collateral underlying the obligations.

  The yield to maturity on Subordinated Interests of the type the Trust intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Trust intends to acquire generally have no credit support, to the extent there are realized losses on the mortgage loans comprising the mortgage collateral for such classes, the Trust may not recover the full amount or possibly any of its initial investment in such Subordinated Interests. The Trust may acquire non-performing (i.e., defaulted) Subordinated Interests. Such investments involve risks that the value of the mortgage collateral will decline below the amount necessary to provide full recovery to senior classes, in which event the Trust's entire investment would be lost.

  When the Trust acquires a Subordinated Interest, it may not acquire the right to service the underlying mortgage loans, even those that become defaulted, with respect to such loans. The servicer of the mortgage loans is responsible to holders of the senior classes of CMBS, whose interests may not be the same as those of the holder of the Subordinated Interest. Accordingly, the underlying mortgage loans may not be serviced in the same manner as they would be serviced by the Trust or in a manner that is most advantageous to the Trust as the holder of the Subordinated Interest.

  The subordination of Subordinated Interests to more senior classes may adversely affect the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes because interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest, which will affect adversely the yield on the Subordinated Interests.

  The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of CMBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors.

  Default Risks Associated with Opportunistic Mortgage Loans. The Trust may purchase nonperforming and subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to subperforming Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion.

GROWTH DEPENDENT ON LEVERAGE; RISKS FROM USE OF LEVERAGE

  The success of the Trust's business plan is dependent upon the Trust's ability to grow its portfolio of invested assets through the use of leverage. The Trust currently intends to leverage its portfolio primarily through secured and unsecured borrowings. The Trust's ability to obtain the leverage necessary for execution of its business plan will ultimately depend upon its ability to maintain interest coverage ratios meeting market underwriting standards which will vary according to lenders' assessments of the creditworthiness of the Trust and the terms of the borrowings.

  The percentage of leverage used will vary depending on the Trust's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Trust may reduce the amount of leverage it utilizes.

  Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in the net worth of the Trust. The Trust will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Trust's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Trust will be able to meet its debt service obligations and, to the extent that it cannot, the Trust risks the loss of some or all of its assets or a financial loss if the Trust is required to liquidate assets at a commercially inopportune time.

  The Trust is currently negotiating a bank credit agreement under which the Company expects to be able to borrow up to approximately $1.1 billion to fund acquisitions including the acquisition of the First Mortgage Portfolio and provide working capital and for other general corporate purposes. The Trust expects that the credit agreement will provide for a revolving line of credit of up to $800 million and a term loan of $300 million over a term of three years, that borrowings will bear interest at an annual rate of LIBOR plus 150 basis points and that the agreement would be secured by a security interest on substantially all of the Trust's assets. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

  If the Trust were to become a "pension-held REIT" in the future and acquired its investments in connection with which debt was incurred, or otherwise engaged in a transaction resulting in UBTI (determined as though the Trust were a qualified pension plan), any qualified pension plan owning 10% or more of the Trust's shares, by value, would have a portion of its dividend income from the Trust taxed as UBTI. See "RISK FACTORS--Taxation of Tax-Exempt Shareholders."

YIELD ASSESSMENT RISK

  Before making any investments, the Trust will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect the Trust's decision whether to purchase such an investment and the price offered for such an investment. No assurances can be given that the Trust can make an accurate assessment of the yield to be produced by an investment. Many factors beyond the control of the Trust are likely to influence the yield on the Trust's investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property.

INTEREST RATE RISK

  The Trust's operating result will depend in part on the difference between the interest income earned on its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Competition from other providers of mezzanine capital may lead to a lowering of the interest rate earned on the Trust's interest-earning assets that the Trust may not be able to offset by obtaining lower interest costs on its borrowings. Changes in the general level of interest rates prevailing in the economy can affect the spread between the Trust's interest-earning assets and interest-bearing liabilities. Any significant compression of the spreads of interest rates on interest-earning assets over the interest rates on interest-bearing liabilities could have a material adverse effect on the Trust. In addition, an increase in interest rates could, among other things, reduce the value of the Trust's Mortgage Loans and other interest-earning assets and its ability to realize gains from the sale of such assets, and a decrease in interest rates could reduce the average life of the Trust's interest-earning assets.

  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Trust. The Trust may employ various hedging strategies to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts.

There can be no assurance that the profitability of the Trust will not be adversely affected during any period as a result of changing interest rates. In addition, hedging transactions involve certain additional risks such as counter-party credit risk, legal enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. With regard to the loss of basis in a hedging contract, indices upon which such contracts are priced may be more or less variable than the indices upon which the hedged loans are priced, thereby making the hedge less effective. There can be no assurance that the Trust will be able to adequately protect against the foregoing risks and that the Trust will ultimately realize an economic benefit from any hedging contract it enters into.

  Furthermore, only payments to a REIT under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to hedge its indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test (as described in "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy" and "--Taxation of the Trust"). The provisions of the Code regarding the qualification of the Trust as a REIT may restrict the Trust's ability to enter into certain of its hedging strategies. The Board of Trustees will monitor the Trust's compliance with the various REIT qualification tests imposed under the Code with respect to its various hedging strategies on a continuing basis. However, no assurance can be given that the Trust will satisfy these tests on an ongoing basis.

CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL

  Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the SEC as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interest. See "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL--Anti-Takeover Effects."

VALUATION OF INTERESTS; PRICE PER SHARE LESS THAN TRADING PRICE

  The number of Class A Shares issued to Starwood Mezzanine and SOFI IV upon consummation of the Contribution were determined based on negotiations between the Trust and each of Starwood Mezzanine and SOFI IV, and was determined using a price per Class A Share of $2.50. The price per share of the Class A Shares as quoted by the American Stock Exchange at the close of trading on February 6, 1998 was $5.25. See "CONTRIBUTION PROPOSAL--Contribution Agreement."

NO ASSURANCE THAT LETTERS OF INTENT TRANSACTIONS WILL BE CONSUMMATED

  There can be no assurance that the transactions contemplated by the Letters of Intent will be consummated and, if not consummated, that suitable alternative investment opportunities will be available. See "CONTRIBUTION PROPOSAL."

LACK OF EXPERIENCE OF THE ADVISOR MAY HAVE AN ADVERSE EFFECT ON THE TRUST

  The Trust will be dependent for the monitoring of its day-to-day investment affairs, including, but not limited to, the selection, structuring and monitoring of its assets and associated borrowings and on the diligence and skill of the officers and employees of the Advisor. The Advisor is a recently formed entity with no significant assets and no prior history of operations; the Advisor has not previously acted as an advisor with respect to any other company.

RELIANCE ON ADVISOR

  The Trust's investment affairs will be managed by the Advisor, subject to the supervision of the Board of Trustees. Thus, the Trust will depend on the services of the Advisor and its officers and employees for the success of the Trust. The Trust's success depends in part on the continuing ability of the Advisor to hire and retain knowledgeable personnel. Finally, the Trust is subject to the risk that the Advisor will terminate the Advisory Agreement and that no suitable replacement can be found to manage the investment affairs of the Trust.

  Daily operations relating to the investment affairs between the Trust and the Advisor and its affiliates will not be required to be approved by a majority of the Independent Trustees. Instead, the majority of the Independent Trustees will establish general guidelines for the Trust's investments and borrowings. The Independent Trustees will review transactions engaged in by the Trust to monitor the activities of the Advisor on a regular basis. Moreover, the Independent Trustees will review the Trust's investment policies annually. In conducting this review, the Independent Trustees will rely primarily on information provided to them by the Advisor.

  Certain of the executive officers and Trustees of the Trust are also executive officers and directors of the Advisor. In addition, certain of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman own a substantial economic and voting interest in the Advisor.

CHANGES IN POLICIES

  The investment and financing policies of the Trust and its policies with respect to all other activities, including its growth, debt, capitalization, dividends and operating policies, will be determined by the Board of Trustees. Although the Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees, without a vote of the Shareholders. A change in these policies could adversely affect the Trust's financial condition or results of operations or the market price of the Class A Shares. See "TRUST AMENDMENTS PROPOSAL--Purpose and Investment Policy."

ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT TRUST'S BUSINESS

  The Trust's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Trust conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Trust's business.

DEPENDENCE ON AVAILABLE INVESTMENTS; COMPETITION

  The results of the Trust's future operations will be dependent upon the availability of, as well as the Advisor's and management's ability to identify, complete and realize, real estate investment opportunities. It may take considerable time for the Advisor and the Trust to find and consummate appropriate investments. In general, the availability of desirable investment opportunities and the results of the Trust's operations will be affected by the level and volatility of interest rates, by conditions in the financial markets, and general economic conditions. No assurances can be given that the Trust will be successful in finding and then acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability.

  The Trust is engaged in a highly competitive business. The Trust will be competing for investments with many recent entrants into the business, including numerous public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. The acquisition of Mortgage Loans, Mezzanine Loans and Subordinated Interests is often based on competitive bidding. In addition, the Trust's competitors may seek to establish relationships with the financial institutions and other firms from whom the Trust intends to purchase such assets. Certain of the Trust's anticipated competitors are larger than the Trust, have established operating histories and procedures, may have access to greater capital and other resources, may have management personnel with more experience than the officers of the Trust, and may have other advantages over the Trust in conducting certain businesses and providing certain services.

POSSIBLE LIABILITY OF TRUST SHAREHOLDERS

  The Trust is an organization of the type commonly known as a "business trust." The Declaration of Trust provides that no Shareholder will be personally liable for any obligation of the Trust solely as a result of his status as a Shareholder. The Declaration of Trust further provides that the Trust shall indemnify each Shareholder against any claim or liability to which the Shareholder may become subject by reason of his being or having been a Shareholder. In addition, it is the Trust's policy to include a clause in its contracts which provides that Shareholders assume no personal liability for obligations entered into on behalf of the Trust. However, with respect to certain claims such as tort claims, contractual claims where shareholder liability is not so negated, claims for taxes, certain environmental claims and certain statutory liability, the Shareholders may under applicable law be personally liable to the extent that such claims are not satisfied by the Trust. The common law in California with respect to business trusts is limited and does not provide clear guidance with respect to the limited liability of the Shareholders. The Trust intends to acquire public liability insurance which it considers adequate. After acquisition of insurance, any risk of personal liability to Shareholders will be limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its Shareholders. In addition, the Trust currently intends to change the domicile of the Trust to a state with clear guidance with respect to Shareholder liability.

CONSEQUENCES OF NOT QUALIFYING FOR INVESTMENT COMPANY ACT EXEMPTION

  The Trust intends to invest in Subordinated Interests that may not constitute Qualifying Interests (as defined) within the meaning of the Investment Company Act of 1940 (the "Investment Company Act"). The Trust intends to limit the amount of such investments in Subordinated Interests that do not constitute Qualifying Interests ("Non-Qualifying Investments") so as to maintain the availability of an exemption from required registration as an investment company under the Investment Company Act. If the Trust does not limit the amount of Non-Qualifying Investments so as to maintain the availability of the foregoing exemption, or Subordinated Interests believed by the Trust to be Qualifying Interests are determined by the SEC or its staff to be Non-Qualifying Investments (and the Non-Qualifying Investments exceed prescribed limitations), the Trust could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on the Trust. Registration as an investment company would result in, among other things, a significantly reduced ability to utilize leverage in the Trust's business and significantly increased operating expenses.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

  The Internal Revenue Service (the "IRS") has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

  If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

  Based upon a review of the ownership of the Trust as a result of the Contribution Proposal, the Trust does not expect that it will be a "pension-held REIT." However, notwithstanding the Trust's current belief that it will not be a "pension-held REIT," no assurance can be given that the Trust will not become a "pension-held REIT" in the future.

EFFECT OF SALES OF CLASS A SHARES

  Sales of Class A Shares by Starwood Mezzanine or SOFI IV or their respective partners (or the perception that such sales could occur) could adversely affect the trading prices for the Class A Shares.

                      LACK OF INDEPENDENT REPRESENTATION

  The Board of Trustees has not retained an independent representative or representatives to act on behalf of the Shareholders in connection with the Proposals. No group of Shareholders was empowered to negotiate on behalf of the Trust the terms and conditions of the transactions relating to the Proposals or to determine what procedures should be in place to safeguard the rights and interests of the Shareholders. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Shareholders. On the contrary, the Board of Trustees has been responsible for structuring all such terms and conditions on behalf of the Trust. If an independent representative or representatives had been retained for the Shareholders, the terms and conditions of the transactions relating to the Proposals might have been different, and possibly more favorable to the Shareholders.

  The Board of Trustees, prior to determining the structure of the terms and conditions of the transactions relating to the Proposals, consulted with legal counsel. These deliberations were critical to the structuring of the Proposals and, although the advice and counsel of such advisors were not binding upon the Board of Trustees, affected the manner in which the transactions relating to the Proposals were structured. With respect to the Contribution Proposal, the Trust has received an opinion from Houlihan that states that the Contribution Proposal is fair to the Trust from a financial point of view which opinion is in form and substance acceptable to the Independent Committee. Because the Board of Trustees fully analyzed the Proposals and exercised its business judgment in determining whether the Proposals were in the best interests of the Trust and the Shareholders, it did not believe it was necessary to engage an independent representative to represent the interests of the Shareholders. The Independent Trustees have approved the Proposals, taken as a whole. See "CONTRIBUTION PROPOSAL--Opinion of Independent Financial Advisor."

                           ANNUAL MEETING AND VOTING

  Only holders of record of the Class A Shares and Class B Shares at the close of business on January 21, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. On the Record Date, the issued and outstanding shares of the Trust were 7,550,000 Class A Shares and 3,775,000 Class B Shares. The presence, either in person or by proxy, of the holders of a majority of the outstanding Class A Shares and a majority of the Class B Shares on the Record Date is necessary to constitute a quorum at the Annual Meeting.

  Class A Shares and Class B Shares represented by a proxy in the accompanying form, if such proxy is properly executed and is received by the Trust prior to voting at the Annual Meeting, will be voted in the manner specified on the proxy. If no such specification is made, the Class A Shares and Class B Shares will be voted FOR the Proposals as described herein and as recommended by the Board of Trustees with regard to all other matters in its discretion. Any Shareholder of the Trust who casts a vote by proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Trust expressly revoking the proxy, by signing and forwarding to the Trust a later dated proxy, or by attending the Annual Meeting and personally voting the Class A Shares or Class B Shares owned of record by such Shareholder.

  In connection with the election of Trustees, the Shareholders are entitled to cumulate their votes so that each Shareholder is entitled to cast a number of votes equal to the number of such Class A Shares or Class B Shares registered in the Shareholder's name on the record date multiplied by the number of Trustees to be elected. The Shareholder may cumulate such votes for Trustees by casting all such votes for one candidate or by distributing the votes to which such Shareholder is entitled among as many candidates as the Shareholder chooses. Discretionary authority to cumulate votes is being solicited by this Proxy Statement such that the proxy holders named in the accompanying proxy card may allocate the cumulated votes for which they have been given proxies among the nominees in such proportions as they deem advisable.

  In voting upon any matter which may come before the Annual Meeting, each Shareholder is entitled to one vote for each Class A Share or Class B Share registered in the Shareholder's name on the record date. All Shareholders of both Class A Shares and Class B Shares shall vote together as a single class, with a majority vote of the outstanding Class A Shares and Class B Shares required for approval and ratification of each matter.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  The Trust will pay the cost of soliciting proxies from its Shareholders. In addition to solicitation by mail, certain trustees, officers and regular employees of the Trust may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without additional remuneration. The Trust will also reimburse brokerage firms and other persons representing the beneficial owners of Class A Shares for their reasonable expenses in forwarding proxy solicitation material to such beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and AMEX, on which the Class A Shares are traded under the symbol "APT."

                            BACKGROUND OF THE TRUST

  The Trust is a California business trust. Subject to the receipt by the Trust of a written agreement from the IRS that provides that the Trust is eligible to make an election under Section 856(c)(1) of the Code to be taxed as a REIT for its taxable year ending December 31, 1998, the Board of Trustees believes that the Trust will be treated as a REIT for Federal income tax purposes for its 1998 taxable year. See "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy--Closing Agreement." The Trust was formed in April 1988. The Trust's capital structure consists of shares of Class A Shares and Class B Shares. The currently outstanding Class B Shares are entitled to a 1% equity interest and a 33% voting interest in the Trust. The Class B Shares are convertible into Class A Shares at the option of the holder at a rate of 49 Class B Shares for 1 Class A Share. The Trust is required pursuant to the Declaration of Trust to issue one Class B Share for each two Class A Shares that are issued. The Class B Shares are issued to the Class B Shareholders for par on a pro rata basis. If the Contribution is consummated and all outstanding Units are exchanged for Class A Shares, the Class B Shareholders will be issued approximately 153.4 million Class B Shares, subject to adjustment, for a purchase price of $0.01 per share. Each of the Class A and Class B Shares are entitled to one vote per share. The Trust is also currently the sole general partner and as of December 31, 1997 held an 8.05% interest in the Partnership. If the Contribution Proposal is approved by the Shareholders, the Partnership will be terminated on the Contribution Date and each outstanding Unit held by holders other than the Trust will be exchanged for one Class A Share, resulting in the issuance of 4,568,944 Class A Shares to Starwood Mezzanine and the issuance of 2,284,472 Class B Shares to the current Class B Shareholders at a price of $.01 per share.

  The Class A Shares are currently publicly traded on AMEX. The Trust currently falls below the AMEX continued listing guidelines and, as a result, there is no assurance that the Class A Shares will remain listed. The Trust is hopeful that the acquisition of the Interests and First Mortgage Portfolio will allow its business to be sufficient to maintain the AMEX listing of the Class A Shares.

  The purpose and the investment policy of the Trust as currently stated in the Declaration of Trust is to predominantly to invest in the Current Portfolio. The Trust is currently subject to the Investment Restrictions as well as the investment restrictions discussed below. The Trust's primary assets as of December 31, 1997 were short-term, liquid real estate investments, cash and cash equivalents, which are held directly and indirectly through the Trust's interest in the Partnership.

  If the Proposals are approved by the Shareholders of the Trust, on the Contribution Date, the Trust will acquire the Interests, the Letters of Intent, cash and the First Mortgage Portfolio, the purpose and investment policy of the Trust will be changed, the Partnership will be terminated and each outstanding Unit will be exchanged for one Class A Share, and the Trust will enter into the Advisory Agreement with the Advisor. See "CONTRIBUTION PROPOSAL," "ADVISORY AGREEMENT PROPOSAL" and "TRUST AMENDMENTS PROPOSAL."

HISTORY

  The Trust was originally formed by Angeles Corporation ("Angeles") for the purpose of making various types of mortgage and other loans primarily to entities affiliated with Angeles. In early 1993, Angeles and its affiliates began experiencing financial difficulties which resulted in a default on their loans held by the Trust. In November 1993, the Trust sold all of its loans to an unaffiliated third party and with the proceeds of such sale and cash on hand was able to distribute $37.3 million ($14.50 per share) to the shareholders of the Trust. In November 1993, the Trust was notified that SAHI, Inc. had acquired from a shareholder of the Trust in a privately negotiated transaction, all of the outstanding Class B Shares. These Class B Shares were sold to SAHI Partners in March 1994. From November 1993 through February 1994, SAHI Partners also had accumulated through open market purchases 9.57% of the total outstanding Class A Shares. Subsequently, SAHI Partners made the Trust a firm offer to obtain control of the Trust. Through subsequent negotiations between the Trust and SAHI Partners, it was agreed that the Trust would sell to SAHI Partners and SAHI, Inc. warrants for the purchase of additional Class A Shares and Class B Shares. On March 15, 1994, SAHI Partners purchased from the Trust for $100,000 a warrant to purchase 5,000,000 Class A Shares at $1.00 per share (the "Class A Warrant") and SAHI, Inc. purchased for $1,000 a warrant to purchase 2,500,000 Class B Shares at $.01 per share (the "Class B Warrant" and together with the Class A Warrant, the "Warrants"). SAHI Partners subsequently assigned the Class A Warrant to Starwood Mezzanine. The Warrants were approved by holders of a majority of the Class A and Class B Shares in September 1996. Starwood Mezzanine and SAHI, Inc. exercised the Warrants on January 22, 1997.

  In connection with the approval of the Warrants and certain other matters, the shareholders of the Trust also voted in September 1996 to change the investment policy of the Trust and to approve a proposal for the Trust to become the sole general partner of the Partnership with Starwood Mezzanine as the initial limited partner.

  SAHI, Inc. and SAHI Partners have agreed to transfer on the Contribution Date all of the outstanding Class B Shares to B Holdings, L.L.C., a Connecticut limited liability company ("BLLC") that is owned 50% by Starwood Capital LLC and 50% by Starwood Opportunity Fund II, L.P.

INVESTMENT POLICY AND LOAN PORTFOLIO

  Prior to September 1996, the purpose and investment policy of the Trust was predominately to make mortgage loans primarily to entities affiliated with Angeles. However, during the period from the liquidation of the Trust's portfolio in 1993 to September 1996, the Trust did not pursue its stated investment policy. Instead, the Trust held most of its assets in trust as a reserve against contingent claims. This contingent claims trust was terminated on August 12, 1996. In September 1996, the Shareholders voted to change the purpose and investment policy of the Trust and to approve a proposal whereby the Trust became the sole general partner of the Partnership. The Trust's current purpose and investment policy is to predominantly invest in the Current Portfolio, subject to the Investment Restrictions and the other restrictions described below.

  The Trust's primary assets as of December 31, 1997 were short-term, liquid real estate investments, cash and cash equivalents and its interest in the Partnership. The Partnership's primary assets as of December 31, 1997 were short-term, liquid real estate investments, cash and cash equivalents. Prior to October 1, 1996, the Partnership owned the Warwick Certificates which represented 100% of the beneficial ownership interest in a $4,900,000 performing, non-recourse first mortgage loan, secured by the Warwick Hotel. The Warwick Certificates were prepaid on October 1, 1997.

  The Board of Trustees currently proposes to change the investment focus of the Trust (i) to allow the Trust to originate or acquire certain mortgage loans that are made to borrowers affiliated with the Trust and to acquire certain securities and investments that are collateralized in whole or in part by or made to borrowers that are affiliated with the Trust, (ii) to clarify that (1) the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, (2) the Trust generally will not obtain management rights over or equity interests in assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful, (3) the Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio and that the Trust may hold the Diversified Portfolio either directly or indirectly and (4) the Board of Trustees has exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property and (iii) to include the Investment Restrictions. The Trust has no present intention to originate or acquire loans made to borrowers that are affiliated with the Trust. The Board of Trustees believes that this change in investment focus and the consummation of the Contribution offers the Shareholders an increased opportunity to participate in Trust investments with the potential for appreciation. See "CONTRIBUTION PROPOSAL" and "TRUST AMENDMENTS PROPOSAL."

  In addition to the Investment Restrictions, the Trust is currently subject to the additional restrictions described below. These restrictions will be terminated on the Contribution Date. Currently during any period in which the Starwood Trustees shall constitute a majority of the Board of Trustees or SAHI, Inc., SAHI Partners, Starwood Mezzanine, the Starwood Trustees or their respective affiliates (individually or collectively, the "Current Starwood Group") collectively control a sufficient number of voting securities to elect a majority of the Board and Starwood Mezzanine shall have an interest in either the Trust or the Partnership (i) without the approval of the limited partners of Starwood Mezzanine (A) neither the Trust nor the Partnership shall pursue any equity interests as a principal purpose, excluding equity interests which are incidental to, or acquired pursuant to the exercise of remedial rights with respect to, a debt instrument and (B) neither the Trust nor the Partnership shall invest in real estate related debt interests issued by obligors that are not operating companies or originate or purchase mortgage loans issued by obligors that are not operating companies and (ii) neither the Trust nor the Partnership shall incur indebtedness during any period in which the incurrence of such indebtedness would increase the amount of UBTI to be incurred by the limited partners of Starwood Mezzanine without the prior written consent of Starwood Mezzanine. Furthermore, during any period in which Starwood Mezzanine shall have an interest in either the Trust or the Partnership, without the approval of the limited partners of Starwood Mezzanine, neither the Trust nor the Partnership may acquire (by contribution or purchase) any additional debt or equity securities from the Current Starwood Group, subject to further restrictions. The implementation of the Contribution Proposal necessitates approval of the proposal outlined under "CONTRIBUTION PROPOSAL" and certain amendments to the Declaration of Trust outlined under "TRUST AMENDMENTS PROPOSAL."

  The Trust will focus its acquisition efforts on assets which exhibit one or more of the following characteristics:

  Mortgage Loans. The Trust will pursue opportunities to originate and fund Mortgage Loans to real estate owners and property developers who require flexible, custom-tailored financings. While the Trust anticipates that its Mortgage Loans will generally be medium to long-term, the Trust may make Mortgage Loans that are short term in duration. Generally, Mortgage Loans will require a balloon payment of principal and interest at maturity. These types of loans are intended to be higher-yielding loans with higher interest rates. The Trust may sell or refinance the senior portion of the Mortgage Loan, individually or in a pool, and retain a Mezzanine Loan.

  Mezzanine Loans. The Trust intends to take advantage of opportunities to provide or acquire mezzanine financing on commercial property that is subject to first lien mortgage debt. The Trust believes that there is a growing need for mezzanine capital (i.e., capital representing the level between 65% and 90% of property value) as a result of current commercial mortgage lending practices setting loan-to-value targets as low as 65%. The Trust's mezzanine financing may take the form of subordinated loans, commonly known as second mortgages, or, in the case of loans originated for securitization, partnership loans (also known as pledge loans) or preferred equity investments. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Trust could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. The Trust believes that as a result of (i) the significant changes in the lending practices of traditional commercial real estate lenders, primarily relating to more conservative loan-to-value ratios, and (ii) the significant increase in securitized lending with strict loan-to-value ratios imposed by the rating agencies, there will be increasing demand for mezzanine capital by property owners.

  Typically, as security for its debt to the Trust, in a Mezzanine Loan, the owner would pledge to the Trust either the property subject to the first lien (giving the Trust a second lien position that may be subject to an intercreditor agreement) or the limited partnership and/or general partnership interest in the owner. If the owner's general partnership interest is pledged, then the Trust would be in a position to take over the operation of the property in the event of a default by the owner.

  Although Mezzanine Loans secured by mortgages on real property generally constitute qualifying assets and generally generate qualifying income for purposes of the 75% gross income test (as described in "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy" and "--Taxation of the Trust"), Mezzanine Loans secured by limited partnership and/or general partnership interests in the borrower may not qualify as such in the absence of appropriate circumstances.

  The Trust expects that Mezzanine Loans will generally provide the Trust with the right to receive a stated interest rate on the loan balance. In certain instances, the Trust may negotiate to receive a percentage of net operating income or gross revenues from the property, payable to the Trust on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or the Trust may otherwise seek terms to allow the Trust to charge an interest rate that would provide an attractive risk-adjusted return. Under the REIT tax rules, any amount received or accrued, directly or indirectly, with respect to any obligation is generally not includible as qualifying interest income if the determination of the amount depends in whole or in part on the income or profits of any person (whether or not derived from property secured by the obligation). Although amounts received by the Trust that are determined with reference to the operating income of a borrower generally do not constitute qualifying income for purposes of the REIT tax rules, certain of such amounts received will constitute qualifying income if the borrower derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received from the borrower are attributable to amounts that would be characterized as qualified rents from real property under the REIT tax rules. The provisions of the Code regarding the qualification of the Trust as a REIT may restrict the Trust's ability to originate or acquire certain Mezzanine Loans. The Board of Trustees will monitor the Trust's compliance with the various REIT qualification tests imposed under the Code with respect to investing in Mezzanine Loans. However, no assurance can be given that the Trust will satisfy these tests on a continuing basis.

  Opportunistic Mortgages and Minority Participations. The Trust currently intends to purchase sub-performing or non-performing loans or minority participations in such loans (collectively, "Opportunistic Investments"). The Interests include Opportunistic Investments. The Trust believes that Opportunistic Investments often represent attractive investments on a total return basis and may present opportunities for the origination of new mortgage loans. Although the period during which the Trust will hold Opportunistic Investments will vary considerably from asset to asset, the Trust believes that most such investments will be held in its portfolio no more than five years.

  Triple Net Leases. The Trust may acquire properties that are subject to long-term triple net lease arrangements with tenants that the Trust believes to be creditworthy. In many cases, the fixed stream of payment from such positions may have similar risk/reward characteristics as the mortgage loans to be originated by the Trust.

  Subordinated Interests. The Trust may acquire rated and unrated, short term, medium and long-term real estate related debt securities, including performing and non-performing Subordinated Interests in CMBS issued in public or private transactions. CMBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher rated securities, which are rated from low investment grade (BBB) to higher investment grade (AA or AAA). The junior, subordinated classes typically include a lower rated, non-investment grade BB and B class, and an unrated, higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans). The Trust currently anticipates that it may invest in the non-investment grade tranches of CMBS.

  CMBS generally are issued either as commercial mortgage obligations ("CMOS" or "CMO Bonds") or pass-through certificates ("Pass-Through Certificates"). CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or CMBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities.

  Each class of CMBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the mortgage collateral (i.e., mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS) ("Mortgage Collateral") may cause the CMBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan.

  The credit quality of CMBS depends on the credit quality of the underlying Mortgage Collateral. CMBS are backed generally by a limited number of commercial or multifamily mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Interests in such CMBS.

  Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to Subordinated Interests in commercial securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all.

  Unlike the owner of mortgage loans, the owner of Subordinated Interests in CMBS ordinarily does not control the servicing of the underlying mortgage loans. The servicer of the mortgage loans is responsible to holders of the senior classes of CMBS, whose interests may not be the same as those of the holder of the Subordinated Interest. Accordingly, the underlying mortgage loans may not be serviced in the same manner as they would be serviced by the Trust or in a manner that is most advantageous to the Trust as the holder of the Subordinated Interest. See "RISK FACTORS--Real Estate Investment Risks-- Risk of Ownership of Subordinated Interests in Pools of Commercial Mortgage Loans."

  The Trust's qualification and taxation as a REIT in the future will depend on the Trust's ability to meet through actual operating results, various qualification tests on an interim basis, including asset composition and gross income tests imposed under the Code. The Trust will review compliance with these tests on a continuing basis. However, no assurance can be given that the Trust will satisfy such tests on a continuing basis. See "TRUST AMENDMENTS PROPOSAL--Taxation of the Trust."

  The Trust believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act generally exempts entities that are "primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). The Trust intends to rely on current interpretations by the staff of the SEC in an effort to qualify for this exemption. To comply with the foregoing guidance, the Trust, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. Generally, the Mortgage Loans and certain of the Mezzanine Loans in which the Trust may invest constitute Qualifying Interests. While Subordinated Interests generally do not constitute Qualifying Interests, the Trust may seek to structure such investments in a manner where the Trust believes such Subordinated Interests may constitute Qualifying Interests. The Trust may seek, where appropriate,
(i) to obtain foreclosure rights or other similar arrangements with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms or (ii) to acquire Subordinated Interests collateralized by whole pools of mortgage loans. As a result of obtaining such rights or whole pools of mortgage loans as collateral, the Trust believes that the related Subordinated Interests will constitute Qualifying Interests for purposes of the Investment Company Act. The Trust does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the SEC or its staff on this position. Any decision by the SEC or its staff advancing a position with respect to whether such Subordinated Interests constitute Qualified Interests that differs from the position taken by the Trust could have a material adverse effect on the Trust. See "RISK FACTORS--Consequences of Not Qualifying for Investment Company Act Exemption."

  The Trust currently intends to acquire additional assets opportunistically on an all cash basis, through the issuance of additional Class A Shares and/or with financing from institutional and other lenders or sellers. The Trust is also permitted to raise additional capital through registered public offerings as well as private placements of both debt and equity interests. In addition, the Trust may acquire additional assets through contributions from Starwood subject to certain restrictions.

  There can be no assurance that the Trust will be able to acquire additional assets which meet the investment criteria outlined above. Additionally, in response to changing market conditions and opportunities, the Board of Trustees may revise the investment criteria and the investment policies of the Trust (within the limits of the Declaration of Trust), from time to time, without a vote of the Shareholders. For example, the Board of Trustees may focus the Trust's acquisitions or investments exclusively on a specific class of assets. As of the Contribution Date, the Trust will be advised by the Advisor. See "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

THE PARTNERSHIP

  The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act. The Partnership will be terminated on the Contribution Date and each outstanding Unit will be exchanged for one Class A Share. The Trust is the sole general partner and Starwood Mezzanine is the sole limited partner of the Partnership as of December 31, 1997 with an 8.05% and 91.95% interests in the Partnership, respectively. As the sole general partner of the Partnership, the Trust manages the business and affairs of the Partnership. Except for the Investment Restrictions and other restrictions that are terminating on the Contribution Date and compliance with the purpose and investment policy of the Trust, the Trust has full and complete power, authority and discretion to take all actions necessary or appropriate to carry out the business of the Partnership. The Trust accounts for its investment in the Partnership on a consolidated basis, in accordance with generally accepted accounting principles. Pursuant to agreements entered into in connection with formation of the Partnership, Starwood Mezzanine, as a holder of Units, has certain rights to tender all or a portion of the Units held by it to the Trust in exchange for Class A Shares and/or cash, and certain rights to require the Trust to register under the Securities Act any Class A Shares which may be issued upon such exchange.

CONTROL OF THE TRUST

  As of January 21, 1998, Starwood owned an aggregate of 5,244,100 Class A Shares and 3,775,000 Class B Shares representing a 79.64% voting interest in the Trust. Because Starwood controls the Trust, the Board of Trustees has taken certain actions to protect the rights and interests of the public Shareholders. First, the Contribution Proposal and the Advisory Agreement Proposal are being submitted to a vote of the holders of Class A Shares and Class B Shares. Second, the Board of Trustees has obtained an opinion as to the fairness of the Contribution Proposal from a financial point of view prior to the consummation of the Contribution. See "CONTRIBUTION PROPOSAL--Opinion of Independent Financial Advisor." Third, the Trust has complied with the Shareholders Agreement which was designed to protect the interests of the public Shareholders of the Trust. See "CONTRIBUTION PROPOSAL--Shareholders Agreement." Fourth, the Independent Trustees have approved all of the Proposals, taken as a whole.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

  In considering the recommendation of the Board of Trustees with respect to certain proposals contained herein and in considering the named nominees for election to the Board of Trustees, the Shareholders should be aware that certain members of the Board of Trustees some of whom are up for re-election have certain interests which may present them with potential or actual conflicts of interest in connection with such proposals. Each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman has substantial direct and indirect economic interests in and certain of such individuals are officers of each of Starwood Mezzanine, SOFI IV and the Advisor and will receive substantial benefits from the consummation of the Contribution and entry into the Advisory Agreement that will not be received by the Shareholders.

  In addition to the benefits the Starwood Trustees will receive as a result of their direct and indirect interests in Starwood Mezzanine, SOFI IV and the Advisor in connection with the contribution of the Letters of Intent, the Interests and the First Mortgage Portfolio in exchange for Class A Shares and cash and the entry into the Advisory Agreement, the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman will receive additional benefits as a result of the following: (i) Starwood Mezzanine will obtain improved liquidity of its investment in the Partnership as a result of the exchange of its Units for Class A Shares, (ii) Starwood Mezzanine and SOFI IV will obtain improved liquidity of its debt investments as a result of the contribution of the Interests, the First Mortgage Portfolio and the Letters of Intent in exchange for cash and Class A Shares and (iii) the holders of all of the Class B Shares who are members of the Starwood Group, will be issued 151,111,400 Class B Shares for a purchase price of $0.01 per share as required by the Declaration of the Trust. The Starwood Trustees and Messrs. Silvey, Dishner and Kleeman have substantial economic interests in the members of Starwood, including, as directors, officers, employees and in some cases direct or indirect owners of interests in such entities. As such, the Starwood Trustees have a significant interest in the Shareholders' approval of the Contribution Proposal, the Advisory Agreement Proposal and the Trust Amendments Proposal which would facilitate the transfer of additional ownership interest in and control of the Trust to Starwood as a result of the contribution of the Interests and other contributed assets in exchange for Class A Shares. Further, each of the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman is affiliated with and has a substantial economic interest in the Advisor who will receive fees and other remuneration pursuant to the Advisory Agreement. Finally, certain of the proposed amendments to the Declaration of Trust may have the effect of delaying, discouraging or preventing a change in control of the Trust, even if Shareholders holding a majority of the voting shares believed such a change of control was in their best interest. Each of the Starwood Trustees, in his capacity as a Trustee, voted to recommend the Contribution Proposal, the Advisory Agreement Proposal, the Trust Amendments Proposal and to elect the named nominees including the Starwood Trustees who are up for re-election. Additionally, all of the named nominees for the Board of Trustees who are not also officers of the Trust have an interest in the approval of the amendments to the Incentive Plan, as each will participate in such plan and may benefit financially from its implementation. See "RISK FACTORS--Conflicts of Interests."

                             CONTRIBUTION PROPOSAL

  The Board of Trustees is asking the Shareholders to consider and vote upon a proposal pursuant to which (a) the Trust will pay $28.5 million of cash and issue approximately 55,148,000 Class A Shares, subject to adjustment, at a price of $2.50 per share to Starwood Mezzanine in exchange for the contribution by Starwood Mezzanine to the Trust of the Starwood Mezzanine Interests and (b) the Trust will pay $313.0 million of cash and issue 247,074,800 Class A Shares, subject to adjustment, at a price of $2.50 per share to SOFI IV in exchange for the contribution by SOFI IV to the Trust of cash, its rights under the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio. As required by the Declaration of Trust, the holders of the Class B Shares who are members of the Starwood Group will be issued 153,395,872 Class B Shares, subject to adjustment, for a purchase price of $0.01 per share as a result of the issuance of the Class A Shares in the Contribution and the exchange of outstanding Units for Class A Shares. The following description of the Contribution Proposal and related matters describes certain provisions of the relevant agreements and does not purport to be complete and is qualified in its entirety by reference to the actual agreements.

STARWOOD MEZZANINE AND SOFI IV

  Starwood Mezzanine is an investment fund that originates and purchases mortgage loans and invests and/or manages real estate-related debt interests. As of December 31, 1997, Starwood Mezzanine had outstanding investments of $144 million, net of prepaid loans and excluding its ownership interest in the Trust and the Partnership, consisting of a variety of hotel, office, mixed use, and condominium/assisted living projects, all of which are to be contributed to the Trust. Starwood Capital Group, L.P. is the managing general partner of Starwood Mezzanine. The limited partners of Starwood Mezzanine primarily include corporate pension funds. Starwood Mezzanine's principal place of business is Three Pickwick Plaza, Suite 250, Greenwich, CT 06830.

  SOFI IV is an investment fund that originates and purchases mortgage loans, acquires equity interests in real estate, and lends or participates as a partner in real-estate related ventures. As of December 31, 1997, SOFI IV had $1,170 million of investments comprised of $367 million of equity investments and $803 million of debt investments including office, hotel, residential land, retail, and mixed-use properties. All of SOFI IV's debt investments are to be contributed to the Trust. SOFI IV Management, L.L.C., a Connecticut limited liability company, is the general partner of SOFI IV. The limited partners primarily include a variety of public and private pension funds, life insurance companies, and endowment funds. SOFI IV's principal place of business is Three Pickwick Plaza, Suite 250, Greenwich, CT 06830. The limited partnership interests of Starwood Mezzanine and SOFI IV are not publicly traded.

CONTRIBUTION AGREEMENT

  The consummation of the Contribution Proposal is subject to the conditions precedent described below, including the consent of the limited partners of Starwood Mezzanine and SOFI IV, and approval by the Shareholders. In addition, the closing of the Contribution and the other transactions described in this Proxy Statement is also subject to receipt of written confirmation by the IRS that the Trust is able to elect to qualify as a REIT for its taxable year ending December 31, 1998. In addition, certain of the Interests and First Mortgage Portfolio require approval of the borrower, the senior lender or others prior to their contribution to the Trust. There can be no assurance that the required consents will be obtained or that the other conditions precedent will be waived or satisfied and that the Contribution Proposal will be consummated.

  The following summary of the material terms of the Contribution Agreement (the "Contribution Agreement") is qualified in its entirety by reference to the Contribution Agreement attached as Exhibit B. The Contribution Agreement sets forth the terms and conditions upon which the cash, Interests, the Letters of Intent and the First Mortgage Portfolio (collectively, the ("Contributed Assets") will be contributed to the Trust if the Contribution Proposal is approved by the Shareholders and the other conditions precedent are satisfied or waived. Pursuant to the Contribution Agreement, on the Contribution Date, the parties have agreed that (i) the Partnership will be terminated and each outstanding Unit held by holders other than the Trust will be exchanged for one Class A Share, (ii) Starwood Mezzanine will contribute its entire interest in the Starwood Mezzanine Interests to the Trust in exchange for approximately $28.5 million of cash and 55,148,000 Class A Shares, subject to adjustment, at a price of $2.50 per share, (iii) SOFI IV will contribute $17.9 million in cash, certain Letters of

Intent, its entire interest in the SOFI IV Interests and the First Mortgage Portfolio to the Trust in exchange for approximately $313.0 million in cash and 247,074,800 Class A Shares at a price of $2.50 per share, both subject to adjustment, (iv) the Exchange Rights Agreement between the Trust and Starwood Mezzanine (the "Exchange Rights Agreement") will be terminated, (v) the Trust, BLLC, Starwood Mezzanine, SAHI Partners and SOFI IV will execute and deliver an Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), and (vi) the Trust, BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV will execute and deliver an Amended and Restated Shareholders Agreement (the "Shareholders Agreement").

  Conditions to Contribution. The respective obligations of each of the Trust, Starwood Mezzanine and SOFI IV to issue the Class A Shares, and contribute the Contributed Assets will be subject to the satisfaction or waiver of the following conditions: (i) the Shareholders and the limited partners of Starwood Mezzanine and SOFI IV shall have approved the Proposals (as required by the partnership agreement of each); (ii) the absence of injunctions or other legal restraints or prohibitions; (iii) the receipt of all necessary governmental and regulatory approvals and consents; (iv) execution of the Registration Rights Agreement and the Shareholders Agreement by each party thereto; and (v) receipt of written confirmation by the IRS that the Trust is able to elect to qualify as a REIT for its taxable year ending December 31, 1998. There are no material federal and state regulatory requirements that must be complied with or approval that must be obtained prior to the consummation of the Contribution.

  The obligations of the Trust to consummate the Contribution will also be subject to the satisfaction or waiver of the following conditions: (i) the accuracy of the representations and warranties of Starwood Mezzanine and SOFI IV contained in the Contribution Agreement; (ii) the absence of a material adverse effect with respect to SOFI IV, Starwood Mezzanine and the Interests, the First Mortgage Portfolio or the collateral therefor between the date of the Contribution Agreement and the Contribution Date; (iii) the receipt by the Trust of certain legal opinions and certificates; and (iv) the termination of the Partnership and the Exchange Rights Agreement. In addition, the obligations of Starwood Mezzanine and SOFI IV to consummate the Contribution will also be subject to the satisfaction or waiver of the following conditions: (i) the accuracy of the representations and warranties of the Trust contained in the Contribution Agreement; (ii) the approval of the Proposals by the Shareholders; (iii) the absence of a material adverse effect on the Trust or the Partnership between the date of the Contribution Agreement and the Contribution Date; and (iv) the receipt by Starwood Mezzanine and SOFI IV of certain legal opinions and certificates.

  Calculation of Class A Shares to Be Issued; Adjustments. The number of Class A Shares to be issued to Starwood Mezzanine in exchange for the Starwood Mezzanine Interests will be calculated by dividing (i) the value of the Starwood Mezzanine Interests as of the date of December 31, 1997 as determined by the Board of Trustees less $28.5 million by (ii) $2.50. The number of Class A Shares to be issued to SOFI IV in exchange for the SOFI IV Interests, the cash, the Letters of Intent and the First Mortgage Portfolio will be calculated by subtracting the number of Class A Shares issued to Starwood Mezzanine from 302,222,800. The amount of cash to be paid by the Trust to SOFI IV will be calculated by subtracting from the aggregate value of the cash, the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio as of December 31, 1997 the sum of (1) the aggregate number of Class A Shares issued to SOFI IV multiplied by (2) $2.50. The value of Contributed Assets will be reduced in the event of a reduction in dollar value of the Interests and the First Mortgage Portfolio between January 1, 1998 and the Contribution Date (the "Adjustment Period") as a result of principal repayments. The dollar value of the Interests and the First Mortgage Portfolio shall be reduced by the contribution value established in the Contribution Agreement in the case of total payment of principal and by the amount of the principal repayment in the event of partial prepayments. In addition, the value of the Contributed Assets will be adjusted in the event that principal draws by borrowers exceed or fall short of anticipated draws by the amount of such excess or shortfall. With respect to SOFI IV only, any reduction in dollar value of the Interests and the First Mortgage Portfolio during the Adjustment Period shall first be offset by the cash portion of the Purchase Price and then by a reduction in the amount of Class A Shares to be issued in exchange for the Contributed Assets. A reduction in the number of Class A Shares to be issued in exchange for the Contributed Assets will be calculated by dividing (i) the amount of any additional reduction in dollar value of the Contributed Assets during the Adjustment Period (ii) $2.50. If cash adjustments result in a decrease of the cash paid to SOFI IV below $313.0 million, SOFI IV may, at its option, elect to reduce the number of Class A Shares that it will acquire as set forth above and instead of issuing Class A Shares the Trust will pay cash to SOFI IV equal to the number of Class A Shares of SOFI IV elects not to receive multiplied by $2.50, provided that SOFI IV may not elect to receive cash in excess of the threshold stated above. Interest which has accrued on the Interests during the Adjustment Period shall be paid by Starwood Mezzanine or SOFI IV, as applicable, to the Trust on the Contribution Date and interest which has accrued but not yet been paid on the First Mortgage Portfolio shall be paid by the Trust to SOFI IV on the Contribution Date. All interest accruing on the Interests and the First Mortgage Portfolio subsequent to the Contribution Date shall be payable to the Trust. The Contributed Assets will be contributed to the Trust free and clear of all liens, claims, encumbrances or indebtedness.

  If the transactions contemplated by any Letter of Intent are consummated prior to the Closing Date, the asset acquired or originated will be contributed to the Trust in place of the Letter of Intent and the cash required to consummate the transaction to which it relates. The value of the acquired or originated asset shall be equal to the value of the amount of cash paid by SOFI IV to acquire or originate the asset. In addition, Starwood Mezzanine and SOFI IV have right to contribute additional assets in the event the aggregate value of the Contributed Assets fall below the aggregate value of the Contributed Assets on the date the Contribution Agreement is executed as a result of principal repayment; provided that the additional assets to be contributed must be reasonably acceptable to the Trust.

  Amendment; Termination and Costs. The Contribution Agreement may be terminated (including the obligations of the parties thereunder to effect the transactions contemplated thereby) prior to the Contribution Date (i) by the mutual consent of the Trust, Starwood Mezzanine and SOFI IV; (ii) by the Trust upon a material breach of the Contribution Agreement by Starwood Mezzanine or SOFI IV (after the breaching party has been given a reasonable opportunity to cure such breach) or if any condition to the consummation of the transactions contemplated by the Contribution Agreement by the Trust is not satisfied or waived at such time as it is no longer possible to satisfy such condition;
(iii) by Starwood Mezzanine or SOFI IV upon a material breach by the Trust of the Contribution Agreement (after the breaching party has been given a reasonable opportunity to cure such breach) or if any condition to Starwood Mezzanine's or SOFI IV's consummation of the transactions contemplated by the Contribution Agreement is not satisfied or waived at such time as it is no longer possible to satisfy such condition including if, between the date of the execution and delivery of the Contribution Agreement and the Contribution Date, AMEX shall delist or take any action to delist the Class A Shares; (iv) by the Trust, Starwood Mezzanine or SOFI IV if the transactions contemplated by the Contribution Agreement are not consummated on or before March 31, 1998 (the "Outside Date"), except that on or after the Outside Date no party may terminate the Contribution Agreement pursuant to such provision if that party is then in material breach of its representations, warranties or covenants in the Contribution Agreement; or (v) upon 15 days' written notice, by the Trust, Starwood Mezzanine or SOFI IV if the Trust enters into an agreement with any party other than Starwood Mezzanine, SOFI IV or any other entity controlled by Starwood Capital, Starwood Capital, LLC or their principals (a "Starwood Controlled Party") which is not consistent with the obligations of the Trust set forth in the Contribution Agreement or with the consummation of the transactions contemplated by the Contribution Agreement. For purposes of the Contribution Agreement, an agreement with a party other than Starwood Mezzanine, SOFI IV or a Starwood Controlled Party will be deemed to be inconsistent with the obligations of the Trust set forth in the Contribution Agreement in the event that such agreement would impose any exclusivity or non-competition agreements on the Trust or would require a commitment of the Trust capital in excess of $1,000,000, in the aggregate.

  The Contribution Agreement provides that except as described below, each of the parties thereto will bear its own costs and expenses incurred in connection with the Contribution Proposal. If the Contribution Agreement is terminated pursuant to clause (v) in the preceding paragraph, then Starwood Mezzanine and SOFI IV shall be entitled to the reimbursement of their reasonable, out-of-pocket expenses incurred in connection with the implementation of the Contribution Agreement (including the negotiation, execution and delivery of the Contribution Agreement). If the Contribution Proposal is not consummated prior to June 30, 1998 other than as a result of the Independent Committee withdrawing its approval of the Proposals, Starwood Mezzanine and SOFI IV will reimburse the Trust for fees and expenses paid to Houlihan.

  Representations and Warranties; Indemnification. The Contribution Agreement contains various representations and warranties of the Trust. These include representations and warranties with respect to (i) its organization, good standing and power to carry on its business, (ii) its authorized and outstanding shares, (iii) its authority to enter into and consummate the transactions contemplated by the Contribution Agreement and the enforceability of the agreements relating to the transactions described herein entered into by the Trust, (iv) the absence of certain conflicts with certain documents, agreements and instruments arising from the transactions contemplated by the Contribution Agreement, (v) the absence of material undisclosed litigation or proceedings with respect to the Trust, and (vi) the accuracy of reports and statements filed with the SEC since September 26, 1996 and of the financial statements included therein. In addition, the Contribution Agreement contains a representation and warranty of the Trust as to its capitalization, the absence of subsidiaries, the absence of finders fees, the absence of defaults and breaches under the Shareholders Agreement, the amount of its assets and property and as to its eligibility to qualify to elect to be taxed as a REIT for its taxable year ending December 31, 1998.

  The Contribution Agreement also contains representations and warranties of each of Starwood Mezzanine and SOFI IV, including representations and warranties by each as to (i) its organization, good standing and power to carry on its business, (ii) its authority to enter into and consummate the transactions contemplated by the Contribution Agreement and the enforceability of the agreements relating to the transactions described herein entered into by each, (iii) the absence of undisclosed litigation or proceedings, (iv) the absence of certain conflicts with certain documents, agreements and instruments arising from the transactions contemplated by the Contribution Agreement, (v) its status as an accredited investor and the acquisition of the Class A Shares by each for investment purposes, and (vi) the accuracy of information and financial statements supplied by each for inclusion in this Proxy Statement. In addition, the Contribution Agreement contains representations and warranties of each regarding the Contributed Assets, the absence of finders fees, the compliance of each with the Employee Retirement Income Security Act of 1974, as amended, and the absence of any knowledge by either of any environmental law violation.

  The Contribution Agreement also contains representations and warranties of each of Starwood Mezzanine and SOFI IV as to each of their good title and sole ownership of the Contributed Assets, free and clear of any and all adverse claims, liens, pledges, assignments, charges or security interests.

  Each of the Trust, Starwood Mezzanine and SOFI IV has agreed to indemnify and hold harmless each other and the Partnership (and their respective subsidiaries, affiliates and successors) from all liabilities, losses or damages and reasonable out-of-pocket expenses incurred in connection with (i) its respective breach or failure to perform its obligations in the Contribution Agreement or any other agreement entered into by it in connection with the Contribution Agreement and (ii) any breach of any representation or warranty or misrepresentation or material omission made by it respectively in the Contribution Agreement, this Proxy Statement or any other agreement entered into by it in connection with the Contribution Agreement. The indemnification obligation of each of Starwood Mezzanine and SOFI IV is limited to the value of the Class A Shares and the cash received on the Contribution Date.

  The Contribution Agreement provides that the representations and warranties contained in the Contribution Agreement will survive until the first anniversary of the Contribution Date, at which time such representations terminate, and that any claim in respect of those representations and warranties must be asserted in writing prior to such termination.

  Covenants Prior to the Closing. The Trust has agreed to cause this Proxy Statement to comply with the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder (the "Exchange Act") and cause this Proxy Statement, at all relevant times, to be accurate and not misleading (except to the extent any inaccuracy is a result of information supplied by Starwood Mezzanine or SOFI IV). Starwood Mezzanine and SOFI IV have each agreed to furnish to the Trust all information required for this Proxy Statement, and to cooperate in connection with any necessary amendment or supplement to this Proxy Statement. Prior to the Closing, the Trust has agreed not to amend or delete certain of the Proposals without the approval of Starwood Mezzanine and SOFI IV. The Board of Trustees may at any time prior to the Contribution Date withdraw, modify or change any recommendation regarding the matters set forth in this Proxy Statement or recommend and declare advisable any other offer, proposal or transaction if in any such case it determines upon advice of legal counsel that the failure to so withdraw, modify or change such recommendation could be reasonably expected to involve it in a breach of fiduciary duties under applicable law.

  In addition, the Trust, the Partnership, Starwood Mezzanine and SOFI IV have each agreed that prior to the Contribution Date the Trust and the Partnership will each carry on its business and Starwood Mezzanine and SOFI IV will each carry on its business with respect to the Contributed Assets only in the ordinary course and each party will not enter into any material transaction outside of the ordinary course of business with respect thereto without the prior written consent of the Trust in the case of Starwood Mezzanine or SOFI IV, or Starwood Mezzanine and SOFI IV in the case of the Trust, such consent not to be unreasonably withheld.

  The Trust has also agreed that, prior to the Contribution Date, except as contemplated by the Contribution Agreement, without the prior written consent of Starwood Mezzanine and SOFI IV, it will not (i) take or omit to take any action to cause the Trust to fail to be eligible to elect and qualify as a REIT for its taxable year ending December 31, 1998, (ii) acquire additional real estate or other assets, (iii) issue or agree to issue any new debt or equity securities, (iv) declare or pay any dividends or other distributions to the holders of the Class A or Class B Shares other than as are necessary to preserve the REIT status of the Trust, or (v) repay indebtedness.

  Starwood Mezzanine and SOFI IV have each also agreed that they will not, without the prior written consent of the Trust and subject to certain restrictions, (i) voluntarily dispose of any portion of the Contributed Assets or of the underlying collateral; (ii) release any collateral or any party from any liability on or with respect to the Interests or the First Mortgage Portfolio; (iii) compromise or settle any claims of any kind or character with respect to the Contributed Assets; (iv) initiate, complete or otherwise take any action with respect to a foreclosure on any of the property securing any Interest or the First Mortgage Portfolio or exercise any remedies under the related mortgage note or mortgage or the other Contributed Assets; (v) sell or encumber, or contract to sell or encumber, the Contributed Assets, or any portion thereof or any interest therein; (vi) agree to any amendments or modifications to any of the Contributed Assets; (vii) subordinate any Interest or the First Mortgage Portfolio; (viii) accept any prepayment of any Interest or the First Mortgage Portfolio at a discount from the face amount thereof;
(ix) give any notice of default or make any demand on any borrower; (x) accelerate the maturity of the Interests or the First Mortgage Portfolio; or
(xi) initiate any litigation against any borrower or other party to a Letter of Intent.

  The Trust, Starwood Mezzanine and SOFI IV have also agreed to (i) notify the other parties upon becoming aware of any material lawsuit or proceedings, (ii) cooperate with each other party to fulfill the conditions to the other parties' obligations under the Contribution Agreement, and (iii) not make any public announcement of the transactions contemplated by the Contribution Agreement without the consent of the other party, except as required by law.

OPINION OF INDEPENDENT FINANCIAL ADVISOR

  The Independent Committee has engaged Houlihan, an independent financial advisor, to analyze the fairness of the Contribution Proposal from a financial point of view. The Independent Committee selected Houlihan because of its experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan is a nationally recognized investment banking firm that is continuously engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

  Houlihan has no material prior relationship with the Trust, Starwood Capital, or its affiliates. Houlihan has been retained by Starwood Hotels & Resorts Trust to provide services unrelated to the Trust. Houlihan will receive professional fees from Starwood Hotels & Resorts Trust in connection with such services in the amount of approximately $600,000. No portion of Houlihan's fees, either in its services to the Trust or to Starwood Hotels & Resorts Trust, are contingent upon the conclusions reached by Houlihan. As compensation to Houlihan for its services in connection with the Contribution Proposal (and related transactions disclosed here), the Trust has agreed to pay Houlihan a fee of $425,000. No portion of Houlihan's fees are contingent upon the successful completion of the Contribution Proposal or any related transaction. However, Starwood Capital and its affiliates have entered into an additional agreement with Houlihan that allows Starwood Capital and its affiliates access to certain information prepared by Houlihan in rendering its fairness opinion. Starwood Capital has agreed to pay Houlihan a fee of $50,000 for such access to such information. Moreover, Starwood Mezzanine and SOFI IV will reimburse the Trust for fees and expenses paid to Houlihan if the Contribution Proposal is not consummated on or prior to June 30, 1998 other than as a result of the Independent Committee withdrawing its approval for the Proposals. The Trust has also agreed to indemnify Houlihan and related persons against certain liabilities, including liabilities under Federal securities laws, arising out of the engagement of Houlihan, and reimburse Houlihan for certain expenses.

  Houlihan did not, and was not requested by the Trust, to make any recommendations as to the form or amount of consideration to be paid to the Trust pursuant to the Contribution Proposal. In arriving at its opinion, Houlihan made its determination as to the fairness, from a financial point of view, of the Contribution Proposal on the basis of the analyses described below. No restrictions or limitations were imposed by the Trust or Starwood Capital or its affiliates upon Houlihan with respect to its investigation made or the procedures followed by Houlihan in rendering its opinion. Houlihan's opinion is not intended to be and does not constitute a recommendation to any Shareholders as to whether to vote in favor of the Contribution Proposal.

  The following is a summary of the material financial analyses used by Houlihan in connection with providing its fairness opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Exhibit A to this Proxy Statement. Shareholders are urged to read the full text of Houlihan's opinion carefully and in its entirety.

  In arriving at its opinion, Houlihan:

    1. reviewed the final draft of this Proxy Statement and exhibits hereto, including the Financial Statements included herein;

    2. met with certain members of the senior management of the Trust, Starwood Mezzanine and SOFI IV to discuss the operations, financial condition, future prospects and projected operations and performance of the Trust, Starwood Mezzanine and SOFI IV, and held discussions with representatives of counsel to the Trust, Starwood Mezzanine and SOFI IV to discuss certain matters;

    3. reviewed unaudited profit and loss information with respect to the Interests and the First Mortgage Portfolio, to the extent available, for the period from the date of the acquisition of such asset to the period ended approximately August 31, 1997, which the management of Starwood Mezzanine and SOFI IV identified as being the most current financial information available, and reviewed certain documents and agreements relating to each asset including, to the extent available, a description of such asset, a description of the collateral underlying such asset, a loan agreement summary, an intercreditor agreement summary, a summary of any first mortgage agreement on the same collateral, underlying collateral appraisals, and financial forecasts for the underlying collateral;

    4. visited certain facilities and business offices of the Trust, Starwood Mezzanine and SOFI IV;

    5. reviewed forecasts and projections prepared by management of Starwood Mezzanine and SOFI IV with respect to the Interests and the First Mortgage Portfolio for the months ended January 31, 1998 through the maturity of the subject asset;

    6. reviewed the historical market prices and trading volume for the Class A Shares and reviewed the historical market prices, to the extent available, for certain of the Interests;

    7. reviewed certain other publicly available financial data for certain companies that were deemed comparable to the Trust, both immediately prior to and immediately after giving effect to the Contribution Transaction;

    8. reviewed certain other publicly available financial data for certain assets, including collateralized mortgage backed securities, that were deemed comparable to the Interests and the First Mortgage Portfolio; and

    9. conducted such other studies, analyses and inquiries as were deemed appropriate.

  Houlihan used several methodologies to assess the fairness of the Contribution Transaction from a financial point of view. These methodologies provided (i) an estimate as to the value of the assets to be contributed, and
(ii) an estimate as to the value of the Class A Shares prior to the consummation of the Contribution Transaction; and thus provided a basis of comparison to the consideration given and received by the Trust in connection with the Contribution Transaction.

  With respect to the Contributed Assets:

  One methodology, a "Comparable Market Multiple"analysis, considered the capitalization multiples for certain income and cash flows of a peer group of companies comparable to the Contributed Assets and then applied a selected capitalization multiple based on a comparative financial analysis of such assets and the peer group of companies. This analysis resulted in an indication of value for the Trust following the consummation of the Contribution. This resulting aggregate value for the Trust was adjusted to reflect the pro forma capital structure of the Trust. A price per share was derived by dividing the pro forma value of the Trust attributable to the Class A Shares by the pro forma Class A Shares outstanding after the consummation of the Contribution Transaction.

  An alternative analysis was a "Yield" analysis, whereby the Trust's pro-forma value was estimated by calculating yields for similar, alternative investments and then applying a selected yield to the Trust's pro forma distributable cash. A price per share was derived by dividing the pro forma value of the Trust attributable to the Class A Shares by the pro forma Class A Shares outstanding after consummation of the Contribution Transaction.

  Finally, a "Comparable Transaction" analysis, which considered the terms and conditions of transactions which Houlihan deemed similar to the Contribution Transaction, was considered.

  Based upon these analyses, Houlihan estimated the value of the Class A Shares, on a pro forma basis, after giving effect to the Contribution Transaction.

  With respect to the Trust:

  Due to the nature of the Trust's assets, which consist primarily of cash, an "Adjusted Net Book Value" analysis, which considered the orderly liquidation value of the Trust's assets and the likely net proceeds to Shareholders, was considered. A price per share was derived by dividing the value of the Trust attributable to the Class A Shares by the existing outstanding Class A Shares.

  Additionally, the Trust's "Market Trading Price" was considered, including the Trust's limited float, volume, lack of analyst coverage, price reaction upon certain events and other factors.

  Based upon these analyses, Houlihan estimated the value of the Class A Shares prior to the consummation of the Contribution Transaction.

  In the aforementioned analyses, the estimate of the Class A Share value prior to the consummation of the Contribution Transaction was lower than the value of the Class A Shares after giving effect to the Contribution Transaction, leading Houlihan to conclude that the Contribution Transaction is fair to the existing Class A Shareholders of the Trust from a financial point of view.

  The aforementioned analyses required studies of the overall market, economic and industry conditions in which the Trust, Starwood Mezzanine and SOFI IV operate, and their respective operating results. Research into, and consideration of, these conditions were incorporated into the analyses.

  Houlihan's opinion is based on the business, economic, market and other conditions as they existed as of February 11, 1998. In rendering its opinion, Houlihan has relied upon and assumed, without independent verification, that the financial results provided to Houlihan have been reasonably prepared and reflect the best current available estimates of the financial results and condition of the Trust, Starwood Mezzanine and SOFI

IV. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the Trust, Starwood Mezzanine or SOFI IV and does not assume responsibility for the accuracy or completeness of such information. Except as set forth above Houlihan did not make any physical inspection or independent appraisal of the specific properties or assets of the Trust, Starwood Mezzanine or SOFI IV.

  The summary set forth above describes the material points of more detailed analyses performed by Houlihan in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan believes that is analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan opinion. In its analysis, Houlihan made numerous assumptions with respect to the Trust, Starwood Mezzanine, and SOFI IV, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Trust, Starwood Mezzanine and SOFI IV. The estimates contained in such analyses are not necessarily indicative of actual values of predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the true value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

REGISTRATION RIGHTS AGREEMENT

  The following summary of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement attached hereto as Exhibit C. The Registration Rights Agreement is being amended and restated in substantially the form of Exhibit C and as described below as of the Contribution Date. Pursuant to the Registration Rights Agreement, the Trust has granted registration rights with respect to Class A Shares acquired upon exercise of the Class A Warrant or upon the exchange of the Units issued to Starwood Mezzanine upon the formation of the Partnership. The Registration Rights Agreement is being amended to grant registration rights to Starwood Mezzanine and SOFI IV with respect to the Class A Shares issued upon contribution of the Contributed Assets and to grant SAHI Partners registration rights with respect to the Class A Shares it owns on the Contribution Date.

  As amended and restated, the Registration Rights Agreement will require the Trust to use its best efforts to cause a shelf registration of resales of the Class A Shares under the Securities Act to be declared effective prior to the 90th day after the Contribution Date. The Trust will be required to maintain the shelf registration statement effective until all eligible Class A Shares have been transferred in a resale registered under the Securities Act or are otherwise freely transferable without registration under the Securities Act (except for Class A Shares held by certain affiliates of the Trust), including pursuant to Rule 144(k) under the Securities Act. Starwood Mezzanine, SOFI IV and SAHI Partners will also have rights, subject to certain exemptions and limitations, to request that the Trust include such Class A Shares in other registrations of securities by the Trust under the Securities Act ("Incidental Registrations").

  All expenses incident to such registrations (other than underwriting discounts and selling commissions and fees and expenses of the selling holders) will be borne by the Trust.

  Subject to certain restrictions, the Trust has the right to suspend any public offering of Class A Shares pursuant to the Registration Rights Agreement if the Trust determines that a suspension is required to avoid premature disclosure of, or interference with, certain Trust transactions. Furthermore, if the underwriters used in connection with a public offering in an Incidental Registration advise the Trust that marketing factors require a limitation on the number of securities to be sold at a given time, the size of such offering may be reduced by decreasing the number of securities to be sold by persons other than the Trust; provided, that Starwood

Mezzanine, SOFI IV and their limited partners cannot be required to reduce the number of Class A Shares included in the registration statement to less than 20% of the total gross proceeds of the securities to be sold.

  The Trust has agreed to indemnify Starwood Mezzanine, SOFI IV and SAHI Partners and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Starwood Mezzanine, SOFI IV and SAHI Partners may be required to make in respect thereof. Starwood Mezzanine, SOFI IV and SAHI Partners have agreed to indemnify the Trust and certain other persons against certain limited liabilities, including limited liabilities under the Securities Act, and to contribute to payments that the Trust may be required to make in respect thereof; provided that such liability shall not exceed the proceeds (net of underwriting discounts and commissions) from the applicable offering received by Starwood Mezzanine, SOFI IV and SAHI Partners.

  In addition, the Company is considering implementing a dividend reinvestment program and registering Class A Shares to be issued in connection therewith.

SHAREHOLDERS AGREEMENT

  The following is a summary of the form of Second Amended and Restated Shareholders Agreement, by and among BLLC, SAHI Partners, Starwood Mezzanine, SOFI IV and the Trust and is qualified in its entirety by reference to the form of Second and Amended Restated Shareholders Agreement, attached hereto as Exhibit D (the "Shareholders Agreement"). The Shareholders Agreement is being amended and restated as of the Contribution Date in substantially the form of Exhibit D to include BLLC and SOFI IV as a party and to make certain other revisions. The Shareholders Agreement is being restated to incorporate all prior amendments and to eliminate certain provisions that have expired. The Shareholders Agreement prohibits BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV from taking certain actions with respect to the Trust without the approval of a majority of the Non-Starwood Trustees (defined below). These actions include transactions between the Trust and any of BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV or their affiliates (except if such transactions have been determined by the Board of Trustees to be pursuant to the reasonable requirements of the Trust's business and are upon fair and reasonable terms which are no less favorable and comparable to an arms-length independent third party transaction and involve less than $500,000), actions by the Trust which would result in one or more publicly-traded classes of the Company's equity securities no longer having the attributes of public ownership, or any actions beneficial to Starwood which would be detrimental to a material number of the public Shareholders of the Trust (e.g., any action that would have the effect of disproportionately diluting the voting or ownership interest of the public Shareholders as compared to BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV).

  In addition and pursuant to the Shareholders Agreement, the Trust has agreed that prior to the date on which Class A Shares with a fair market value of $250 million are outstanding that were issued as part of one or more primary or secondary public offerings (with not less than $200 million constituting issuances of Class A Share that are not resales of Class A Shares outstanding at 11:59 p.m. on the Contribution Date) (i) it will grant only Options and not other Awards to any person (a "Starwood Insider") that has an interest, directly or indirectly, in Starwood Mezzanine or SOFI IV or with respect to the initial grant, to the Advisor; (ii) no Options will be granted to Barry Sternlicht; (iii) the Class A Shares underlying total granted Awards shall not exceed in the aggregate 4.5% of the fully-diluted Class A Shares outstanding from time to time and not more than 2.5% of the fully-diluted Class A Shares outstanding from time to time will underlie Awards to Starwood Insiders; (iv) vesting of Options granted to Starwood Insiders shall, in addition to any service criteria, occur on a pari passu percentage basis with the percentage of the total number of Class A Shares held on the Contribution Date by Starwood Mezzanine and SOFI IV that have been sold or distributed by Starwood Mezzanine or SOFI IV; provided that in no event shall such Options vest at a rate that is faster than 33.33% per annum and provided further that subject to the continued satisfaction of any service criteria imposed by the Board of Trustees, all unvested Options held by Starwood Insiders shall vest in full on the earlier to occur of a Change in Control or on the fifth anniversary of the date of grant; and (v) to certain exceptions and for a limited period, not to grant Awards with an exercise or trigger price below fair market value. Further, the Trust will not grant Awards to officers, key employees, members or principals of the Advisor in such capacity without the consent of the Advisor.

  Pursuant to the Shareholders Agreement and during any period in which (x) the Class B Shares remain controlled by Starwood Capital Group LLC or by an entity under common control with Starwood Capital Group, LLC and (y) the Advisory Agreement has not been terminated by the Advisor or terminated for cause by the Trust, the Trust shall use its best efforts to cause five nominees designated by Starwood Capital Group, LLC or by the parties who control Starwood Capital Group, LLC to be elected to the Board of Trustees and to cause such persons to be included as the management slate of nominees to the Board of Trustees. Further, the Trust has agreed to use its best efforts during such period to cause such nominees or Trustees to be replaced from time to time, with or without cause, with new persons designated by Starwood Capital Group, LLC or the parties who control Starwood Capital Group, LLC at the request of Starwood Capital Group, LLC or persons who control Starwood Capital Group, LLC. Starwood agrees to renominate and to vote the Class A Shares and Class B Shares held by it for the election of Robin Josephs as a Trustee at the 1998 annual meeting of the Trust's Shareholders.

  Also pursuant to the Shareholders Agreement, BLLC has agreed that from and after the tenth anniversary of the Contribution Date, it will not to vote any Class B Shares in respect of any matters related to the Advisory Agreement (including, but without limitation, to vote in respect of any proposed termination of the Advisory Agreement) during any period (a "Suspension Period") in which all of the following conditions shall be satisfied: (a) the daily average closing price of Class A Shares of the Trust on the AMEX or the national securities exchange or electronic trading system that provides the primary market on which the Class A Shares are then traded for the 180-consecutive-calendar-day period preceding each day occurring during the Suspension Period shall be less than the product of (i) the Trust's book equity value attributable to the Class A Shares and (ii) the percentage equivalent of a fraction, the numerator of which is one, and the denominator of which is the total outstanding Class A Shares; and (b) the partners of SOFI IV shall have received aggregate distributions from SOFI IV that are less than the sum of (i) the total accrued "Preferred Return" (as defined in the SOFI IV partnership agreement) on the contributed and unreturned capital contributions of SOFI IV's partners to SOFI IV plus (ii) the total capital contributed by the partners of SOFI IV to SOFI IV; provided, however, that solely for purposes of this subparagraph (b) (and not for purposes of determining distributions from SOFI IV), in the event SOFI IV's partners are distributed Class A Shares and such Class A Shares are sold to unaffiliated third parties of such partners within 180 days subsequent to such distribution, then the prices received by such partners with respect to such shares so sold shall be deemed to have been the amounts distributed to such partners by SOFI IV for purposes of this subparagraph (b).

  Each of BLLC, the Trust, SAHI Partners, Starwood Mezzanine and SOFI IV have agreed to take all actions within their powers, to cause the nomination and election of at least three Non-Starwood Trustees to serve on the Board of Trustees during the term of the Shareholders Agreement; provided that in no event shall BLLC, SAHI Partners, Starwood Mezzanine or SOFI IV be obligated to take any action which would prevent them from electing a majority of the entire Trustees on the Board of Trustees. A "Non-Starwood Trustee" is a Trustee who is a "Non-Employee Trustee within the meaning of Rule 16(b)- 3(b)(3) of the Exchange Act and who is not (i) a person directly or indirectly owning, controlling, or holding, with power to vote, 3% or more of the outstanding voting securities of the Advisor or Starwood Capital Group, LLC,
(ii) a person directly or indirectly owning, controlling or holding 10% or more of the economic interest of any borrower under any loan made by the Company with an outstanding principal balance in excess of $3 million (a "Borrower") or any Person that provides mortgage servicing, or real estate or financial advisory or consulting services to the Trust and that received fees from the Trust for such services in excess of $100,000 for the prior fiscal year or is expected to receive in excess of $100,000 per annum during the current fiscal year (a "Service Provider") or an Affiliate of such Borrower or Service Provider, (iii) an officer, director, employee, member or partner of the Advisor or Starwood Capital Group, LLC, (iv) a spouse, sibling, lineal descendent, parent, grandparent, sibling of parents or first cousin, including adoptive relationships and with respect to siblings and parents, in-laws (a "Relative") of any person described in clause (i), or (v) a Relative of a Borrower or any Person described in clause (iii) residing in the same household as such Person.

  Finally, the general partners of Starwood Mezzanine and SOFI IV, who are affiliated with the Advisor, have agreed with their limited partners not to vote any Class A Shares owned by Starwood Mezzanine or SOFI IV, as applicable, in favor of any amendment to the Advisory Agreement or the basic terms of the Incentive Plan that is not approved by the advisory committee of SOFI IV or limited partners holding two-thirds in economic interest of Starwood Mezzanine, as applicable and the Trust has agreed not to amend the basic terms of the Incentive Plan without the consent of Starwood Mezzanine and SOFI IV, respectively, as long as such entity owns Class A Shares.

  As amended on the Contribution Date, the Shareholders Agreement will terminate automatically on the date that neither Starwood Mezzanine nor SOFI IV own any Class A Shares.

EXCHANGE RIGHTS AGREEMENT

  Pursuant to the Exchange Rights Agreement, subject to the limitations described therein, Starwood Mezzanine has the right to tender to the Trust all or a portion of the Units held by Starwood Mezzanine from time to time. The Trust has the option to pay for such tendered Units either (i) by delivering Class A Shares to such tendering holders as described below, (ii) with cash or
(iii) by delivering a combination of Class A Shares and cash as determined by the Independent Trustees. The Exchange Rights Agreement is being terminated on the Contribution Date in connection with the termination of the Partnership, and the outstanding Units held by persons other than the Trust are being converted into Class A Shares.

FEDERAL INCOME TAX ASPECTS OF THE CONTRIBUTION PROPOSAL

  The Contribution Proposal has been structured to be taxable for federal income tax purposes to taxable partners of Starwood Mezzanine and SOFI IV. Shareholders that are also partners of Starwood Mezzanine or SOFI IV should consult with their own tax advisors with respect to the tax consequences of the Contribution Proposal.

  The Code provides that a REIT may qualify as a REIT for a taxable year only if, as of the close of such year, it has no earnings and profits accumulated in any non-REIT year (including amounts attributable to entities merged into the REIT). If the Trust had any such non-REIT earnings and profits, it would be required to make a distribution equal to the non-REIT earnings and profits to preserve its REIT status. Because assets (and not stock) will be contributed to the Trust pursuant to the Contribution Proposal by Starwood Mezzanine and SOFI IV, the Trust will not succeed to the non-REIT earnings and profits of any entity by reason of the Contribution, and this special distribution requirement does not apply with respect to the Contribution Proposal. However, because the Trust may not have qualified as a REIT in prior taxable years, the Trust may be required to make distributions sufficient to eliminate any earnings and profits accumulated during the period for which it did not qualify as a REIT. The Board of Trustees currently believes that the Trust did not generate earnings and profits in prior taxable years during which the Trust may not have qualified as a REIT; however, the amount of such a distribution (if any) is uncertain as it may be a condition of a possible agreement with the IRS, which has not been finalized at this time. See "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy--Closing Agreement."

  Based upon a review of the assets contributed pursuant to the Contribution Proposal by the Board of Trustees, the Board of Trustees expect the Trust will be able to satisfy the requirements for qualification as a REIT. The Trust's qualification and taxation as a REIT in the future will depend upon the Trust's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. The Trust will review compliance with these tests on a continuing basis. However, no assurance can be given that the Trust will satisfy such tests in the future. For further discussion, see "TRUST AMENDMENTS PROPOSAL--Federal Income Tax Aspects of the Contribution Proposal and the Change of the Trust's Purpose and Investment Policy."

ACCOUNTING TREATMENT OF THE CONTRIBUTION

  Since Starwood Mezzanine currently owns a controlling interest in the Trust, the transfer of the Starwood Mezzanine Interests by Starwood Mezzanine will be accounted for as a step acquisition. Accordingly, the Starwood Mezzanine Interests will be adjusted to reflect the pro rata amount of the Class A Shareholder's (other than Starwood Mezzanine's) ownership of these assets subsequent to Starwood Mezzanine's acquisition.

  The Contributed Assets received from SOFI IV will be accounted for as a purchase and, accordingly, will be reflected at their fair market value at the consummation of the Contribution.

REASONS FOR AND ALTERNATIVES TO THE CONTRIBUTION PROPOSAL AND BOARD OF TRUSTEES' RECOMMENDATION REGARDING THE CONTRIBUTION PROPOSAL

  The Independent Committee and the Board of Trustees believe that the Proposals, taken as a whole, are in the best interests of both the Trust and the Shareholders. In presenting the Proposals to the Board of Trustees, representatives of Starwood Mezzanine and SOFI IV informed the Trustees that the Contribution Proposal, the Advisory Agreement Proposal and the Trust Amendments Proposals were prepared and negotiated over a long period of time with a number of different parties, including the Independent Committee and the limited partners of Starwood Mezzanine and SOFI IV, with an objective of carefully, reasonably and fairly balancing and responding to the concerns and interests of all parties, including the Trust and its Shareholders. Consequently, the overall transaction was presented to the Trust and the Board of Trustees as a single proposal and package and not as a series of independent and separate components. While the Board of Trustees determined to provide the Shareholders an opportunity to vote on these proposals separately, Starwood Mezzanine and SOFI IV's obligation to consummate the Contribution is conditioned upon approval by the Shareholders of each of the Proposals.

  The Board of Trustees took into account, among other things, the factors discussed below in deciding to approve the Proposals and submit them to a vote of the Shareholders. In view of the variety of factors considered in its evaluation of the Proposals, the Board did not find it practical to, and did not, quantify or otherwise assign precise relative weights to the individual items described below.

  Infusion of Capital. As of December 31, 1997, the Trust's assets primarily consisted of approximately $11.0 million in short-term, liquid real estate investments, cash and cash equivalents which were held directly or indirectly through its ownership in the Partnership. The Trust has no other remaining assets. The consummation of the Contribution Proposal will increase the real estate-related assets held by the Trust from approximately $10.0 million to $1 billion. In addition, the consummation of the Contribution Proposal is accretive to the net tangible book value per Class A Share. On a fully diluted basis, the net book value per Class A Share as of December 31, 1997 was $0.89 per Class A Share and, on a pro forma basis for the Transactions would have been $2.36 per Class A Share as of such date, an increase of $1.47 per Class A Share or 165.1%.

  Potential for Growth. The Board of Trustees believes that the implementation of the Contribution Proposal will provide Shareholders with a potential for growth of their investment and overall return. The Board of Trustee's belief is based upon (a) the ability of the Trust to implement its purpose and investment policy through the consummation of the Contribution, (b) the increase in the assets, and particularly real estate-related assets, owned by the Trust upon consummation of the Contribution, and (c) the experience and track record of Starwood in making real-estate related investments. In recommending the approval of the implementation of the Contribution Proposal and the other Proposals, the Board is subject to conflicts of interests. See "RISK FACTORS--Conflicts of Interests."

  Experience and Track Record of Starwood. The Board of Trustees believes that the Trust will benefit from Starwood's additional ownership interest in the Trust and its substantial experience in acquiring and owning real estate assets. Since 1991, affiliates of Starwood have acquired in excess of $6.3 billion in real estate related assets in over 180 transactions from a variety of sellers, including banks, insurance companies, the Resolution Trust Corporation, and the Federal Deposit Insurance Corporation. Starwood Mezzanine was formed in 1994 with a goal to create a portfolio of high-yielding mezzanine investments with significant current cash flow and has achieved a leading position in the developing market for mezzanine financing. SOFI IV was formed in 1996 with $830 million in committed investor capital and a goal to create a portfolio composed of approximately two-thirds high yielding mezzanine debt and one-third equity investments intended to generate significant risk-adjusted returns for investors. Since its inception, SOFI IV has created a portfolio of $1.17 billion in investments. The Trust believes that, given the success and experience of Starwood, the implementation of the Contribution Proposal will provide Shareholders with a potential for growth of their investment and overall return.

  Implementation of Purpose and Investment Policy Plan. The Contribution Proposal will allow the Trust to implement the Trust's purpose and investment policy. The Board of Trustees has considered the additional risks to the Trust relating to debt investments in real estate related assets set forth in "RISK FACTORS" but believes that the potential growth of the Trust's assets through such investments in real estate-related assets outweighs such additional risks. The Board of Trustees also considered that Shareholders who desire to liquidate their investment could do so by selling their Class A Shares on AMEX.

  No Better Alternative Identified. The primary alternative to the Contribution Proposal identified by the Board of Trustees as available to the Trust at the current time was to liquidate the Trust and distribute its assets. The Board of Trustees estimates that approximately $6,736,000 would have to be available to the Trust to be distributed to the Shareholders in a liquidating dividend on December 31, 1997 after deduction for estimated operating expenses that will be incurred by the Trust prior to December 31, 1997 other than in connection with the Proxy Statement and the transactions described herein. Such dividend would equal $.89 per Class A Share. The Board of Trustees rejected this alternative as they determined implementing the Contribution Proposal presents the Shareholders a greater potential for growth of their investment and an ultimate return on the remainder of their investment in the Trust of greater than the liquidating dividend of $.89 per Class A Share. The Board of Trustees concluded that implementing the Contribution Proposal is the best alternative currently available to the Trust and its Shareholders.

  Protection of the Unaffiliated Shareholders by the Shareholders
Agreement. The Shareholders Agreement requires the consent of a majority of the Independent Trustees for the Trust to undertake certain of the transactions described in this Proxy Statement. The Board of Trustees required BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV to enter into the Shareholders Agreement to protect the Shareholders not affiliated with Starwood. The Trust has fully complied with the Shareholders Agreement in connection with the transactions contemplated by this Proxy Statement. The Proposals, taken as a whole, were approved by the Independent Trustees.

  Fairness Opinion. The Independent Committee and the Board of Trustees placed significant weight on written material and oral presentations received from Houlihan and Houlihan's opinion that the Contribution Proposal is fair from a financial point of view to the Trust and its Shareholders.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the Contribution Proposal.

CONSIDERATIONS IF THE CONTRIBUTION PROPOSAL IS NOT APPROVED

  If the Contribution Proposal is not approved, none of the other Proposals will be submitted to the Shareholders for their consideration and vote, and a new Annual Meeting will be held at which Trustees will be elected. Additionally, if such Proposals are not approved and the Contribution is not consummated, the Trust will be forced to look for other capital sources and alternative transaction opportunities. The Trust currently has not identified any other capital sources or potential opportunities.

                       ADVISORY AGREEMENT PROPOSAL

  If the Contribution Proposal is approved, the Shareholders will be asked to consider and vote upon the following proposals to amend the Trust's Declaration of Trust as described below that will conform certain provisions of the Declaration of Trust to the Advisory Agreement.

THE ADVISOR

  The Advisor is a Connecticut limited liability company. The Starwood Trustees and Messrs. Silvey, Dishner and Kleeman directly or indirectly own a substantial economic and voting interest in the Advisor. The Advisor is a recently formed entity with no significant assets and no prior history of operations. While the management of the Advisor have the real estate experience described below, the Advisor has not previously managed the investment affairs of any other company. Mr. Sternlicht is also Chairman of the Trust and Mr. Sugarman is Chief Executive Officer, President and a Trustee of the Trust.

            NAME             AGE                      TITLE
            ----             ---                      -----
Barry S. Sternlicht.........  37 Chairman and Director
Jay Sugarman................  35 Chief Executive Officer, President and Director

  Barry S. Sternlicht became Chairman, a director of the Advisor in November 1997, a Trustee of the Trust in March 1994 and was elected Chairman in September 1996. Mr. Sternlicht was Chief Executive Officer of the Trust from September 1996 to November 1997. Mr. Sternlicht was Chairman of the Audit and Compensation Committee of the Trust from March 1994 until December 1995. He is founder and General Manager of Starwood Capital Group, L.L.C. (together with its predecessor entities "Starwood Capital LLC") and co-founder of its predecessor entities in 1991 and has been the President and Chief Executive Officer of Starwood Capital L.P. since its formation in 1991. In addition, Mr. Sternlicht is currently the Chief Executive Officer and Chairman of the Board of Trustees of Starwood Hotels & Resorts Trust, Chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc., a trustee of Equity Residential Properties Trust, a multi-family REIT and a director of U.S. Franchise Systems. Mr. Sternlicht is on the Board of Governors of NAREIT and is a member of the Urban Land Institute and of the National Multi-Family Housing Council. Mr. Sternlicht is a member of the Board of Directors of the Council for Christian and Jewish Understanding, is a member of the Young Presidents Organization and is on the Board of Directors of Junior Achievement for Fairfield County, Connecticut.

  Jay Sugarman became Chief Executive Officer, President and a director of the Advisor in November 1997, Chief Executive Officer of the Trust in November 1997 and President and Trustee of the Trust in September 1996. Mr. Sugarman is Senior Managing Director of Starwood Capital LLC and has been President of Starwood Mezzanine since November 1994. From 1990 through 1993, Mr. Sugarman managed a diversified, privately owned investment fund. Earlier in his career, Mr. Sugarman worked at First Boston Corporation and Goldman, Sachs & Co. Mr. Sugarman is a director of Commercial Guaranty Assurance, a financial insurance company and WCI Communities, Inc., a residential developer in South Florida. Mr. Sugarman received a B.A. degree from Princeton University where he was nominated for valedictorian and is a graduate of Harvard Business School, where he was a Baker Scholar.

ADVISORY AGREEMENT

  On the Contribution Date, the Trust and the Advisor will enter into the Advisory Agreement pursuant to which the Advisor will manage the investment affairs of the Trust. The following summary of the material terms of the Advisory Agreement is qualified in its entirety by reference to the Advisory Agreement attached as Exhibit E. Pursuant to the Advisory Agreement, the Advisor will provide the following investment advisory services to the Trust, subject to the Trust's purpose and investment policy, the Investment Restrictions and the limitations set forth below:

  . Identify investment opportunities for and advise the Trust as to the acquisition and disposition of investments.

  . Effect acquisitions and dispositions for the Trust's account; provided that approval of the Board of Trustees is required prior to the acquisition or disposition of an investment with an acquisition cost or disposition value in excess of $10 million.

  . To the extent such services are not provided by third parties, monitor, manage and service the Trust's loan portfolio on a continuing basis, including upon approval of the Board of Trustees, the enforcement of remedies upon default.

  . Arrange debt financing for the Trust, provided that all financings in excess of $100 million and financings that are recourse to the Trust in excess of $25 million must be approved by the Board of Trustees.

  . At the request of the Board of Trustees and in accordance with its direction, invest or reinvest any money of the Trust.

  .  Engage in hedging activities on behalf of the Trust.

  . At the direction of the Board of Trustees, open and maintain bank accounts in the name of the Trust.

  In addition to the specific limitations with respect to the management of the investment affairs of the Trust, the Advisor will not act in a manner that is inconsistent with the express direction of the Board of Trustees and the Advisor will be at all times subject to any directives of the Board of Trustees or authorized officers of the Trust. In addition, the Advisor will be required to report to the Board of Trustees and/or the officers of the Trust with respect to its activities. The Advisor will not be responsible for the administration of the Trust.

  The Advisor has agreed not to take any action (including without limitation, furnishing or rendering services to tenants of property or managing real property), which would (a) adversely affect the status of the Trust as a REIT under the Code or which would make the Trust subject to the Investment Company Act, if not in the best interests of the Shareholders as determined by the Board of Trustees, or (b) violate any law, rule, regulation or statement of policy of any government body or agency having jurisdiction over the Trust or over its securities, or (c) otherwise not be permitted by the Declaration of the Trust, except if such action shall be ordered by the Board of Trustees, in which event the Advisor shall promptly notify the Board of Trustees of the Advisor's judgement that such action or omission to act would adversely affect such status or violate any such law, rule or regulation or the Declaration of Trust, and shall refrain from taking such action pending further clarification of such instructions from the Board of Trustees. In addition, the Advisor has agreed to take any and all affirmative steps required to prevent or cure any action described in (a), (b) or (c) above.

  Compensation and Expenses. Commencing on the 90th day after the Contribution Date, the Trust will pay to the Advisor a quarterly base management fee ("Base Fee") of .3125% (1.25% per annum) of the "Book Equity Value" of the Trust determined as of the last day of each quarter, but estimated and paid in advance subject to recomputation. "Book Equity Value" is the excess of the book value of the assets of the Trust over all liabilities of the Trust determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that real estate-related depreciation and amortization (other than amortization of financing costs and other prepaid expenses to the extent such costs and prepaid expenses have previously been booked as an asset of the Trust) shall not operate to reduce the book value of the Trust's assets for purposes of determining Book Equity Value. For purposes of determining Book Equity Value, debt obligations, such as convertible debt, which are exchangeable or convertible into equity securities shall not be considered liabilities of the Trust for any applicable period in which the value of the equity securities into which such debt obligation is convertible or for which it may be exchanged equals or exceeds the outstanding balance of such debt obligation as of the last day of the period (with the value of any such equity securities for such applicable period as are traded on an exchange to be deemed to be the average daily closing price of such equity securities on such exchange over such applicable period for purposes of making the value determination contemplated by this sentence). Debt obligations that are excluded as liabilities of the Trust under the preceding sentence in determining Book Equity Value are referred to as "Deemed Equity Obligations." In addition to the foregoing, in the event and to the extent non-cash assets are contributed to the Trust or any of its subsidiaries or affiliates in exchange for equity securities of the Trust, then for purposes of determining the Trust's "Book Equity Value" following such contributions, the book value of the assets so contributed shall be deemed to be increased by the excess, if any, of the fair market value of the equity securities issued in consideration of such contributions determined at the time of such contributions over the book equity value allocable to such assets by the Trust immediately following such contributions determined in accordance with generally accepted accounting principles.

  In addition, commencing on the 90th day after the Contribution Date, the Trust will pay the Advisor a quarterly incentive fee ("Incentive Fee") of five percent (5%) of the Trust's "Adjusted Net Income" during each quarter that the Adjusted Net Income for such quarter restated and annualized as an annualized rate of return on the Trust's Book Equity Value for such quarter equals or exceeds the "Benchmark BB Rate." "Adjusted Net Income" is the Trust's gross income for the applicable quarter (determined in accordance with GAAP) less the Trust's expenses for the applicable quarter (determined in accordance with GAAP and including the Base Fee for such quarter but not the Incentive Fee for such quarter). In addition, real estate-related depreciation and amortization (other than amortization of financing costs and other prepaid expenses to the extent such costs and prepaid expenses have previously been booked as an asset of the Trust) shall not be deducted in determining Adjusted Net Income. For purposes of determining Adjusted Net Income, any interest expenses for an applicable period on Deemed Equity Obligations shall not be included as an expense and, thus, shall not operate to reduce the Trust's gross income for such applicable period. "Benchmark BB Rate" for a given quarter means the arithmetic average of the various weekly average annualized rates of return to maturity on current pay "BB" rated commercial mortgage-backed securities during such quarter by domestic U.S. issuers. The weekly average annualized rates of return on current pay "BB" rated commercial mortgage backed securities shall mean the sum of the rate of return on the 10 year Treasury on the applicable date and the BB spread as reported in the Morgan Stanley Dean Witter Weekly Mortgage Research Report. During any quarter where such rate is not published, the Trust and the Advisor shall meet in good faith to agree upon another published report or similar sources. The Advisor will also be reimbursed for certain expenses it incurs on behalf of the Trust.

  As a result of the delayed commencement of the advisory fee accrual, the operating results of the Trust for the 90 days after the Contribution Date will be higher than they would have been if the advisory fee had not been deferred and therefore may not be reflective of future operating results of the Trust.

  Term and Termination. The Advisory Agreement has an initial term of three years subject to automatic renewal for one year periods unless a "Termination Event" has occurred and is continuing or the Trust has been liquidated (provided, however, that if Trust assets are transferred to a subsidiary of the Trust other than in connection with a liquidation of the Trust, the terms of the Advisory Agreement shall continue to apply with respect to such assets). In addition, the Advisor may terminate the Advisory Agreement on 60 days' notice to the Trust and the Trust may terminate the Advisory Agreement upon 60 days' written notice of termination from the Board of Trustees to the Advisor, if a Termination Event has occurred or if the decision to terminate is based on an affirmative vote of the holders of two-thirds or more of the voting shares of the Trust at the time outstanding. A "Termination Event" shall have occurred if the Advisor (i) violates any provisions of the Advisory Agreement and fails to cure such violation within 90 days of notice of such violation, or (ii) certain bankruptcy events have occurred, including if the Advisor admits in writing its inability to pay its debts or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; authorizes or files a voluntary petition in bankruptcy; or permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 90 days or has an order for relief entered against it in some bankruptcy proceeding, or (iii) unless cured within 90 days of notice of such violation, commits some act or omission that constitutes bad faith, willful misconduct, gross negligence or reckless disregard of its duties and results in a material expense, loss, damage or liability incurred by the Trust.

  Standard of Care; Indemnification. The Trust (and its respective subsidiaries, affiliates and successors) has agreed to reimburse, indemnify and hold harmless the Advisor, its members, managers, officers, stockholders and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the

Advisor, its members, managers, officers, stockholders and employees, made in good faith in the performance of the Advisor's duties under the Advisory Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

  Conflicts of Interests. All determinations on behalf of the Trust in respect of the computation of the Advisor's fees under the Advisory Agreement are required to be made by the members of the Board of Trustees who are not affiliated with the Advisor.

  In addition, BLLC, the holder of the Class B Shares on the Contribution Date, will agree pursuant to the Shareholders Agreement to abstain from voting the Class B Shares in any matter relating to the Advisory Agreement during any period ("Suspension Period") after the tenth anniversary of the Contribution Date during which (i) the daily average closing price of the Class A Shares for the 180 consecutive calendar day period preceding each day occurring during the Suspension Period is less than the product of (a) the Trust's book equity value attributable to the Class A Shares and (b) the percentage equivalent of a fraction, the numerator of which is one and the denominator of which is the aggregate number of then outstanding Class A Shares and (ii) the partners of SOFI IV have received aggregate distributions from SOFI IV that are less than the sum of (a) the total accrued Preferred Return (as defined in the SOFI IV partnership agreement) on the contributed and unreturned capital contributions of SOFI IV's partners to SOFI IV plus (b) the total capital contributed by the partners of SOFI IV to SOFI IV; provided that in the event SOFI IV's partners are distributed Class A Shares and such Shares are sold to parties unaffiliated with the partner of SOFI IV within 180 days of such distribution, then the consideration received by the partner in such sale shall be deemed to be the amount distributed to such partner by SOFI IV for purposes of determining the Suspension Period. Finally, (i) the general partners of Starwood Mezzanine and SOFI IV and (ii) Starwood Capital LLC for so long as it controls BLLC, who are all affiliated with the Advisor, have agreed with the limited partners of Starwood Mezzanine and SOFI IV not to vote any Class A Shares owned by Starwood Mezzanine or SOFI IV, as applicable, in favor of any amendment to the Advisory Agreement that is not approved by the advisory committee of SOFI IV or limited partners holding two-thirds in economic interest of Starwood Mezzanine, as applicable.

  Until the first to occur of (i) February 27, 2000, and (ii) the date which is six (6) months after the date on which aggregate proceeds of not less than $400 million have been raised through one or more public offerings of shares after the Contribution Date (with at least $320 million of such proceeds raised for the benefit of the Trust), neither the Advisor nor any person who is controlled by, who controls or who is under common control with the Advisor shall form a new blind pool investment fund, the primary purpose of which is to invest in debt (a) that is secured by real estate in the United States, (b) that has current coupon rates in excess of comparable maturity treasury spreads plus 400 basis points, and (c) that has maturities longer than four years, and which debt otherwise has predominantly debt investment characteristics.

REASONS FOR THE AMENDMENTS TO THE DECLARATION OF TRUST AND EFFECT THEREOF AND BOARD OF TRUSTEES' RECOMMENDATION REGARDING THE ADVISORY AGREEMENT PROPOSAL

  The following description sets forth the reasons for the proposed amendments to the Declaration of Trust and the effect of their adoption, including any modifications to the Class A Shares or Class B Shares caused by any such amendments. The following description is qualified in its entirety by reference to the form of Declaration of Trust, attached hereto as Exhibit F, which has been marked to reflect the proposed amendments. Approval of each of the following proposals to amend the Declaration of Trust is contingent upon the approval of both of the proposals.

 Revision of Provisions Detailing Termination of the Advisory Agreement

  Reasons for Amendments: The Declaration of Trust currently states that the Advisory Agreement can be terminated by the Advisor after the initial term on 60 days notice or by a vote of a majority of the Board of Trustees or Shareholders holding a majority of the voting shares. The provisions in the Declaration of Trust relating to the terms of the Advisory Agreement reflect the terms of an agreement with the Trust's former advisor and do not reflect the terms of the new Advisory Agreement. The new Advisory Agreement provides that the Advisory Agreement can be terminated (i) by the Board of Trustees in the event of a Termination Event, (ii) by the Trust upon approval of Shareholders holding two-thirds of the voting shares of the Trust and (iii) by the Advisor at any time on 60 days' notice. The Trustee's investment policy and plan is to continue or develop long term relationships with its borrowers. The Board of Trustees believes that the continuation of the Advisory Agreement is important to its ability to develop relationships with its borrowers and continue to implement its investment policy. The Board of Trustees has determined it to be in the best interest of the Trust and the Shareholders to secure the services of the Advisor with respect to the investment affairs of the Trust and to correct the inconsistencies between the Declaration of Trust and the Advisory Agreement. If the Contribution is consummated, the Trust will need to retain an advisor to manage the Interests and the First Mortgage Portfolio or to hire additional personnel to perform such tasks. The Board of Trustees considered the expense, effort and time required to hire the required personnel and the experience of the individuals employed by the Advisor that will perform the investment advisory services under the Advisory Agreement in evaluating the terms of the Advisory Agreement and the necessity of amending the Declaration of Trust. The Board of Trustees determined that the terms and provisions of the Advisory Agreement are fair to the Shareholders. The Board of Trustees considered that it may be difficult for the Trust to terminate the Advisory Agreement in the absence of a Termination Event and that this may delay, discourage or prevent a change in control of the Trust, but determined that this effect was outweighed by the other terms of the Advisory Agreement (including the Board's supervisory rights under the Advisory Agreement) and the potential benefits to the Trust and the Shareholders of retaining the services of the Advisor.

  Proposed Amendments: The sections of the Declaration of Trust proposed to be amended are Sections 4.2 and 6.2(c). The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: It will be more difficult for the Trust to terminate the Advisory Agreement as a result of these proposed amendments. The inability of the Trust to terminate the Advisory Agreement in the absence of a Termination Event without approval of Shareholders holding two-thirds of the voting shares of the Trust may have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such a change of control was in their best interest. A new controlling Shareholder may be dissatisfied with the services provided by the Advisor or may otherwise want to terminate the Advisory Agreement, either to replace the Advisor or have investment advisory services performed by the Trust's personnel. The Advisor is affiliated with the Starwood Trustees, Messrs. Silvey, Dishner and Kleeman and Shareholders of the Trust that, as a group, held 79.64% of the voting shares of the Trust as of January 21, 1998. As a result of the dual class structure of the Trust's Shares, the holders of the Class B Shares, who will at all times control one third of the voting shares, will effectively have the ability to block a termination of the Advisory Agreement by the Trust in the absence of a Termination Event. The Class B Shares are all currently owned by Starwood, members of which are affiliated with the Advisor. See "TRUST AMENDMENT PROPOSALS--Anti-Takeover Effects" for additional amendments to the Declaration of Trust that may also effect a change of control of the Trust.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of foregoing proposed amendments.

 Change in Requirements with Respect to Independent Trustees

  Reason for Amendment: The provisions in the Declaration of Trust with respect to the Advisor and the Advisory Agreement were originally implemented when the primary purpose of the Trust was to make mortgage loans to entities affiliated with the former advisor to the Trust. The purpose and investment policy has been changed to acquiring or originating the Diversified Portfolio. In light of the change of the purpose and investment policy of the Trust, the Board of Trustees has determined that the requirement that a majority of the members of the Board of Trustees be unaffiliated with the Advisor is no longer necessary and that the Shareholders should be able to control the Board of Trustees by electing the Trustees without regard to such restriction. However, the Board of Trustees, recognizing that the Advisor and Starwood Capital Group, LLC is affiliated with Shareholders holding 79.64% of the voting shares as of January 21, 1998, determined that the Shareholders not affiliated with the Advisor or Starwood Capital Group, LLC should have representation on the Board of Trustees and that certain decisions should require the approval of the Trustees not affiliated with the Advisor or Starwood Capital Group, LLC. Therefore, the Board of Trustees is recommending that a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees be unaffiliated with the Advisor or Starwood Capital Group, LLC.

  Proposed Amendment: The section of the Declaration of Trust proposed to be amended is Section 4.3. The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: A minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees will be required to be unaffiliated with the Advisor or Starwood Capital Group, LLC. The remaining members of the Board of Trustees, who may and likely will constitute a majority of the Trustees, may be affiliated with the Advisor and will be able to control many actions of the Trust which could create additional conflicts of interests.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

                           TRUST AMENDMENTS PROPOSAL

  If the Contribution Proposal and the Advisory Agreement Proposal are approved, the Shareholders will be asked to consider and vote upon the following proposals to amend the Trust's Declaration of Trust as described below and adopt the Amended and Restated Declaration of Trust substantially in the form attached hereto as Exhibit F (collectively, the "Trust Amendments Proposal").

PURPOSE AND INVESTMENT POLICY

  The proposal to amend the Trust's Declaration of Trust will change the purpose and investment policy of the Trust as presently stated in the Declaration of Trust (i) to allow the Trust to originate or acquire certain mortgage loans made to borrower that are affiliated with the Trust and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust, (ii) to clarify that (1) the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, (2) the Trust generally will not obtain management rights over or equity interests in assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful, (3) the Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio and that the Diversified Portfolio may be held by the Trust directly or indirectly and (4) the Board of Trustees has exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property and (iii) to include the Investment Restrictions. The proposed amendment to the Declaration of Trust will change the purpose and investment policy of the Trust to primarily originating or acquiring the Diversified Portfolio subject to the Investment Restrictions which will be included in the Declaration of Trust. The acquisition of the Interests and the First Mortgage Portfolio by the Trust as part of the Contribution Proposal will implement the purpose and investment policy of the Trust.

ANTI-TAKEOVER EFFECTS

  Elimination of cumulative voting, establishment of a classified board, requiring approval of Shareholders holding two-thirds of the voting shares prior to certain asset transfers, certain amendments relating to the issuance of additional securities and increasing the Shareholder vote required to terminate the Advisory Agreement may be characterized in the view of the SEC as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of the Trust even if Shareholders holding a majority of the voting shares believed such change of control was in their best interests.

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

  In considering the Proposals, Shareholders should be aware that the overall effect of certain proposals is to make it more difficult for holders of a majority of the outstanding Class A Shares and Class B Shares to change the composition of the Board of Trustees and to remove existing management and/or the Advisor in circumstances where the Shareholders holding a majority of the voting shares may be dissatisfied with the performance of the incumbent Trustees or the Advisor or otherwise desire to make changes. These provisions, if adopted, could make a proxy contest a less effective means of removing or replacing existing Trustees or could make it more difficult to make a change in control of the Trust which is opposed by the Board of Trustees. This strengthened tenure and authority of the Board of Trustees could enable the Board of Trustees to resist change and otherwise thwart the desires of the Shareholders. Because these provisions may have the effect of continuing the tenure of the current Board of Trustees, the Board has recognized that the individual Trustees have a personal interest in these proposals that may differ from those of the Shareholders. Shareholders should recognize that one of the effects of the amendments may be to discourage a future attempt to acquire control of the Trust which is not presented to and approved by the Board of Trustees, but which a substantial number of Shareholders, and perhaps even Shareholders holding a majority of the outstanding voting shares, might believe to be in their best interests or in which Shareholders might receive a substantial premium for their shares over the current market price. As a result, Shareholders who might desire to participate in such transaction may not have an opportunity to do so. The changes to the Declaration of Trust with respect to the Advisory Agreement will make it more difficult for the Trust to terminate the Advisory Agreement which may discourage an attempt to acquire control of the Trust. Shareholders holding a majority of the voting shares would be unable to terminate the Advisory Agreement in the event such Shareholders wanted to replace the Advisor or have the Trust's own personnel manage the investment affairs of the Trust.

  The Trust's investment policy and plan is to continue or develop long term relationships with its borrowers. The Board of Trustees believes that the continuation of the Advisory Agreement is important to its ability to develop relationships with its borrowers and continue to implement its investment policy.

  A hostile takeover attempt may have a positive or a negative effect on the Trust and its Shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors or trustees of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a Board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets. In addition, in the case of a proposal which is presented to the Board of Trustees, there is a greater opportunity for the Board to analyze the proposal thoroughly, to develop and evaluate alternatives, to negotiate for improved terms and to present its recommendations to the Shareholders in the most effective manner.

  The Board of Trustees recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to shareholders, providing all shareholders with considerable value for their shares. However, the Board of Trustees believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Trust and its Shareholders. Accordingly, the Board of Trustees has separately proposed certain measures for inclusion in the Declaration of Trust that may have the effect of discouraging or deterring hostile takeover attempts.

  Notwithstanding the belief of the Board of Trustees as to the benefits to Shareholders of the changes, Shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Trust which is not presented to and approved by the Board of Trustees, but which a substantial number of Shareholders, and perhaps even a majority, of the Shareholders holding might believe to be in their best interests or in which Shareholders might receive a substantial premium for their shares over the current market price. As a result, Shareholders who might desire to participate in such transaction may not have an opportunity to do so.

  In addition, by increasing the probability that any person or group seeking control of the Trust would be forced to negotiate directly with the Board of Trustees, the proposed takeover defenses could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the Shareholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquiror would make a hostile tender offer for the outstanding shares of the Trust at a premium over the market rate and (ii) increase the difficulty of removing the existing Board of Trustees and management and the Advisor even if, in a particular case, removal would be beneficial to Shareholders generally.

  It should be noted, however, that the Board of Trustees has a fiduciary duty to the Shareholders to negotiate for the best interests of the Shareholders and not for its own interests. Further, while the proposed takeover defenses may discourage hostile takeover attempts, these provisions would not prevent a hostile acquisition of the Trust.

  The Board of Trustees has considered the potential disadvantages and believes that the potential benefits of the provisions described below outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with enabling the Board to fully consider and negotiate proposed takeover attempts make these proposals beneficial to the Trust and its Shareholders.

  The proposal to include these anti-takeover provisions does not reflect knowledge on the part of the Board of Trustees or management of any proposed takeover or other attempt to acquire control of the Trust. Management may in the future propose or adopt other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Trustees, although the Board has no such intention at the present time.

LICENSE AGREEMENT

  If approved by the Shareholders, the Trust will change its name to Starwood Financial Trust on the Contribution Date. The Trust will license the Starwood trademark from Starwood Capital Group LLC pursuant to a Trademark License Agreement. The Trust will pay Starwood Capital Group LLC a royalty of $1.00 per year for use of the Starwood trademark. Starwood Capital Group LLC may terminate the Trademark License Agreement on 30 days' written notice; provided, that, Starwood Capital Group LLC may not terminate the Trademark License Agreement if (i) the Advisory Agreement is in effect; (ii) the Trust is not in default under the Advisory Agreement and; (iii) Starwood Mezzanine and SOFI IV own in the aggregate more than 50% of the Class A Shares unless the Trust has changed its business so that its primary business is no longer acquiring, originating, owning or servicing debt or investments with debt-like characteristics. In the event the Trademark License Agreement is terminated, the Trust would have to cease using the Starwood name and would have to change its name so that it no longer included "Starwood."

FEDERAL INCOME TAX ASPECTS OF THE CONTRIBUTION PROPOSAL AND THE CHANGE OF THE TRUST'S PURPOSE AND INVESTMENT POLICY

  The following is a summary of certain Federal income tax consequences to the Trust of the Contribution Proposal and the change of the Trust's purpose and investment policy. The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations.

  Based upon a review by the Board of Trustees of the assets contributed pursuant to the Contribution Proposal, the Board of Trustees expects the Trust to satisfy the requirements for qualification as a REIT for its 1998 taxable year subject to the receipt by the Trust of a written agreement from the IRS that provides that the Trust is eligible to make an election under Section 856(c)(1) of the Code to be taxed as a REIT for its taxable year ending December 31, 1998. The Trust's qualification and taxation as a REIT in the future will depend upon the Trust's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. The Trust will review compliance with these tests on a continuing basis. However, no assurance can be given that the Trust will satisfy such tests.

  If certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate interests (including interests in mortgages on real property) and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their REIT taxable income that is currently distributed to shareholders. This treatment substantially eliminates the double taxation (i.e., at both the corporate and shareholder levels) that generally results from the use of corporations.

  If the Trust fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

  As discussed above, subject to the receipt by the Trust of a written agreement from the IRS that provides that the Trust is eligible to make an election to be taxed as a REIT for its taxable year ending December 31, 1998, and the Board of Trustees believes that the Trust will operate in a manner that will permit the Trust to elect REIT status in 1998 and in each taxable year thereafter. There can be no assurance, however, that this belief or expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous asset and income tests (as described below) as well as other tests, which in turn will be dependent in part on the Trust's operating results.

CLOSING AGREEMENT

  The Board of Trustees expects that the Trust will receive an IRS Closing Agreement (i.e., a written agreement from the IRS confirming its agreement on a material issue) in the near future that provides that the Trust is eligible to make an election under Section 856(c)(1) of the Code to be taxed as a REIT for its taxable year ending December 31, 1998. After determining that it may have violated certain REIT asset requirements, the Trust sought an IRS Closing Agreement by voluntarily disclosing to the Commissioner of Internal Revenue that the Trust may have violated certain REIT asset requirements set forth in
Section 856(c) of the Code for its taxable years ending December 31, 1993 through December 31, 1996. Although the Board of Trustees expects that the Trust will receive an IRS Closing Agreement in the near future, there can be no assurance that this will occur.

  While it is a condition of REIT status that prior corporate earnings and profits be eliminated, the Board of Trustees currently believes that the Trust did not generate significant earnings and profits in prior taxable years during which the Trust may not have qualified as a REIT; however, the amount of any such distribution is uncertain as it may be a condition of a possible IRS Closing Agreement, which has not been finalized at this time. In addition, if the Trust had any net unrealized built-in gain, with respect to any asset (a "Built-In Gain Asset") held by the Trust on January 1, 1998, and the Trust recognizes gain or the disposition of such asset during the ensuing 10-year period, then, the built-in gain on such date will be subject to tax at the corporate tax rate.

TAXATION OF THE TRUST

  General. In any year in which the Trust qualifies as a REIT, it will not, in general, be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income not distributed (as well as with respect to capital gains not distributed, subject to a shareholder's ability to claim a credit or refund for its share of such capital gain tax).

  Notwithstanding its qualification as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Trust fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% of net income from any "prohibited transaction" as described below, and if the Trust has (i) income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate tax rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations not presently contemplated.

  In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

  Asset Tests. At the close of each quarter of the Trust's taxable year, the Trust must satisfy two tests relating to the nature of its assets (with "assets" being determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, qualified temporary investments and regular or residual interests in a REMIC, except that, if less than 95% of the assets of a REMIC are "real estate assets," (as determined under the Code), the Trust shall be treated as holding directly its proportionate shares of the assets of the REMIC. Second, although the remaining 25% of the Trust's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer.

  Based on existing facts, the Board of Trustees intends that the Trust will meet these tests at the applicable times in the future. If, however, the Trust were unable to satisfy the foregoing asset tests at the applicable time, the Trust would be required to take preventive steps by disposing of certain assets or otherwise risk a loss of REIT status.

  Gross Income Tests. There are three separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for the Trust's 1997 taxable year and two separate percentage tests thereafter. Under recently enacted legislation, the 30% gross income test (described below) has been repealed and the Trust will not be required to comply with this test beginning January 1, 1998. For purposes of these tests, where the Trust invests in a partnership, the Trust will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Trust as it has in the hands of the partnership. The three tests are as follows:

  The 75% Test. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property including amounts included in gross income with respect to a regular or residual interest in a REMIC, except that, if less than 95% of the assets of a REMIC are "real estate assets" (as determined under the Code), the Trust will be treated as holding directly its proportionate share of the assets of such REMIC; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property");
(iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by the Trust in exchange for its shares or specified debt securities during the one-year period following the receipt of such capital.

  The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interests, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property (including a mortgage) are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. In addition, payments to a REIT under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to hedge its indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

  For purposes of determining whether the Trust complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of its investments if such investments are held by the Trust for at least four years and certain other requirements (relating to the number of investments sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Trust--General."

  In order to comply with the 75% and 95% gross income tests described above, the Board of Trustees will monitor the investments made by the Trust with the intent of maintaining the Trust's status as a REIT. As a result, the Board of Trustees may limit and/or closely scrutinize certain types of investments made by the Trust, including, among others, loans that provide for interest amounts that are dependent in whole or in part on the income or profits of a borrower, loans that contain interest payment provisions relating to appreciation of the underlying property, loans that are secured by assets other than mortgages on real property or interests in real property, and certain hedging transactions.

  Under the REIT rules, any amount received or accrued, directly or indirectly, with respect to any obligation is generally not includible as qualifying "interest" for purposes of the 75% and 95% gross income tests if the determination of the amount depends in whole or in part on the income or profits of any person (whether or not derived from property secured by the obligation). However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received from the debtor are attributable to amounts that would be characterized as qualified rents from real property under the REIT rules. Furthermore, to the extent interest under a loan is based on the cash proceeds realized upon the sale of the property securing the loan and constitutes a "shared appreciation provision" (as described below), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is treated as qualifying income for purposes of the 75% and 95% gross income tests, except as noted below.

  In addition, while the Board does not believe this to be the case as to any significant portion of the current loan portfolio being contributed, at the time of loan acquisition or origination it might be determined in certain cases that the Trust's investment in a loan may exceed at the time of loan acquisition or origination the value of the real property securing the loan or may not be secured by a mortgage on real property (e.g., a loan secured by a partnership interest), which would result in part or all of the interest income from such loan constituting qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests, except as noted above.

  Certain of the loans contributed pursuant to the Contribution Proposal contain the right to receive interest based on appreciation of the underlying real property. In addition, the Trust may acquire or originate loans in the future that have similar rights. Under the Code, a shared appreciation provision in a mortgage is any provision which is in connection with an obligation held by the Trust and secured by an interest in real property (the "secured property"), and which entitles the Trust to receive a specified portion of any gain realized on the sale or exchange of such property (or of any gain which would be realized if the property were sold on a specified date).

  For purposes of determining whether the Trust meets the 75% income test and 95% income test and whether it derives any income from prohibited transactions, any income derived from a shared appreciation mortgage shall be treated as gain recognized on the sale of the secured property. For purposes of this rule, (i) the Trust is treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, for the period during which the secured property was held by the person holding such property), and (ii) the secured property is treated as "dealer property" (as defined in Section 1221(1) of the Code) if it would be treated as "dealer property" in the hands of the person holding the secured property (or it would be treated as "dealer property" if held by the Trust).

  For the Trust's taxable years after 1997, if the secured property is treated as dealer property, gain from the sale of such property could give rise to the 100% tax on gain from prohibited transactions. Since substantially all the loans being contributed pursuant to the Contribution Proposal by Starwood Mezzanine and SOFI IV were acquired by purchase or contribution rather than originated by the Trust, there is no built-in safeguard in the loan documents to protect the Trust from the risk that the secured property will be treated as "dealer property." Similarly, in the case of loans that are acquired in the future rather than originated by the Trust, the same issue arises. However, the Trust intends to include built-in safeguards in the loans it originates in the future to minimize any risk that any secured property will be treated as "dealer property."

  The Trust acknowledges that certain of the mortgage investments contributed pursuant to the Contribution Proposal do not generate qualifying income for purposes of the 75% and 95% gross income tests because such assets, for example, generate income dependent in whole or in part on the income or profits of the applicable borrower. However, based on the Board of Trustee's review of all the mortgage investments being contributed pursuant to the Contribution Proposal (after consultation with its counsel and accountants), the Board of Trustees believes that, for purposes of both the 75% and 95% gross income tests, the mortgage investments contributed pursuant to the Contribution Proposal will permit the Trust to satisfy the requirements for qualification as a REIT.

  The Trust intends to enter into various hedging transactions with respect to one or more of its assets or liabilities. While such hedging transactions could take a variety of forms, only those payments to a REIT under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to hedge its indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test (but not for purposes of the 75% gross income test). The provisions of the Code regarding the qualification of the Trust as a REIT may thus restrict the Trust's ability to enter into certain types of hedging transactions. The Board of Trustees will monitor the Trust's compliance with the various REIT qualification tests imposed under the Code with respect to its various hedging strategies on a continuing basis. However, no assurance can be given that hedging transactions (together with other Trust operations) would permit the Trust to satisfy these tests on an ongoing basis.

  Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply were due to reasonable cause and not to willful neglect; (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax returns; and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

  The 30% Test. The 30% gross income test has been repealed and the Trust will not be required to comply with this test beginning January 1, 1998.

  Foreclosure Property Rules. REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would generally be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) as to which the related loan was made or acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. Except as provided in the following paragraph, property shall cease to be foreclosure property with respect to the Trust as of the close of the third taxable year following the taxable year in which the Trust acquired such property in foreclosure. If property is not eligible for the election to be treated as foreclosure property ("ineligible property") because, for example, the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such ineligible property may not be qualifying income for purposes of the 75% or 95% gross income tests.

  Any foreclosure property shall cease to be foreclosure property on the first day (occurring on or after the day on which the Trust acquired the property in foreclosure) on which: (x) a lease is entered into with respect to such property which, by its terms, will not give rise to qualifying income for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day which does not generate qualifying income for purposes of the 75% gross income test; (y) any construction takes place on such property (other than completion of a building, or completion of any other improvement, where more than 10 percent of the construction of such building or other improvement was completed before default became imminent); or (z) if such day is more than 90 days after the day on which such property was acquired by the Trust and the property is used in a trade or business which is conducted by the Trust (other than through an independent contractor (within the meaning of Section 856(d)(3) of the Code) from whom the Trust itself does not derive or receive any income). For example, if the Trust were to acquire a hotel as foreclosure property and operate the hotel for more than 90 days, the Trust would be required to operate the hotel through an independent contractor (within the meaning of the Code) from whom the Trust itself did not derive or receive any income (which might include income from the hotel). Otherwise, after such 90th day, the property would cease to be foreclosure property.

  In the event that a foreclosure with respect to any of the Trust's mortgage investments were to occur (or were anticipated to occur), the Trust intends to manage the actual or anticipated foreclosure with the intent of assuring qualification under the REIT asset and gross income tests including, if appropriate, the election to treat a foreclosed upon property as foreclosure property and to pursue the continued treatment of such property under the foreclosure property rules.

  Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

  Possible Legislative or Other Actions Affecting Tax
Consequences. Prospective shareholders should recognize that the present Federal income tax treatment of investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust.

  The Taxpayer Relief Act of 1997 (the "1997 Act"), which was signed into law by President Clinton on August 5, 1997, modified many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the 1997 Act (i) permits a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (ii) permits a REIT to elect to retain and pay income tax on net long-term capital gains (subject to a shareholder's ability to claim a credit or refund in its share of such capital gains tax);
(iii) as discussed above, repealed a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property and mortgage investments held for less than four years, and property that is sold or disposed of in a prohibited transaction; and (iv) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test. The changes are effective for taxable years beginning after the date of enactment. Thus, these changes will apply to the Trust for its taxable year beginning January 1, 1998.

SUMMARY OF THE AMENDMENT OF THE DECLARATION OF TRUST AND EFFECT THEREOF AND BOARD OF TRUSTEES' RECOMMENDATION REGARDING THE TRUST AMENDMENTS PROPOSAL

  The following description sets forth a summary of the proposed amendments to the Declaration of Trust and the effect of their adoption, including any modifications to the Class A Shares or Class B Shares caused by any such amendments. The following description is qualified in its entirety by reference to the form of Restated Declaration of Trust attached hereto as Exhibit F, which has been marked to reflect the proposed amendments. Approval of each of the following proposals to amend the Declaration of Trust is contingent upon the approval of all of the proposals.

 CHANGE OF TRUST'S NAME

  Reasons for Amendment: The change of the Trust's name from Angeles Participating Mortgage Trust to Starwood Financial Trust will eliminate the name of the Trust's former advisor from the name of the Trust, which might be confusing to investors and to include the name of the Advisor in the name of the Trust.

  Proposed Amendment: The sections of the Declaration of Trust proposed to be amended are the recitals and Section 1.1. The actual text of the proposed amendment is set forth in Exhibit F.

  Effect of Amendment: The name of the Trust will be changed from Angeles Participating Mortgage Trust to Starwood Financial Trust.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 CHANGE OF TRUST'S PURPOSE AND INVESTMENT POLICY

  Reasons for Amendments: The primary change to the purpose and investment policy of the Trust is to allow the Trust to originate or acquire certain mortgage loans made to affiliated entities and to acquire certain securities and investments that are collateralized by or made to borrowers that are affiliated with the Trust. The Trust has no present plans to originate or acquire loans made to borrowers affiliated with the Trust. This change will increase the investment options available to the Trust and allow the Board of Trustees to use its discretion with respect to the investment affairs of the Trust. While the elimination of the restrictions on affiliated investments may increase potential conflicts of interests between the Trust and its affiliates, the Board of Trustees

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

has determined that the Shareholders will be adequately protected by the Shareholders Agreement. The purpose and investment policy is also being amended to clarify that (1) the primary purpose of the Trust is to acquire a diversified portfolio of debt or debt like interests in real estate related assets, (2) the Trust generally will not obtain management rights over or equity interests in assets underlying non-performing or sub-performing debt unless the Trust's efforts to restructure such debt into performing debt are unsuccessful, (3) the Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio and that the Diversified Portfolio may be held by the Trust directly or indirectly and (4) the Board of Trustees has exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of its property. Finally, the Investment Restrictions, which are currently applicable to the Trust and are contained in the partnership agreement of the Partnership, are being included in the Declaration of Trust.

  Proposed Amendments: The sections of the Declaration of Trust proposed to be amended are Sections 1.4 and 3.1. The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: The change in the Trust's purpose and investment policy may increase potential conflicts of interests by permitting the Trust to originate or acquire mortgage loans made to borrowers affiliated with the Trust and to acquire securities and investments that are collateralized by or made to borrowers affiliated with the Trust. See "RISK FACTORS--Conflicts of Interest."

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 CHANGE IN REQUIREMENTS TO APPROVE CERTAIN ASSET SALES

  Proposal: To amend the Declaration of Trust to require the approval of Shareholders holding two-thirds of the voting shares of the Trust to approve any sale, transfer or other disposition of all or substantially all of the assets of the Trust.

  Reasons for Amendments: The purpose of increasing the voting requirements with respect to approving certain asset sales is to provide greater assurance that the Shareholders are in agreement with respect to transactions that will substantially alter the nature of the Shareholders' investment. In light of increasing industry consolidation and the frequency of transactions involving hostile and/or coercive offers to Shareholders, the Board believes that increasing the voting requirements with respect to approving certain asset sales will help to ensure that Shareholders are treated fairly and ultimately will assist in maximizing the return on their investment.

  Under California law, the sale, lease, exchange or disposition of all or substantially all of the assets of the Trust requires the approval of the holders of at least a majority of the securities entitled to vote thereon. The Board of Trustees is proposing that the vote required to take this action would be increased to two-thirds of the securities entitled to vote thereon.

  Proposed Amendments: The sections of the Declaration of Trust proposed to be amended are Sections 6.2(f) and 6.8. The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: In the event this proposal is approved by the requisite vote of the Shareholders, the sale, lease, exchange or disposition of all or substantially all of the assets of the Trust will require the affirmative vote of two-thirds of outstanding voting shares.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 ELIMINATION OF CUMULATIVE VOTING

  Proposal: To eliminate the provisions in the Declaration of Trust that allow Shareholders to cumulate votes when electing Trustees. Cumulative voting permits the holder of each share entitled to vote in the election of Trustees to cast that number of votes which equals the number of Trustees to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a Shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more Trustees if voting is cumulative. In contrast, the holder or holders of a

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

majority of the shares entitled to vote in an election of Trustees are able to elect all the Trustees in the absence of cumulative voting.

  Reason for Amendment: The Board of Trustees believes that eliminating the cumulative voting provision contained in the Declaration of Trust reduces the risk that one or more persons would seek to acquire a minority ownership in the Trust with a view toward obtaining a seat on the Board of Trustees to represent specific interests. The Board believes that such an effort, if successful, could negatively affect the Board's ability to effectively conduct the affairs of the Trust's business. Additionally, the Board believes that the elimination of cumulative voting is advantageous to the Trust and its Shareholders because each Trustee of a publicly held corporation has the duty to represent the interest of all shareholders, rather than any specific shareholder or group of shareholders.

  Proposed Amendment: The section of the Declaration of Trust proposed to be amended is Section 6.2(a). The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendment: The elimination of cumulative voting could deter investors from acquiring a minority block in the Trust with a view toward obtaining a seat on the Board of Trustees and influencing Trust policy. It is also possible that the absence of cumulative voting might deter efforts to seek control of the Trust on a basis which some Shareholders might deem favorable.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 ESTABLISHMENT OF CLASSIFIED BOARD OF TRUSTEES

  Proposal: Under the existing provisions of the Declaration of Trust, each Trustee of the Trust is elected annually for a term of one year. The Shareholders are being asked to consider and vote upon a proposal to reorganize the Trust's Board of Trustees into two classes of approximate equal size and to increase the minimum required number of Trustees from three to seven. Assuming Shareholder approval, each class of Trustees will, after an interim arrangement, serve for two years with only one of the two classes being elected each year. Upon approval of the Trust Amendment Proposal the Trustees will be aligned into two approximately equal classes: Class I, composed of Messrs. Dishner, Eilian and Kleeman and Ms. Josephs; and Class II, composed of Messrs. Sternlicht, Sugarman, Matthes and Youngblood. Following the interim arrangement described below, the Trustees of each class will serve two year terms, and the term of one class will expire each year.

  The Class I and Class II Trustees will initially be elected at the 1997 Annual Meeting for terms of one year and two years, respectively. If the Trust Amendment Proposals are adopted, Class I Trustees elected at the 1997 Annual Meeting will hold office until the 1998 Annual Meeting of Shareholders; and Class II Trustees elected at the Annual Meeting will hold office until the 1999 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders commencing with the 1998 Annual Meeting of Shareholders, Trustees elected to succeed those in the class whose terms then expire will be elected for two-year terms, so that the term of one class of Trustees expires each year. Thus, after the 1997 Annual Meeting, Shareholders will elect approximately one-half of the Trustees at each Annual Meeting of Shareholders and each Trustee will serve until a successor is duly elected and qualified or until his earlier death, resignation or removal.

  Reason for Amendments: The Board of Trustees believes that dividing the Trustees into two classes and providing that Trustees will serve two-year terms rather than one-year terms is advantageous to the Trust and Shareholders because it enhances the likelihood of continuity and stability in the Trust's management and in policies formulated by the Board of Trustees. The establishment of a classified Board of Trustees is not the result of any specific current efforts, of which the Trust is aware, by anyone to accumulate the Trust's securities or to obtain control of the Trust.

  The Board of Trustees also believes the establishment of a classified Board of Trustees would, if adopted, reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Trustees. It may require two meetings of Shareholders, rather than one, to effect a change in a majority of members of the Board of Trustees. The delay afforded by a classified Board of Trustees would serve to ensure that the Board of Trustees, if confronted by a hostile tender offer, proxy context or other surprise proposal from a third party who has acquired a block of Shares, will have sufficient time to review the proposal and appropriate alternatives to the proposal, and to act in a manner which it believes to be in the best interest of the Shareholders.


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

  The Board of Trustees believes that if a potential acquiror were to purchase a significant or controlling interest in the Trust, such acquiror could remove the Trustees and obtain control of the Board of Trustees which could severely curtail the Trust's ability to negotiate effectively with such potential acquiror on behalf of all other Shareholders. The threat of obtaining control of the Board of Trustees would deprive the Board of Trustees of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Trust. The establishment of a classified Board of Trustees is designed to reduce the vulnerability of the Trust to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Trust's outstanding Shares, or an unsolicited proposal for the restructuring or sale of all or part of the Trust.

  The proposed classification of the Board of Trustees is intended to encourage persons seeking to acquire control of the Trust to initiate such an acquisition through arm's-length negotiations with the Board of Trustees. The establishment of a classified Board of Trustees would not prevent a negotiated acquisition of the Trust with the cooperation of the Board of Trustees, and a negotiated acquisition could be structured in such a manner as to shift control of the Board of Trustees to representatives of the acquiror as part of the transaction. The minimum required number of Trustees is being increased from three to seven to facilitate the implementation of a two class Board of Trustees.

  Proposed Amendments: The sections of the Declaration of Trust proposed to be amended are Sections 2.1, 2.4, and 6.2(a). The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: Since the establishment of a classified Board of Trustees will increase the amount of time required for a takeover bidder to obtain control of the Trust without the cooperation of the Board of Trustees, even if the takeover bidder were to acquire a majority of the outstanding Shares, the establishment of a classified Board of Trustees could tend to discourage certain tender offers and other attempts to change control of the Trust, even though Shareholders might believe such attempt would be beneficial to them or the Trust. In addition, the establishment of a classified Board of Trustees may discourage tender offers, open market purchases in anticipation of tender offers, and other investment and speculative market activity that may have the effect of increasing the market price of, or price volatility in, Shares. As a result, Shareholders could be deprived of certain opportunities to sell their Shares at a temporarily higher price. The Board of Trustees believes, however, that the advantages obtained from more assured stability and continuity in corporate leadership, which thereby reduces the chance of disruption to the Trustee's strategic plans and long-term policies, outweigh the disadvantages the establishment of a classified Board of Trustees might present.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR the foregoing proposed amendment.

 AMENDMENTS TO THE EXCESS SHARE PROVISION

  Proposal: The Declaration of Trust will be amended to modify certain restrictions on the ownership and transfer of Class A and Class B Shares which are intended to assist the Trust in complying with the REIT provisions of the Code. The Declaration of Trust will provide that, subject to certain specified exceptions, (i) no person or entity (except for certain qualified pension plans) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in number of Class A Shares or 9.8% by value of the outstanding Class A and Class B Shares (the "Ownership Limit"). The current Ownership Limit is 9.8% for all holders of Class A Shares. The Class B Shares are not currently subject to the Ownership Limitation. The constructive ownership rules of the Code are complex, and may cause Class A and Class B Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the Class A and Class B Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Class A and Class B Shares) by an individual or entity could, nevertheless cause that individual, or another individual or entity, to own constructively in excess of 9.8% of the outstanding value of Class A and Class B Shares and thus subject such Class A and Class B Shares to the Ownership Limit. The Board of Trustees may, but in no event will be required to, waive the Ownership Limit with respect to a particular Shareholder if it determines that such

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

ownership will not jeopardize the Trust's status as a REIT. As a condition to such waiver, the Board of Trustees may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Trust.

  The Declaration of Trust will also continue to further prohibit (a) a person from actually or constructively owning Class A and Class B Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT and (b) any person from transferring Class A and Class B Shares if such transfer would result in Class A and Class B Shares being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire Class A and Class B Shares that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Trust and provide the Trust with such other information as the Trust may request in order to determine the effect of such transfer on the Trust's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the best interest of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

  As amended and restated, the Declaration of Trust will provide that, if any purported transfer of Class A and Class B Shares or any other event would otherwise result in any person violating the Ownership Limit or the Declaration of Trust, then any such purported transfer will be void ab initio and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of Class A and Class B Shares in excess of the Ownership Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such Class A and Class B Shares in excess of the Ownership Limit as the case may be (the "Prohibited Owner") shall cease to own any right or interest) in such Class A and Class B Shares. Any such Class A and Class B Shares described above will be transferred automatically, by operation of law, to a trust (the "Charitable Trust"), the beneficiary of which will be a qualified charitable organization selected by the Trust (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within sixty days after the later of
(a) the date of the transfer which resulted in the violation and (b) the date the Board of Trustees determines in good faith that the transfer which resulted in the violation occurred, the trustee of the Charitable Trust (who shall be designated by the Trust and be unaffiliated with the Trust and any Prohibited Transferee or Prohibited Owner, the "Charitable Trustee") will be required to sell such shares to a person or entity who could own such shares without violating the Ownership Limit and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Class A and Class B Shares or the sales proceeds received by the Charitable Trust for such Class A and Class B Shares. In the case of any Class A and Class B Shares in excess of the Ownership Limit resulting from an event other than a transfer, or from a transfer for no consideration (such as a gift), the Charitable Trustee will be required to sell such Class A and Class B Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Class A and Class B Shares as of the date of such event or the sales proceeds received by the Charitable Trustee for such Class A and Class B Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any Class A and Class B Shares in excess of the Ownership Limit by the Charitable Trust, the Charitable Trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Trust with respect to such Class A and Class B Shares, and also will be entitled to exercise all voting rights with respect to such Class A and Class B Shares and also will be entitled to exercise all voting rights with respect to such Class A and Class B Shares. Subject to California law, effective as of the date that such Class A and Class B Shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) to vote such Shares. Any vote taken by a Prohibited Owner prior to the discovery by the Trust that such Shares were held in trust shall be rescinded ab initio. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Trust that such Shares had been automatically transferred to the Charitable Trust as described above) will be required to be repaid to the Charitable Trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the Trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the Class A and Class B Shares will be void.


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


  In addition, Class A and Class B Shares held in the Charitable Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift), the market price at the time of such devise or gift, and (ii) the market price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until 90 days after the later of (a) the date of the transfer which resulted in the violation and (b) the date the Board of Trustees determines in good faith that the transfer which resulted in the violation occurred, if the Trust did not receive the required notice, but in no event later than the date that the Charitable Trustee has sold the Class A and Class B Shares held in the Charitable Trust. Upon such sale to the Trust, the interest of the Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner, as the case may be.

  All certificates representing Class A and Class B Shares will bear a legend referring to the restrictions described above.

  Reason for Amendments: The Board of Trustees has determined that it is necessary and/or advisable to amend the Excess Shares provisions and certain other provisions relating to restrictions on transfer of Class A and Class B Shares contained in Section 6.13 of the Declaration of Trust in response to rulings issued by the IRS, and to clarify that the Ownership Limit is applicable to the Class B Shares. Such amendments will reduce the risk that the Trust could fail the "closely held" test set forth in section 856 of the Code, and thereby fail to qualify as a REIT for federal income tax purposes and will clarify the maximum percentage of Class A and Class B Shares that certain persons may own.

  Proposed Amendments: The section of the Declaration of Trust proposed to be amended is Section 6.13. In addition, a new Article X will be added to the Declaration of Trust. The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendments: Currently under the Declaration of Trust, any attempted transfer of Class A Shares by a person or other change in the capital structure of the Trust that would violate one of the limitations described in the Declaration of Trust will cause the transfer resulting in such violation to be deemed void ab initio.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR the forgoing proposed amendment.

 ELIMINATING CERTAIN LIMITATIONS ON INDEMNIFICATION BY THE TRUSTEES OF CERTAIN PERSONS

  Reasons for Amendment: The proposal amendment would eliminate certain limitations on indemnification by the Trust of the Trustees and their affiliates and any person acting as a broker dealer for liabilities arising under the federal and state securities laws. This limitation on indemnification was required as a result of activities previously engaged in by the Trust. The Trust is no longer required to limit indemnification in this manner. The Board of Trustees believes that eliminating the limitation on indemnification is necessary in order to attract and retain qualified individuals as Trustees of the Trust. Without protection for actions taken in good faith in the absences of gross negligence, misconduct or breach of fiduciary duties, many individuals that are qualified to serve as Trustees of the Trust will be unwilling to do so. In addition the Declaration of Trust is being amended to clarify certain provisions and add additional sections with respect to the limited liability of the Shareholders and indemnification of the Shareholders.

  Proposed Amendment: The sections of the Declaration of Trust proposed to be amended are Sections 7.1, 7.2 and 7.9. The actual text of this proposed amendment is set forth in Exhibit F.

  Effect of Amendment: The Trust may be required to indemnify the Trustees and certain others for liabilities arising under the federal and state securities laws in the absence of successful adjudication of or dismissal with prejudice on the merits of the allegations or a court approved settlement that provides for indemnification. The Declaration of Trust will clearly state that the Shareholders have no liability with respect to the Trust's assets and obligations as a result of their status as shareholders and provide indemnification with respect to any loss incurred by Shareholders with respect thereto.


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

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 CERTAIN AMENDMENTS TO THE DECLARATION OF TRUST

  Reasons for Amendment. The management of the Trust has explored the possibility of changing the domicile of the Trust from California to a state with a more developed body of law governing REITs and possibly changing the form of the Trust from a business trust to a corporation. The proposed amendment will facilitate any such change by permitting amendments to the Declaration of Trust in connection therewith without approval of the Shareholders if the Board of Trustees determines that such amendment does not materially and adversely affect the rights of the Shareholders.

  Proposed Amendment. The section of the Declaration of Trust proposed to be amended is Section 8.3. The actual text of the proposed amendment is set forth in Exhibit F.

  Effect of Amendment. The Shareholders will not have the right to vote on amendments to the Declaration of Trust if the amendments facilitate a change in the Trust's domicile or a change in the form of the Trust to a corporation and the Board of Trustees determines that such amendment does not materially and adversely affect the rights of the Shareholders.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendment.

 TECHNICAL AMENDMENTS

  Reasons for Amendments: Certain factual information contained in the Declaration of Trust has become outdated. The Board of Trust is taking the opportunity to update outdated information and clarify certain provisions since the Declaration of Trust is being restated. These amendments include:
(i) reflecting the change in the Trust's principal place of business; (ii) clarifying that additional Class B Shares required to be issued by the Trust shall be issued only upon issuance of Class A Shares and on a pro rata basis to holders of then outstanding Class B Shares and that such additional Class B Shares may be issued up to 60 days after the issuance of the Class A Shares;
(iii) clarifying that a merger of the Trust with and into another entity is a termination event unless the Trust is the surviving entity or if the purpose of the merger is primarily to change the domicile of the Trust and that a change of the Trust's form from a business trust to a corporation is not a termination event; (iv) clarifying certain provisions with respect to the Trustees' authority to issue securities, including preferred stock, in the future and to amend the Declaration of Trust without Shareholder approval to reflect the terms of any newly issued securities; (v) that any provision of the Declaration of Trust that sets forth a supermajority voting requirement can only be amended by the supermajority vote set forth in such provision; and
(vi) clarifying that the existence of the Trust is perpetual.

  Proposed Amendments: The text of these proposed amendments, which affect Sections 1.2, 1.5, 3.2(d), 5.1, 5.4, 6.1, 6.2(d), 6.2(e) and 8.1 of the
Declaration of Trust, is set forth in Exhibit F.

  Effect of Amendments: The amendments will correct certain factual inaccuracies and clarify certain provisions of the Declaration of Trust. As a result of the clarifications with respect to events that constitute a termination event, Shareholders holding a majority of the voting shares, as opposed to two-thirds of the voting shares, will be required to approve (i) a merger in which the Trust is the surviving entity or that is effected primarily to change the domicile of the Trust or (ii) a change in the Trust's form from a business trust to a corporation. In addition, the amendments with respect to the issuance of additional securities will clarify the Trustees' authority with respect to determining the terms and rights of a new class or series of securities and will explicitly state that the Trustees have the right to amend the Declaration of Trust to reflect the terms and rights of any such securities.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the foregoing proposed amendments.

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

                                 REVERSE SPLIT

  If the Contribution Proposal, the Advisory Agreement Proposal and the Trust Amendments Proposal are approved, the Shareholders will be asked to consider and vote upon the following proposals to approve the Reverse Split.

REVERSE SPLIT

  The Shareholders are being asked to consider and vote on the Reverse Split and a proposal to grant the Board of Trustees the authority determine the magnitude and timing of the Reverse Split subject to the following limitations: (a) the magnitude of the Reverse Split shall not be any greater than 1 for 8 and (b) the Reserve Split shall be effective no later than 60 days after the Contribution Date. If the Reverse Split is not effected within 60 days of the Contribution Date the authority of the Board of Trustees with respect thereto shall terminate and the Reverse Split will not be effected. The Shareholders will also consider and vote on approval of an amendment to the Declaration of Trust to effect the Reverse Split to be adopted by the Board of Trustees immediately prior to the Reverse Split. The Reverse Split will be effective upon the adoption of the amendment to the Declaration of Trust (the "Effective Date"). "Shares" refers to Class A Shares and Class B Shares.

  Fractional Class A Shares will not be issued as a result of the Reserve Split. Shareholders entitled to receive fractional Class A Shares as a consequence of the Reverse Split will, instead, receive from the Trust a cash payment in United States dollars equal to such fraction multiplied by the average closing price of the Class A Shares on the AMEX for the five trading days immediately preceding the Effective Date (adjusted for the Reverse Split). Holders of Class B Shares will receive fractional shares.

EFFECT OF REVERSE SPLIT

  On the Effective Date, without further action on the part of the Trust or its Shareholders, each Share will be converted into a fraction of a Share. The fraction will be determined by the Board of Trustees and will be no smaller than one-eighth. For purpose of illustrating the effects of the Reverse Split, the following description assumes that the Board of Trustees approved a 1 for 2 Reverse Split. This assumption is solely for illustration purposes. The Board of Trustees will be authorized, in its sole discretion, to determine the magnitude of the Reverse Split up to a 1 for 8 reverse split.

 Illustration

    On the Effective Date, each Share will be converted into one-half of a Share. Each Shareholder who owns fewer than two Class A Shares will have its fractional Class A Shares converted into the right to receive cash as set forth below in "--Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such Shareholder in the Trust will thereby be terminated, and such Shareholder will have no right to share in the assets and future growth of the Trust. Each Shareholder who owns two or more Class A Shares will continue to own Class A Shares and will have a right to share in the assets and future growth of the Trust. Such interest will be represented by one-half as many Class A Shares as such Shareholder owned before the Reverse Split, except that no fractional Class A Shares will be issued.

  The Reverse Split will not affect any Shareholder's proportionate equity interest in the Trust or the rights, preferences or privileges of any Shareholder. The Reverse Split will also not affect the number of authorized Shares, which is infinite. Neither the par value of the Class A Shares or the Class B Shares nor any rights presently accruing to any of the holders of the foregoing capital stock will be affected by the Reverse Split. On the Effective Date, the exercise price, conversion ratio, shares available for issuance and other relevant terms and provisions of the Incentive Plan will be appropriately adjusted to reflect the Reverse Split.

  A vote for the Reverse Split proposal will include authorization for the Board of Trustees not to effect the Reverse Split in the event the Board of Trustees determines in its sole judgment that the Reverse Split would not be in the best interest of the Shareholders.

REASONS FOR THE REVERSE SPLIT

  The Board of Trustees believes that the Reverse Split is beneficial to the Trust and the Shareholders because it may create a greater interest in the Class A Shares by the brokerage and investment community. The Board of

Trustees believes that the low market price of the Class A Shares may impair the acceptability of the Class A
Shares to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires it, or the issuers's reputation in the financial community. In practice, however, the Board of Trustees believes that this is not necessarily the case, as certain investors view low-priced stocks as unattractive. In addition, the Board of Trustees believes that many brokerage houses are reluctant to recommend lower-priced stocks to their clients, to hold them in their own portfolios or extend margin credit on stocks trading at low prices. Furthermore, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make handling low-priced stocks economically unattractive.

  It is anticipated that following the consummation of the Reverse Split, the Class A Shares will trade at a price per share that is significantly higher than the current market price. There can be no assurances, however, that after the consummation of the Reverse Split the post-split Class A Shares will trade at a higher market price or that the Class A Shares will receive greater acceptance by institutional investors and other members of the investing public.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

  The exchange of Shares will occur on the Effective Date without regard to the date certificates representing pre-split Shares are physically surrendered for certificates representing post-split shares of Shares. The Trust's transfer agent will exchange certificates. No scrip or fractional certificates of Class A Shares will be issued in connection with the Reverse Split. Fractional Class B Shares will be issued. In the event that the number of post-split Class A Shares includes a fraction, the Trust will pay to the Shareholder, in lieu of the issuance of fractional Class A Shares, a cash amount in United States dollars which will be equal to the same fraction multiplied by the magnitude of the Reverse Split times the average closing price of the Class A Shares on AMEX for the five trading days immediately preceding the Effective Date. For example, if a Shareholder owns 10 Class A Shares, the Board of Trustees approved a 1 for 3 reverse split and the average closing price was $5.00, the Shareholder would receive three post split Class A Share and $5.00 in cash ( 1/3 Class A Share multiplied by 3 multiplied by $5.00).

  As soon as practicable after the Effective Date, each holder of Shares will be mailed transmittal forms for use in forwarding their certificates for surrender and exchange for certificates representing the number of shares of post-split Shares such Shareholders are entitled to receive as a consequence of the Reverse Split. Each holder who surrenders certificates will receive new certificates representing the number of shares of post-split Shares to which it is entitled and any cash payable in lieu of any fractional Class A Shares. The transmittal forms will be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. NO CERTIFICATES SHOULD BE SENT DIRECTLY TO THE TRUST.

  After the Effective Date, each certificate representing pre-split Shares will, until surrendered and exchanged as described above, be deemed, for all trust purposes, to evidence ownership of the whole number and in the case of Class B Shares only, a fraction of post-split Shares, and the right to receive from the Trust the amount of cash for any fractional Class A Shares, into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Trust after the Effective Date, until the certificates representing pre-split Shares have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the certificates for pre-split Shares, all such unpaid dividends or distributions will be paid without interest.

  The Trust will pay all service charges incurred in connection with the exchange of certificates. The Trust will obtain a new CUSIP number with respect to the post-split Shares.

ANTI-TAKEOVER EFFECTS

  The Reverse Split is not intended to be an anti-takeover device and is not expected to have a significant effect on the ownership percentages of the Trust's current Shareholders. See "--Reasons for the Reverse Split."

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion describes certain Federal income tax consequences of the Reverse Split. This discussion is based upon the Code, applicable Treasury regulations thereunder, judicial decisions and authority and current administrative rulings and practice, all as amended and in effect on the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and, accordingly, could cause the tax consequence to vary substantially from the consequences described below. No ruling from the IRS with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

  This discussion is for general informational purposes only and does not address the Federal income tax consequences that may be relevant to particular Shareholders in light of their personal circumstances or to certain types of Shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the Federal income tax laws. The discussion also does not address any tax consequences under state, local or foreign laws.

  SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATION IN THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

  The exchange of pre-split Shares for post-split Shares will constitute a "recapitalization" of the Trust within the meaning of Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by a Shareholder who exchanges pre-split Shares for post-split Shares of the Trust except to the extent that cash is received by Shareholders with respect to fractional shares of post-split Class A Shares.

  The aggregate basis for Federal income tax purposes of post-split Shares received by a Shareholder will be equal to the aggregate basis of the pre-split Shares exchanged by such Shareholder. If a Shareholder acquired its pre-split Shares in different lots at different prices, the basis of the post-split Shares received will be calculated separately with respect to each lot of pre-split Shares exchanged for post-split Shares, provided the Shareholder takes adequate steps to identify the post-split Shares received with respect to the different lots of pre-split Shares which are exchanged.

  If the pre-split Shares were a capital asset in the hands of the Shareholder, the holding period of the post-split Shares will include the period during which the pre-split Shares was held.

  Assuming that the payment in cash in lieu of fractional post-split Class A Shares is solely for the purpose of avoiding the expense and inconvenience to the Trust of issuing fractional shares and does not represent separately bargained-for consideration, a Shareholder who receives a payment of cash with respect to a fractional pre-split Class A Share will be treated as if a fractional post-split Class A Share were issued to such Shareholder and redeemed for cash in a distribution in redemption of such fractional share. The Federal income tax consequences of such deemed redemption will be governed by Section 302 of the Code.

  Upon the hypothetical redemption of such fractional Class A Share, a Shareholder will realize capital gain or loss (assuming the pre-split Shares is held as a capital asset) in an amount equal to the difference between the cash received and such Shareholder's basis in its fractional Share only if the hypothetical redemption would qualify as a sale or exchange under one of the tests of Section 302(b) of the Code. A redemption of such Shareholder's post-split Shares would qualify as a sale or exchange under Section 302(b) of the Code if: (i) under Section 302(b)(1) of the Code, such redemption is "not essentially equivalent to a dividend" with respect to such Shareholder; (ii) under Section 302(b)(2) of the Code, (a) such Shareholder's percentage ownership of the pre-split Shares outstanding after the redemption is less than 80% of its percentage ownership of the pre-split Shares outstanding before the redemption, and (b) its percentage ownership of the voting stock of the Trust outstanding after the redemption is less than 80% of its percentage ownership of the voting stock outstanding immediately prior to the redemption; or (iii) under Section 302(b)(3) of the Code, such Shareholder does not own any Shares of the Trust after the redemption. The IRS has publicly ruled that a redemption of stock held by a holder of a minimal interest in a publicly-held corporation would be considered "not essentially equivalent to a dividend" for purposes of Section 302(b)(1) of the Code if such Shareholder exercised no control over the affairs and such Shareholder's percentage interest in the corporation were reduced by any amount as a result of such redemption. Under judicial decisions and IRS published rulings, the application of these tests takes into account all transactions which are part of a single overall plan. Thus, a Shareholder's dispositions or acquisitions of pre-split Shares or post-split Shares that occur contemporaneously with an exchange pursuant to the Reverse Split and as part of a single plan with such exchange should be taken into account in applying the Section 302(b) of the Code tests to that Shareholder.

  For purposes of the tests of Section 302(b) of the Code, it is necessary to take into account not only the pre-split Shares and post-split Shares that a Shareholder actually owns, but also the pre-split Shares and post-split Shares that such Shareholder is deemed constructively to own under Section 318 of the Code. Generally, under Section 318 of the Code, a Shareholder is deemed constructively to own stock actually owned, and in some cases constructively owned, by certain related individuals and entities (including corporations in which the Shareholder has a major interest, partnerships, trusts and estates) or which such Shareholder or such related individuals or entities may acquire by exercise of an option, whether or not presently exercisable.

  If the exchange of pre-split Shares for post-split Shares pursuant to the Reverse Split does not qualify as a sale or an exchange under Section 302 of the Code as to a particular Shareholder, the cash payment will constitute a distribution to such Shareholder under Section 301 of the Code and will be taxable as ordinary income to such Shareholder to the extent of the Trust's current and accumulated earnings and profits.

BACKUP WITHHOLDING

  Participating Shareholders may be required to provide certain information to the transfer agent to avoid 31% "backup withholding" under the Federal income tax laws upon any cash payable to them. Such information will be incorporated in the letter of transmittal to be forwarded by the transfer agent.

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR the Reverse Split and the foregoing proposed amendment.

                             ELECTION OF TRUSTEES

  If all of the preceding proposals are approved, Trustees are to be elected at the Annual Meeting and reorganized into two Classes: Class I Trustees will hold office until the next Annual Meeting and until their successors are elected and qualified and Class II Trustees will hold office until the 1999 Annual Meeting and until their successors are elected and qualified.

  Class I will be composed of Messrs. Dishner, Eilian and Kleeman and Ms. Josephs and Class II will be composed of Messrs. Sternlicht, Sugarman, Matthes and Youngblood. Following the interim arrangement described above, the Trustees of each class will serve two year terms, and the term of one class will expire each year.

TRUSTEES AND NOMINEES

  The persons named as proxy holders in the accompanying proxy card have advised the Trust that they will vote the Shares represented by the proxies which they hold in favor of the election of the eight nominees named below as Trustees of the Board, unless and except to the extent that authority to vote for one or more nominees is withheld in the proxies. In no case will proxies be voted for a greater number of persons than the number of nominees for election to the Board. Messrs. Sternlicht, Eilian and Sugarman are presently Trustees who have been nominated for re-election. Their current terms of office will expire on the date of the Annual Meeting and when their successors are elected and qualified. Madison F. Grose, J. D'Arcy Chisholm, Ronald J. Consiglio and Jack E. McDonald all currently serve as Trustees. Their terms of office will expire on the date of the Annual Meeting and when their successors are elected and qualified. If a nominee becomes unavailable to serve as a Trustee for any reason, the Shares represented by any proxy will be voted for the person, if any, who may be designated by the Board of Trustees to replace such nominee. However, the Board of Trustees has no reason to believe that any nominee will be unavailable to serve as a Trustee if elected.

  It is a condition precedent to the Contribution that the nominees for Trustee are elected at the Annual Meeting. In particular, each of Messrs. Matthes and Youngblood and Ms. Josephs have been approved as nominees to the Board of Trustees by Starwood Mezzanine and SOFI IV. No other arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Trustee or nominee. On the Contribution Date, the Shareholders Agreement will be amended and restated and pursuant thereto during any period in which (x) the Class B Shares remain controlled by Starwood Capital Group LLC or by an entity under common control with Starwood Capital Group, LLC and (y) the Advisory Agreement has not been terminated by the Advisor or terminated for cause by the Trust, the Trust shall use its best efforts to cause five nominees designated by Starwood Capital Group, LLC or by the parties who control Starwood Capital Group, LLC to be elected to the Board of Trustees and to cause such persons to be included as the management slate of nominees to the Board of Trustees. Further, during such period the Trust has agreed to use its best efforts to cause such nominees or Trustees to be replaced from time to time, with or without cause, with new persons designated by Starwood Capital Group, LLC or the parties who control Starwood Capital Group, LLC at the request of Starwood Capital Group, LLC or persons who control Starwood Capital Group, LLC. Finally, each of BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV have agreed to renominate and to vote all Shares held by each for the election of Ms. Josephs as a Trustee at the 1998 Annual Meeting of Shareholders. None of the nominees has any family relationship between them nor with any Trustee or executive officer of the Trust. However, Messrs. Dishner, Eilian, Grose, Kleeman and Sugarman are employed by an entity controlled by Mr. Sternlicht.

  The following table sets forth the name, age and the position(s) with the Trust (if any) currently held by each person nominated as a Trustee:

     NAME                     AGE                     TITLE
     ----                     ---                     -----
   Barry S. Sternlicht.......  37 Chairman and Trustee
   Jay Sugarman..............  35 Chief Executive Officer, President and Trustee
   Jeffrey G. Dishner........  33 Trustee
   Jonathan D. Eilian........  30 Trustee
   Merrick R. Kleeman........  34 Trustee
   Robin Josephs.............  37 Trustee
   William Matthes...........  37 Trustee
   Kneeland Youngblood.......  42 Trustee


  Jeffrey G. Dishner has been nominated as a Trustee. Mr. Dishner has been a Senior Vice President of Starwood Capital LLC since September 1994. From 1993 through September 1994, Mr. Dishner was employed by the commercial mortgage finance group of J.P. Morgan & Co. Mr. Dishner obtained his M.B.A. during 1991 and 1992 and was employed by JMB Realty Corporation from 1987 through 1991. Mr. Dishner received a B.A. degree from the Wharton School of Finance at the University of Pennsylvania and an M.B.A. from the Amos Tuck School at Dartmouth College.

  Jonathan D. Eilian was elected a Trustee of the Trust in March 1997. Mr. Eilian has been a Managing Director of Starwood Capital LLC since its formation in September, 1991. Prior to being a founding member of Starwood Capital LLC, Mr. Eilian served as an Associate for JMB Realty Corporation, a real estate investment firm, and for The Palmer Group, L.P., a private investment firm specializing in corporate acquisitions.

  Merrick R. Kleeman has been nominated as a Trustee. Mr. Kleeman is a Managing Director of Starwood Capital Group, LLC. Prior to joining Starwood in August 1992, Mr. Kleeman was employed by the investment banking division of Merrill Lynch and by Coastal Management and Consultant, Inc., a real estate investment company. Mr. Kleeman received a B.A. degree in biology from Dartmouth College and an M.B.A. from the Harvard Business School where he was a Baker Scholar.

  Robin Josephs has been nominated as a Trustee. Ms. Josephs currently advises real estate ventures. Ms. Josephs served as a Vice President at Goldman Sachs from 1986 to 1996 in various capacities. Prior to working at Goldman, Ms. Josephs served as an analyst for Booz Allen & Hamilton in New York from 1982 to 1984. Ms. Josephs received a bachelor's degree from the Wharton School at the University of Pennsylvania in 1982 and an M.B.A. from Columbia University in 1986.


  William M. Matthes has been nominated as a Trustee. Since April 1996, Mr. Matthes has been a partner of Behrman Capital, a New York and San Francisco based private equity investment fund with in excess of $600 million of equity capital under management. From July 1994 to April 1996, Mr. Matthes was employed as Senior Vice President and Chief Operating Officer of Holsted Marketing, Inc., a credit card based direct marketing company. Mr. Matthes was a general partner of Brentwood Associates, a private equity investment firm from 1986 to July 1994 and previously was employed as an analyst at Morgan Stanley & Co., Inc. Mr. Matthes is a director of Condor Systems, Inc., Behrman TMNG, Inc., Holsted Marketing, Inc. and Holsted, Inc.

  Kneeland C. Youngblood has been nominated as a Trustee. Mr. Youngblood is a Director of the United States Enrichment Corporation, an independently run government-owned nuclear fuel corporation scheduled for privatization in 1998. He is also a fiduciary trustee for the $65 billion Teacher Retirement System of Texas ("TRS"), in which capacity he has responsibility for hiring investment advisors, determining asset allocations and formulating investment/benefit policies. As Chairman of the fund's Real Estate Committee, he has directed a major restructuring of the TRS portfolio, which has assets of $1.4 billion, and is responsible for considering and approving significant transactions within the portfolio. Mr. Youngblood is a Director of AMR investments, a $15 billion investment fund and a division of American Airlines. He is currently involved in private investment and consulting and is a member of the Council on Foreign Relations.

  The following individuals are Trustees whose term expires at the Annual
Meeting.

  Madison F. Grose was elected as a Trustee of the Trust in September 1996 and as Secretary of the Trust in March 1997. Mr. Grose has been Managing Director of Starwood Capital LLC and General Counsel of Starwood Capital LLC since July 1992. Mr. Grose is a member of the Board of Trustees of Starwood Hotels & Resorts Trust. From November 1983 through June 1992, Mr. Grose was a partner in the law firm of Pircher, Nichols & Meeks.


  J. D'Arcy Chisholm has been a Trustee of the Trust since September 1989 and is currently a member of the Audit and Compensation Committee. He has been a consultant to real estate, business and educational entities. Mr. Chisholm has been a trustee of Angeles Mortgage Investment Trust ("AMIT") since 1989. From 1980 until September 1989, Mr. Chisholm was associated with the Institute for Pastoral and Social Ministry at the University of Notre Dame, initially as a volunteer, then as an assistant director from 1982 until 1986 and finally as an associate director from 1986 until 1989. Mr. Chisholm was President of Capital Real Estate Management Co. (the predecessor to the Angeles family of companies from 1973 to 1980.) He was also President of Capital Real Estate Programs during the same period. Previously he was associated with the following real estate companies: Del E. Webb Corp.; Real Estate Research Corporation and Milton Meyer & Co. Mr. Chisholm holds a B.A. degree from the University of Notre Dame and is a graduate of the Executive Program at UCLA's Graduate School of Business.

  Ronald J. Consiglio has been a Trustee since April 1988 and served as the Chairman, Chief Executive Officer and President of the Trust from May 1993 to September 1996 and as Secretary from September 1996 until March 1997. Mr. Consiglio has been the Chief Executive Officer and President of AMIT since 1993. From January 1993 through June 1993, Mr. Consiglio served as Executive Vice President and Chief Administrative Officer of Reynolds Kendrick Stratton, Inc., a Los Angeles based securities brokerage firm. From 1990 through 1992, Mr. Consiglio was the Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co., Inc. where he was responsible for operations, administration and finance. From 1988 through 1990 he was the Senior

Vice President of the investment banking firm of Wedbush Morgan Securities, Inc. and from 1984 through 1988 he was Executive Vice President of a predecessor firm, Morgan, Olmstead, Kennedy & Gardner Incorporated. Mr. Consiglio is a certified public accountant and was a partner in Deloitte Haskins & Sells from 1977 to June 1984.

  Jack E. McDonald has been a Trustee of the Trust since April 1988 and served as Chief Financial Officer from May 1993 to December 1995. Since December 1995, Mr. McDonald has been chairman of the Audit and Compensation Committee. He has been Chief Executive Officer and a director of JEM Diversified Management Company, Inc., a Los Angeles-based business consulting firm since 1992. Mr. McDonald was a trustee of AMIT from April 1988 to May 1995. Mr. McDonald is a certified public accountant, certified financial planner and tax and business consultant and received his B.S. degree in accounting from Cal Poly University--Pomona in 1969. Mr. McDonald served in the tax department of Ernst & Ernst for five years before forming a certified public accounting firm that specialized in real estate in 1974. Mr. McDonald is a founder and former director of a California savings and loan association and past Chapter President of the National Association of Accountants. He is an active member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

INFORMATION REGARDING THE BOARD OF TRUSTEES AND ITS COMMITTEES

  Audit Committee and Compensation Committee. The Board of Trustees has delegated a portion of its authority to an Audit and Compensation Committee. This Committee makes recommendations to the Board of Trustees concerning the selection of the Trust's independent auditors, oversees the financial reporting process, develops and approves plans for the annual duties of the Trustees, reviews fees charged by the independent auditors, reviews the scope and results of the auditors' reports and reviews and monitors the implementation of suggestions made by the independent auditors. The Audit and Compensation Committee is kept apprised by management of the Trust's internal control procedures. Additionally, the Audit and Compensation Committee reviews and monitors non-audit services provided by the independent auditors and oversees, reviews and approves the compensation of the Trustees and officers of the Trust. Messrs. Chisholm and McDonald currently serve on the Audit and Compensation Committee with Mr. McDonald serving as Chairman.

  Board of Trustees and Committee Meetings. During the fiscal year ending December 31, 1996, the Board of Trustees held one regular meeting, at which all of the Trustees participated. There were no meetings of the Audit and Compensation Committee during 1996.

EXECUTIVE OFFICERS

  The following information relates to the executive officers of the Trust who are not Trustees and are not nominated as Trustees. Each of the officers serves at the pleasure of the Board of Trustees and is customarily appointed as an officer at the annual meeting of the Board of Trustees held following each Annual Meeting of Shareholders.

     NAME                                            AGE          TITLE
     ----                                            ---          -----
   Jerome C. Silvey.................................  39 Chief Financial Officer

  Jerome C. Silvey was elected as Chief Financial Officer of the Trust in September 1996. Mr. Silvey has been a Senior Vice President and the Chief Financial Officer of Starwood Capital LLC since August 1993 after 13 years at Price Waterhouse LLP. Mr. Silvey has overall responsibilities for Starwood Capital LLC's administration, MIS and finance. Mr. Silvey is a graduate of Colgate University and received his M.B.A. from Rutgers Graduate School of Management in 1980. He is a certified public accountant and a director of the Stamford Museum.

EXECUTIVE OFFICERS' COMPENSATION

  For the year ended December 31, 1996, Mr. Consiglio received a total of $30,000 for services as President and Chief Executive Officer of the Trust and an additional $12,000 for serving on the Board of Trustees. Mr. Sternlicht received no compensation for his services as a Chief Executive Officer of the Trust during 1996. Mr. Sternlicht received $9,000 as compensation for serving on the Board of Trustees for the period of January 1 through October 15, 1996, and received no compensation thereafter. No other executive officer of the Trust received compensation from the Trust during the year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                                          --------------------
                                                                  ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY    COMPENSATION(1)
---------------------------               -------- ----------- ---------------
Barry S. Sternlicht, Chief Executive Of-
 ficer(2)................................     1996 $         0     $ 9,000
                                              1995 $         0     $12,000
                                              1994 $         0     $ 9,750
Ronald J. Consiglio, Chief Executive Of-
 ficer...................................     1996 $    30,000     $12,000
                                              1995 $    31,500     $12,000
                                              1994 $    41,850     $12,000

--------
(1) Represents Trustees Fees.
(2) Mr. Sternlicht resigned as Chief Executive Officer in November 1997. Mr. Sugarman was elected Chief Executive Officer of the Trust in November 1997 and received no compensation from the Trust in 1994, 1995 or 1996.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Audit and Compensation Committee's compensation policy is to set salaries at levels the Audit and Compensation Committee believes will attract, retain and motivate highly competent individuals. Additionally, the Audit and Compensation Committee generally seeks to create a commonality of interest between the executives and the Shareholders by linking the executive's total compensation to the performance of the Trust. The Audit and Compensation Committee did not meet during 1996 and Mr. Consiglio was compensated at the same rate as set by the Audit and Compensation Committee in 1995. In determining the salary of Mr. Consiglio, the Audit and Compensation Committee primarily considered the responsibilities of Mr. Consiglio as the Chief Executive Officer and President of the Board of Trustees of the Trust, which were limited as a result of the lack of business conducted by the Trust prior to September 1996. Mr. Sternlicht was not compensated as Chief Executive Officer in 1996 and neither Mr. Sternlicht nor Mr. Sugarman will receive any compensation from the Trust in 1997.

  The Audit and Compensation Committee currently intends for all compensation paid to the Trust's executive officers to be tax deductible to the Trust pursuant to Section 162(m) of the Code ("Section 162(m)"). Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Trust for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the Shareholders. In the future, however, if, in the judgment of the Audit and Compensation Committee, the benefits to the Trust of a compensation program that does not satisfy the arbitrary and inflexible conditions of
Section 162(m) outweigh the costs to the Trust of failure to satisfy these conditions, the Audit and Compensation Committee may adopt such a program.

                                                   Jack E. McDonald (Chairman)
                                                   J. D'Arcy Chisholm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Audit and Compensation Committee oversees, reviews and approves the compensation of the Trustees and officers of the Trust. Currently, Messrs. Chisholm and McDonald serve on the Audit and Compensation Committee, with Mr. McDonald serving as Chairman. Mr. McDonald was Chief Financial Officer of the Trust from May 1993 to December 1995. See "ELECTION OF TRUSTEES--Information Regarding Board of Trustees and Its Committees."

TRUSTEES' COMPENSATION

  Each Trustee who is not also an officer of the Trust, currently receives a fee of $12,000 per year, which is paid quarterly. This fee will be increased to $20,000 per year on the Contribution Date. Each of the unaffiliated Trustees also receives an additional fee of $1,000 for each meeting of the Board of Trustees which he attends in person, $750 for each meeting of the Board of Trustees which he attends telephonically, and $500 for each committee meeting which he attends, either personally or telephonically. Trustees are also reimbursed for any expenses incurred in attending such meetings or incurred as a result of other work performed for the Trust. The unaffiliated Trustees will also receive an additional $20,000 in 1997. The Trustees who are affiliated with the Trust, including the Starwood Trustees, do not receive any compensation from the Trust.

  Currently, as of the date of each Annual Meeting of Shareholders at which the Trustee is reelected, each Trustee of the Trust who is not also an officer or employee of the Trust or an affiliate (a "Non-Employee Trustee") and who was elected on September 26, 1996, receives an option to purchase 1,000 Class A Shares. A Non-Employee Trustee who is appointed or elected after September 26, 1996 receives an Option to purchase 1,000 Class A Shares as of the date of his or her initial appointment or election, and receives an Option to purchase an additional 1,000 Class A Shares on each anniversary of the initial grant date provided that the individual is a Non-Employee Trustee on such date. The purchase price of each Class A Share under the Option is the fair market value of a Class A Share on the date of grant, and such Options are fully vested and immediately exercisable. The Trustee Plan provides that Options expire on the earliest of (i) ten years after the grant date, (ii) the first anniversary of the Non-Employee Trustee's termination of service because of death or disability, (iii) three months after the Non-Employee Trustee's involuntary termination of service for reasons other than death, disability or cause, and
(iv) the date that the Non-Employee Trustee's service on the Board voluntary terminates or is terminated for cause.

  If approved by the Shareholders, the Incentive Plan will also provide an automatic grant of Options to Non-Employee Trustees. Generally, under the Incentive Plan each individual who is first elected or continuing as a Non-Employee Trustee as of the close of the Annual Meeting of Shareholders will receive an Option to purchase 10,000 Class A Shares. Each individual who is first elected or appointed as a Non-Employee Trustee on a date other than the date of an Annual Meeting of Shareholders, shall be granted an Option to purchase 10,000 Class A Shares, reduced to reflect the portion of the period elapsed since the last grant to Trustees. The exercise price of the shares subject to the Option shall be the fair market value of a Class A Share on the grant date. Such Options shall be fully vested and expire ten years after the grant date, without regard to whether the Trustee ceases to be a member of the Board of Trustees prior to such date. The Non-Employee Trustees received an Option to purchase 2,000 Class A Shares at an exercise price of $2.50 per share on October 24, 1997.

  The Trust and each of its Trustees and executive officers have entered into indemnification agreements. The indemnification agreements provide that the Trust will indemnify the Trustees and the executive officers to the fullest extent permitted by the law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as a Trustee, officer or agent of the Trust, or serving at the request of the Trust in any other capacity for or on behalf of the Trust; provided that such Trustee or executive officer acted in a manner determined in good faith to be within the scope of his authority and to be in the best interest of the Trust and so long as the Trustee or executive officer was not guilty of gross negligence, misconduct or a breach of his fiduciary obligations in the act or failure to act. The Trust will not indemnify the Trustees and executive officers to the extent prohibited by the Declaration of Trust. If the amendment to the Declaration of Trust with respect to removal of limitations on indemnification are approved, the indemnification agreements will be amended accordingly. The Trust is not required to indemnify any Trustee or executive officer for liabilities (i) for which he receives payment under an insurance policy, except for the excess beyond payment under such insurance, or which could have been claimed under an expired insurance policy,
(ii) based upon or attributable to his gaining in fact any personal profit or advantage to which he was not legally entitled, (iii) resulting from an accounting of profits under Section 16(b) of the Exchange Act or (iv) brought about or contributed to by his dishonesty, willful misconduct on bad faith except to the extent permitted by law unless a judgment or other final adjudication adverse to the Trustee or executive officer establishes that he was guilty of the claimed conduct and that the conduct was material to the course of action so adjudicated. In addition, the Trust has obtained trustee and officer insurance for the Trustees and executive officers of the Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On March 15, 1994, the Trust entered into an agreement with SAHI Partners and SAHI, Inc. for the sale of the Warrants. SAHI Partners and SAHI, Inc. purchased the Warrants for an aggregate of $101,000, which amount was applied against the purchase price of the Class A and Class B Shares received upon exercise of the Warrants. The Class A Warrant was assigned to Starwood Mezzanine by SAHI Partners in March 1996. Each of Messrs. Sternlicht, Dishner, Eilian, Kleeman, Grose, Silvey and Sugarman are affiliated with SAHI Partners, SAHI, Inc. and Starwood Mezzanine. As of December 31, 1997, SAHI Partners, SAHI, Inc. and Starwood Mezzanine jointly owned 69.46% of the outstanding Class A Shares and 100% of the outstanding Class B Shares, on an aggregate basis, such shareholders control 79.64% of the voting interest of the Trust and, upon exchange of the Units for Class A Shares and consummation of the Contribution, would own 99.5% of the voting interest of the Trust.

  On September 26, 1996, the Trust became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for an 8.05% interest in the Partnership and 400,000 Units. Starwood Mezzanine became the sole limited partner and received a 91.95% interest in the Partnership by contributing to the Partnership its entire interest in the Warwick Certificates, valued by the Trust at approximately $4.6 million as of September 30, 1996. Starwood Mezzanine's interest in the Partnership evidenced by 4,568,944 Units, which are exchangeable into cash, Class A Shares, or a combination of the two as determined by the Trust pursuant to an exchange rights agreement with the Trust. In addition, Starwood Mezzanine has the right to require the Trust to register for public sale any or all of the Class A Shares issued to it upon the exercise of the Class A Warrant or upon exchange of the Units issued to Starwood Mezzanine. The Units are exchangeable into cash or Class A Shares of the Trust on a one-for-one basis, subject to certain restrictions.

  On January 22, 1997, Starwood Mezzanine exercised its rights under the Class A Warrant to acquire 5,000,000 Class A Shares and SAHI, Inc. exercised its rights under the Class B Warrant to acquire 2,500,000 Class B Shares.

  On October 24, the Board of Trustees granted an option to purchase 2,000 Class A Shares at an exercise price of $2.50 per share to each of the Independent Trustees.

  If the Proposals are approved by the Shareholders, the Trust will enter into the transactions described in this Proxy Statement, including the Contribution Agreement, the Advisory Agreement and the Incentive Plan. In addition, the Trust will grant Options to purchase 14,963,057 Class A Shares to the Advisor with an exercise price of $2.50 per share on the Contribution Date. See "CONTRIBUTION PROPOSAL," "ADVISORY AGREEMENT PROPOSAL," "TRUST AMENDMENTS PROPOSAL" and "INCENTIVE PLAN PROPOSAL."

PERFORMANCE GRAPH

  The following graph compares the total cumulative shareholder return on the Class A Shares from December 31, 1991 to December 31, 1996 to that of the (a) Standard & Poor's 500 Index, and (b) NAREIT Mortgage REIT Total Return Index, an index that included 20 companies with a market capitalization of $4.8 billion.


                             [CHART APPEARS HERE]

                         DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                             1991         1992         1993         1994         1995         1996
                         ------------ ------------ ------------ ------------ ------------ ------------
The Trust...............   $100.00      $118.18      $117.59      $ 66.14      $ 58.79      $205.78
S&P's 500...............   $100.00      $107.67      $118.43      $119.97       164.88      $202.74
Mortgage REITs..........   $100.00      $101.92      $116.75      $ 88.37      $144.42      $217.88

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The following persons/entities filed one late Form 3 in connection with the transactions approved at the Annual Shareholder Meeting held on September 26, 1996: Starwood Mezzanine Investors, L.P. (10% Owner), Starwood Mezzanine Holdings, L.P. (10% Owner) Starwood Capital Group I, L.P. (10% Owner), BSS Capital Partners, L.P. (10% Owner), Sternlicht Holdings II, Inc. (10% Owner), Madison F. Grose (Trustee), Jay Sugarman (Trustee, Officer), and Eugene A. Gorab (former Trustee). The following persons/entities filed one late Form 4 in connection with the transactions approved at the Annual Shareholder Meeting held on September 26, 1996: SAHI Partners (10% Owner), SAHI, Inc. (10% Owner), SWL Acquisition Partners, L.P. (10% Owner), SWL Mortgage Investors, Inc. (10% Owner), and Barry S. Sternlicht (10% Owner, Trustee, Officer). Jerome C. Silvey filed one late Form 3 in connection with his appointment, on October 15, 1996, as the Chief Financial Officer of the Trust.

RECOMMENDATION REGARDING THE BOARD ELECTION PROPOSAL

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR the eight named nominees to be elected as the Trustees of the Trust.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information as of January 21, 1998 with respect to any Class A Shares owned by the Trustees and individual Shareholders known to be the beneficial owner of more than five percent (5%) of the issued and outstanding Class A Shares. There are no other Trustees, nominees for Trustee or officers of the Trust who beneficially own either Class A Shares or Class B Shares.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL     PERCENT
                                                         OWNERSHIP        OF
 TITLE OF CLASS        NAME OF BENEFICIAL OWNER             (1)          CLASS
 --------------        ------------------------          ----------     -------
 Class A Shares Starwood Mezzanine Investors,
                 L.P.(2)..............................   9,568,944(3)    79.0 %
 Class A Shares Starwood Mezzanine Holdings, L.P.(2)..   9,568,944(4)    79.0 %
 Class A Shares Starwood Capital Group I, L.P.(2).....   9,568,944(4)    79.0 %
 Class A Shares BSS Capital Partners, L.P.(2).........   9,568,944(4)    79.0 %
 Class A Shares Sternlicht Holdings II, Inc.(2).......   9,568,944(4)    79.0 %
 Class A Shares SAHI Partners(2)......................     270,120(5)     3.6 %
 Class A Shares SAHI, Inc.(2).........................     321,140(6)     4.2 %
 Class A Shares J. D'Arcy Chisholm, 340 N. Westlake
                 Blvd.,
                 Suite 230, Westlake Village, CA
                 91362................................       3,773(7)     (13)
 Class A Shares Barry Sternlicht(2)...................   9,936,706(8)    81.2 %
 Class A Shares Ronald J. Consiglio, 340 N. Westlake
                 Boulevard,
                 Suite 230, Westlake Village, CA
                 91362................................       8,500(7)     (13)
 Class A Shares Jack McDonald, 2315 Pier Avenue,
                 Santa Monica, CA 90405...............       3,000(7)     (13)
 Class A Shares SWL Acquisition Partners, L.P.(2).....     270,120(9)     3.6 %
 Class A Shares SWL Mortgage Investors, Inc.(2).......     270,120(9)     3.6 %
 Class B Shares SAHI, Partners(2).....................   1,275,000(10)   33.8 %
 Class B Shares Barry Sternlicht(2)...................   6,059,471(11)    100 %
 Class B Shares SAHI , Inc.(2)........................   3,775,000(12)    100 %
 Class B Shares SWL Acquisition Partners, L.P.(2).....   1,275,000(9)    33.8 %
 Class B Shares SWL Mortgage Investors, Inc.(2).......   1,275,000(9)    33.8 %
 Class A Shares All Executive Officers, Trustees and
                 nominees for Trustee as a group (9
                 persons).............................   9,951,979       81.2 %
 Class B Shares All Executive Officers, Trustees and
                 nominees for Trustee as a group (9
                 persons).............................   6,059,471        100 %

--------
 (1) Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as beneficial owner of shares has sole voting power and dispositive power with respect to the shares.
 (2) Three Pickwick Plaza, Suite 250, Greenwich, CT 06830

 (3) Represents 5,000,000 Class A Shares owned directly and 4,568,944 Class A Shares issuable upon exchange of Units.

 (4) Sternlicht Holdings II, Inc. is the general partner of BSS Capital Partners, L.P., which is the general partner of Starwood Capital Group I, L.P., which is a general partner of Starwood Mezzanine and the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine.

 (5) Represents 244,100 Class A Shares held directly and 26,020 Class A Shares issuable upon conversion of 1,275,000 Class B Shares. If all of the Units held by Starwood Mezzanine were exchanged for Class A Shares, SAHI, Inc. would be issued 1,512,892 Class B Shares that would be convertible into 30,875 Class A Shares and SAHI Partners would be issued 771,580 Class B Shares that would be convertible into 15,747 Class A Shares.
 (6) Represents 51,020 Class A Shares issuable upon conversion of 2,500,000 Class B Shares and the 270,120 Class A Shares beneficially owned by SAHI Partners, of which SAHI, Inc. is a general partner. If all of the Units held by Starwood Mezzanine were exchanged for Class A Shares, SAHI, Inc. would be issued 1,512,892 Class B Shares that would be convertible into 30,875 Class A Shares and SAHI Partners would be issued 771,580 Class B Shares that would be convertible into 15,747 Class A Shares.

 (7) Includes 3,000 Class A Shares issuable upon exercise of outstanding options.
 (8) Represents 9,568,944 Class A Shares beneficially owned by Sternlicht Holdings II, Inc., of which Mr. Sternlicht is a 100% owner, 321,140 Class A Shares beneficially owned by SAHI, Inc., of which Mr. Sternlicht is a controlling shareholder, 30,985 Class A Shares beneficially owned upon the conversion of 1,518,892 Class B Shares issued to SAHI, Inc., and 15,747 Class A Shares beneficially owned upon the conversion of 771,580 Class B Shares issued to SAHI Partners, in each case upon the exchange by Starwood Mezzanine of Units for Class A Shares.
 (9) SWL Mortgage Investors, Inc. is the general partner of SWL Acquisition Partners, L.P., which is a general partner of SAHI Partners.
(10) If all of the Units held by Starwood Mezzanine were exchanged for Class A Shares, SAHI, Inc. would be issued 1,512,892 Class B Shares that would be convertible into 30,875 Class A Shares and SAHI Partners would be issued 771,580 Class B Shares that would be convertible into 15,747 Class A Shares.
(11) Represents 3,725,000 Class B Shares beneficially owned by SAHI, Inc., of which Mr. Sternlicht is a controlling shareholder, 1,512,892 Class B Shares issuable to SAHI, Inc. upon conversion of the Units held by Starwood Mezzanine, and 771,580 Class B Shares issuable to SAHI Partners upon conversion of the Units held by Starwood Mezzanine. If all of the Units held by Starwood Mezzanine were exchanged for Class A Shares, SAHI, Inc. would be issued 1,512,892 Class B Shares that would be convertible into 30,875 Class A Shares and SAHI Partners would be issued 771,580 Class B Shares that would be convertible into 15,747 Class A Shares.
(12) Represents 2,500,000 Class B Shares held by SAHI, Inc., and 1,275,000 Class B Shares held by SAHI Partners of which SAHI, Inc. is a general partner.
(13) Less than 1% of the class outstanding.

   MARKET FOR THE TRUST'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

  The Trust had approximately 1,832 Class A Shareholders as of January 21, 1998. The Class A Shares are traded on AMEX under the symbol APT. All of the Class B Shares are held by SAHI and SAHI, Inc. and there is no established public trading market for these shares.

  The following table sets forth the high and low sales prices of the Trust's Class A Shares for the quarters ended 1997, 1996 and 1995.

                                                                   HIGH    LOW
                                                                  ------- ------
   Quarter ended:
     December 31, 1997........................................... 6 3/8   3 5/8
     September 30, 1997.......................................... 4 1/2   2 1/4
     June 30, 1997............................................... 3 1/4   2 1/2
     March 31, 1997.............................................. 4       1 9/16
     December 31, 1996........................................... 2 1/8   1 3/8
     September 30, 1996.......................................... 1 7/8     7/8
     June 30, 1996............................................... 1 1/8     9/16
     March 31, 1996..............................................   5/8     1/2
     December 31, 1995...........................................   5/8     1/2
     September 30, 1995..........................................   5/8     1/2
     June 30, 1995...............................................   11/16   1/2
     March 31, 1995..............................................   3/4     7/16

  On February 6, 1998, the last sale price of the Class A Shares as reported by AMEX was $5.25.

  The Trust has not declared any cash dividends on the Class A or Class B Shares during the past two fiscal years or since January 1, 1997. No assurances can be made as to the declaration of, or if declared, the amount of, future distributions since such distributions are subject to the Trust's cash flow from operations, earnings, financial condition, capital requirements and such other factors as the Board of Trustees deems relevant. The principal factor in the determination of the amounts of distributions is the requirement of the Code that a REIT must distribute at least 95% of its taxable income.

                            INCENTIVE PLAN PROPOSAL

  If the Contribution Proposal, the Advisory Agreement Proposal, the Trust Amendments Proposals and the named nominees are elected to the Board of Trustees, the Board will ask the Shareholders to consider and vote upon a proposal to approve the Incentive Plan.

GENERAL

  The Board of Trustees is proposing for approval by Shareholders the amendment and restatement of the existing Angeles Participating Mortgage Trust 1996 Share Incentive Plan and the Angeles Participating Mortgage Trust 1996 Trustees Share Incentive Plan (the "Trustee Plan") as one plan to be known as the Starwood Financial Trust 1996 Long Term Incentive Plan. Reference is made to Exhibit G to this Proxy Statement for the complete text of the form of the Incentive Plan which is summarized below and which is to be adopted in substantially such form on the Contribution Date.

  The purpose of the Incentive Plan is (i) to align the interests of the Shareholders and recipients of Options, restricted share awards and performance awards (collectively, "Awards") under such Incentive Plan by increasing the proprietary interest of such recipients in the growth and success of the Trust and (ii) to advance the interests of the Trust by attracting and retaining officers, key employees, Trustees, consultants and advisers. Share options, restricted share awards and performance awards may be granted under the Incentive Plan.

DESCRIPTION OF THE PLAN

  Administration. The Incentive Plan may be administered by the Board of Trustees or by a committee of the Board of Trustees (the "Administrator") consisting of two or more Trustees who, at the election of the Board of Trustees, are both "outside trustees" within the meaning of Section 162(m) of the Code and "non-employee trustees" within the meaning of Rule 16b-3 issued under the Exchange Act. At any time that the Board of Trustees has not appointed a committee, the full Board of Trustees shall act as the committee under the Incentive Plan.

  Subject to the express provisions of the Incentive Plan and the Shareholders Agreement, the Administrator will have the authority to select eligible officers, key employees, consultants and advisers who will receive Awards and determine all of the terms and conditions of each Award. Each Award will be evidenced by a written agreement containing such provisions not inconsistent with the Incentive Plan as the Administrator shall approve. The Administrator will also have authority to establish rules and regulations for administering the Incentive Plan and to decide questions of interpretation or application of any provision of such Incentive Plan. Subject to certain restrictions, the Administrator may delegate certain power and authority to administer the Incentive Plan to the Chief Executive Officer, Chief Operating Officer or other executive officer of the Trust; provided, however that there are some powers that may not be delegated by the Administrator such as the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code where the compensation payable pursuant to such an Award is intended to be qualified performance-based compensation or the selection for participation in the plan of any person subject to Section 16 of the Exchange Act or certain decisions regarding the grant of an Award to such person.

  Plan Benefits. The following table reflects the awards of Options to Non-Employee Trustees under the Trustee Plan. No Options have been granted to Non-Employee Trustees under the Incentive Plan. The Administrator will grant immediately exercisable Options to purchase 14,963,057 Class A Shares to the Advisor with an exercise price of $2.50 per Share on the Contribution Date. The Advisor intends to enter into comparable agreements with its employees from time to time. Such agreements may contain vesting requirements and other contingencies or terms. Approximately 25 officers, key employees, Trustees, consultants and other advisors are eligible for participation in the Incentive Plan although it is not anticipated that all eligible individuals will actually receive Awards under the Incentive Plan. The Administrator has not made a determination with respect to which of the eligible individuals, if any, will be granted discretionary Awards under the Incentive Plan. The Trust is currently prohibited from granting Awards to certain individuals pursuant to the Shareholders Agreement. See "CONTRIBUTION PROPOSAL--Shareholders Agreement."

                                                                OPTION AWARDS
                                                             -------------------
                                                              SHARES UNDERLYING
        NAME                                                 OPTIONS GRANTED (#)
        ----                                                 -------------------
   Non-Employee Trustees as a group.........................        9,000

  Available Shares. A maximum of 29,926,114 Class A Shares have been reserved for the issuance of Awards under the Incentive Plan, of which 14,954,057 Class A Shares remain available for Awards. In the event the number of outstanding Class A Shares on a fully diluted basis increases after the date the Incentive Plan is approved by the Shareholders, the maximum number of Class A Shares reserved for Awards other than Incentive Options under the Incentive Plan will be adjusted automatically so that the maximum number equals 9.0% of the outstanding Class A Shares on a fully-diluted basis. The maximum number of Class A Shares available for grants of Awards to any one individual other than the Advisor in any calendar year is 8,000,000 Class A Shares. The number of Class A Shares available for Awards, and the terms of any outstanding Awards, may be adjusted in the discretion of the Administrator to reflect any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin off or other similar change in capitalization of the Trust.

  Amendment and Termination. The Board of Trustees may amend or terminate the Incentive Plan at any time, subject to Shareholder approval if required by applicable law, rule or regulation, and provided that no amendment may be made without Shareholder approval if such amendment would, among other things, (i) change the persons eligible to participate in such Incentive Plan or (ii) change the maximum number of Class A Shares available under such Incentive Plan. No amendment to the Incentive Plan may impair the rights of a holder of an outstanding award without the consent of such holder.

  Share Options--General. An Option awarded under the Incentive Plan grants the recipient thereof the right to purchase a specified number of Class A Shares at a specified price. The Administrator will determine conditions relating to the exercisability of the Option and may include such other terms and conditions as it deems desirable. Upon exercise of an Option, the purchase price may be paid in cash, by delivery of previously owned Class A Shares or by a combination thereof. Options granted under the Incentive Plan may be either "Incentive Options" which are intended to satisfy section 422 of the Code or "Non-qualified Options" which are not intended to satisfy such Code section.

  Non-Qualified Options. The number of Class A Shares subject to a Non-qualified Option, the vesting period for a Non-qualified Option, the exercise price per Class A Share and the period for the exercise of a Non-qualified Option will be determined by the Administrator.

  In the event of a termination of employment or service by reason of death or disability, each Non-qualified Option will become fully vested and will be exercisable for a period of not more than one year after the date of such termination, but in no event after the expiration of such Option. In the event of a termination of employment or service for "Cause" (which is defined as embezzlement or misappropriation of funds or other assets, other acts of dishonesty, significant activities harmful to the reputation of the Trust, willful refusal to perform or substantial disregard of the duties properly assigned to the holder (other than as a result of disability), significant violation of any statutory or common law duty of loyalty to the Trust or a material breach by the holder of the holder's employment agreement, if any), each Non-qualified Option will terminate on the effective date of such optionee's termination of employment or service. In the event of a termination of employment or service for any other reason, unless otherwise set forth in the agreement relating to an option, each Non-qualified Option to the extent vested on that date may thereafter be exercised for a period of not more than three months after the date of such optionee's termination of employment or service but in no event after the expiration of such Option. If a holder dies during the one-year period following termination of employment or service by reason of disability, or if the holder dies during the three-month period following termination of employment or service for any other reason (other than Cause), each Non-qualified Option may thereafter be exercised for a period of three months after the date of death (except in the case of termination of employment or service by reason of disability, for one year after the date of death) but in no event after the expiration of such Option.

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

  Incentive Options. The number of Class A Shares subject to an Incentive Option, the vesting period for an Incentive Option, the exercise price per Share and the period for the exercise of an Incentive Option will be determined by the Administrator; provided that no Incentive Option will be exercisable more than ten years after its date of grant, unless the recipient of the Incentive Option owns greater than ten percent of the voting power of all shares of capital stock of the Trust (a "ten percent holder"), in which case the Incentive Option will be exercisable for no more than five years after its date of grant; and provided further that the exercise price of an Incentive Option will not be less than 100% of the fair market value of the Class A Shares on the date of grant of such Option, unless the recipient of the Incentive Option is a ten percent holder, in which case the exercise price will be the price required by the Code, currently 110% of fair market value.

  In the event of a termination of employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), Incentive Options will become fully exercisable may thereafter be exercised for a period of no more than one year after such termination, but in no event after the expiration of the Incentive Option. In the event of a termination of employment for Cause, each Incentive Option will terminate on the date of such termination. In the event of a termination of employment for any other reason, unless otherwise set forth in the agreement relating to an option, each Incentive Option will be exercisable to the extent vested on the date of termination for a period of three months after such termination, but in no event after the expiration of such Incentive Option. If the holder of an Incentive Option dies during the one-year period following termination of employment by reason of permanent and total disability or during the three-month period following termination of employment for any other reason (other than for Cause), each Incentive Option will be vested to the extent that such Incentive Option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of three months from the date of death, but in no event after the expiration of such Incentive Option.

  Share Awards. The Administrator will determine the conditions, if any, to which an Award of Class A Shares shall be subject. The terms of each such Award, including whether the Award is subject to a restriction period and/or performance measures (a "Restricted Share Award") will be set forth in the agreement relating to such Award. Unless otherwise set forth in the agreement relating to a Restricted Share Award, the holder of such award shall have all rights of a Shareholder, including but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Class A Shares.

  Unless otherwise set forth in the agreement relating to a Restricted Share Award, in the event of termination of employment or service by reason of death or disability, the restriction period terminates and the performance measures, if any, are to be computed through the date of such termination. Unless otherwise set forth in the agreement relating to a Restricted Share Award, in the event of termination of employment or service for any reason other than death or disability, the portion of such Award that is subject to a restriction period or performance measure on the date of such termination shall be forfeited.

  Performance Awards. The Administrator will determine the terms and conditions, if any, to which an award of a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive a payment in cash (a "Performance Award") shall be subject. Performance Awards may be granted in tandem with Options concurrently or previously granted under the Incentive Plan and will apply to all or such portion of the Class A Shares subject to such Options as designated by the Administrator. The performance period and performance measure applicable to any Performance Award will be designated by the Administrator.

  Unless otherwise set forth in the agreement relating to a Performance Award, in the event of termination of employment or service by reason of death or disability, then the performance period will be deemed to expire on the date of such termination and the performance measures will be computed for the performance period through such date and the Performance Award settled as and, if applicable, when the tandem Options are exercised if the performance measures for such shortened performance period have been satisfied. Unless otherwise set forth in the agreement relating to a Performance Award, in the event of termination of employment or service for any reason other than death or disability, then the Performance Award shall be immediately forfeited and canceled.

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

  Change of Control. In the event of a change of control of the Trust (which includes the acquisition by a person of 51% or more of the then outstanding Class A Shares; a change in the composition of a majority of the members of the Board of Trustees of the Trust from that in effect on the Contribution Date, unless such change is with the approval of the majority of the then existing Board of Trustees and is not in connection with a material transaction affecting the Trust; consummation of a reorganization, merger or consolidation, sale or other similar corporate transaction; or approval by the shareholders of the Trust of a plan of complete liquidation or dissolution (a "Change of Control")), all Options will immediately become fully exercisable for their remaining term and Restricted Share Awards under the Incentive Plans will immediately vest in full. In addition, in the event of a Change of Control, the performance period for Performance Awards will expire and the performance measures will be computed through the date of such Change of Control and the applicable Performance Award will be settled on the date of such Change in Control or, if later, upon exercise of any tandem Options.

  Trustee Options. Under the Trustee Plan, as of the effective date of the Trustee Plan, and as of the date of each Annual Meeting of Shareholders at which the Trustee is reelected thereafter, each Non-Employee Trustee receives an option to purchase 1,000 Class A Shares. A Non-Employee Trustee who is appointed or elected after the effective date of the Trustee Plan, receives an Option to purchase 1,000 Class A Shares as of the date of his or her initial appointment or election, and receives an Option to purchase an additional 1,000 Class A Shares on each anniversary of the initial grant date, provided that the individual is a Non-Employee Trustee on such date. The purchase price of each Class A Share under the Option is the fair market value of a Class A Share on the date of grant, and such Options are fully vested and immediately exercisable. The Trustee Plan provides that Options expire on the earliest of
(i) ten years after the grant date, (ii) the first anniversary of the Non-Employee Trustee's termination of service because of death or disability,
(iii) three months after the Non-Employee Trustees' involuntary termination of service for reasons other than death, disability or cause, and (iv) the date that the Non-Employee Trustee's service on the Board voluntary terminates or is terminated for cause.

  If approved by the Shareholders, the Incentive Plan will also provide an automatic grant of Options to Non-Employee Trustees. Generally, under the Incentive Plan each individual who is first elected or continuing as a Non-Employee Trustee as of the close of the Annual Meeting of Shareholders will receive an Option to purchase 10,000 Class A Shares. Each individual who is first elected or appointed as a Non-Employee Trustee on a date other than the date of an Annual Meeting of Shareholders shall be granted an Option to purchase 10,000 Class A Shares, reduced to reflect the portion of the period elapsed since the last grant to Trustees. The exercise price of the shares subject to the Option shall be the fair market value of a Class A Share on the grant date. Such Options shall be fully vested and expire ten years after the grant date, without regard to whether the Trustee ceases to be a member of the Board of Trustees prior to such date.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the U.S. federal income tax consequences of Awards made under the Incentive Plan.

  Options. A participant will not recognize any income upon the grant of an Option. Generally, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a Non-qualified Option equal to the excess of the fair market value of the Class A Shares purchased over the exercise price, and the Trust will be entitled to a corresponding deduction. Generally, a participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Option. If the Class A Shares acquired by exercise of an Incentive Option are held for the longer of two years from the date the Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such Class A Shares will be taxed as a capital gain or loss, and the Trust will not be entitled to any deduction. If, however, such Class A Shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of
(i) the amount realized upon such disposition and (ii) the fair market value of such Class A Shares on the date of exercise over the exercise price, and the Trust will be entitled to a corresponding deduction.

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


  Restricted Share Awards. A participant will not recognize taxable income at the time of the grant of a Restricted Share Award, and the Trust will not be entitled to a tax deduction at such time unless the participant makes an election to be taxed at the time such Restricted Share Award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Class A Shares at such time over the amount, if any, paid for such Class A Shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Trust as compensation expense except to the extent the limit of section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to Class A Shares subject to a Restricted Share Award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Trust will be entitled to a corresponding deduction except to the extent the limit of section 162(m) of the Code applies.

  Performance Awards. A participant will not recognize taxable income upon the grant of a Performance Award, and the Trust will not be entitled to a tax deduction at such time. Upon the settlement of a Performance Award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the cash paid to the participant, and the Trust will be entitled to a corresponding deduction except to the extent the limit of section 162(m) of the Code applies.

RECOMMENDATION REGARDING THE INCENTIVE PLAN PROPOSAL

  Consistent with approval of the Proposals taken as a whole, the Board of Trustees recommends that you vote FOR approval of the Incentive Plan.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Trustees has selected Price Waterhouse LLP as the Trust's independent auditors for the fiscal year ending December 31, 1997, subject to ratification by the Shareholders. Deloitte & Touche LLP served as the Trust's independent auditors for the fiscal year ended December 31, 1996. Deloitte & Touche LLP was not selected by the Board of Trustees to continue to serve as independent auditors to the Trust for the fiscal year ending December 31, 1997 and was dismissed on December 19, 1997. There have been no disagreements between the Trust and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during the last fiscal year. The Trust expects a member of both Price Waterhouse LLP and Deloitte & Touche LLP to attend the Annual Meeting to make a statement, if he or she desires, and to respond to appropriate questions.

  Neither of the reports of Deloitte & Touche LLP on the Trust's financial statements for the last two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Audit and Compensation Committee.

  During the Trust's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

RECOMMENDATION REGARDING RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE
LLP

  The Board of Trustees recommends that you vote FOR ratification of this appointment.

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                         DESCRIPTION OF THE INTERESTS

SENIOR MORTGAGE LOANS

  Description of Senior Mortgage Loans and the Collateral. There are eight (8) loans (the "Senior Mortgage Loans") in this category with an aggregate original principal balance of $502,114,000. The Senior Mortgage Loans bear interest at either a fixed rate per annum or a variable rate based on LIBOR plus an additional specified amount, requiring either monthly interest payments or specified amortization payments. One of the Senior Mortgage Loans permits (i) accrual of interest on a portion of the principal of such loan, payable at maturity, and (ii) the deferral of certain additional interest payments under certain circumstances. The Senior Mortgage Loans are generally secured by mortgages encumbering real properties comprised of a resort conference center in New York, office buildings in Seattle, Washington, a mixed use complex in New York, office buildings in Houston, Texas and Dallas, Texas, an office portfolio in San Diego, California, a residential complex in San Diego, California, a commercial office building in San Francisco, California, a mixed used complex in Boston, Massachusetts, a residential complex in New York, New York and certain pledges of partnership interests.

  Maturity Date and Prepayment Terms. The Senior Mortgage Loans have maturity dates that range from December, 1999 to December, 2007 with certain extension rights in some cases. Two (2) of the Senior Mortgage Loans are subject to a prepayment lock-out period during which time such loans may not prepaid. Otherwise, the remaining Senior Mortgage Loans are generally prepayable at certain specified dates and in certain specified amounts, subject to certain conditions, including the payment of prepayment penalties based on specified yield maintenance formulas and/or other required costs.

  Participating Equity Interest. Some of the Senior Mortgage Loans require payments of participating equity based on specified percentages of cash flow, property appreciation and a share of funds maintained in certain reserve accounts.

  Limited Non-Recourse. The Senior Mortgage Loans are generally nonrecourse loans as to which, in the event of a default under such loans, recourse generally may be had only against the collateral, except for certain standard carve-outs. One of the Senior Mortgage Loans is fully recourse against the borrower.

  Cross-Default Provisions. Two (2) of the Senior Mortgage Loans are cross-defaulted with certain lines of credit or loans made to the borrower under such lines of credit or loans from different lenders.

  Prohibition on Sale, Encumbrance and Transfer. The Senior Mortgage Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Senior Mortgage Loans, with certain specified exceptions.

  Guaranties. Some of the Senior Mortgage Loans are supported by certain secured, limited recourse guaranties of payment and performance.

  Environmental Indemnity. Certain of the Senior Mortgage Loans are supported by environmental indemnities.

  Subordinate Financing. Three (3) of the Senior Mortgage Loans are subject to junior financing in the aggregate original principal amount of $131,935,000 which are part of the Subordinate Mortgage Loans and the Opportunistic Mortgage Loans that are a part of this portfolio and are referred to below. One (1) of the other Senior Mortgage Loans may be bifurcated, at the lender's request under certain circumstances, into a senior lien tranche and a junior lien tranche, both of which are part of this portfolio. Currently, both such tranches are secured by a senior mortgage lien.

  Forward Additional Loan Commitment. One (1) of the Senior Mortgage Loans includes an additional commitment for an additional loan of up to $25,000,000 as construction financing, subject to the satisfaction of certain specified conditions.

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

SUBORDINATE MORTGAGE LOANS

  Description of Subordinate Mortgage Loans and the Collateral. There are four
(4) loans (the "Subordinate Mortgage Loans") in this category with an aggregate original principal balance of $157,375,000. The Subordinate Mortgage Loans bear interest at either fixed or variable rates per annum requiring either monthly interest payments or specified amortization payments. Under some of the Subordinate Mortgage Loans, if for any month the interest paid is less than a specified amount, the difference shall accrue interest at a specified fixed rate per annum, or cash flow from subsequent months must be deposited into specified interest accounts to cover previous interest payments that are not paid. The Subordinate Mortgage Loans are secured by mortgages encumbering real properties comprised of fifteen (15) hotels located in seven
(7) states, fee and ground leasehold interests in a mixed use complex of office, retail and hotel space in Washington, D.C., office buildings in Houston, Texas and Dallas, Texas, and an office portfolio in San Diego, California.

  Maturity Date and Prepayment Terms. The Subordinate Mortgage Loans have maturity dates that range from May, 2002, to July, 2005, subject to extension in certain cases. Some of the Subordinate Mortgage Loans are subject to prepayment lock-out periods during which time such loans may not be prepaid. At specified periods during the term of the Subordinate Mortgage Loans, prepayment is generally permitted, subject to certain conditions set forth in the applicable loan documents, including, in some cases, the payment of prepayment penalties based on specified yield maintenance formulas or required internal rates of return.

  Limited Non-Recourse Loans. The Subordinate Mortgage Loans are generally nonrecourse loans as to which, in the event of a default under such loans, recourse generally may be had only against the collateral, except for certain standard carve-outs.

  Prohibition on Sale, Encumbrances and Transfer. The Subordinate Mortgage Loans generally prohibit the transfer, sale or encumbrance or release of the real properties or interests in the borrowers related to such Subordinate Mortgage Loans, with certain specified exceptions.

  Environmental Indemnity. Certain of the Subordinate Mortgage Loans are supported by certain environmental indemnities.

  Existing Senior Financing. Two (2) of the Subordinate Mortgage Loans are subject to senior financing in the aggregate original principal amount of $217,700,060 which are part of the Senior Mortgage Loans that are a part of this portfolio and are referred to herein. The other two (2) Subordinate Mortgage Loans are subject to senior financing in the aggregate original principal amount of $205,000,000 which are not a part of this portfolio. The rights between senior and junior lenders are generally governed by specified intercreditor agreements which may provide the junior lender with certain notice and cure rights, but otherwise limit the rights and remedies of the junior lender.

  Management of Hotels. Management of the hotel real properties securing the Subordinated Mortgage Loans are generally governed by management agreements.

  Cross-Default Provisions. One (1) of the Subordinate Mortgage Loans is cross-defaulted with certain loans entered into by certain partners of the borrower for such Subordinate Mortgage Loan.

  Purchased Promissory Note. One (1) of the promissory notes evidencing a Subordinated Mortgage Loan was purchased from a third party lending institution. The original lender has been indemnified for claims relating to acts of the purchasing lender in connection with the note sale agreement, the debt evidenced by the subject promissory note, the use or ownership of the real property securing such note, and any contingency fee contracts with attorneys or collection agencies.

  Guaranties. One (1) of the Subordinated Mortgage Loans is supported by certain secured, limited recourse unconditional guaranties of payment and performance, and other limited guaranties of payment and performance.


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

  Participating Equity Interest. One (1) of the Subordinate Mortgage Loans requires payments of participating equity, payable with monthly interest payments, based on specified percentages of cash flow and net proceeds generated from the sale or refinancing of the real property securing such loan.

OPPORTUNISTIC MORTGAGE LOANS

  Description of Opportunistic Mortgage Loans. The two (2) loans (the "Opportunistic Loans") in this category consists of (i) debt (the "Middle Tranche") with an original principal balance of $72,400,000, secured by, among other non-real property collateral, a second lien mortgage encumbering a combination hotel and apartment building in Denver, Colorado and debt (the "Junior Tranche") with an original principal balance of $79,868,613, secured by a third lien mortgage encumbering the same combined hotel and apartment building and (ii) debt with an original principal balance of $154 million secured by five buildings in Seattle, Washington. The Opportunistic Loans bear interest at fixed or variable rates per annum. One of the loans has monthly compounding of interest, with payments due on a monthly basis, requiring either monthly interest payments or specified principal payments at certain times during the term thereof when certain specified conditions are satisfied.

  Maturity Date and Prepayment Terms. The Opportunistic Loans have maturity dates ranging from December, 1999 to June, 2007, with certain rights for extensions. The Opportunistic Loans may be prepaid, but where prepayment occurs before a certain specified date, prepayment must be accompanied by certain specified yield maintenance payments.

  Recourse Loan. The Opportunistic Loans are fully recourse to the borrower thereunder.

  Prohibition on Sale, Encumbrance and Transfer. The Opportunistic Loans generally prohibit the transfer, sale or encumbrance of the real property or interests in the borrower related to such Opportunistic Loan, with certain specified exceptions.

  Repayment Guaranty. One of the Opportunistic Loans is supported by a repayment guaranty, which guaranty terminates upon payment in full of the senior debt or upon judicial foreclosure by or a deed in lieu to the holder of the senior debt.

  Buy/Sell Agreement. One of the Opportunistic Loans is subject to the terms of a buy/sell agreement pursuant to which, upon the occurrence of certain events, the borrower under the Opportunistic Loan would be required to either agree to buy certain interests or to sell to certain interests in the underlying collateral. Certain specified parties have the right to elect to exercise the buy/sell right, in which event the non-triggering party must either agree to buy the other party's interest or to sell to the other party the triggering party's interest in the underlying collateral. In the event that borrower under the Opportunistic Loan initiates this latter two-way buy/sell option, it must prepay the Middle Tranche in full.

  Senior Financing and Intercreditor Agreement. The underlying collateral is subject to senior financing in the aggregate original amount of $65,000,000 which is not part of the portfolio and $94,700,000 of which is part of the portfolio. The rights between senior and junior lenders are generally governed by specified intercreditor agreements which provides for certain cure rights for defaults under such senior financing.

  Hotel Management. In lieu of a management agreement, the general partner of the borrower under one of the Opportunistic Loans acts a manager of the underlying collateral, and is entitled to receive property management fees, construction management fees, leasing commissions, and reimbursement of certain approved items. All fees are subordinated to the Middle Tranche in the event of a default thereunder.

UNSECURED LOANS

  Description of Unsecured Loans and the Collateral. There are two (2) loans (the "Unsecured Loans") in this category with an aggregate original principal balance of $27,300,000. The Unsecured Loans bear interest at fixed rates per annum, requiring monthly interest payments. The Unsecured Loans are generally secured by pledges of partnership, membership or stock interests, and certain other non-real property collateral. The real properties owned by the borrowing entities under the Unsecured Loans consist of mixed office and retail in New York, New York and twenty-one (21) hotel sites in Georgia, Maryland, North Carolina, Pennsylvania, Tennessee, and Virginia.

  Maturity and Prepayment Terms. The Unsecured Loans have maturity dates that range from April, 2002, to January, 2004. Some of the Unsecured Loans are subject to prepayment lock-out periods during which time such loans may not be prepaid. At specified periods during the term of Unsecured Loans, prepayment is generally permitted, subject to certain conditions, including the payment of prepayment penalties based on specified yield maintenance formulas.

  Participating Equity Interest. Some of the Unsecured Loans require payments of participating equity based on specified percentages of cash flow and net proceeds from sale or refinancings generated from properties related to the Unsecured Loans.

  Prohibition on Sale, Encumbrance and Transfer. The Unsecured Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Unsecured Loans, with certain specified exceptions.

  Recourse. The Unsecured Loans are either recourse or non-recourse to the personal assets of the borrowing entities, but where a loan is non-recourse, the borrower is personally liable for certain specified carve-outs.

  Guarantees. Some of the Unsecured Loans are supported by secured or unsecured guarantees, subject to specified recourse limitations as to the guarantor.

  Environmental Indemnity. Some of the Unsecured Loans are supported by environmental indemnities.

  Existing Senior Loans on the Real Property. The real properties owned by the borrowers under the Unsecured Loans are subject to senior financing in the aggregate original amount of $107,800,000 which is not being contributed to the Trust. The rights between senior and junior lenders are generally governed by specified intercreditor agreements.

CONSTRUCTION LOANS

  Description of Construction Loans and the Collateral. There are two (2) loans (the "Construction Loans") in this category with an aggregate original principal balance of $92,390,000, of which $23,286,000 has not yet been funded as of September 1997. The Construction Loans are to be disbursed in accordance with certain approved construction disbursement schedules and budgets. The Construction Loans bear interest at fixed rates per annum, requiring monthly interest payments in specified amounts. The Construction Loans are secured by mortgages encumbering real properties comprised of a to-be-built condominium project and a to-be-built luxury resort hotel, conference center and beach club, and golf course both located in Florida, along with certain other partnership and stock collateral. One (1) of the Construction Loans is also supported by letters of credit which are subject to return upon the occurrence of certain repayment conditions and thresholds.

  Maturity Date and Prepayment Terms. The Construction Loans have maturity dates that range from November, 1999, to July, 2004. Periodically during the term of the Construction Loans, under certain specified conditions, the Construction Loans may be prepaid either in full or in part, or just in full, as applicable, upon the satisfaction of certain specified conditions, including, without limitation, the payment of a specified prepayment fee.

  Reserves. The Construction Loans require that the borrowers thereunder fund certain reserves from, among other specified funds, all of the cash flow and net sales proceeds generated from the real properties securing the Construction Loans, which reserves are to be used for the payment of interest, certain construction costs, or other operating or capital expenses.

  Guarantees. The Construction Loans are supported by repayment and/or completion guarantees. The repayment guaranties range from full repayment to repayment of only certain specified losses. One of the guarantors under one of the Construction Loans has provided a promissory note which will be returned to such guarantor when certain specified funds have been contributed to the reserve established for such Construction Loan.

  Environmental Indemnity. The Construction Loans are supported by environmental indemnities. A maintenance building on one of the real properties securing one of the Construction Loans on which a golf course will be developed is subject to environmental contamination, and such portion of real property is the subject of a monitoring and remediation plan.

  Prohibition on Sale, Encumbrance and Transfer. The Construction Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Construction Loans, with certain specified exceptions.

  Senior Encumbrances. A portion of the real property securing one of the Construction Loans is subject to certain senior mortgages thereon, including portions of the property on which a condominium project will be developed.

REAL ESTATE LONG-TERM OPERATING LEASE

  General. Pursuant to the terms of the RLH lease (the "RLH Lease") Red Lion Hotels, Inc., a Delaware corporation, a wholly owned subsidiary of Doubletree Corporation ("Tenant") master leases seventeen (17) parcels of real property (the "RLH Properties") each of which is improved with Doubletree or Red Lion hotels (the "Leased Hotels"). The RLH Lease is absolutely net so that Tenant controls all aspects of the RLH Properties operations and management and is required to pay all rents and other sums to or on behalf of Landlord (as defined). Tenant is required, at its own cost, to replace fixtures, furnishing and equipment ("FF&E") and other fixed assets and operating equipment and inventory as required, which shall be the property of Tenant and to fund an FF&E reserve account. The Tenant is required to indemnify the Landlord and certain others for all costs and expenses imposed upon or incurred by an indemnified party in connection with the use, alteration, operation, management, condition (including environmental condition and compliance), design, construction, maintenance, repair or restoration of any of the leased premises and employment of any person(s) at the leased premises. Doubletree Corporation has executed a full guarantee of the punctual payment and performance of any and all liabilities and obligations of Tenant arising out of or related to the RLH Lease.

  Term. The RLH Lease is a long-term lease that extends through 2010, including five (5) automatic 5-year extension terms unless a proper termination notice is delivered by the Tenant. The final expiration of the RLH Lease, assuming all extensions would be in 2035.

  Organization. RLH Partnership, L.P., a Delaware limited partnership (the "Landlord") is the fee owner or ground lessee of the RLH Properties. The general partner of the Landlord is Red Lion G.P., Inc. and the limited partner is RLH Net Lease Investment, LLC ("RLH Net"), each of which is wholly owned by SOFI IV. RLH Net is also the sole stockholder of Red Lion G.P., Inc. SOFI IV has a 99% membership interest in RLH Net and is the controlling entity of the interest.

  Base and Percentage Rent. Landlord collects a specified annual base rent payable quarterly in arrears, and 7.5% of annual operating revenues in excess of a base amount for all of the Leased Hotels. Under certain conditions, Tenant's rent is subject to certain increases if Tenant completes an expansion at any Leased Hotel.

  Operation and Maintenance. Tenant is obligated to keep and maintain the Leased Hotels in at least as good condition as existed on the commencement date. Tenant is responsible for the payment of all costs and expenses incurred in the use, operation or maintenance of the leased premises including rents and other amounts owed under any ground lease, management fees, real estate taxes, insurance, supplies and materials, the cost of all maintenance, janitorial, security and service agreements, electricity, water and any other utilities supplied to the leased premises.

  Limited Nonrecourse to Landlord. Any claim based on the Landlord's liability under the RLH Lease shall be enforced only against the leased premises and not against any other tangible or intangible assets, properties or funds of the Landlord; provided, however, if, as a result of a judicial foreclosure of any mortgage, the Landlord's interest in any Leased Hotel is transferred to a mortgagee or other entity, and at such foreclosure Tenant has a legal proceeding against the Landlord, Tenant shall have the right to enforce any judgment from any assets or other properties of the Landlord.

LOAN PARTICIPATIONS

  Description of Participation Loans and the Collateral. There are three (3) loans (the "Participation Loans") in this category which are participations in loans that have an aggregate original principal balance of $17,087,000. The interest in each of the Participation Loans is limited to a certain specified participation percentage. The Participation Loans bear interest at either a variable rate per annum based on LIBOR plus an additional specified amount, or at a fixed rates per annum subject to certain scheduled increases, and requiring either no monthly payments, monthly interest payments or specified amortization payments. The Participation Loans are secured by mortgages encumbering real properties comprised of an office building in New York, New York, an office building in Rockville, Maryland, and a leasehold interest in a hotel in Uniondale, New York, and certain other non-real property collateral.

  Maturity and Prepayment Terms. The Participation Loans have maturity dates that range from May, 1999, to May, 2000. The Participation Loans may either be prepaid in full or in part without the payment of a prepayment penalty or are not prepayable.

  Guaranties. Some of the Participation Loans are supported by either a completion guaranty or a repayment guaranty.

  Co-Lending Arrangement. Each of the Participation Loans is subject to the interest of other participants in the loans and the relationship among participating lenders is generally governed by the terms of certain participation or co-lending agreements.

  Participating Equity Interest. One (1) of the Participation Loans requires payment of participating equity upon the sale or refinancing of the real property securing such loan.

OTHER

  This category generally includes publicly traded bonds with a market value of approximately $40.5 million of two issuers, one of which matures in May 2002 with a coupon of 12.75% per annum that pays semi-annually and the other which matures in March 2007 with a coupon of 12.5% per annum that pays semi-annually.

                                   GLOSSARY

  "Adjusted Net Income" is defined under "ADVISORY AGREEMENT PROPOSAL-- Advisory Agreement."

  "Advisor" means Starwood Financial Advisors, L.L.C., a Connecticut limited liability company.

  "Advisory Agreement" means the agreement between the Trust and the Advisor to be entered into on the Contribution Date under which the Advisor will manage the investment affairs of the Trust.

  "Advisory Agreement Proposal" means the proposal to amend the Declaration of Trust to reflect the terms of the Advisory Agreement.

  "AMEX" means the American Stock Exchange.

  "Angeles" means Angeles Corporation, a California corporation, the corporation which originally formed the Trust.

  "Annual Meeting" refers to the annual shareholders meeting of the Trust to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on March 13, 1998 at 10:30 a.m. Eastern Standard Time.

  "Audit and Compensation Committee" means the Audit and Compensation Committee of the Board of Trustees that among other things will administer the Incentive Plan.

  "Awards" means collectively Restricted Share Awards and Performance Awards.

  "Base Fee" means the quarterly base management fee the Trust will pay to the Advisor under the Advisory Agreement as set forth in "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  "Benchmark BB Rate" is defined under "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  "Beneficiary" is the qualified charitable organization designated by the Trust as the beneficiary of the Charitable Trust.

  "BLLC" means B Holdings, L.L.C., a Connecticut limited liability company, the members of which are Starwood Capital LLC and Starwood Opportunity Fund II, L.P. and that will own all of the Class B Shares as of the Contribution Date.

  "Board of Trustees" refers to the board of trustees of the Trust.

  "Book Equity Value" is defined under "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  "Cause" is defined under "INCENTIVE PLAN PROPOSAL--Description of the Plan."

  "Change of Control" is defined under "INCENTIVE PLAN PROPOSAL--Description of the Plan."

  "Charitable Trust" is the trust that will receive any Class A and Class B Shares in excess of the Ownership Limit or the Starwood Ownership Limit as described in "TRUST AMENDMENTS PROPOSAL--Summary of the Amendment of the Declaration of Trust and Effect Thereof and Board of Trustees' Recommendation Regarding the Trust Amendments Proposal--Amendments to the Excess Share Provision."

  "Charitable Trustee" is the trustee of the Charitable Trust.

  "Class A Shareholders" means the holders of Class A Shares.

  "Class A Shares" means the shares of beneficial interest of the Trust designated as Class A Shares with a par value of $1.00 per share.

  "Class A Warrant" means the warrant to purchase 5,000,000 Class A Shares at $1.00 per share.

  "Class B Shares" means the shares of beneficial interest of the Trust designated as Class B Shares with a par value of $0.01 per share.

  "Class B Warrant" means the warrant to purchase 2,500,000 Class B Shares at $.01 per share.

  "CMBS" means commercial mortgage backed securities.

  "CMO Bonds or CMOS" means commercial mortgage obligations.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

  "Contribution" means the Contribution of cash and the Starwood Mezzanine Interests by Starwood Mezzanine and cash, the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio by SOFI IV to the Trust in exchange for the issuance of Class A Shares and the payment of cash.

  "Contribution Agreement" means the agreement among the Trust, Starwood Mezzanine and SOFI IV setting forth the terms and conditions of the Contribution.

  "Contribution Date" means the date on which the Contribution is consummated.

  "Contribution Proposal" means the proposal pursuant to which the Shareholders are being asked to approve the Contribution.

  "Current Portfolio" is defined in "PROXY STATEMENT SUMMARY--The Trust."

  "Current Starwood Group" means SAHI, Inc., SAHI Partners, Starwood Mezzanine, the Starwood Trustees and their respective affiliates.

  "Dealer Property" means property held primarily for sale to customers in the ordinary course of the Trust's trade or business.

  "Declaration of Trust" means the Amended and Restated Declaration of Trust of the Trust.

  "Diversified Portfolio" is defined in PROXY STATEMENT SUMMARY--Changes in the Investment Policy."

  "Effective Date" means the date when the amendment to the Declaration of Trust effecting the Reverse Split is adopted.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Rights Agreement" means the Exchange Rights Agreement among the Trust and Starwood Mezzanine granting Starwood Mezzanine the right to exchange its Units for Class A Shares, cash or a combination thereof that will be terminated if the Contribution is effected.

  "First Mortgage Portfolio" means the portfolio of first mortgages to be contributed to the Trust by SOFI IV.

  "Foreclosure Property" means property acquired at or in lieu of a foreclosure of the mortgage secured by such property.

  "Houlihan" means Houlihan Lokey Howard & Zulan, the investment banking firm retained by the Independent Committee as an independent financial advisor.

  "Incentive Fee" means the quarterly incentive fee the Trust will pay to the Advisor under the Advisory Agreement as set forth in "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  "Incentive Option" is an Option that is intended to satisfy Section 422 of the Code.

  "Incentive Plan" means the Amended and Restated Statement Financial Trust 1996 Share Incentive Plan.

  "Incidental Registrations" means registrations of Class A Shares under the Securities Act other than the shelf registration to be filed to permit resales of certain Class A Shares.

  "Independent Committee" means the committee of the Board of Trustees comprised of the Independent Trustees.

  "Independent Trustees" means the Trustees not affiliated with Starwood.

  "Interests" means the Starwood Mezzanine Interests and the SOFI IV
Interests.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "Investment Restrictions" is defined under "PROXY STATEMENT SUMMARY--Changes in the Investment Policy."

  "IRS" means the Internal Revenue Service.

  "Letters of Intent" mean the letters of intent to be contributed to the Trust by SOFI IV.

  "Limited Partnership Agreement" means the Amended and Restated Partnership Agreement of the Partnership.

  "Mezzanine Loans" means loans that are subordinated to first lien mortgage loans and that are secured by a second lien mortgage or pledge of the ownership interest in the borrowing property owner.

  "Mortgage Collateral" means the mortgage loans securing the CMBS.

  "Mortgages" means mortgages, deeds of trust, or other security instruments on real property or rights or interests in real property or entities owning or controlling real property.

  "1997 Act" means the Taxpayer Relief Act of 1997.

  "Non-Employee Trustee" means a Trustee who is not also an officer or employee of the Trust or an affiliate of the Trust.

  "Non-Qualified Option" is an Option not intended to satisfy Section 422 of the Code.

  "Non-Qualifying Investments" means Subordinated Interests that do not constitute Qualifying Interests.

  "Options" means options to purchase Class A Shares granted under the Incentive Plan.

  "Outside Date" is March 31, 1998, the date by which the transactions contemplated under the Contribution Agreement must be consummated, or the Contribution Agreement may be terminated under certain conditions.

  "Ownership Limit" is defined in "TRUST AMENDMENTS PROPOSAL--Summary of the Amendment of the Declaration of Trust and Effect Thereof and Board of Trustees' Recommendation Regarding the Trust Amendments Proposal--Amendments to the Excess Share Provision."

  "Opportunistic Investments" means subperforming or non-performing loans.

  "Partnership" means the APMT Limited Partnership, a Delaware limited partnership of which the Trust is the sole general partner and Starwood Mezzanine is the sole limited partner that will be terminated if the Contribution is consummated.

  "Pass-Through Certificates" means commercial mortgage pass through certificates.

  "Performance Award" means an award of right, contingent upon the attainment of specific performance measures within a specified performance period, to receive cash under the Incentive Plan.

  "Person" means any individual, partnership, corporation, association, trust, or other entity.

  "Prohibited Owner" is defined in "TRUST AMENDMENTS PROPOSAL--Summary of the Amendment of the Declaration of Trust and Effect Thereof and Board of Trustees' Recommendation Regarding the Trust Amendments Proposal--Amendments to the Excess Share Provision."

  "Prohibited Transferee" is defined in "TRUST AMENDMENTS PROPOSAL--Summary of the Amendment of the Declaration of Trust and Effect Thereof and Board of Trustees' Recommendation Regarding the Trust Amendments Proposal--Amendments to the Excess Share Provision."

  "Prohibited Transaction" is defined in "TRUST AMENDMENTS PROPOSAL--Summary of the Amendment of the Declaration of Trust and Effect Thereof and Board of Trustees' Recommendation Regarding the Trust Amendments Proposal--Amendments to the Excess Share Provision."

  "Proposals" means collectively the Contribution Proposal, Advisory Agreement Proposal, Trust Amendments Proposal, the proposal to approve the Reverse Split, the proposal to elect eight Trustees to the Board of Trustees, the proposal to adopt the Incentive Plan and the proposal to ratify Price Waterhouse LLP as the Trust's independent accountants for the year ended December 31, 1997, to be voted on at the Annual Meeting.

  "Proxy Statement" means the document sent to the Shareholders on or about February 13, 1998 in connection with the solicitation by the Board of Trustees of proxies to be voted at the Annual Meeting.

  "Qualifying Interests" means mortgages and other liens on real estate.

  "Record Date" is January 21, 1998.

  "Registration Rights Agreement" means the Registration Rights Agreement between the Trust and Starwood Mezzanine pursuant to which Starwood Mezzanine has the right to cause the Trust to, subject to certain limitations and restrictions, register resale of certain Class A Shares which is proposed to be amended and restated on the Contribution Date.

  "REIT" means a real estate investment trust as defined under the Code.

  "REMIC" means a real estate mortgage investment conduit.

  "Restricted Share Award" means an Award subject to a restriction period and/or performance measures granted under the Incentive Plan.

  "Reverse Split" means a reverse split of the capital stock of the Trust.

  "SAHI Partners" means SAHI Partners, a Delaware general partnership.

  "SEC" means the Securities and Exchange Commission.

  "Securities" means common and preferred stock in a corporation, shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shareholders" means, at any particular time, the Class A Shareholders, the Class B Shareholders, and all other holders of record of outstanding shares of the Trust on the records of the Trust at such time.

  "Shareholders Agreement" means that certain Restated Shareholders Agreement dated as of March 15, 1994, restated as of April 27, 1994 and amended as of March 15, 1996 by and among SAHI, Inc., SAHI Partners, Starwood Mezzanine and the Trust which is proposed to be amended and restated on the Contribution Date.

  "Shares" means the Class A Shares, the Class B Shares, and all other shares of beneficial interest of the Trust issued as provided herein.

  "SOFI IV" means the Starwood Opportunity Fund IV, L.P., a Delaware partnership.

  "SOFI IV Interests" means the portfolio of mortgage loans and leases to be contributed by SOFI IV to the Trust in exchange for Class A Shares.

  "Starwood" refers collectively to SAHI Partners, SAHI, Inc., Starwood Mezzanine and SOFI IV.

  "Starwood Capital" means Starwood Capital Group, L.P., a Delaware limited partnership, which is the general partner of the investment partnerships comprising or which own substantially all of the beneficial interest in Starwood.

  "Starwood Capital LLC" means Starwood Capital Group, L.L.C. and its predecessor entities.

  "Starwood Controlled Party" means any entity controlled by Starwood Capital or its principals.

  "Starwood Group" refers collectively to SAHI Partners, SAHI, Inc., Starwood Mezzanine, SOFI IV, the Starwood Trustees and Messrs. Silvey, Dishner and Kleeman or any of their affiliates.

  "Starwood Mezzanine" means Starwood Mezzanine Investors, L.P., a Delaware limited partnership.

  "Starwood Mezzanine Interests" means the portfolio of mortgage and partnership loans to be contributed by Starwood Mezzanine to the Trust in exchange for additional Class A Shares.

  "Starwood Trustees" refers to Messrs. Sternlicht, Eilian, Grose and Sugarman, who are currently Trustees on the Board of Trustees.

  "Subordinated Interests" means subordinated interests in CMBS.

  "Ten Percent Holder" means a person that owns greater than ten percent of the voting power of all capital stock of the Trust.

  "Termination Event" is defined in "ADVISORY AGREEMENT PROPOSAL--Advisory Agreement."

  "Transactions" means the Contribution, the exchange of outstanding Units for Class A Shares and the termination and liquidation of the Partnership.

  "Trust" means Angeles Participating Mortgage Trust, a California business trust.

  "Trust Amendments Proposal" means the proposals to amend the Trust's Declaration of Trust as set forth under "TRUST AMENDMENTS PROPOSAL."

  "Trustee Plan" means the Angeles Participation Mortgage Trust 1996 Trustees' Share Incentive Plan that is proposed to be amended and restated as the Incentive Plan.

  "Trustees" means, as of any particular time, the Persons who are members of the Board of Trustees.

  "UBTI" means unrelated business taxable income.

  "Units" means the units of the partnership evidencing partnership interests in the Partnership.

  "Warrants" means the Class A Warrant and the Class B Warrant.

  "Warwick Certificates" means the mortgage participation certificates representing 100% of the beneficial ownership interest in a $3,707,000 performing, non-recourse first mortgage loan secured by the Warwick Hotel.

  "Warwick Hotel" means the Warwick Hotel and Apartments located in Philadelphia, Pennsylvania.

                                 OTHER MATTERS

NO APPRAISAL OR DISSENTER'S RIGHTS

  Under California law, Shareholders are not entitled to any statutory dissenter's rights to appraisal of their Class A Shares or Class B Shares in connection with any of the Proposals.

ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q

  The Trust's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the SEC, contains detailed information concerning the Trust and its operations and is attached hereto as Exhibit H. The Trust's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 are attached hereto as Exhibits I, J and K, respectively.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Shareholder proposals intended to be presented at the 1998 Annual Meeting must be sent in writing, by certified mail, return receipt requested, to the Trust at its principal office, addressed to the Secretary of the Trust, and must be received by the Trust a reasonable time before the solicitation of proxies for the 1998 Annual Meeting which is currently expected to be held in June 1998, for inclusion in the 1998 proxy materials.

SOLICITATION PROCEDURES

  Officers and regular employees of the Trust, without extra compensation, may solicit the return of proxies by mail, telephone, telegram or personal interview. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies. All of the costs relating to this Proxy Statement will be paid by the Trust.

OTHER MATTERS

  The management of the Trust does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment on such matters.

  The Trust urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

                                          By Order of the Board of Trustees

                                          /s/ Madison F. Grose
                                          Madison F. Grose
                                          Secretary of the Trust

Greenwich, Connecticut

February 11, 1998

                         INDEX TO FINANCIAL STATEMENTS

                      ANGELES PARTICIPATING MORTGAGE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
Pro Forma Consolidating Balance Sheets as of September 30, 1997..........   F-3
Pro Forma Consolidating Statements of Operations for the nine months
 ended September 30, 1997 and for the year ended December 31, 1996.......   F-4
Notes and Management's Assumptions to Unaudited Pro Forma Consolidating
 Financial Statements....................................................   F-6
STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
Report of Independent Accountants........................................  F-10
Divisional Balance Sheets as of September 30, 1997 (unaudited) and Decem-
 ber 31, 1996 and 1995...................................................  F-11
Statements of Divisional Operations for the nine months ended September
 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995 and for the period from
 November 1, 1994 (Inception) through December 31, 1994..................  F-12
Statements of Divisional Equity for the nine months ended September 30,
 1997 (unaudited) and for the years ended December 31, 1996 and 1995 and for the period from November 1, 1994 (Inception) through December 31,
 1994....................................................................  F-13
Statements of Cash Flows for the nine months ended September 30, 1997 and
 1996 (unaudited) and for the years ended December 31, 1996, 1995 and for the period from November 1, 1994 (Inception) through December 31, 1994..  F-14
Notes to Divisional Financial Statements.................................  F-15
SOF IV LOAN INVESTMENT OPERATIONS
Report of Independent Accountants........................................  F-21
Divisional Balance Sheets as of September 30, 1997 (unaudited) and Decem-
 ber 31, 1996............................................................  F-22
Statements of Divisional Operations for the nine months ended September
 30, 1997 (unaudited) and for the period from July 3, 1996 (Inception)
 through December 31, 1996...............................................  F-23
Statements of Divisional Equity for the nine months ended September 30,
 1997 (unaudited) and for the period from July 3, 1996 (Inception)
 through December 31, 1996...............................................  F-24
Statements of Divisional Cash Flows for the nine months ended September
 30, 1997 (unaudited) and for the period from July 3, 1996 (Inception)
 through December 31, 1996...............................................  F-25
Notes to Divisional Financial Statements.................................  F-26
RLH PORTFOLIO
Report of Independent Accountants........................................  F-33
Statement of Revenue and Certain Expenses for the year ended December 31,
 1996....................................................................  F-34
Statement of Revenue and Certain Expenses for the period from January 1,
 1997 through May 1, 1997 (unaudited)....................................  F-35
Notes to Statement of Revenue and Certain Expenses.......................  F-36

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited Pro Forma Consolidating Balance Sheet as of September 30, 1997 and Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared to reflect the Transaction and the adjustments described in the accompanying notes. The pro forma financial information is based on the historical financial statements and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Balance Sheet was prepared as if the Transactions (as more fully described in Note1 to the Pro Forma Consolidating Financial Statements) occurred as of September 30, 1997. The Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 were prepared as if the Transactions occurred on January 1, 1996. The pro forma operating results are unaudited and not necessarily indicative of the consolidated operating results which actually would have occurred if the Transaction had been consummated at the beginning of 1996, nor does it purport to represent the future financial position of the Trust, as defined, or the results of operations for future periods. For purposes of this financial information, the term the "Trust" includes the Angeles Participating Mortgage Trust ("APT"), APMT Limited Partnership (the "Partnership") and its subsidiaries, in their collective capacities as the recipients of certain assets of Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") and Starwood Opportunity Fund IV, L.P. ("SOF IV") in the transactions described herein.

                      ANGELES PARTICIPATING MORTGAGE TRUST

                     PRO FORMA CONSOLIDATING BALANCE SHEET
                                    (NOTE 2)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                      HISTORICAL
                             -----------------------------
                                                            PRO FORMA        TRUST
                              TRUST    MEZZANINE  SOF IV   ADJUSTMENTS     PRO FORMA
                             --------  --------- --------- -----------    -----------
ASSETS:
Real estate investments....  $ 10,190  $ 144,003 $ 811,130  $ 102,450 (A) $ 1,067,773
Cash and cash equivalents..       842      5,202               14,278 (B)      20,322
Restricted cash............                          3,143        --            3,143
Accrued interest receiv-
 able......................        53      1,616     8,745    (10,361)(C)          53
Other assets and deferred
 expenses..................        26        268     3,388                      3,682
                             --------  --------- ---------  ---------     -----------
    Total assets...........  $ 11,111  $ 151,089 $ 826,406  $ 106,367     $ 1,094,973
                             ========  ========= =========  =========     ===========
LIABILITIES AND SHAREHOLD-
 ERS' EQUITY:
Debt obligations...........                                 $ 341,512 (D) $   341,512
Other liabilities..........                      $   3,881                      3,881
Accrued expenses and ac-
 counts payable............  $    238  $      86        76                        400
                             --------  --------- ---------  ---------     -----------
    Total liabilities......       238         86     3,957    341,512         345,793
                             --------  --------- ---------  ---------     -----------
Minority interest..........     4,340                   19     (4,340)(E)          19
Division equity............              151,003   822,430   (973,433)(F)
Shareholders' equity:
  Class A Shares $1.0 par
   value, 7,550,000 and
   314,341,744 shares
   issued and outstanding
   on a historical and pro
   forma basis,
   respectively............     7,550                         306,792 (G)     314,342
  Class B Shares $.01 par
   value, 3,775,000 and
   157,170,872 shares
   issued and outstanding
   on a historical and pro
   forma basis,
   respectively............        38                           1,533 (H)       1,571
  Unrealized gain on
   "available for sale"
   investments.............         6                                               6
  Additional paid in
   capital.................    42,228                         434,303 (I)     476,531
  Accumulated undistributed
   net realized gain from
   sale of mortgages.......     2,545                                           2,545
  Accumulated distributions
   in excess of cumulative
   net income other than
   gain from sale of
   mortgages...............   (45,834)                                        (45,834)
                             --------  --------- ---------  ---------     -----------
    Total
     shareholders'/division
     equity................     6,533    151,003   822,430   (230,805)        749,161
                             --------  --------- ---------  ---------     -----------
    Total liabilities and
     shareholders' equity..  $ 11,111  $ 151,089 $ 826,406  $ 106,367     $ 1,094,973
                             ========  ========= =========  =========     ===========

  The accompanying notes and management's assumptions are an integral part of this statement.

                      ANGELES PARTICIPATING MORTGAGE TRUST

                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                                    (NOTE 3)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
         (IN THOUSANDS, EXCEPT FOR NET INCOME (LOSS) PER CLASS A SHARE)

                                     HISTORICAL
                          -----------------------------------
                                                               PRO FORMA       TRUST
                          TRUST   MEZZANINE  SOF IV     RLH   ADJUSTMENTS    PRO FORMA
                          ------  --------- --------  ------- -----------    ---------
REVENUE:
Interest income.........  $  704  $ 18,202  $ 27,890           $  (3,075)(a) $ 43,721
Prepayment income.......            13,990                                     13,990
Rental income...........                       6,306  $ 5,000                  11,306
Other income............       2       655     2,258                            2,915
                          ------  --------  --------  -------  ---------     --------
 Total revenue..........     706    32,847    36,454    5,000     (3,075)      71,932
                          ------  --------  --------  -------  ---------     --------
EXPENSES:
Interest expense........                                          11,267 (b)   11,267
Depreciation and amorti-
 zation.................                       2,378               2,473 (c)    4,851
General and administra-
 tive...................     261                 217                 750 (d)    1,228
Management fee..........             1,337     7,530              (8,867)(e)      --
Advisory fee (Note 4)...                                           5,792 (f)    5,792
Other expenses..........               172     1,376                            1,548
                          ------  --------  --------  -------  ---------     --------
 Total expenses.........     261     1,509    11,501              11,415       24,686
                          ------  --------  --------  -------  ---------     --------
Net income (loss) before
 minority interests.....     445    31,338    24,953    5,000    (14,490)      47,246
                          ------  --------  --------  -------  ---------     --------
Minority interests of
 limited partnership
 interests in the
 Partnership............    (420)                (19)                420 (g)      (19)
                          ------  --------  --------  -------  ---------     --------
Net income (loss).......  $   25  $ 31,338  $ 24,934  $ 5,000  $ (14,070)    $ 47,227
                          ======  ========  ========  =======  =========     ========
Net income (loss) per
 Class A Share..........  $ 0.01                                             $   0.15
                          ======                                             ========
Weighted average number
 of Class A Shares
 outstanding............   7,143                                              314,342
                          ======                                             ========


  The accompanying notes and management's assumptions are an integral part of this statement.

                      ANGELES PARTICIPATING MORTGAGE TRUST

                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                                    (NOTE 3)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
         (IN THOUSANDS, EXCEPT FOR NET INCOME (LOSS) PER CLASS A SHARE)

                                      HISTORICAL
                          -------------------------------------
                                                                 PRO FORMA       TRUST
                           TRUST   MEZZANINE  SOF IV     RLH    ADJUSTMENTS    PRO FORMA
                          -------  --------- --------  -------- -----------    ---------
REVENUE:
Interest income.........  $   478  $ 33,100  $    311            $    (118)(a) $ 33,771
Prepayment income.......                750                                         750
Rental income...........                               $ 15,000                  15,000
Other income............       10       394        60                               464
                          -------  --------  --------  --------  ---------     --------
  Total revenue.........      488    34,244       371    15,000       (118)      49,985
                          -------  --------  --------  --------  ---------     --------
EXPENSES:
Interest expense........      272                                   8,917 (b)     9,189
Depreciation and amorti-
 zation.................                                            6,467 (c)     6,467
General and administra-
 tive...................      639                  37               1,000 (d)     1,676
Management fee..........              2,157     1,546               (3,703)(e)
Advisory fee (Note 4)...                                             3,806 (f)    3,806
Other expenses..........                220       100                               320
                          -------  --------  --------  --------  ---------     --------
  Total expenses........      911     2,377     1,683               16,487       21,458
                          -------  --------  --------  --------  ---------     --------
Net income (loss) before
 minority interests.....     (423)   31,867    (1,312)   15,000    (16,605)      28,527
                          -------  --------  --------  --------  ---------     --------
Minority interests of
 limited partnership
 interests in the
 Partnership............     (154)                                     154 (g)
                          -------  --------  --------  --------  ---------     --------
Net income (loss).......  $  (577) $ 31,867  $ (1,312) $ 15,000  $ (16,451)    $ 28,527
                          =======  ========  ========  ========  =========     ========
Net income (loss) per
 Class A Share..........  $ (0.22)                                             $   0.09
                          =======                                              ========
Weighted average number
 of Class A Shares
 outstanding............    2,550                                               314,342
                          =======                                              ========

  The accompanying notes and management's assumptions are an integral part of this statement.

                     ANGELES PARTICIPATING MORTGAGE TRUST

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                 PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1--PROPOSED TRANSACTION

  As more fully discussed in Note 5 to the annual report on Form 10-K of Angeles Participating Mortgage Trust (the "Trust"), pursuant to a series of transactions beginning in March 1994 and including the exercise of certain warrants in January 1997, Starwood Mezzanine and certain entities affiliated with the General Partners of Starwood Mezzanine (collectively, Starwood Mezzanine, Starwood Opportunity Fund IV, L.P. and other affiliates are referred to as "Starwood"), acquired joint ownership of 70% and 100% of the outstanding Class A Shares and Class B Shares of the Trust through which they control approximately 80% of the voting interests in the Trust. Starwood Mezzanine also currently owns the remaining 91.95% of the APMT Limited Partnership ("APMT") not held by the Trust, which is convertible into either cash, an additional 4,568,944 Class A Shares of the Trust, or a combination of the two, as determined by the Trust. Interests in the Partnership are referred to as "Units".

  Immediately prior to the transactions described below, each outstanding Unit held by Starwood Mezzanine will be exchanged for one Class A Share of the Trust and, concurrently, the Partnership will be liquidated through a distribution of its net assets to the Trust, its then sole Partner. Upon exchange of the Units for Class A Shares, Starwood and its affiliates would jointly own approximately 80.97% and 100% of the outstanding Class A Shares and Class B Shares, respectively, of the Trust through which they would control 87.3% of the voting interests the Trust.

  Starwood Mezzanine and Starwood Opportunity Fund IV, L.P. ("SOF IV") (an affiliate of the General Partners of Starwood Mezzanine) will enter into a contribution agreement with the Trust to substantially recapitalize and increase the size of the Trust's operations. Under the Contribution Agreement, Starwood Mezzanine will contribute various real estate investments to the Trust in exchange for 55,148,000 Class A Shares (subject to adjustment) and $28.5 million in cash. SOF IV will contribute existing real estate investments, $17.9 million in cash and certain letters of intent in exchange for 247,074,800 Class A Shares (subject to adjustment) of the Trust and a cash payment of $313.0 million (representing the par value of the senior mortgages being contributed). Concurrently, the holders of the Class B Shares who are affiliates of the general partners of Starwood Mezzanine and SOF IV will acquire additional Class B Shares sufficient to maintain existing voting preferences pursuant to the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust"). Upon consummation of the Transactions, issuance of additional Class B shares as required by the Declaration of Trust and assuming exchange of the existing Units, Starwood and its affiliates would own approximately 99.3% of the outstanding Class A shares of the Trust and 100% of the Class B Shares. (Collectively, the transactions described in this paragraph are the "Transactions").

  The Trust is currently negotiating with several lenders with respect to bank credit agreements, which would be entered in concurrently with the Transactions, under which the Trust may borrow up to approximately $1,100 million to fund loan originations or acquisitions (including funding the cash portion of the Transactions described above) and provide working capital and for other general corporate purposes. The Trust expects that the credit agreement will provide for a revolving line of credit of $500 million, an additional $300 million revolving line of credit (drawable under certain conditions) and a $300 million senior participation purchase facility.

NOTE 2--BASIS OF PRESENTATION

  The accompanying unaudited pro forma consolidating balance sheet is presented as if the Transactions were completed on September 30, 1997. The RLH Portfolio is included in SOF IV's consolidated balance sheet as of September 30, 1997.

                     ANGELES PARTICIPATING MORTGAGE TRUST

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
           PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


  The accompanying unaudited pro forma consolidating statements of operations are presented as if the Transactions and the acquisition of the RLH portfolio from the predecessor owners, were completed on January 1, 1996 for the year ended December 31, 1996 and the nine months ended September 30, 1997.

  The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of which these financial statements are a part. In management's opinion, all adjustments necessary to reflect the effects of the Transactions have been made.

  The unaudited pro forma consolidating financial statements are not necessarily indicative of the actual financial position of the Trust at September 30, 1997 or what the actual results of operations of the Trust would have been assuming that the Transactions had been completed as of January 1, 1996, nor are they indicative of the results of operations for future periods.

NOTE 3--OTHER TRANSACTIONS WITH AFFILIATES:

 Advisory Agreement

  The Trust intends to enter into an Investment Advisory Agreement (the "Advisory Agreement") with Starwood Financial Advisors, LLC (the "Advisor"), a newly formed, affiliate of the general partners of Starwood Mezzanine, SOF IV, certain Trustees and officers. The Advisor will advise the Trust with respect to and manage its investment affairs, subject to the supervision of the Trust's Board of Trustees, certain limitations set forth in the Advisory Agreement and the investment policy of Trust as set forth in the Declaration of Trust. In exchange for these services, the Advisor will receive a base management fee of 1.25% per annum of the net book equity value, as defined. Such fees are to be estimated and paid quarterly in advance, subject to subsequent adjustment to actual amounts due.

  The Advisor may receive an additional quarterly incentive fee of 5% of the Trust's Adjusted Net Income, as defined, which is payable if the Trust's annualized rate of return on book equity value exceeds the "Benchmark BB Rate", which is defined as the arithmetic average of the various weekly average rates of return to maturity on "BB" rated commercial mortgage backed securities during such quarter by domestic U.S. issuers. In calculating the Trust's annualized rate of return on book equity value, convertible securities are treated as equity for any given period if the conversion value, based on average daily closing prices, exceeds their outstanding balance. If treated as equity, expenses relating to such convertible securities are added back to income in arriving at Adjusted Net Income. Such fees are to be estimated and paid quarterly in advance, subject to subsequent adjustment to actual amounts.

  In addition, the Advisor will be reimbursed for certain expenses incurred in connection with administrative expenses of the Trust and expenses incurred in connection with the origination or disposition of investment assets of the Trust.

 1996 Share Incentive Plan

  The Trust also intends to amend and restate its stock option plan to provide a means of incentive compensation for officers, key employees, Trustees, consultants and advisors. Stock options, restricted stock awards and other performance awards may be granted under the Amended and Restated Starwood Mortgage Trust 1996 Share Incentive Plan (the "Plan"). If approved, up to a maximum of 9.0% of the outstanding Class A Shares on a fully-diluted basis, as adjusted for subsequent issuances of Class A Shares, will be reserved for issuance under the Plan. All grants of shares under the Plan, other than automatic grants to non-employee Trustees, will be at the sole discretion of the Board of Trustees or a specifically designated sub-committee of such Trustees. Options issued to the Advisor will fully vest immediately upon grant. Approximately 14,963,057 options to purchase Class A Shares at $2.50 per share will be granted to the Advisor under the Plan upon

                     ANGELES PARTICIPATING MORTGAGE TRUST

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
           PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

consummation of the Transactions and future grants may be made to employees of the Trust in the future. An independent financial advisory firm estimated the value of these options at date of grant to be approximately $1.19 per share using a Black-Scholes valuation model. In the absence of comparable historical market information for the Trust, the advisory firm utilized assumptions consistent with activity of a comparable peer group of companies including an estimated option life of five years, a 35% volatility rate and an estimated dividend rate sufficient to maintain the Trust's status as a REIT (i.e. 95% of taxable income). Options issued to employees will be accounted for using the intrinsic method and, accordingly, no earnings charge will be reflected for options issued to direct employees since the exercise price approximates the concurrent exchange transaction price at date of grant. Options issued to the Advisor will be accounted for under the option value method and, accordingly, result in a charge to earnings upon consummation of the Transactions equal to the number of options allocated to the Advisor multiplied by the estimated value at consummation. The charge of up to approximately $17.8 million has been excluded from these pro forma financial statements as it represents a non-recurring charge. Future charges may be taken to the extent of additional option grants which are at the discretion of the Board of Trustees.

NOTE 4--ADJUSTMENTS TO PRO FORMA CONSOLIDATING BALANCE SHEET:

  (A) Represents:

   New originations, loan draws, & additional principal fundings sub-
    sequent to
    September 30, 1997...............................................  $ 80,060
   Principal prepayments.............................................   (53,945)
   Scheduled principal amortization payments.........................      (843)
   Adjustment to reflect market value................................    76,350
                                                                       --------
   Total adjustments to SOF IV investments...........................   101,622
   Adjustment in basis of Mezzanine assets...........................       828
                                                                       --------
                                                                       $102,450
                                                                       ========

  (B) Represents the following:

   Cash contributed by SOF IV......................................... $ 17,947
   Proceeds from issuance of Class B Shares...........................    1,533
   Cash payment to Mezzanine..........................................  (28,500)
   Cash payment to SOF IV............................................. (313,012)
   Proceeds from borrowings under bank credit agreements .............  341,512
   Elimination of Starwood Mezzanine cash not acquired................   (5,202)
                                                                       --------
                                                                       $ 14,278
                                                                       ========

  (C) Represents the elimination of certain assets of Starwood Mezzanine and SOF IV not to be acquired by the Trust.

  (D) Represents the estimated amount to be borrowed under a bank credit agreements to consummate the Transactions.

  (E) Represents the conversion of the Units in exchange for Class A Shares.

  (F) Represents the elimination of divisional equity of Starwood Mezzanine and SOF IV in connection with the Transactions.

                     ANGELES PARTICIPATING MORTGAGE TRUST

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
           PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)


  (G) Represents the par value of the Class A Shares to be issued to Starwood Mezzanine and SOF IV in connection with the Transactions and upon conversion of the Units as follows:

                                                                     PAR VALUE
                                                                   --------------
                                                                   (IN THOUSANDS)
   Contribution transactions:
     Starwood Mezzanine...........................................    $ 55,148
     SOF IV.......................................................     247,075
                                                                      --------
                                                                       302,223
   Conversion of Units by Starwood Mezzanine......................       4,569
                                                                      --------
                                                                      $306,792
                                                                      ========

  (H) Proceeds from issuance of additional Class B Shares.

  (I) Represents the additional paid-in-capital as a result of the Transactions.

NOTE 5--ADJUSTMENTS TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS:

  (a) Represents the adjustment to recognized revenue on the contributed real estate related loan investments to reflect the effects of an increased basis of assets acquired over contributor's historical cost which is amortized into post transaction income using the effective interest method.

  (b) Represents an adjustment to reflect the estimated interest expense which would have been incurred under the Trust's new bank credit agreements under the post transaction capital structure based on the weighted average assets outstanding assuming approximately a 30% leverage ratio and actual LIBOR rates for the related periods.

  (c) Represents additional depreciation on the RLH Portfolio, real estate held under a long term operating lease as follows:

                                                       FOR NINE      FOR YEAR
                                                     MONTHS ENDED     ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
   Depreciation for period prior to May 2, 1997 ac-
    quisition by SOF IV............................     $1,903        $5,708
   Increased depreciation resulting from the
    Trust's acquisition at a higher basis..........        570           759
                                                        ------        ------
                                                        $2,473        $6,467
                                                        ======        ======

  (d) Represents estimated additional general and administrative expenses (i.e. salaries, office rent, legal, insurance costs etc.) to be incurred by the Trust in connection with the increase in overall operations as a result of consummation of the Transactions.

  (e) Represents the elimination of management fees previously charged to Starwood Mezzanine and SOF IV results of operations.

  (f) Represents the pro forma base and incentive Advisor Fees which would have been earned under the terms the Advisory Agreement for the related periods based on the post transaction capital structure, at an assumed 30% leverage rate on actual investments made. The incentive fee was calculated using pro forma returns, published "BB" spread rates and historical 10 year treasury rates.

  (g) Represents the adjustment to eliminate the minority interests allocated to the Units in APMT currently held by Starwood Mezzanine which will be converted to Class A Shares prior to the consummation of the Transactions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Starwood Mezzanine Investors, L.P.

  We have audited the accompanying balance sheets of the Starwood Mezzanine Loan Investment Operations (the "Division"), a division of Starwood Mezzanine Investors, L.P. (the "Partnership") at December 31, 1996 and 1995 and the related statements of operations and of cash flows of the Division for the years ended December 31, 1996 and 1995 and the period from November 1, 1994 ("Inception") through December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission and on the basis of presentation as described in Note 1, to present the balance sheets of the Division to be contributed to Angeles Participating Mortgage Trust ("APT"), and the related statements of operations and cash flows of the Division and are not intended to be a complete presentation of the Partnership's financial position, results of operations or cash flows.

  In our opinion, the financial statements present fairly, in all material respects, the balance sheets of the Division at December 31, 1996 and 1995 and the related statements of operations and of cash flows of the Division for the years ended December 31, 1996 and 1995 and the period from Inception through December 31, 1994, in conformity with generally accepted accounting principles.

Price Waterhouse LLP
New York, New York
November 14, 1997

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                           DIVISIONAL BALANCE SHEETS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                 AS OF
                                             SEPTEMBER 30, AS OF DECEMBER 31,
                                             ------------- -------------------
                                                 1997        1996      1995
                                             ------------- --------- ---------
                                              (UNAUDITED)
ASSETS:
Real estate and related investments (Note
 4).........................................   $144,003    $ 180,485 $ 208,464
Cash and cash equivalents...................      5,202        4,540     4,056
Accrued interest receivable.................      1,616        2,238     3,710
Other assets and deferred expenses..........        268          356       361
                                               --------    --------- ---------
  Total assets..............................   $151,089    $ 187,619 $ 216,591
                                               ========    ========= =========
LIABILITIES AND DIVISIONAL EQUITY:
Accrued expenses and other liabilities......   $     86    $      45 $      97
Divisional equity...........................    151,003      187,574   216,494
                                               --------    --------- ---------
  Total liabilities and divisional equity...   $151,089    $ 187,619 $ 216,591
                                               ========    ========= =========


   The accompanying notes are an integral part of these financial statements.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                      STATEMENTS OF DIVISIONAL OPERATIONS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                                    FOR THE
                                                                  PERIOD FROM
                                FOR THE           FOR THE      NOVEMBER 1, 1994
                              NINE MONTHS       YEAR ENDED    (INCEPTION) THROUGH
                          ENDED SEPTEMBER 30,  DECEMBER 31,      DECEMBER 31,
                          ------------------- --------------- -------------------
                            1997      1996     1996    1995          1994
                          --------- --------- ------- ------- -------------------
                              (UNAUDITED)
REVENUES:
Interest income from in-
 vestments..............  $  18,202 $  25,368 $33,100 $15,169        $ 112
Prepayment income.......     13,990       350     750     --           --
Other income............        655       225     394     232          --
                          --------- --------- ------- -------        -----
  Total revenues........     32,847    25,943  34,244  15,401          112
                          --------- --------- ------- -------        -----
EXPENSES:
Management fee (Note
 3).....................      1,337     1,651   2,157   2,201          367
Other expenses..........        172       165     220     223           51
                          --------- --------- ------- -------        -----
  Total expenses........      1,509     1,816   2,377   2,424          418
                          --------- --------- ------- -------        -----
  Net income (loss).....  $  31,338 $  24,127 $31,867 $12,977        $(306)
                          ========= ========= ======= =======        =====


   The accompanying notes are an integral part of these financial statements.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

Cash contributions.................................................... $ 27,161
Net loss for period from Inception to December 31, 1994...............     (306)
                                                                       --------
Capital balances at December 31, 1994.................................   26,855
Cash contributions....................................................  183,441
Cash distributions....................................................   (6,779)
Net income for year...................................................   12,977
                                                                       --------
Capital balances at December 31, 1995.................................  216,494
Cash contributions....................................................   17,825
Cash distributions....................................................  (74,852)
Non-cash distributions................................................   (3,760)
Net income for year...................................................   31,867
                                                                       --------
Capital balances at December 31, 1996.................................  187,574
Cash contributions....................................................    4,951
Cash distributions....................................................  (72,860)
Net income for nine months ended September 30, 1997 (unaudited).......   31,338
                                                                       --------
Capital balances at September 30, 1997 (unaudited).................... $151,003
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                      STATEMENTS OF DIVISIONAL CASH FLOWS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                                         FOR THE
                                                                       PERIOD FROM
                               FOR THE              FOR THE         NOVEMBER 1, 1994
                             NINE MONTHS          YEAR ENDED       (INCEPTION) THROUGH
                         ENDED SEPTEMBER 30,     DECEMBER 31,         DECEMBER 31,
                         --------------------  ------------------  -------------------
                           1997       1996       1996      1995           1994
                         ---------  ---------  --------  --------  -------------------
                             (UNAUDITED)
Cash flows from operat-
 ing activities:
  Net income (loss)....  $  31,338  $  24,127  $ 31,867  $ 12,977        $  (306)
  Reconciliation of net
   income (loss) to net
   cash provided (used)
   by operating
   activities
  Amortization.........         60         60        80        80             13
  Changes in assets and
   liabilities:
    (Increase) decrease
     in interest
     receivable........        622        408     1,472    (3,620)          (112)
    (Increase) decrease
     in other assets...         28          5       (75)      168           (222)
    Increase (decrease)
     in accounts
     payable and
     accrued expenses..        (15)       (47)      (52)       20             77
    Increase in other
     liabilities.......         56        --        --        --             --
                         ---------  ---------  --------  --------        -------
      Net cash provided
       (used) by
       operating
       activities......     32,089     24,553    33,292     9,625           (550)
                         ---------  ---------  --------  --------        -------
Cash flows from invest-
 ing activities:
  Principal repayments
   from unsecured notes
   and mortgage notes..     77,066     18,121    61,914       169            --
  Investments in
   unsecured notes and
   mortgage notes......    (40,584)   (18,264)  (37,695) (183,611)       (25,000)
                         ---------  ---------  --------  --------        -------
      Net cash provided
       (used) by
       investing
       activities......     36,482       (143)   24,219  (183,442)       (25,000)
                         ---------  ---------  --------  --------        -------
Cash flows from financ-
 ing activities:
  Organization costs...        --         --        --        --            (400)
  Contributions to di-
   visional equity.....      4,951      7,186    17,825   183,441         27,161
  Distributions from
   divisional equity...    (72,860)   (35,433)  (74,852)   (6,779)           --
                         ---------  ---------  --------  --------        -------
      Net cash provided
       (used) by
       financing
       activities......    (67,909)   (28,247)  (57,027)  176,662         26,761
                         ---------  ---------  --------  --------        -------
Net increase (decrease)
 in cash and cash
 equivalents...........        662     (3,837)      484     2,845          1,211
Cash and cash
 equivalents, beginning
 of period.............      4,540      4,056     4,056     1,211            --
                         ---------  ---------  --------  --------        -------
Cash and cash
 equivalents, end of
 period................  $   5,202  $     219  $  4,540  $  4,056        $ 1,211
                         =========  =========  ========  ========        =======

   The accompanying notes are an integral part of these financial statements.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                   NOTES TO DIVISIONAL FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accompanying financial statements were prepared to reflect certain assets and operations which will be contributed to Angeles Participating Mortgage Trust ("APT"), a real estate investment trust which is publicly traded on the American Stock Exchange, in exchange for Class A Shares of APT as more fully described in Note 2.

  Starwood Mezzanine Investors, L.P. (the "Partnership" or "Starwood Mezzanine"), a Delaware limited partnership, was formed on February 15, 1994. Starwood Capital Group, L.P. as managing general partner, and Starwood Mezzanine Holdings, L.P. as the general partner, in the Partnership (collectively, the "General Partners"), and certain entities or persons, as limited partners in the Partnership, entered into a Limited Partnership Agreement (the "Partnership Agreement") dated August 29, 1994. The Partnership Agreement was amended as of November 1, 1994 (date of inception) to admit additional limited partners to Starwood Mezzanine resulting in an effective termination of the old partnership. Investing activity including loan investments commenced upon this date. Under the amended Partnership Agreement, the General Partners and limited partners (collectively, the "Partners") have aggregate 1% and 99% interests in the Partnership, respectively. The term of the Partnership is seven years after the admission of additional limited partners on November 1, 1994 but may be extended upon majority approval of the limited partners.

  As stated in the Partnership's offering memorandum, the purpose of Starwood Mezzanine is to seek current returns and capital appreciation through investment in high yielding, senior and subordinated real estate related debt interests including unrated credit support for the first loss tranches of commercial mortgage-backed securities, junior or subordinated mortgage loans, and other high-yielding securities collateralized by various types of real estate properties.

  The Partnership, at the sole discretion of the General Partners, was originally permitted to reinvest the proceeds of any disposition or prepayment from its real estate investments and real estate related investments through November 1, 1996. After this period, proceeds from any dispositions or prepayments from real estate and related investments were to be distributed, net of any required reserves. Notwithstanding the foregoing, the Partnership was permitted to make reinvestments subsequent to November 1, 1996 with the approval of the limited partners.

 Basis of accounting

  The accompanying financial statements include Starwood Mezzanine's loan investment operations (the "Division"), as included in the financial records of the Partnership, as if it were a separate legal entity. All of the allocations and estimates in the financial statements are based on assumptions that the Partnership's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity.

  For purposes of these financial statements, the investments in APT stock/warrants and in the APMT (see Note 2) have been excluded since they will not be contributed by Starwood Mezzanine in the proposed transaction.

 Interim financial statements

  The accompanying financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996, are unaudited; however, in the opinion of the General Partners, they include all adjustments necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles. The results for the interim periods are not necessarily indicative of the results for the full year.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

 Revenue recognition

  Interest income, including amortization of discounts, commitment fees, and amortization fees, is recognized using the effective interest method. Income under participation features is recognized when earned and payable. Income from prepayment penalties is recognized when received.

 Cash and cash equivalents

  For purposes of reporting cash flows, cash and cash equivalents include cash in banks and short-term investments. Short-term investments are comprised of highly liquid instruments with original maturities of three months or less.

 Income taxes

  No provision for income taxes has been made in the financial statements because the Division and the Partnership are not subject to income tax. The tax effects of its activities accrue to the partners of the Partnership.

 Risks and uncertainties

  In the normal course of business, the Division encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Division would be subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or different bases, than its interest earning assets. However, the Division has not historically entered into interest bearing relationships to finance its investment activity or operations. Credit risk is the risk of default on the Division's loan portfolio that results from a borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of loans held for sale, securities available for sale and purchased mortgage servicing rights due to changes in interest rates or other market factors including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of real estate held by the Division.

 Allowance for estimated loan losses on loan portfolio

  The Division's accounting policies require that an allowance for estimated loan losses be maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis. Management considers a loan to be impaired when, based upon current information and events, it believes that it is probable that management will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. Management measures these impaired loans at the fair value of the loans' underlying collateral less estimated disposal costs. Impaired loans may be left on accrual status during the period Starwood Mezzanine is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (i) become 90 days delinquent or (ii) management determines the borrower is incapable of, or has ceased efforts toward, curing the cause of the impairment. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Charge-offs occur when loans, or a portion thereof, are considered uncollectible and of such little value that further pursuit of collection is not warranted. Management's periodic evaluation of the allowance for estimated loan losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. As of September 30, 1997 and December 31, 1996 and 1995, no allowances were considered necessary, however, such allowances may be required in the future. Further, no charge-offs have been taken since inception.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management of Starwood Mezzanine to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. TRANSACTIONS WITH APT AND APMT

  On March 15, 1994, APT entered into an agreement with SAHI Partners, L.P., and SAHI, Inc. (affiliates of the General Partners of Starwood Mezzanine) for the sale of warrants (the "Warrants") for the right to purchase five million shares of APT's Class A Shares at a price of $1 per share and 2,500,000 shares of the Class B Shares at a price of $0.01 per share. The Class B Shares are convertible 49 for 1 into Class A Shares. SAHI Partners, L.P. and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the Class A and Class B Shares purchased upon the subsequent exercise of the Warrants. On March 28, 1996, the Class A Warrants were assigned to the Partnership at an amount equal to the cost to the affiliates.

  On September 26, 1996, APT became sole general partner (with an 8.05% interest) of the APMT Limited Partnership ("APMT"), a newly formed entity, in exchange for a contribution of $400,000 in cash. Concurrently, Starwood Mezzanine received a 91.95% limited partner interest in APMT in exchange for its entire interest in the Warwick Hotel mortgage note then valued at approximately $4.6 million. The Partnership's interest in APMT is evidenced by 4,568,944 partnership units ("Units"), which are exchangeable for either Class A Shares of APT, cash or a combination of each as determined by APT.

  On January 22, 1997, Starwood Mezzanine exercised the Warrants and acquired five million APT Class A Shares for an additional $4.9 million in cash. Assuming exchange of the Units, the Partnership and its affiliates would own approximately 80.97% of the outstanding Class A Shares of APT and 100% of the Class B Shares. The Class B Shares have disproportionate voting rights which provide for 33.33% of the votes in all actions requiring shareholder votes.

  Starwood Mezzanine and Starwood Opportunity Fund IV, L.P. ("SOF IV") (an affiliate of the General Partners of Starwood Mezzanine) will enter into a contribution agreement with the Trust to substantially recapitalize and increase the size of APT's operations. Under the Contribution Agreement, Starwood Mezzanine will contribute various real estate to APT's in exchange for 55,148,000 Class A Shares of APT (subject to adjustment) and $28.5 million in cash. SOF IV will contribute existing real estate investments plus $17.9 million in cash and certain letters of intent in exchange for 247,074,800 Class A Shares of the APT (subject to adjustment) and a cash payment of $313.0 million (representing the par value of the senior mortgages being contributed). It is further anticipated that prior to the contribution transaction described above that Starwood Mezzanine will convert its existing holdings of Units to APT Class A Shares and APMT will terminate with a liquidating distribution to APT. Concurrently, current affiliated holders of the Class B Shares will acquire additional Class B Shares sufficient to maintain existing voting preferences.

  For purposes of these financial statements, the investments in the warrants, APT Class A Shares and Units of APMT have been excluded since they will not be contributed by Starwood Mezzanine in the proposed transactions.

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. RELATED PARTY TRANSACTIONS

  Starwood Mezzanine pays to the General Partners an annual asset management fee calculated as follows: (i) 1% of the total amount of capital commitments for the first and second years of the Partnership's term, beginning at the date of inception, (ii) 1% of the weighted average amount of capital contributions invested in real estate interests for the third year and (iii)
 .75% of the weighted average amount of capital contributions invested in real estate interests for the fourth year through the dissolution or termination of Starwood Mezzanine. Such fees are to be limited to actual direct costs and allocated overhead, as determined by the General Partners, in connection with managing Starwood Mezzanine's affairs. These fees are payable quarterly in advance.

NOTE 4. INVESTMENTS IN REAL ESTATE AND RELATED INVESTMENTS

  Summary information regarding the Division's investments is included in the table on the following page:

                 STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)
                                (IN THOUSANDS)


NOTE 4. INVESTMENTS IN REAL ESTATE AND RELATED INVESTMENTS (CONTINUED)

                                          CURRENT                 CARRYING BALANCE AS OF
                                         NUMBER OF  ORIGINAL  -------------------------------
                                         BORROWERS BALANCE OF SEPTEMBER 30,   DECEMBER 31,                     INTEREST  INTEREST
                        UNDERLYING          IN     COMMITMENT ------------- -----------------                   ACCRUAL   PAYMENT
INVESTMENT CLASS     PROPERTY TYPES      CLASS(A)  AMOUNT(A)      1997        1996     1995      MATURITIES(A) RATES(A)  RATES(A)
----------------     ---------------     --------- ---------- ------------- -------- --------    ------------- --------- ---------
                                                               (UNAUDITED)
Senior            Hotel/Apartment            --          --           --          --    4,006(d)        N/A          N/A       N/A
mortgages.......
Subordinate       Hotel/Office/Resort         2      79,750     $ 75,825    $151,076 $138,433        2002 &    10.00% to 10.00% to
mortgages.......  Planned communities                                                                  2005       15.25%    15.25%
Unsecured         Apartment/Hotel/Office      2      27,300       25,295      25,161   66,026        2002 &    11.25% to 11.25% to
Notes...........                                                                                       2004       15.00%    15.00%
Construction      Assisted Living             1      40,000       40,000          --       --          1999       12.00%    12.00%
loans...........
Loan              Office                      1       5,954        2,883       4,248                various      LIBOR +   LIBOR +
participation                                                                                                  1.50-175% 1.50-175%
interests.......
                                                                --------    -------- --------
                                                                $144,003    $180,485 $208,465
                                                                ========    ======== ========
                     PRINCIPAL    PARTICIPATION
INVESTMENT CLASS  AMORTIZATION(A)  FEATURES(A)
----------------  --------------- -------------
Senior                 N/A            N/A
mortgages.......
Subordinate            Yes(b)         None(c)
mortgages.......
Unsecured              None           Yes(e)
Notes...........
Construction           None           None
loans...........
Loan                   Yes(b)         None
participation
interests.......

FOOTNOTES TO TABLE
----
(a) Information relates only to assets outstanding as of September 30, 1997
(b) The remaining loans require fixed monthly payments of interest and principal resulting in partial principal amortization over the loan term with the balance due at maturity. Further, one of the loans allows for additional annual prepayments of $1.3 million without penalty at the borrowers option.
(c) On June 26, 1997, one of the loans was refinanced. As part of this refinancing, Starwood Mezzanine received net proceeds which included a $14.0 million yield maintenance payment which has been reflected in prepayment income in the results of operations for the nine months ended September 30, 1997.
(d) Contributed to APMT in exchange for Units effective September 26, 1996-- See Note 2.
(e) Under the terms of one of the loans, the Division is to receive additional interest equal to 12% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property.

                STARWOOD MEZZANINE LOAN INVESTMENTS OPERATIONS
              (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)


 Prepayment terms

  The terms of the loan investments generally provide some protection against re-investment risks associated with early repayments of the loans for a substantial portion of the loan's term. This protection is achieved through various specific loan terms including one or more of the following: prepayment lock-outs, prepayment penalties or yield maintenance provisions based on the loans accrual rates.

NOTE 5. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following estimated fair values of the Divisional financial instruments are presented in accordance with generally accepted accounting principles which define fair value as the amount at which a financial instrument could be exchanged for cash in a current transaction with third parties, other than in a forced or liquidation sale. These estimated fair values, however, do not necessarily represent the liquidation value or the market value of the Division as an operating entity.

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

 Real Estate and related investments

  For investments in unsecured notes, senior mortgages, subordinated mortgages, construction loans, and loan participations, fair value is estimated by discounting the future contractual cash flows (excluding cash flow or collateral appreciation participation features which are not currently "in the money") using the current market rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities. Investments in real estate under long-term operating leases are not considered financial instruments. Estimated Fair Values of the Division's real estate and related investments were $200.5 and $216.9 million at December 31, 1996 and 1995, respectively.

 Cash and cash equivalents
 Accrued interest receivable
 Accrued expenses and other liabilities

  For these short-term instruments, the carrying value is a reasonable approximation of the fair value.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Starwood Opportunity Fund IV, L.P.

  We have audited the accompanying balance sheet of the SOF IV Loan Investment Operations (the "Division"), a division of Starwood Opportunity Fund IV, L.P. (the "Partnership") at December 31, 1996 and the related statement of operations and of cash flows of the Division for the period from July 3, 1996 ("Inception") through December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission and on the basis of presentation as described in Note 1, to present the balance sheet of the Division contributed to Angeles Participating Mortgage Trust (the "APT"), and the related statement of operations and cash flows of the Division and are not intended to be a complete presentation of the Division's financial position, results of operations or cash flows.

  In our opinion, the financial statements present fairly, in all material respects, the balance sheet of the Division at December 31, 1996 and the related statement of operations and of cash flows of the Division for the period from July 3, 1996 ("Inception") through December 31, 1996, in conformity with generally accepted accounting principles.

Price Waterhouse LLP
New York, New York

November 14, 1997, except for

Note 7, which is as of

January 2, 1998

                       SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                           DIVISIONAL BALANCE SHEETS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                          AS OF        AS OF
                                                      SEPTEMBER 30, DECEMBER 31,
                                                      ------------- ------------
                                                          1997          1996
                                                      ------------- ------------
                                                       (UNAUDITED)
ASSETS:
Real estate and related investments (Note 4).........   $ 811,130     $  8,420
Cash and cash equivalents............................         --         2,094
Restricted cash......................................       3,143          --
Accrued interest and rents receivable................       8,745          --
Other assets.........................................       3,388          401
                                                        ---------     --------
  Total assets.......................................   $ 826,406     $ 10,915
                                                        =========     ========
LIABILITIES AND DIVISIONAL EQUITY:
Accounts payable and accrued expenses................   $      76     $  1,606
Due to affiliates....................................           2          536
Other liabilities....................................       3,879          --
Minority interest....................................          19          --
                                                        ---------     --------
  Total liabilities..................................       3,976        2,142
Divisional equity....................................     822,430        8,773
                                                        ---------     --------
  Total liabilities and divisional equity............   $ 826,406     $ 10,915
                                                        =========     ========


   The accompanying notes are an integral part of these financial statements.

                       SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                      STATEMENTS OF DIVISIONAL OPERATIONS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                               FOR THE               FOR THE
                             FOR THE         PERIOD FROM           PERIOD FROM
                           NINE MONTHS      JULY 3, 1996          JULY 3, 1996
                              ENDED     ("INCEPTION") THROUGH ("INCEPTION") THROUGH
                          SEPTEMBER 30,     SEPTEMBER 30,         DECEMBER 31,
                          ------------- --------------------- ---------------------
                              1997              1996                  1996
                          ------------- --------------------- ---------------------
                                                 (UNAUDITED)
REVENUES:
Interest income from in-
 vestments..............     $27,890              --                 $   311
Rental revenue..........       6,306              --                     --
Other interest income...       2,258              --                      60
                             -------            -----                -------
  Total revenues........      36,454              --                     371
                             -------            -----                -------
EXPENSES:
Management fee..........       7,530              --                   1,546
Depreciation............       2,378              --                     --
General and administra-
 tive...................         217                4                     37
Other expenses..........       1,376               13                    100
                             -------            -----                -------
  Total expenses........      11,501               17                  1,683
                             -------            -----                -------
Net income (loss) before
 minority interest......      24,953              (17)                (1,312)
Minority interest.......         (19)             --                     --
                             -------            -----                -------
  Net income (loss).....     $24,934            $ (17)               $(1,312)
                             =======            =====                =======



   The accompanying notes are an integral part of these financial statements.

                       SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

Contributions to divisional equity.................................. $ 10,085
Net loss for the period from July 3, 1996 (inception) through
 December 31, 1996..................................................   (1,312)
                                                                     --------
Divisional equity at December 31, 1996..............................    8,773
Contributions to divisional equity..................................  788,723
Net income for the nine months ended September 30, 1997
 (unaudited)........................................................   24,934
                                                                     --------
Divisional equity at September 30, 1997 (unaudited)................. $822,430
                                                                     ========





   The accompanying notes are an integral part of these financial statements.

                       SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                      STATEMENTS OF DIVISIONAL CASH FLOWS
                                (NOTES 1 AND 2)
                                 (IN THOUSANDS)

                                                        FOR THE       FOR THE
                                                      PERIOD FROM   PERIOD FROM
                                          FOR THE    JULY 3, 1996  JULY 3, 1996
                                        NINE MONTHS  ("INCEPTION") ("INCEPTION")
                                           ENDED        THROUGH       THROUGH
                                       SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31,
                                       ------------- ------------- -------------
                                           1997          1996          1996
                                       ------------- ------------- -------------
                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................    $  24,934       $ (17)       $(1,312)
  Reconciliation of net income (loss)
   to cash used by operating
   activities:
    Depreciation.....................        2,378         --             --
    Changes in assets and
     liabilities:
      Increase in accrued interest
       receivable....................       (8,745)        --             --
      Increase in restricted cash....       (3,143)        --             --
      Increase in other assets.......       (2,984)       (101)          (401)
      Increase in real estate
       investments from deferred
       interest or amortization......       (6,139)        --             --
      (Decrease) Increase in accounts
       payable and accrued expenses..       (1,530)        --           1,606
      Increase in other liabilities..        3,879         118            --
                                         ---------       -----        -------
        Net cash provided (used) by
         operating activities........        8,650         --            (107)
                                         ---------       -----        -------
Cash flows from investing activities:
  Purchase of real estate
   investments.......................     (801,112)                    (8,420)
  Repayment of mortgage notes
   receivable........................        2,162                        --
                                         ---------       -----        -------
        Net cash used by investing
         activities..................     (798,950)        --          (8,420)
                                         ---------       -----        -------
Cash flows from financing activities:
  Contributions to divisional
   equity............................      788,723         --          10,085
  Due to affiliates..................         (536)        --             536
  Proceeds from debt obligations,
   net...............................          --          --             --
  Contributions from minority
   interest partner..................           19         --             --
                                         ---------       -----        -------
        Net cash provided by
         financing activities........      788,206         --          10,621
                                         ---------       -----        -------
Net increase (decrease) in cash and
 cash equivalents....................       (2,094)        --           2,094
  Cash and cash equivalents,
   beginning of period...............        2,094         --             --
                                         ---------       -----        -------
  Cash and cash equivalents, end of
   period............................    $       0       $ --         $ 2,094
                                         =========       =====        =======

   The accompanying notes are an integral part of these financial statements.

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                   NOTES TO DIVISIONAL FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accompanying financial statements were prepared to reflect certain assets and operations which will be contributed to Angeles Participating Mortgage Trust ("APT"), a real estate investment trust which is publicly traded on the American Stock Exchange, in an exchange for Class A Shares of APT and cash as more fully described in Note 2.

  Starwood Opportunity Fund IV, L.P. ("SOF IV" or the "Partnership"), a Delaware limited partnership, was formed with SOFI IV Management L.L.C. ("the General Partner") as general partner in the Partnership, and certain entities or persons, as limited partners (collectively, the "Partners"), entered into a Limited Partnership Agreement (the "Partnership Agreement") dated July 3, 1996 (the "Inception"). Under the Partnership Agreement, as amended, the General Partners and limited partners to SOF IV have aggregate 1% and 99% interests in SOF IV, respectively. The term of SOF IV is eight years after February 27, 1997, the "Final Date", but may be extended by the General Partner with the consent of the limited partners advisory committee for up to two consecutive one-year periods.

  As stated in SOF IV's offering memorandum, the objective of SOF IV is to generate returns for its Partners by (i) originating or purchasing mortgage loans, including, without limitation, mortgage loans with equity characteristics, and by locating, analyzing, investing in and managing real estate-related debt interests and pools of such interests, including without limitation, junior or subordinated mortgage loans, unsecured loans to companies or entities involved in real estate related activities, unrated credit support or first loss tranches of commercial mortgage-backed securities, and other high-yielding securities collateralized by various types of real estate properties and, in furtherance thereof, where appropriate to participate in or substantially influence the management of the obligors of such debt interests, to hold such assets for investment purposes, and to sell, distribute, convert into equity, or otherwise dispose of such investments,
(ii) acquiring, holding, maintaining, operating, leasing, managing, developing, improving, mortgaging, encumbering, and selling for profit equity interests in real estate and in securities and other interests related to real estate, including, without limitation, rental apartment buildings, office properties and zoned residential land, (iii) lending to and/or participating as a partner, owner or investor in other general or limited partnerships, limited liability companies, corporations or other vehicles or entities, the business of which is related to real estate, and (iv) engaging in all other activities related or incidental thereto.

 Basis of accounting

  The accompanying financial statements include SOF IV's loan investment operations (the "Division"), as included in the financial records of SOF IV, as if they were a separate legal entity. All of the allocations and estimates in the financial statements are based on assumptions that the Partnership's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity.

  The Partnership has outstanding debt obligations aggregating $933.4 million at September 30, 1997 and December 31, 1996, respectively, which are secured by the partners capital commitments and certain of the Partnership's investments, including those of the Division. As part of the proposed transaction, a portion of the cash proceeds will be utilized to reduce the outstanding obligations and the Division's investments will be released as collateral. None of the Partnerships debt obligations will be assumed by APT. Accordingly, for purposes of these divisional financial statements, the investments which will not be contributed and loan obligations which will not be assumed by APT, along with their related effects on the Division's operating results and cash flows, have been excluded.

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)


 Interim financial statements

  The accompanying financial statements as of September 30, 1997 and for the nine months ended September 30, 1997, are unaudited; however, in the opinion of the General Partners, they include all adjustments necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles. The results for the interim periods are not necessarily indicative of the results for the full year.

 Revenue recognition

  Interest income, including amortization of discounts, commitment fees, and amortization fees, is recognized using the effective interest method. Income under participation features is recognized when earned and payable. Income from prepayment penalties is recognized when received.

  Rental revenue from tenants under operating leases is recognized on a straight-line basis regardless of when payments are due.

 Cash and cash equivalents

  For purposes of reporting cash flows, cash and cash equivalents include cash in banks and short-term investments. Short-term investments are comprised of highly liquid instruments with original maturities of three months or less.

 Allowance for estimated loan losses on loan portfolio

  The Division's accounting policies require that an allowance for estimated loan losses be maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis. Management considers a loan to be impaired when, based upon current information and events, it believes that it is probable that SOF IV will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. Management measures these impaired loans at the fair value of the loans' underlying collateral less estimated disposal costs. Impaired loans may be left on accrual status during the period SOF IV is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (i) become 90 days delinquent; or (ii) management determines the borrower is incapable of, or has ceased efforts toward, curing the cause of the impairment. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Charge-offs occur when loans, or a portion thereof, are considered uncollectible and of such little value that further pursuit of collection is not warranted. Management's periodic evaluation of the allowance for estimated loan losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. As of September 30, 1997 and December 31, 1996, no allowances were considered necessary, however, such allowances may be required in the future. Further, no charge-offs have been taken since inception.

 Income taxes

No provision for income taxes has been made in the divisional financial statements because its owner, SOF IV, is a partnership which is not directly subject to income tax. The tax effects of its activities accrue to the Partners of SOF IV.

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)


 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. TRANSACTIONS WITH APT AND APMT

  On March 15, 1994, Angeles Participating Mortgage Trust ("APT") entered into an agreement with SAHI Partners, L.P., and SAHI, Inc. (affiliates of the General Partners of Starwood Mezzanine Investors, L.P. ) for the sale of warrants (the "Warrants") for the right to purchase five million shares of APT's Class A Shares at a price of $1 per share and 2,500,000 shares of the Class B Shares at a price of $0.01 per share. The Class B Shares are convertible 49 for 1 into Class A Shares. SAHI Partners, L.P. and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the Class A and Class B Shares purchased upon the subsequent exercise of the Warrants. On March 28, 1996, the Class A Warrants were assigned to the Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") at an amount equal to the cost to the affiliates.

  On September 26, 1996, APT became sole general partner (with an 8.05% interest) of the APMT Limited Partnership ( "APMT"), a newly formed entity, in exchange for a contribution of $400,000 in cash. Concurrently, Starwood Mezzanine received a 91.95% limited partner interest in APMT in exchange for its entire interest in the Warwick Hotel mortgage note then valued at approximately $4.6 million. The Partnership's interest in APMT is evidenced by 4,568,944 partnership units ("Units") , which are exchangeable for Class A Shares of APT, cash or a combination of each as determined by APT.

  On January 22, 1997, Starwood Mezzanine exercised the Warrants and acquired five million APT Class A Shares for an additional $4.9 million in cash. Assuming exchange of the Units, the Starwood Mezzanine and its affiliates would own approximately 81% of the outstanding Class A Shares of APT and 100% of the Class B Shares. The Class B Shares have disproportionate voting rights which provide for 33.33% of the votes in all actions requiring shareholder votes.

  Starwood Mezzanine and SOF IV will enter into a contribution agreement with APT to substantially recapitalize and increase the size of APT's operations. Under the Contribution Agreement, Starwood Mezzanine will contribute various real estate investments to APT in exchange for 55,148,000 Class A Shares of APT (subject to adjustment) and $28.5 million in cash. SOF IV will contribute existing real estate investments, $17.9 million in cash and certain letters of intent in exchange for 247,074,800 Class A Shares of APT (subject to adjustment) and a cash payment of $313.0 million (representing the par value of the senior mortgages being contributed). It is further anticipated that prior to the contribution transaction described above that Starwood Mezzanine will convert its existing holdings of Units to APT Class A Shares and APMT will terminate with a liquidating distribution to APT. Concurrently, current affiliated holders of the Class B Shares will acquire additional Class B Shares sufficient to maintain existing voting preferences.

  For purposes of these divisional financial statements, the investments which will not be contributed and loan obligations which will not be assumed by APT have been excluded.

NOTE 3. RELATED PARTY TRANSACTIONS

  The Partnership pays to the General Partners an annual management fee calculated as follows: (i) 1.25% of the total amount of capital commitments for three years from the Closing Date and thereafter, (ii) 1.25% of the

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

weighted average amount of capital contributions invested in real estate interests for the earlier of (a) the Partnership's dissolution date or (b) the actual termination of the Partnership. These fees are payable quarterly in advance and adjustments shall be made at the end of each calendar year to reflect the actual management fee payable for the year. Divisional management fees payable of $891,000 at December 31, 1996 were paid in January 1997.

NOTE 4. INVESTMENTS IN REAL ESTATE AND RELATED INVESTMENTS

REAL ESTATE UNDER LONG-TERM OPERATING LEASES

 RLH Portfolio

  On May 2, 1997, a 99% owned subsidiary of the Partnership ("RLH"), acquired a portfolio of seventeen hotels for a price of approximately $172.5 million. The properties are leased under a triple net lease to and operated by Red Lion Hotels, Inc. ("Red Lion") under a Master Lease Agreement (the "Lease") between RLH, the lessor, and Red Lion, the lessee. The properties are seventeen full service hotels located in seven states and contain a total of 3,989 rooms. On November 8, 1996, Doubletree Corporation ("Doubletree") acquired Red Lion and assumed the Lease with RLH.

  The Lease is a triple net lease under which Doubletree controls all aspects of the properties' operation and pays all costs associated with the operation of the hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at Doubletree's option. Rent payments under the Lease consist of base rent equal to $15 million annually and additional rent equal to 7.5% of the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996. Payments under the lease are guaranteed by Doubletree.

  The components of the related investments are as follows (In thousands):

                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                   -------------
                                                                       1997
                                                                   -------------
                                                                    (UNAUDITED)
   Land...........................................................   $  23,210
   Building.......................................................     130,388
   Land improvements..............................................      10,201
   Office and other...............................................       1,013
   Furniture, fixtures & equipment................................       7,698
                                                                     ---------
                                                                       172,510
   Less: Accumulated depreciation.................................      (2,378)
                                                                     ---------
                                                                     $ 170,132
                                                                     =========

  Summary information regarding the Division's lending investments is included in the table on the following page:

                       SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)


NOTE 4. INVESTMENTS IN REAL ESTATE AND RELATED INVESTMENTS (CONTINUED)


                                          CURRENT               CARRYING BALANCE AS OF
                                         NUMBER OF  ORIGINAL  --------------------------
                                         BORROWERS BALANCE OF SEPTEMBER 30, DECEMBER 31,
                        UNDERLYING          IN     COMMITMENT ------------- ------------ MATURITIES       INTEREST
INVESTMENT CLASS      PROPERTY TYPE      CLASS(A)  AMOUNT(A)      1997          1996         (A)      ACCRUAL RATES(A)
----------------      --------------     --------- ---------- ------------- ------------ ----------   ----------------
                                                               (UNAUDITED)
Senior            Office/Hotel/Mixed use      6     459,014     $425,767          --       1999-2004 Fixed: 10.30-10.82%
mortgages.......                                                                                     Variable: LIBOR +
                                                                                                     1.25-2.00%
Subordinated
mortgages.......  Office/Hotel                2      77,625       75,125          --       2002-2004 Fixed 12-15.00%
                                                                                                     Variable:
                                                                                                     LIBOR + 1.75%
Opportunistic
Loan
Investments.....  Office/Hotel/Apartment      2     126,710       61,492          --     1999 & 2007 Fixed: 5.00-7.00%
Construction      Resort                      1      52,390       29,728          --            2004 12.50%
loans...........
Real estate
under long term
operating
leases..........  Hotels                      1      N/A(e)      170,132          --          N/A(e) N/A(e)
Loan
participation     Various                     2      15,422        8,419       8,420            1999 Fixed: 7.13%
interests.......                                                                                     Variable:
                                                                                                     LIBOR + 58%
Other...........  Public bonds                2      40,250       40,467          --     2002 & 2007 12.50% - 12.75%
                                                                --------       -----
                                                                $811,130       8,420
                                                                ========       =====
                       INTEREST         PRINCIPAL    PARTICIPATION
INVESTMENT CLASS  PAYMENT RATES (A)  AMORTIZATION(A)  FEATURES(A)
----------------  -----------------  --------------- -------------
Senior            Fixed 10.30-10.82%     Yes (c)        Yes(d)
mortgages.......  Variable: LIBOR +
                  1.25-2.00%
Subordinated
mortgages.......  Fixed 11-12.00%        None           Yes(b)
                  Variable:
                  LIBOR + 1.75%
Opportunistic
Loan
Investments.....  Fixed: 5.00-7.00%      Yes (c)        Yes(b)
Construction      10.00-12.50%           None           None
loans...........
Real estate
under long term
operating
leases..........  N/A(e)                 N/A(e)         N/A(e)
Loan
participation     Fixed 5.65-6.40%
interests.......  Variable:
                  LIBOR + 58%            Yes (c)        None
Other...........  12.50% - 12.75%        None           None

FOOTNOTES TO TABLE
----
(a) Information relates only to assets outstanding as of September 30, 1997
(b) Under the terms of one of the loans in this class, the Division is to receive additional interest of up to 50% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property.
(c) These loans require fixed monthly payments of interest and principal resulting in partial principal amortization over the loan term with the balance due at maturity.
(d) Under the terms of one of the loans, the Division is to receive additional interest equal to 10% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property. The cash flow participation is reduced to 5% if certain collateral operating performance targets are met.
(e) See discussion of lease terms of RLH lease contained elsewhere in this note.

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

 Prepayment terms

  Except for the opportunistic loan investments, the terms of the loan investments generally provide for some protection against re-investment risks associated with early repayment of the loans for a substantial portion of the loan's terms. This protection is achieved through various specific loan terms including one or more of the following; prepayment lock-outs, prepayment penalties or yield maintenance provisions based on the loans accrual rates.

NOTE 5. RISK MANAGEMENT AND USE OF FINANCIAL INSTRUMENTS

 Risk management

  In the normal course of business, SOF IV encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. SOF IV is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or different bases, than its interest earning assets. Credit risk is the risk of default on SOF IV's loan portfolio that results from a borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of loans held for sale, securities available for sale and purchased mortgage servicing rights due to changes in interest rates or other market factors including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of real estate held by SOF IV.

 Use of financial instruments

  SOF IV's use of derivative financial instruments is primarily limited to the utilization of interest rate agreements or other instruments to manage interest rate exposures. The principal objective of such arrangements is to minimize the risks and/or costs associated with SOF IV's operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which SOF IV and its affiliates also have other financial relationships. The Partnership is potentially exposed to credit loss in the event of nonperformance by these counterparties. However, because of their high credit ratings, the General Partner does not anticipate that any of the counterparties will fail to meet their obligations.

  In 1997, SOF IV utilized interest rate instruments such as interest rate swaps as well as caps and collars agreements to reduce the impact of changes in interest rates on its floating rate debt obligations or in anticipation of securitization transactions or planned sales of portions of fixed rate debt investments. As of September 30, 1997, the Division had an aggregate of $3.125 million included in other assets representing the purchase price of the following interest rate instruments/agreements outstanding which are being used to hedge existing variable rate exposure or for anticipated transactions:

  Interest rate collar agreements: These instruments effectively set maximum and minimum interest rates for 30 day LIBOR on a $125 million notional principal amount ranging from a floor of 5.5% (the partnership would pay 5.5% even if rates fall below that level) to a maximum or cap of 6.5% for a period expiring on March 27, 2002.

  Treasury Lock: These instruments are settled in cash at a predetermined settlement date and are used to hedge the impact of interest rate movements. At September 30, 1997, the Division had four short-term outstanding treasury locks with an aggregate of $130.0 million notional amount at base interest rates of between 6.1175--7.095% for 5 or 10 year U.S. Treasury Notes. Under these agreements, the Division would receive

                       SOF IV LOAN INVESTMENT OPERATIONS
              (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

payments for an increase in the base interest rates and make payments in the event of a decrease in the base rates.

NOTE 6. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following estimated fair values of the divisional financial instruments are presented in accordance with generally accepted accounting principles which define fair value as the amount at which a financial instrument could be exchanged for cash in a current transaction with third parties, other than in a forced or liquidation sale. These estimated fair values, however, do not necessarily represent the liquidation value or the market value of the Division as an operating entity.

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

 Real estate and related investments

  For investments in unsecured notes, senior mortgages, subordinated mortgages, construction loans, and loan participations, fair value is estimated by discounting the future contractual cash flows (excluding cash flow or collateral appreciation participation features which are not currently "in the money") using the current market rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities. Investments in real estate under long term operating leases are not considered financial instruments. Estimated fair values of the Division's real estate and related investments were $8.3 million at December 31, 1996.

 Cash and cash equivalents
 Accrued interest receivable
 Accrued expenses and other liabilities

  For these short-term instruments, the carrying value is a reasonable approximation of the fair value.

 Interest rate protection instruments

  The fair value of interest rate protection agreements such as interest rate caps, floors, collars etc. (used for hedging purposes) is the estimated amount that SOF IV could receive or pay to terminate these agreements at the reporting date, taking into account current interest rates and current credit worthiness of the respective counterparties. Interest rate protection agreements centered into by the Division have an unrealized net loss basis of approximately $2.6 million at September 30, 1997. No such instruments were outstanding at December 31, 1996.

NOTE 7. SUBSEQUENT EVENTS

  The following events occurred subsequent to September 30, 1997:

  A) On November 4, 1997: SOF IV originated a $6.1 million senior mortgage secured by a multi-family property.

  B) On November 20, 1997: SOF IV originated a $55 million senior mortgage secured by a mixed use Hotel/Office/Apartment property.

  C) On December 31, 1997: SOF IV received partial payments of $38.6 million and $15.3 million on a Senior and a subordinated mortgage, respectively, representing the required portion of the proceeds from the sale of a portion of the underlying collateral by a common borrower. A participation payment on the loan of $8.0 million was also received in connection with this partial sale by the borrower.

  D) On January 2, 1998: SOF IV restructured and expanded by $11.0 million an existing $56 million senior mortgage loan and modified the interest rate of which $10.0 million has been funded.

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Angeles Participating Mortgage
Trust

  We have audited the accompanying Statement of Revenue and Certain Expenses for the properties known as the RLH Portfolio for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Proxy Statement of Angeles Participating Mortgage Trust) and is not intended to be a complete presentation of RLH Portfolio's revenues and expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for RLH Portfolio, on the basis described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


PRICE WATERHOUSE LLP
New York, New York
November 14, 1997

                                 RLH PORTFOLIO

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Base rents (Note 3).................................................. $15,000
  Additional rent (Note 3).............................................     --
                                                                        -------
CERTAIN EXPENSES (NOTE 3)..............................................     --
                                                                        -------
  Revenue in excess of certain expenses................................ $15,000
                                                                        =======



   The accompanying notes are an integral part of these financial statements.

                                 RLH PORTFOLIO

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
              FOR THE PERIOD ENDED JANUARY 1, 1997 TO MAY 1, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

REVENUE:
  Base rents (Note 3)................................................... $5,000
  Additional rent (Note 3)..............................................    --
                                                                         ------
CERTAIN EXPENSES (NOTE 3)...............................................    --
                                                                         ------
  Revenue in excess of certain expenses................................. $5,000
                                                                         ======



   The accompanying notes are an integral part of these financial statements.

                                 RLH PORTFOLIO

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

NOTE 1. ORGANIZATION AND OPERATION OF PROPERTY

  For the purpose of the accompanying statement of revenue and certain expenses, RLH (the "Property") consists of seventeen full service hotels located in seven states and contain a total a total of 3,989 rooms. The Property was originally leased to and operated by Red Lion Hotels, Inc. ("Red Lion") under a master lease agreement between RLH Partnership, L.P. as the lessor and Red Lion as the lessee. On November 8, 1996, Doubletree Corporation ("Doubletree") acquired Red Lion and assumed the lease with RLH Partnership, L.P.

  On May 2, 1997, subsidiaries of Starwood Opportunity Fund IV, L.P. (the "SOF IV") acquired all of the outstanding partnership interests of RLH Partnership, L.P.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

  The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenue and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the SOF IV in the future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

 Revenue Recognition

  Base rents are recognized on a straight-line basis over the terms of the respective leases.

 Interim Statements

  The interim financial data for the period of January 1, 1997 to May 1, 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

 Use of Estimates

  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NOTE 3. LEASES

  The lease is a triple net lease under which Doubletree pays all costs associated with the operation of the Hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at Doubletree's option. Rent payments under the lease consist of base rent equal to $15 million annually and additional rent equal to 7.5% of the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996 (i.e. the base year).

                                 RHL PORTFOLIO

  Further minimum rents to be received over the next five years and thereafter under the current term, as of December 31, 1996 is as follows:

   1997................................................................ $ 15,000
   1998................................................................   15,000
   1999................................................................   15,000
   2000................................................................   15,000
   2001................................................................   15,000
   Thereafter..........................................................  135,000
                                                                        --------
     Total............................................................. $210,000
                                                                        ========

                                      PROXY
                      This proxy is solicited on behalf of
                      ANGELES PARTICIPATING MORTGAGE TRUST
                                Board of Trustees
                         Three Pickwick Plaza, Suite 250
                          Greenwich, Connecticut 06830

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS To Be Held ON MARCH 13, 1998. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF TRUSTEES OF ANGELES PARTICIPATING MORTGAGE TRUST, SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of Class A Shares or Class B Shares of Angeles Participating Mortgage Trust (the "Trust") hereby appoints Madison F. Grose and Jay Sugarman, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on March 13, 1998, at 10:30 a.m. Eastern Standard Time, at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. Capitalized terms not otherwise defined have the meanings given in the Proxy Statement to which this Proxy relates.

1. A proposal to approve the payment of cash and the issuance of Class A Shares to Starwood Mezzanine in exchange for the Starwood Mezzanine Interests.

       [__] For                [__] Against               [__] Abstain

2. A proposal to approve the payment of cash and the issuance of Class A Shares to SOFI IV in exchange for cash, the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio.

       [__] For                [__] Against               [__] Abstain

Approval of each of the proposals listed in 1 and 2 is contingent upon approval of all of the proposals listed in 1 and 2.

3. If the foregoing proposals are approved, a proposal to amend the Declaration of Trust to conform it to the Advisory Agreement with respect to the termination of the Advisory Agreement.

       [__] For                [__] Against               [__] Abstain

4. A proposal to amend the Declaration of Trust with respect to the independence of the Trustees from the Advisor.

       [__] For                [__] Against               [__] Abstain

Approval of each of the proposals listed in 3 and 4 is contingent upon approval of both of the proposals listed in 3 and 4.

5. If the foregoing proposals are approved, a proposal to amend the Declaration of Trust to change the name of the Trust to Starwood Financial Trust.

       [__] For                [__] Against               [__] Abstain

6. A proposal to amend the Trust's Declaration of Trust to change the purpose and investment policy of the Trust.

       [__] For                [__] Against               [__] Abstain

7. A proposal to amend the Declaration of Trust to require the approval of Shareholders holding two-thirds of the voting shares to approve certain asset transactions.

       [__] For                [__] Against               [__] Abstain

8. A proposal to amend the Declaration of Trust to eliminate cumulative voting.

       [__] For                [__] Against               [__] Abstain

9. A proposal to amend the Declaration of Trust to establish a classified Board of Trustees.

       [__] For                [__] Against               [__] Abstain

10. A proposal to amend the Declaration of Trust to amend the "Excess Share" provision thereof.

       [__] For                [__] Against               [__] Abstain

11. A proposal to amend the Declaration of Trust to eliminate certain limitations on indemnification by the Trust and to clarify certain provisions with respect to shareholder liability and indemnification.

       [__] For                [__] Against               [__] Abstain

12. A proposal to amend the Declaration of Trust to permit certain amendments without the consent of shareholder.

       [__] For                [__] Against               [__] Abstain

13. A proposal to amend the Declaration of Trust to effect certain technical amendments.

       [__] For                [__] Against               [__] Abstain

Approval of each of the proposals listed in 5 through 13 is contingent upon approval of all of the proposals listed in through 13.

14. If the foregoing proposals are approved, a proposal to approve the Reverse Split and to grant the Board of Trustees to determine the magnitude and timing of the Reverse Split and to amend the Declaration of Trust to effect the Reverse Split.

       [__] For                [__] Against               [__] Abstain

15. If the foregoing proposals are approved, the election of eight members to the Board of Trustees.

     [_]  FOR all nominees listed below (except as marked to the contrary below)

     [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS IN THE ELECTION OF TRUSTEES. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. IN THE EVENT THAT A SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES, THAT SHAREHOLDER'S CUMULATIVE VOTES WILL BE DISTRIBUTED PRO RATA AMONG THE NOMINEES FOR WHOM AUTHORITY IS NOT WITHHELD.)

          Barry S. Sternlicht, Jay Sugarman, Jeffery G. Dishner Jonathan D. Eilian, William Mattes, Kneeland Youngblood, M.D., Merrick R. Kleeman, Robin Josephs

If a nominee becomes unavailable for election or unable to serve as a trustee, the votes will be cast for a person that will be designated by the Board of Trustees of the Trust.

16. If the foregoing proposals are approved, a proposal to approve the Amended and Restated Starwood Financial Trust 1996 Share Incentive Plan.

       [__] For                [__] Against               [__] Abstain

17. A proposal to ratify the appointment of Price Waterhouse LLP as the independent auditors of the Trust for the fiscal year ended December 31, 1997.

       [__] For                [__] Against               [__] Abstain

17. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof and which the Trust did not know, a reasonable time before the Annual Meeting, would be presented at the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 17 AND IN ACCORDANCE WITH THE UNANIMOUS DETERMINATION OF THE BOARD OF TRUSTEES AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Trust either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.


                                        DATED:





                                        Signature


                                        Signature (if held jointly)

                                        Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.

                 [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

                                                                       Exhibit A
February 11, 1998

To The Independent Committee of the Board of Trustees of Angeles Participating Mortgage Trust

Gentlemen:

We understand that the following regarding the Angeles Participating Mortgage Trust (the "Trust") and its affiliates:

i)   The Class A Shares of the Trust are listed on the American Stock Exchange;

ii) the Trust's largest shareholder is Starwood Capital Group, L.P. and/or its affiliates (collectively, "Starwood"), which, in the aggregate, controls approximately 80% of the Trust's outstanding voting securities;

iii) Starwood is the general partner of, and owns, directly or indirectly, an interest in, two limited partnerships, Starwood Mezzanine Investors, L.P. ("SMI") and Starwood Opportunity Fund IV, L.P. ("SOFI") (SMI and SOFI are collectively referred to herein as the "Mortgage Funds");

iv) the Mortgage Funds collectively own a portfolio of leases and mortgages and partnership loans;

v) the Trust intends to enter into a contribution transaction with the Mortgage Funds whereby the Trust will pay cash and issue new Class A Shares in exchange for the contribution of certain assets (the "Assets") of the Mortgage Funds. Accordingly, following the contribution, Assets will be owned by the Trust, and the Mortgage Funds will be shareholders of the Trust.

The contributions to the Trust and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Trust's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Trust, the Mortgage Funds, or the Assets. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Trust's Schedule 14A Preliminary Proxy Statement and exhibits thereto (the Proxy) filed with the Securities and Exchange Commission on December 15, 1997 regarding the Transaction as updated, amended and revised through the date hereof, such Proxy Statement included the Trust's annual reports to shareholders and on Form 10-K for the fiscal year ended December 31, 1996 and quarterly reports on Form 10-Q for the three quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     2. reviewed drafts dated as of the date hereof, of certain agreements pertaining to the Transaction (Exhibits C through G of the Proxy) including the following:


                                  [LETTERHEAD]

To The Independent Committee of the Board of Trustees
of Angeles Participating Mortgage Trust
February 11, 1998                                                            -2-


          -    Form of Amended and Restated Registration Rights Agreement

          -    Form of Amended and Restated Shareholders Agreement

          -    Form of Advisory Agreement

          -    Form of Amended and Restated Declaration of Trust

          - Form of Amended and Restated Starwood Financial Trust 1996 Share Incentive Plan

     3. reviewed an execution copy of the Contribution Agreement pertaining to the Transaction (Exhibit B of the Proxy);

     4. reviewed unaudited pro forma condensed consolidating financial statements of the Trust for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 and as of September 1997;

     5. reviewed audited financial statements for Starwood Mezzanine Loan Investment Operations, a division of SMI for the two fiscal years ended December 31, 1996 and unaudited financial statements for Starwood Mezzanine Loan Investment Operations for the nine months ended September 30, 1997 and 1996 and as of September 30, 1997;

     6. reviewed audited financial statements for SOF IV Loan Investment Operations, a division of SOFI for the two fiscal years ended December 31, 1996 and unaudited financial statements for SOF IV Loan Investment Operations for the nine months ended September 30, 1997 and 1996 and as of September 30, 1997;

     7. reviewed unaudited statements of revenues and certain expenses for RLH Portfolio, a division of SOFI, for the year ended December 31, 1996 and the period from January 1, 1997 through May 1, 1997;

     8. reviewed unaudited statements of revenue and certain expenses for RLH Portfolio, a division of SOFI for the year ended December 31, 1996 and the period from January 1, 1997 through May 1, 1997;

     9. reviewed unaudited profit and loss information with respect to the Assets, to the extent available, for the period from the date of the acquisition of such Asset to the period ended approximately August 31, 1997, which the Mortgage Funds' management has identified as being the most current financial information available, and reviewed certain documents and agreements relating to each Asset including, to the extent available, a description of such Asset, a description of the collateral underlying such Asset, a loan agreement summary, an inter-creditor agreement summary, a summary of any first mortgage agreement on the same collateral, underlying collateral appraisals, and financial forecasts for the underlying collateral, (collectively, the "Financial Information");

     10. met with certain members of the senior management of Starwood, the Trust, and the Mortgage Funds to discuss the operations, financial condition, future prospects and projected operations and performance of the Trust and the Mortgage Funds, and held discussions with

To The Independent Committee of the Board of Trustees
of Angeles Participating Mortgage Trust
February 11, 1998                                                            -3-

          representatives of the Trust's and Mortgage Funds' investment bankers and counsel to discuss certain matters;

     11. visited certain facilities and business offices of Starwood, the Trust, and the Mortgage Funds;

     12. reviewed forecasts and projections prepared by the Mortgage Funds' management with respect to certain of the Mortgage Funds' Assets for the months ended January 31, 1998 through the maturity of the subject Asset (the "Projections");

     13. reviewed the historical market prices and trading volume for the Trust's Class A Shares and reviewed the historical market prices, to the extent available, for certain of the Assets;

     14. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Trust, both immediately prior to and immediately after giving effect to the Transaction;

     15. reviewed certain other publicly available financial data for certain assets, including collateralized mortgage backed securities, that we deem comparable to the Assets; and

     16. conducted such other studies, analyses and inquiries as we have deemed appropriate.

With respect to the Mortgage Funds, we have relied upon and assumed, without independent verification, that the Financial Information and Projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Mortgage Funds and the Assets, and that there has been no material change in the Mortgage Funds assets, financial condition, business or prospects of the Mortgage Funds since the date of the most recent financial statements made available to us. Furthermore, with respect to the Trust, we have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Trust, and that there has been no material change in the assets, financial condition, business or prospects of the Trust since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Trust, the Mortgage Funds, and the Assets and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection of any of the properties or assets of the Trust or the Mortgage Funds. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Public Stockholders of the Trust from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
------------------------------------------------------------

                                                                       Exhibit B


                             CONTRIBUTION AGREEMENT
                                      AMONG
                      ANGELES PARTICIPATING MORTGAGE TRUST,
                       STARWOOD MEZZANINE INVESTORS, L.P.,
                                       AND
                       STARWOOD OPPORTUNITY FUND IV, L.P.

                              --------------------

                          Dated as of February 11, 1998

                                TABLE OF CONTENTS

                                    ARTICLE I
               CONTRIBUTION OF ASSETS; ISSUANCE OF CLASS A SHARES

Section 1.1     Contributed Assets ...........................................    6
Section 1.2     Purchase Price ...............................................    6
Section 1.3     Adjustments to Purchase Price ................................    7
Section 1.4     Prorations ...................................................    8

                                      ARTICLE II
                                        CLOSING

Section 2.1     Closing Date .................................................    8
Section 2.2     Closing Date Deliveries ......................................    8

                                      ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                                     OF THE TRUST

Section 3.1     Organization of the Trust ....................................    8
Section 3.2     No Subsidiaries ..............................................    8
Section 3.3     Capitalization ...............................................    9
Section 3.4     Authority ....................................................    9
Section 3.5     Litigation ...................................................   10
Section 3.6     Certain Matters ..............................................   10
Section 3.7     SEC Documents ................................................   10
Section 3.8     Shareholder Agreement ........................................   10
Section 3.9     Financial Information ........................................   10
Section 3.10    No Finder ....................................................   10

                                      ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF
                                  STARWOOD MEZZANINE

Section 4.1     Organization of Starwood Mezzanine ...........................   11
Section 4.2     Authority ....................................................   11
Section 4.3     Investment Representations ...................................   12
Section 4.4     Litigation ...................................................   12
Section 4.5     Proxy Statement ..............................................   12
Section 4.6     Employee Benefit Plans .......................................   12
Section 4.7     No Finder ....................................................   13
Section 4.8     Environmental ................................................   13

                                       ARTICLE V
                           REPRESENTATIONS AND WARRANTIES OF
                                        SOFI IV

Section 5.1     Organization of SOFI IV ......................................   13
Section 5.2     Authority ....................................................   13
Section 5.3     Investment Representations ...................................   14
Section 5.4     Litigation ...................................................   14

Section 5.5      Proxy Statement ....................................................................   15
Section 5.6      Employee Benefit Plans .............................................................   15
Section 5.7      No Finder ..........................................................................   15
Section 5.8      Environmental ......................................................................   15

                                               ARTICLE VI
                                  REPRESENTATIONS OF BOTH CONTRIBUTORS

Section 6.1      Good Title .........................................................................   15
Section 6.2      Record Keeping; Mortgage Files; Escrow Deposits ....................................   16
Section 6.3      Additional Representations .........................................................   16

                                               ARTICLE VII
                                    ACTIONS PRIOR TO THE CLOSING DATE

Section 7.1      Proxy Statement ....................................................................   20
Section 7.2      Action by the Trust and Shareholders of the Trust ..................................   20
Section 7.3      Lawsuits, Proceedings, etc .........................................................   21
Section 7.4      Conduct of Business by the Trust, Starwood Mezzanine and SOFI IV Pending the Closing   21
Section 7.5      Mortgagor Solicitations ............................................................   22
Section 7.6      Mutual Cooperation; Best Efforts ...................................................   23
Section 7.7      No Public Announcement .............................................................   23

                                              ARTICLE VIII
                          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST

Section 8.1      No Misrepresentation or Breach of Covenants and Warranties .........................   23
Section 8.2      No Material Adverse Effect .........................................................   23
Section 8.3      Opinion of Counsel for Starwood ....................................................   24
Section 8.4      No Injunctions or Restraints .......................................................   24
Section 8.5      Necessary Governmental Approvals ...................................................   24
Section 8.6      Transaction Agreements .............................................................   24
Section 8.7      Shareholder and Stockholder Action .................................................   24
Section 8.8      Termination of Partnership and Exchange Rights Agreement ...........................   24
Section 8.9      Fairness Opinion ...................................................................   24

                                               ARTICLE IX
                                   CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF STARWOOD MEZZANINE AND SOFI IV

Section 9.1      No Misrepresentation or Breach of Covenants and Warranties .........................   25
Section 9.2      No Material Adverse Effect .........................................................   25
Section 9.3      Opinion of Counsel for the Trust ...................................................   25
Section 9.4      No Injunctions or Restraints .......................................................   25
Section 9.5      Necessary Governmental Approvals ...................................................   25
Section 9.6      Transaction Agreements; Advisory Agreement .........................................   25
Section 9.7      Shareholder and Stockholder Action .................................................   26

                                                ARTICLE X
                                        INDEMNIFICATION; SURVIVAL

Section 10.1     Indemnification ....................................................................   26
Section 10.2     Notice of Claims ...................................................................   27
Section 10.3     Third-Party Claims .................................................................   27
Section 10.4     Survival of Representations and Warranties .........................................   28

                                   ARTICLE XI
                                   TERMINATION

Section 11.1        Termination .................................................   28

                                     ARTICLE XII
                                  OTHER PROVISIONS

Section 12.1        Confidential Nature of Information ..........................   29
Section 12.2        Expenses ....................................................   29
Section 12.3        Notices .....................................................   30
Section 12.4        Definitions .................................................   31
Section 12.5        Partial Invalidity ..........................................   33
Section 12.6        Successors and Assigns ......................................   33
Section 12.7        Execution in Counterparts ...................................   33
Section 12.8        Titles and Headings .........................................   33
Section 12.9        Schedules and Exhibits ......................................   33
Section 12.10       Entire Agreement; Amendments and Waivers; Assignment ........   33
Section 12.11       Governing Law ...............................................   33
Section 12.12       No Third-Party Beneficiaries ................................   34
Section 12.13       The Trust; Starwood General Partners ........................   34
Section 12.14       Determinations and Interpretations by the Trust .............   34
Section 12.15       Submission to Jurisdiction ..................................   34
Section 12.16       Approvals and Consents ......................................   34


SCHEDULE 1.1(a)     Starwood Mezzanine Interests
SCHEDULE 1.1(b)     SOFI IV Interests

EXHIBIT A      -    Form of Registration Rights Agreement
EXHIBIT B      -    Form of Shareholders Agreement
EXHIBIT C      -    Form of Advisory Agreement

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into this 11th day of February, 1998, by and between ANGELES PARTICIPATING MORTGAGE TRUST, a California business trust, ("the Trust"), STARWOOD MEZZANINE INVESTORS, L.P., a Delaware limited partnership ("Starwood Mezzanine") and STARWOOD OPPORTUNITY FUND IV, L.P., a Delaware limited partnership ("SOFI IV", and together with Starwood Mezzanine, the "Contributors"). Unless otherwise indicated, certain terms used herein are used as defined in Section 12.4 hereof.

                              W I T N E S S E T H:

     WHEREAS, Starwood Mezzanine intends, subject to the terms of this Agreement, to contribute certain assets (the "Starwood Mezzanine Interests") to the Trust in exchange for cash and Class A Shares, par value $0.01 per share, of the Trust ("Class A Shares");

     WHEREAS, SOFI IV intends, subject to the terms of this Agreement, to contribute cash, certain letters of intent to purchase or originate debt interests (the "Letters of Intent"), a portfolio of mortgage loans and leases and other debt related assets, (the "SOFI IV Interests") and a portfolio of first mortgage loans (the "First Mortgage Portfolio" and together with the Letters of Intent, the SOFI IV Interests and the Starwood Mezzanine Interests, the "Interests") to the Trust in exchange for cash and Class A Shares to be issued to SOFI-IV SMT Holdings, L.L.C. ("SOFI Holdings");

     WHEREAS, the Trust is the sole general partner and Starwood Mezzanine is the sole limited partner of Angeles Participating Mortgage Trust, L.P. (the "Partnership");

     WHEREAS, on the Closing Date pursuant to an Exchange Rights Agreement dated as of September 26, 1996 between the Trust and Starwood Mezzanine (the "Exchange Rights Agreement") each of the outstanding interests in the Partnership, which are referred to as "Units," will be exchanged for one Class A Share and the Partnership and the Exchange Rights Agreement will be terminated;

     WHEREAS, the Trust and Starwood Mezzanine are parties to a Registration Rights Agreement that will be amended and restated (as amended and restated the "Registration Rights Agreement") on the Closing Date by the Trust, Starwood Mezzanine, SOFI Holdings and SAHI Partners in substantially the form attached hereto as Exhibit A.

     WHEREAS, the Trust, Starwood Mezzanine and certain other parties are parties to a Shareholders Agreement originally made and entered into as of March 15, 1994, as restated as of April 27, 1994, and as amended March 15, 1996 (the "Original Shareholders Agreement") that will be amended and restated by the Trust, B Holdings, LLC ("BLLC"), SAHI Partners, Starwood Mezzanine and SOFI Holdings (as amended and restated, the "Shareholders Agreement") in substantially the form attached hereto as Exhibit B on the Closing Date;

     WHEREAS, the general partner of each of Starwood Mezzanine and SOFI IV and the Advisory Committee of SOFI IV and the requisite number of limited partners of Starwood Mezzanine have approved the transactions provided for in this Agreement, and the Board of Trustees of the Trust has approved the transactions provided for in this Agreement and has directed that the transactions contemplated by this Agreement be submitted for adoption to the shareholders of the Trust; and

     WHEREAS, the Trust, Starwood Mezzanine and SOFI IV desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the consummation of such transactions.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

               CONTRIBUTION OF ASSETS; ISSUANCE OF CLASS A SHARES

     Section 1.1 Contributed Assets. (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, each of Starwood Mezzanine and SOFI IV shall contribute, assign, transfer and deliver to the Trust all of their rights, title and interests in and to the Mortgage Files, the Letters of Intent and the Interests, regardless of when such rights, title and interests arise and such obligation to contribute, assign and transfer all of their rights, title and interests in the Mortgage Files, the Letters of Intent and the Interests shall continue after the date of this Agreement and the Trust shall acquire and take assignment and delivery of, the Mortgage Files, the Letters of Intent and the Interests as described on Schedules 1.1(a) and (b) hereto, subject to changes occurring after the date of this Agreement and prior to the Closing Date as provided herein.

     (b) In the event that the transactions contemplated by any Letter of Intent are consummated prior to the Closing Date, the asset acquired or originated will be contributed to the Trust in place of the Letter of Intent and the amount of cash required to consummate the transaction to which it relates. The value of the acquired or originated asset shall be equal for purposes of this Agreement to the value of the amount of cash paid by SOFI IV to acquire or originate the asset.

     (c) Starwood Mezzanine and SOFI IV shall have the option to contribute at the Closing additional assets to the Trust with a value equal to the amount of any decrease in the value attributable to the payment of principal of any Interest; provided that the new asset shall be reasonably acceptable to the Trust and Schedule 1.1(a) and/or Schedule 1.1 (b), as applicable, shall be updated accordingly. The value of any substituted assets shall be the actual amount paid by Starwood Mezzanine or SOFI IV to acquire or originate the asset.

     Section 1.2 Purchase Price. On the Closing Date, the Trust shall (i) pay cash to Starwood Mezzanine in an amount equal to $28.5 million, (ii) issue to Starwood Mezzanine that number of Class A Shares equal to (a) the dollar value of the Starwood Mezzanine Interests on December 31, 1997 as set forth on
Schedule 1.1(a) less $28.5 million (b) divided by $2.50, (ii) issue to SOFI Holdings that number of Class A Shares equal to 302,222,800 less the aggregate number of Class A Shares issued to Starwood Mezzanine and (iii) pay cash to SOFI IV in an amount equal (x) to the aggregate value of the cash, the Letters of Intent, the SOFI IV Interests and the First Mortgage Portfolio contributed by SOFI IV on December 31, 1997 as set forth on Schedule 1.1(b) less (y) the sum of
(1) the aggregate number of Class A Shares issued to SOFI Holdings on the Closing Date multiplied by (2) $2.50. The value of the assets to be contributed by Starwood Mezzanine and SOFI IV will be adjusted as set forth in Sections 1.1(c) and 1.3. Subject to adjustment as set forth in Sections 1.1(c) and 1.3, the value of the Starwood Mezzanine Interests as of December 31, 1997 is set forth on Schedule 1.1(a) and based on such value Starwood Mezzanine will receive 55,148,000 Class A Shares, and the value of the SOFI IV Interests, the Letters of Intent and the First Mortgage Portfolio as of December 31, 1997 is set forth on Schedule 1.1(b) and based on such value SOFI IV will receive $313 million in cash and SOFI Holdings will receive 247,074,800 Class A Shares (collectively, the "Purchase Price").

     Section 1.3 Adjustments to Purchase Price. (a) Adjustments shall be made, at the Closing, to the Purchase Price in the event of any full or partial repayment of principal of any Mortgage Loan or the termination of any Letter of Intent during the period from January 1, 1998 to the Closing Date (the "Adjustment Period") by adjusting the value of the Interests. In the event of the full repayment of any Mortgage Loan, the value of the Interests shall be reduced by the value given to such Mortgage Loan on Schedule 1.1(a) or (b). In the event of a regularly scheduled payment of principal or any other partial repayment of principal occurring during the Adjustment Period, the value of the Interests shall be reduced by the dollar amount of the principal repayment. In the event of any principal draw by the borrower with respect to any Mortgage Loan occurring during the Adjustment Period in excess of that anticipated on
Schedule 1.1(b), the Purchase Price shall be adjusted upward in the amount of such excess. In the event that principal draws by the borrower with respect to any Mortgage Loan occurring during the Adjustment Period do not equal or exceed the anticipated amount of such draws as set forth in Schedule 1.1(b), the Purchase Price shall be reduced by such shortfall. With respect to SOFI IV only, adjustments to the Purchase Price shall be made by first reducing the cash portion of the Purchase Price as set forth in Section 1.2, if any, by the amount of any reduction in dollar value of the Interests. In the case of SOFI IV only, when the entire cash portion of the Purchase Price has been used to offset the reduction in dollar value of the Interests, and in the case of Starwood Mezzanine in the event of any adjustment, the number of Class A Shares issued in exchange for the Interests will be reduced by a number of Class A Shares determined by dividing (i) the amount of any additional reduction in dollar value of the Interests contributed by the Contributors by (ii) $2.50.

     (b) The purchase price per share of Class A Shares issued to Starwood Mezzanine and SOFI Holdings will be adjusted in the event of any stock split, reverse stock split or other recapitalization of the capital stock of the Trust, so that the percentage of issued and outstanding Class A Stock purchased by each of Starwood Mezzanine and SOFI Holdings is equal to the percentage of issued and outstanding Class A Stock that such party would have purchased had such split, reverse split or other recapitalization not occurred.

     (c) If cash adjustments result in a decrease of the cash portion of the Purchase Price payable to SOFI IV below $313 million, SOFI IV may, at its option, elect to reduce the number of Class A Shares that SOFI Holdings will acquire and instead of issuing Class A Shares the Trust will pay cash to SOFI IV equal to the number of Class A Shares SOFI IV elects not to receive multiplied by $2.50, provided that SOFI IV may not elect to receive cash pursuant to
Section in excess of $313 million.

     Section 1.4 Prorations. Interest which has accrued, whether or not paid, on the Starwood Mezzanine Interests and the SOFI IV Interests during the Adjustment Period shall be paid by Starwood Mezzanine or SOFI IV, as applicable, to the Trust on the Closing Date and interest which has accrued, and not been paid, on the First Mortgage during the Adjustment Period shall be paid by the Trust to SOFI IV on the Closing Date. All interest accruing on the Interests subsequent to December 31, 1997 shall be payable to the Trust.

                                   ARTICLE II

                                     CLOSING

     Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., local time, on the next business day after the meeting of the shareholders of the Trust provided for in Section
7.2 at which the Trust Shareholders Matters are approved, or such other date as may be agreed upon by the parties hereto, at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, or at such other place or at such other time as shall be agreed upon by the parties hereto (such date and time being herein called the "Closing Date").

     Section 2.2 Closing Date Deliveries. On the Closing Date, the Trust, Starwood Mezzanine, SOFI IV, SOFI Holdings, BLLC and SAHI Partners, as appropriate, shall execute and deliver (a) the Registration Rights Agreement,
(b) the Shareholders Agreement (c) a consent to terminate the Partnership and the Exchange Rights Agreement, (d) the Mortgage Files and (e) all the other documents, instruments and agreements (including instruments of transfer) reasonably necessary to carry out the terms and provisions of this Agreement and each of the other documents referred to in this Section 2.2 and each outstanding Unit will be exchanged for one Class A Share. The documents described in clauses
(a) and (b) above shall hereinafter be referred to as the "Transaction Agreements."

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE TRUST

     As an inducement to the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Trust represents, warrants and agrees as follows:

     Section 3.1 Organization of the Trust. The Trust is a business trust duly organized and validly existing under the laws of the State of California and no personal liability attaches to the holders of the Class A Shares by reason of the ownership thereof. The Trust is duly qualified to transact business in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Trust. The Trust has all requisite trust power and authority to own or lease and operate its properties and to carry on its business as now conducted.

     Section 3.2 No Subsidiaries. The Trust has no subsidiaries of any kind whatsoever except for its interest in the Partnership.

     Section 3.3 Capitalization. On the date hereof, (i) 7,550,000 Class A Shares are validly issued and outstanding and are fully paid and nonassessable, and (ii) 3,775,000 Class B Shares are validly issued and outstanding and are fully paid and nonassessable. Subject to approval by the Shareholders of the Trust of the Trust Shareholder Matters (as defined in Section 7.2), the Class A Shares to be issued to Starwood Mezzanine and SOFI Holdings on the Closing Date, upon issuance on the terms and conditions specified in the instrument pursuant to which such shares are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement and any options or other awards issued pursuant to the Incentive Plans, and except as contemplated by the Transaction Agreements, the Exchange Agreement and the Trust Declaration, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which the Trust is obligated to issue, sell, purchase or redeem, shares of capital stock of the Trust. The Class A Shares are currently publicly traded on the American Stock Exchange ("AMEX") and will remain so at Closing.

     Section 3.4 Authority.

     (a) The Trust has full trust power and authority to enter into this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby to be entered into by the Trust and, subject to the approval by the shareholders of the Trust of the Trust Shareholder Matters, to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance by the Trust of this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby and the consummation by the Trust of the transactions contemplated hereby and thereby have been duly authorized by all necessary trust action on the part of the Trust, subject to the approval by the shareholders of the Trust of the Trust Shareholder Matters. This Agreement is, and each other agreement or instrument contemplated hereby (including, without limitation, the Transaction Agreements) to be executed by the Trust, when executed and delivered by the Trust, will be, the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its respective terms.

     (c) Neither the execution nor delivery by the Trust of this Agreement, the Transaction Agreements or the other agreements and instruments contemplated hereby or thereby, nor consummation of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms and provisions hereof or thereof by the Trust, will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of the Trust or the Partnership, under any organizational document of the Trust or the Partnership or any other instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which the Trust or the Partnership is a party or any of their properties are subject or by which either the Trust or the Partnership is bound or any statute, other law or regulatory provision affecting either the Trust or the Partnership, (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of the Trust or the Partnership, (iii) cause personal liability to attach to the holders of the Class A Shares by reason of the ownership thereof or (iv) cause the Trust to fail to qualify to be taxed as a "real estate investment trust," as defined in Section 856 of the Code ("REIT"), for the taxable year ending December 31, 1998, except for (A) the filing of appropriate documents with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) approval by the shareholders of the Trust of the Trust Shareholder Matters, (C) the filing of the Trust's Declaration of Trust with certain governmental authorities and (D) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on the Trust or (y) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 3.5 Litigation. To the knowledge of the Trust, there are no actions, suits or proceedings or court orders or decrees pending or threatened to which the Trust is a party or any of its assets is subject or by which the Trust is bound before or by any court or governmental agency, which if determined adversely to the interests of the Trust, would reasonably be expected to either (a) have a Material Adverse Effect on the Trust or (b) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 3.6 Certain Matters.

     (a) As of the date hereof, the Trust has no assets or properties other than short term real estate investments, cash and cash equivalents and a 8.05% interest in the Partnership, or as otherwise disclosed in the SEC Documents (as defined in Section 3.7).

     (b) The Trust will continue to qualify to be taxed as a REIT for the taxable year ending December 31, 1998.

     (c) As of the close of the 1997 taxable year, the Trust has no material current or accumulated earnings and profits. The Trust has no material liabilities for U.S. Federal or state income taxes.

     Section 3.7 SEC Documents. The Trust has previously delivered or made available to Starwood Mezzanine and SOFI IV complete and correct copies of all reports and statements filed by the Trust with the SEC since September 26, 1996 (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.8 Shareholder Agreement. The Trust has delivered to each of Starwood Mezzanine and SOFI IV a true and complete copy of the Original Shareholders Agreement. Said document is in full force and effect and no defaults or breaches exist thereunder.

     Section 3.9 Financial Information. The financial statements (excluding the pro forma financial data) included in the SEC Documents present fairly the financial condition, results of operation and changes in the financial condition of the Trust at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise indicated therein). The pro forma financial data included in the Proxy Statement (as defined in Section 7.1) has been prepared in accordance with all applicable rules and guidelines of the SEC with respect to pro forma financial data, and the adjustments used therein are appropriate to give effect to the transaction or circumstance referred to therein.

     Section 3.10 No Finder. Neither the Trust nor any party acting on the behalf of the Trust has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                               STARWOOD MEZZANINE

     As an inducement to the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, Starwood Mezzanine represents, warrants and agrees as follows:

     Section 4.1 Organization of Starwood Mezzanine. Starwood Mezzanine is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Starwood Mezzanine is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Starwood Mezzanine. Starwood Mezzanine has all requisite partnership power and authority to carry on its business as now conducted.

     Section 4.2 Authority.

     (a) Starwood Mezzanine has full partnership power and authority to enter into this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby to be entered into by it and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance by Starwood Mezzanine of this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby and the consummation by Starwood Mezzanine of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action except for the required consent of its limited partners and the amendment to the partnership agreement that will be obtained prior to the Closing Date. This Agreement is, and each other agreement or instrument contemplated hereby (including, without limitation, the Transaction Agreements) to be executed by Starwood Mezzanine, when executed and delivered by Starwood Mezzanine, will be, the legal, valid and binding agreement of Starwood Mezzanine, enforceable against Starwood Mezzanine in accordance with its respective terms.

     (c) Except for consents and approvals that will be obtained prior to the Closing Date, neither the execution and delivery by Starwood Mezzanine of this Agreement, the Transaction Agreements or the other agreements and instruments contemplated hereby and thereby, nor consummation of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms and provisions hereof or thereof by Starwood Mezzanine will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under the agreement of limited partnership of Starwood Mezzanine, any document relating to the Starwood Mezzanine Interests, any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which Starwood Mezzanine is a party or any statute, other law or regulatory provision affecting any of them, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Starwood Mezzanine, except for conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on Starwood Mezzanine or (y) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 4.3 Investment Representations. Starwood Mezzanine is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and was not organized for the purpose of acquiring Class A Shares. Starwood Mezzanine has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Trust so as to be able to evaluate the risks and merits of its investment in the Trust and it is able financially to bear the risks thereof. Starwood Mezzanine has had an opportunity to discuss the business, management and financial affairs of the Trust with the management of the Trust. The Class A Shares of the Trust are being acquired by Starwood Mezzanine for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the securities laws. Starwood Mezzanine understands that (i) the Class A Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and (ii) such Class A Shares must be held indefinitely unless such Class A Shares are registered upon receipt thereof, or unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

     Section 4.4 Litigation. To the knowledge of Starwood Mezzanine, there are no actions, suits or proceedings or court orders or decrees pending or threatened to which Starwood Mezzanine is a party or the Starwood Mezzanine Interests are subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of Starwood Mezzanine would reasonably be expected to either (a) have a Material Adverse Effect on Starwood Mezzanine or (b) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 4.5 Proxy Statement. None of the information respecting Starwood Mezzanine or its partners or the Starwood Mezzanine Interests supplied or to be supplied by Starwood Mezzanine, its partners or any of its representatives for inclusion in the Proxy Statement (as defined in Section 7.1) will, at the time of the mailing of the Proxy Statement to the shareholders of the Trust and at the time of the meetings of such shareholders referred to in Section 7.2, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein relating to Starwood Mezzanine or its partners not misleading.

     Section 4.6 Employee Benefit Plans. Starwood Mezzanine is not (a) an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) an entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation ss.2510.3-101 or otherwise pursuant to ERISA to be, for any purpose of ERISA or Section 4975 of the Code, assets of any "employee benefit plan" or "plan" described in clause (a) or (b) above which invests in such entity by virtue of such investment.

     Section 4.7 No Finder. Neither Starwood Mezzanine nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     Section 4.8 Environmental. Starwood Mezzanine has no actual knowledge (without independent investigation) of any violation of Environmental Laws related to the properties secured by the Starwood Mezzanine Interests or the presence or release of Hazardous Materials on or from such properties, except as reflected in the environmental reports acknowledged and approved by the Trust at or prior to the Closing. The term "Environmental Laws" includes, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic, or otherwise regulated, under any Environmental Law.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                                     SOFI IV

     As an inducement to the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, SOFI IV represents, warrants and agrees as follows:

     Section 5.1 Organization of SOFI IV. SOFI IV is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. SOFI IV is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on SOFI IV. SOFI IV has all requisite partnership power and authority to carry on its business as now conducted.

     Section 5.2 Authority.

     (a) SOFI IV has full partnership power and authority to enter into this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby to be entered into by it and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance by SOFI IV of this Agreement, the Transaction Agreements and the other agreements and instruments contemplated hereby and thereby and the consummation by SOFI IV of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action except for the required consent of its Advisory Committee and the related amendment to its partnership agreement that will be obtained prior to the Closing Date. This Agreement is, and each other agreement or instrument contemplated hereby (including, without limitation, the Transaction Agreements), to be executed by SOFI IV when executed and delivered by SOFI IV, will be, the legal, valid and binding agreement of SOFI IV, enforceable against SOFI IV in accordance with its respective terms.

     (c) Except for consents and approvals that will be obtained prior to the Closing Date, neither the execution and delivery by SOFI IV of this Agreement, the Transaction Agreements or the other agreements and instruments contemplated hereby and thereby, nor consummation of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms and provisions hereof or thereof by SOFI IV will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under the agreement of limited partnership of SOFI IV, any document relating to the Letters of Intent, SOFI IV Interests or First Mortgage Portfolio any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which SOFI IV is a party or any statute, other law or regulatory provision affecting any of them, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of SOFI IV, except for conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on SOFI IV or (y) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 5.3 Investment Representations. SOFI Holdings is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and was not organized for the purpose of acquiring the Class A Shares. SOFI Holdings has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Trust so as to be able to evaluate the risks and merits of its investment in the Trust, and it is able financially to bear the risks thereof. SOFI Holdings has had an opportunity to discuss the business, management and financial affairs of the Trust with the management of the Trust. The Class A Shares are being acquired by SOFI Holdings for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the securities laws. SOFI Holdings understands that (i) the Class A Shares of the Trust have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and (ii) such Class A Shares must be held indefinitely unless such Class A Shares are registered upon receipt thereof, or unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

     Section 5.4 Litigation. To the knowledge of SOFI IV, there are no actions, suits or proceedings or court orders or decrees pending or threatened to which SOFI IV is a party or the Letters of Intent, SOFI IV Interests or First Mortgage Portfolio are subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of SOFI IV would reasonably be expected to either (a) have a Material Adverse Effect on SOFI IV or (b) prevent or hinder the consummation of the transactions contemplated hereby.

     Section 5.5 Proxy Statement. None of the information respecting SOFI IV or its partners or the Letters of Intent, SOFI IV Interests or First Mortgage Portfolio supplied or to be supplied by SOFI IV, its partners or any of its representatives for inclusion in the Proxy Statement (as defined in Section 7.1) will, at the time of the mailing of the Proxy Statement to the shareholders of the Trust and at the time of the meetings of such shareholders referred to in
Section 7.2, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein relating to SOFI IV or its partners not misleading.

     Section 5.6 Employee Benefit Plans. SOFI IV is not (a) an "employee benefit plan" as defined in and subject to ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) an entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation ss.2510.3-101 or otherwise pursuant to ERISA to be, for any purpose of ERISA or
Section 4975 of the Code, assets of any "employee benefit plan" or "plan" described in clause (a) or (b) above which invests in such entity by virtue of such investment.

     Section 5.7 No Finder. Neither SOFI IV nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     Section 5.8 Environmental. SOFI IV has no actual knowledge (without independent investigation) of any violation of Environmental Laws related to the properties which are the subject of the Letters of Intent or secured by the SOFI IV Interests or the First Mortgage Portfolio or the presence or release of Hazardous Materials on or from such properties, except as reflected in the environmental reports acknowledged and approved by the Trust at or prior to the Closing. The term "Environmental Laws" includes, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic, or otherwise regulated, under any Environmental Law.

                                   ARTICLE VI

                      REPRESENTATIONS OF BOTH CONTRIBUTORS

     Each of Starwood Mezzanine and SOFI IV severally, and not jointly, represents, warrants and agrees as follows with respect to Schedule 1.1(a) and
Schedule 1.1(b), respectively:

     Section 6.1 Good Title. The Contributor has and will have, until the consummation of the transactions contemplated by this Agreement, good title to, and is and shall be the sole owner of (i) each Mortgage Loan and the related Mortgage File (except to the extent any Mortgage Loan is prepaid in full prior to the consummation of the transactions contemplated by this Agreement) and (ii) the Ground Lease, in each case of clauses (i) and (ii) above free and clear of any and all adverse claims, liens, pledges , assignments, charges or security interests of any nature (including, without limitation, liens arising under the federal tax laws or ERISA), except as shall be released or discharged at the Closing.

     Section 6.2 Record Keeping; Mortgage Files; Escrow Deposits. The origination, servicing, record keeping, collection and foreclosure practices used by the Contributor with respect to each Mortgage Loan have been in all respects legal. The Contributor will deliver to the Trust on the Closing Date all documents, instruments and files in its possession relating to each Letter of Intent, Mortgage Loan and Ground Lease. All copies of the material, original loan documents forwarded to the Trust are true and correct and include all documents and other instruments known to the Contributor relating to each Letter of Intent, Mortgage Loan and Ground Lease. Schedule 1.1(a) or (b) as applicable is true, correct and complete in all material respects. With respect to any escrow deposits and payments, all of these deposits and payments, if any, which have been made and not expended for their intended purposes, are in the possession of, or under the control of, the Contributor, except in those cases in which the Contributor holds only a minority participation interest or the interest of a junior lender in a Mortgage Loan, in which event the terms and conditions of such minority participation interest are contained in an intercreditor agreement, or similar agreement, which agreements have been disclosed in writing to the Trust. Concurrently with the closing of this transaction, the Contributor will, to the extent permitted by the documents pertaining to a Mortgage Loan, deliver possession and control of all such deposits and payments (or its rights to and under any escrow) to the Trust or its designee, provided that the Contributor makes no representation or warranty as to the sufficiency of such deposits and payments for their intended purposes. There are no documents or other instruments in the possession of, or actually known to the Contributor, which would cause the materials provided to the Trust to be inaccurate or misleading, and, to the knowledge of the Contributor, all documents and other instruments provided to the Trust are accurate and truthful.

     Section 6.3 Additional Representations.

     (a) each Mortgage Loan of the Contributor either (A) was originated by the Contributor or (B) was purchased by the Contributor in the ordinary course of its business, for valuable consideration to the transferor, and neither the transferor nor any other person or entity has any residual or other rights to such Mortgage Loan, except in those cases in which the Contributor holds only a minority participation interest or the interest of a junior lender in a Mortgage Loan;

     (b) the proceeds of each Mortgage Loan of the Contributor have been fully disbursed and there is no requirement for future advances under such Mortgage Loan except as expressly provided in documents evidencing or securing any Mortgage Loan as disclosed to the Trust, and all costs and expenses incurred in making, or closing or recording, the Mortgage Loans have been paid; the Contributor has no continuing obligations under such Mortgage Loan relating to stop notices, set aside letters, letters of credit, subdivision agreements or bonds except as expressly provided in documents evidencing or securing any Mortgage Loan as disclosed to the Trust;

     (c) to the knowledge of the Contributor, each Mortgage Loan of the Contributor, as of the date of its origination complied with or is exempt from, and as of the date hereof complies with or is exempt from, (x) applicable state or federal laws, regulations and other requirements pertaining to usury, and (y) any and all other requirements of any federal, state or local law, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to each such Mortgage Loan;

     (d) the Contributor has not received any notice asserting that any Mortgage Note, related Mortgage or other agreements executed in connection therewith of the Contributor has not been duly authorized, executed and delivered, or is not the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by (x) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (z) contractual provisions and laws limiting or eliminating recourse to the Mortgagor or any other obligor or surety (including, without limitation, principles such as the so-called "one action rule" and anti-deficiency legislation). Except as disclosed to the Trust in writing, the Contributor has not received notice asserting any offset, defense (including without limitation the defense of usury), claim, counterclaim, or right to rescission with respect to such Mortgage Note, Mortgage or other related agreements;

     (e) except as disclosed in the schedules attached to the assignment of loan relating to the Mortgage, each Mortgage of the Contributor has not been waived, impaired, modified, altered, superseded, amended, satisfied, cancelled, subordinated or otherwise changed in any material respect in writing by any Person, or otherwise by the Contributor, or rescinded, and the related mortgaged property has not been released from the lien or other encumbrance of, nor has the Mortgagor been released from, its obligations under the Mortgage, in whole or in any part, nor has any instrument been executed that would effect any such amendment, satisfaction, cancellation, subordination, rescission or release, except, in each case, by a written instrument which is part of the related Mortgage File;

     (f) Each Mortgage of the Contributor is insured by an ALTA lender's title insurance policy (each, a "Title Policy"), and the Contributor will provide true and complete copies of each such Title Policy to the Trust. To the actual knowledge of the Contributor, without any inquiry, each such Title Policy is in full force and effect. Unless disclosed in the applicable Mortgage File, the Contributor has not done, by act or omission, anything which would impair the coverage of any such Title Policies, and the Contributor has not received any notice by the title insurer of any such Title Policy of any impairment, diminution or negation of such coverage;

     (g) to the actual knowledge of the Contributor, without any inquiry, each Mortgaged Property (including all improvements thereon) of the Contributor is insured by a hazard insurance policy as required by the applicable Mortgage, and the Contributor has provided true and complete copies of each policy to the Trust. To the actual knowledge of the Contributor, without any inquiry, if upon origination of the Mortgage Loan the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), and if required by applicable law, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect;

     (h) there is no monetary default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note of the Contributor and no event has occurred during the last twelve months that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, breach, violation or event of acceleration; to the current actual knowledge of the Contributor without inquiry or investigation, except as set forth in the applicable Mortgage File there is no non-monetary default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note;

     (i) the Contributor has not waived any material default, breach, violation or event of acceleration under any Mortgage Loan of the Contributor, which would materially impair the Trust's rights to enforce the documents evidencing, securing or pertaining to such Mortgage Loan (the "Mortgage Loan Documents");

     (j) with respect to the Ground Lease of the Contributor, to the knowledge of the Contributor, after due inquiry:

          (i) the Ground Lease is valid and enforceable, is in full force and effect, and is binding upon the parties thereto and their respective successors and assigns, in accordance with its terms;

          (ii) the Ground Lease has not been amended, restated, supplemented, extended or otherwise modified in any respect, and a true and correct copy of the Ground Lease has been provided to the Trust;

          (iii) the Contributor, as the lessor under the Ground Lease, has fully performed all obligations under the Ground Lease to be performed by the lessor thereunder, and the lessee under the Ground Lease has fully performed all obligations under the Ground Lease to be performed by the lessee thereunder;

          (iv) neither the Contributor, as lessor under the Ground Lease nor the lessee thereunder, is in default under the Ground Lease; and

          (v) no consents or approvals of any party having an interest in the Ground Lease, including, without limitation, the lessee, is required, under the Ground Lease or otherwise, in order for the Contributor to validly transfer all right, title and interest of the Contributor in and to the Ground Lease to the Trust, or, to the extent such consent is required or necessary, upon consummation of the transactions contemplated by this Agreement, such consent will have been delivered to the Trust in full satisfaction of such consent requirements;

     (k) with respect to each Letter of Intent of the Contributor:

          (i) the Letter of Intent is valid and enforceable, is in full force and effect, and is binding upon the parties thereto except as otherwise specified in the Letter of Intent and their respective successors and assigns, in accordance with its terms;

          (ii) the Letter of Intent has not been amended, restated, supplemented, extended or otherwise modified in any respect, and a true and correct copy of the Letter of Intent has been provided to the Trust;

          (iii) the Contributor has fully performed all obligations under the Letter of Intent to be performed by the acquiror or originator thereunder, and the borrower or seller under the Letter of Intent has fully performed all obligations under the Letter of Intent to be performed by the seller or borrower thereunder;

          (iv) neither the Contributor nor the counter party is in default under the Letter of Intent; and

          (v) no consents or approvals of any party having an interest in the Letter of Intent, including, without limitation, the seller or borrower, is required, under the Letter of Intent or otherwise, in order for the Contributor to validly transfer all right, title and interest of the Contributor in and to the Letter of Intent to the Trust, or, to the extent such consent is required or necessary, upon consummation of the transactions contemplated by this Agreement, such consent will have been delivered to the Trust in full satisfaction of such consent requirements;

     (l) there has been no fraud, dishonesty, or material misrepresentation by Contributor, and Contributor has not received from any borrower any notice that any predecessor to Contributor engaged in fraud, dishonesty or material misrepresentation, in connection with the origination, servicing, collection or foreclosure under any Mortgage or the related Mortgage Note of the Contributor; and the Contributor has made no oral or written promises with respect to any Mortgage Loan of the Contributor not reflected in the Mortgage File provided to the Trust;

     (m) if any Mortgage Loan of the Contributor has been participated with other lenders, such participation is indicated on Schedule 1.1(a) or (b), as applicable, and unless otherwise indicated, the Contributor is the lead lender in such participation and either has the right under the related participation agreement to sell its interest in the Mortgage Loan and to transfer the servicing thereof without the consent of any participant required or, as of the Closing Date for such Mortgage Loan, has obtained all required consents;

     (n) there has been no fraud, dishonesty, or material misrepresentation in connection with the Contributor's actions as lead lender in the participations described in subsection (l) above;

     (o) each Mortgage Loan of the Contributor (except in those cases in which the Contributor holds only a minority participation interest or the interest of a junior lender in a Mortgage Loan) is being and has been serviced by the Contributor, and from the date hereof until the Closing Date the Contributor or its affiliate shall service and administer the Mortgage Loans of the Contributor, in accordance with Contributor's customary servicing standards.

                                   ARTICLE VII

                        ACTIONS PRIOR TO THE CLOSING DATE

     Each of the Trust, Starwood Mezzanine and SOFI IV, as applicable, covenants and agrees to take the following actions between the date hereof and the Closing
Date:

     Section 7.1 Proxy Statement. The Trust has prepared and filed with the SEC a proxy statement to solicit proxies in connection with the meeting of the shareholders of the Trust referred to in Section 7.2 (the form of definitive such proxy statement, together with any amendments thereof or supplements thereto, mailed to the shareholders of the Trust in connection with such meeting is herein referred to as the "Proxy Statement"). A true and complete copy of the Proxy Statement (and all exhibits thereto) filed with the SEC has been and to the extent amended will be delivered to Starwood Mezzanine and SOFI IV promptly when available. The Trust will cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the respective rules and regulations thereunder and will cause the Proxy Statement, at the time of its mailing or delivery to the shareholders of the Trust and at the time of the meeting referred to above, to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Trust in reliance upon and in conformity with information concerning Starwood Mezzanine, SOFI IV and their partners or representatives or the Interests for inclusion in the Proxy Statement. Each of Starwood Mezzanine and SOFI IV shall, and shall cause their representatives to, furnish the Trust all information concerning themselves and their partners and the Interests reasonably required for use in the Proxy Statement. If, at any time prior to the Closing Date, any event should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Trust will cause such event to be so described, and such amendment shall be promptly filed with the SEC and, as required by law, disseminated to any shareholders of the Trust. Starwood Mezzanine and SOFI IV and their partners will cooperate fully in connection with such amendment or supplement, including supplying any and all information with respect to Starwood Mezzanine, SOFI IV, and their partners and the Interests which is necessary to prepare any such amendment or supplement. The Proxy Statement includes many proposals for shareholder approval in addition to the transaction contemplated hereby. Subject to the last sentence of Section 7.2, the Trust shall not amend or delete any of proposals relating to the transactions contemplated hereby without the approval of both Starwood Mezzanine and SOFI IV, it being understood that shareholder approval of all such proposals (without any amendments thereto objectionable to Starwood Mezzanine or SOFI IV, notwithstanding the last sentence of Section 7.2) shall be a condition to the obligation of Starwood Mezzanine and SOFI IV to close the transactions contemplated hereby.

     Section 7.2 Action by the Trust and Shareholders of the Trust. The Trust shall, as soon as practicable after the Proxy Statement shall be cleared by the SEC, duly call, give notice of, convene and hold a meeting of the shareholders of the Trust for the purposes set forth in the Proxy Statement (collectively, the "Trust Shareholders Matters"). Subject to the fiduciary duties of the Board of Trustees of the Trust under applicable law and to the last sentence of this
Section 7.2 , the Board of Trustees of the Trust will recommend to its shareholders approval of the Trust Shareholder Matters. The Board of Trustees of the Trust may at any time prior to the Closing Date withdraw, modify or change any recommendation regarding the Trust Shareholder Matters, this Agreement or the transactions contemplated hereby or recommend and declare advisable any other offer, proposal or transaction if in any such case it determines upon advice of legal counsel that the failure to so withdraw, modify or change such recommendation could reasonably be expected to involve it in a breach of fiduciary duties under applicable law.

     Section 7.3 Lawsuits, Proceedings, etc. Each party hereto shall notify the other party hereto promptly upon becoming aware of any lawsuit, proceeding, claim or investigation that may be threatened, brought, asserted or commenced against it (a) involving in any way the transactions contemplated by this Agreement or (b) that would have been listed or specified as an exception to Sections 3.5, 4.4 or 5.4, as the case may be, if such lawsuit, proceeding, claim or investigation had arisen prior to the date hereof.

     Section 7.4 Conduct of Business by the Trust, Starwood Mezzanine and SOFI IV Pending the Closing.

     (a) During the period from the date of this Agreement through the Closing Date, except as expressly contemplated by this Agreement, each of the Trust and the Partnership and each of Starwood Mezzanine and SOFI IV with respect to the Interests only, shall carry on its business in accordance with the ordinary course and shall not enter into any material transaction outside of the ordinary course of business with respect thereto without the prior written consent of the Trust in the case of Starwood Mezzanine or SOFI IV, or Starwood Mezzanine and SOFI IV in the case of the Trust (not to be unreasonably withheld).

     (b) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, during the period from the date of this Agreement through the Closing Date, the Trust shall not, without the prior written consent of Starwood Mezzanine and SOFI IV (not to be unreasonably withheld):

          (i) take any action or omit to take any action that would cause it to fail to be taxed as a REIT, for its taxable year ending December 31, 1998 or omit to take any action necessary to cause the Trust to be taxed as a REIT for such taxable year;

          (ii) take any action or omit to take any action that would cause personal liability to attach to the holders of the Class A Shares by reason of the ownership thereof;

          (iii) acquire any real estate or other assets (other than receipt of cash or investments of cash in short term, liquid real estate assets or cash equivalents);

          (iv) issue or enter into any executory agreement to issue any new debt securities;

          (v) issue or enter into any executory agreement to issue any new equity securities other than common shares issued in replacement of lost, stolen or transferred outstanding shares or as described in the Proxy Statement;

          (vi) declare and pay any dividends or make other distributions to holders of shares other than as are necessary to preserve the REIT status of the Trust; or

          (vii) repay any indebtedness.

     (c) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, during the period from the date of this Agreement through the Closing Date, Starwood Mezzanine and SOFI IV shall not, without the prior written consent of the Trust (not to be unreasonably withheld), except as required by law, or the documents evidencing, securing or pertaining to the Mortgage Loans, or in the ordinary course in accordance with Starwood Mezzanine's and SOFI IV's customary practice:

          (i) voluntarily dispose of any portion of the Interests or of the underlying collateral other than as required to maintain the venture capital operating company status of Starwood Mezzanine;

          (ii) release any collateral or any party from any liability on or with respect to the Mortgage Loans;

          (iii) compromise or settle any claims of any kind or character with respect to the Letters of Intent, the Mortgage Loans or the Ground Lease;

          (iv) initiate, complete or otherwise take any action with respect to a foreclosure on any of the Mortgaged Property or exercise any remedies under the related Mortgage Note or Mortgage or under any Letter of Intent or Ground Lease;

          (v) sell or encumber, or contract to sell or encumber, the Interests, or any portion thereof or any interest therein;

          (vi) agree to any amendments or modifications to any Letter of Intent, Mortgage Loan or Ground Lease;

          (vii) subordinate any Mortgage Loan or Ground Lease;

          (viii) accept any prepayment of any Mortgage Note at a discount from the face amount thereof;

          (ix) give any notice of default or make any demand on any Mortgagor or any party to a Letter of Intent or Ground Lease;

          (x) accelerate the maturity of any Mortgage Loan, except in case of a default; or

          (xi) initiate any litigation against any Mortgagor or any party to a Letter of Intent or Ground Lease.

     Section 7.5 Mortgagor Solicitations. Other than in connection with solicitations or promotions directed at the general public, each Contributor agrees severally that it will not after the Closing Date solicit any Mortgagor for the purpose of refinancing the related Mortgage Loan or otherwise agree at any time to refinance, restructure or replace any Mortgage Loan.

     Section 7.6 Mutual Cooperation; Best Efforts. Subject to the fiduciary duties of the Board of Trustees of the Trust under applicable law, the fiduciary duties of general partners of Starwood Mezzanine under applicable law, and the fiduciary duties of the general partner of SOFI IV, the parties hereto shall cooperate with each other, and shall use their respective best efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require Starwood Mezzanine, any partner thereof, SOFI IV, any partner thereof, or the Trust to make any divestiture or consent to any divestiture in order to obtain any waiver, consent or approval.

     Section 7.7 No Public Announcement. No party hereto shall, without the approval of the other parties hereto (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case the other parties hereto shall be advised and the parties hereto shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST

     The obligations of the Trust under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall, at the option of the Trust, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     Section 8.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Starwood Mezzanine or SOFI IV in the performance of the covenants and agreements herein to be performed by each of them at or prior to the Closing Date; on the Closing Date, each of the representations and warranties of Starwood Mezzanine and SOFI IV that is qualified as to materiality shall be true and correct as though made on the Closing Date; on the Closing Date, each of the representations and warranties of Starwood Mezzanine and SOFI IV that is not so qualified as to materiality shall be true and correct in all material respects as though made on the Closing Date; and there shall have been delivered to the Trust a certificate or certificates to the foregoing effect, dated the Closing Date, signed on behalf of each of Starwood Mezzanine and SOFI IV. Notwithstanding anything to the contrary, the prepayment of any mortgage after the date hereof but prior to the Closing Date shall not constitute a breach of the representations and warranties of SOFI IV or Starwood Mezzanine. In the event of a breach of the warranties under Section 6.3(h), the Trust, at its option, may elect not to purchase the defaulted Mortgage and to reduce the Purchase Price accordingly pursuant to
Section 1.3 or to purchase the defaulted Mortgage and to negotiate with the Contributors in good faith in order to determine the appropriate reduction in the Purchase Price, if the Trust reasonably determines that the occurrence of such default adversely affects the value of such Mortgage Loan.

     Section 8.2 No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on Starwood Mezzanine, SOFI IV or any of the Interests or the collateral therefore and there shall have been delivered to the Trust a certificate to that effect, dated the Closing Date, signed on behalf of Starwood Mezzanine and SOFI IV (with respect to itself and the Interests owned by it).

     Section 8.3 Opinion of Counsel for Starwood. The Trust shall have received from Katten Muchin & Zavis, counsel for Starwood Mezzanine and SOFI IV, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Trust.

     Section 8.4 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, it being agreed by each of the Trust, Starwood Mezzanine and SOFI IV, however, that it shall use its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     Section 8.5 Necessary Governmental Approvals. The parties hereto shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Closing Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on the Trust, Starwood Mezzanine or SOFI IV.

     Section 8.6 Transaction Agreements. Each of the parties (other than the Trust) to each of the Transaction Agreements and any other documents contemplated hereby and thereby shall have entered into such Transaction Agreements and any other documents contemplated hereby and thereby substantially in the forms attached hereto as exhibits or, if not so attached, as agreed to by the parties.

     Section 8.7 Shareholder and Stockholder Action. The Shareholders of the Trust shall have approved, by the requisite vote of the holders of Class A and Class B Shares, the Contribution Proposal (as defined in the Proxy Statement), and the Advisory Agreement Proposal (as defined in the Proxy Statement).

     Section 8.8 Termination of Partnership and Exchange Rights Agreement. The Partnership and the Exchange Rights Agreement shall be terminated effective as of the Closing Date.

     Section 8.9 Fairness Opinion. The Trust shall have received from the Financial Advisor a favorable opinion as to the fairness of the transactions contemplated hereby, from a financial point of view, to the shareholders of the Trust.

     Section 8.10 REIT Qualifications. The Trust shall be eligible to elect to be qualified as a REIT for its taxable year ending December 31, 1998.


                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF STARWOOD MEZZANINE AND SOFI IV

     The obligations of each of Starwood Mezzanine and SOFI IV under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     Section 9.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by the Trust in the performance of its covenants and agreements herein to be performed at or prior to the Closing Date; on the Closing Date, each of the representations and warranties of the Trust that is qualified as to materiality shall be true and correct as though made on the Closing Date, on the Closing Date, each of the representations and warranties of the Trust that is not so qualified as to materiality shall be true and correct in all material respects as though made on the Closing Date; and there shall have been delivered to Starwood Mezzanine and SOFI IV a certificate or certificates to the foregoing effect, dated the Closing Date, signed on behalf of the Trust. Without limitation of the foregoing, the Class A Shares shall continue to be listed and publicly traded on the AMEX.

     Section 9.2 No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on the Trust or the Partnership; and there shall have been delivered to Starwood Mezzanine and SOFI IV a certificate to that effect, dated the Closing Date, signed on behalf of the Trust.

     Section 9.3 Opinion of Counsel for the Trust. Starwood Mezzanine and SOFI IV shall have received from Mayer, Brown & Platt, counsel for the Trust, an opinion dated the Closing Date, in form and substance reasonably satisfactory to Starwood Mezzanine and SOFI IV.

     Section 9.4 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, it being agreed by each of the Trust, Starwood Mezzanine and SOFI IV, however, that it shall use its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     Section 9.5 Necessary Governmental Approvals. The parties hereto shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Closing Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on the Trust, Starwood Mezzanine or SOFI IV.

     Section 9.6 Transaction Agreements; Advisory Agreement. Each of the parties (other than Starwood Mezzanine, SOFI IV and SOFI Holdings) to each of the Transaction Agreements and any other documents contemplated hereby and thereby shall have entered into such Transaction Agreements and any other documents contemplated hereby and thereby substantially in the forms attached hereto as exhibits or, if not so attached, as agreed to by the parties. The Advisory Agreement between the Trust and Starwood Financial Advisors, L.L.C. shall be entered into on the Closing Date substantially in the form attached hereto as Exhibit C.

     Section 9.7 Shareholder and Stockholder Action. The Shareholders of the Trust shall have approved, by the requisite vote of the holders of Class A Shares and Class B Shares, the Trust Shareholder Matters and each of William M. Matthes and Kneeland C. Youngblood, M.D. shall be elected as Trustees with a term that expires on the date of the 1999 annual meeting of the Trust's shareholders and Robin Josephs shall be elected as a Trustee with a term that expires on the date of the 1998 annual meeting of the Trust's shareholders.

     Section 9.8 REIT Qualifications. The Trust shall be eligible to elect to be qualified as a REIT for its taxable year ending December 31, 1998.

                                    ARTICLE X

                            INDEMNIFICATION; SURVIVAL

     Section 10.1 Indemnification. (a) Each of the Trust, Starwood Mezzanine and SOFI IV shall indemnify and hold harmless each other and their respective subsidiaries, affiliates, employees, agents, partners and successors from and against any and all (x) liabilities, losses or damages ("Loss") and (y) reasonable out-of-pocket expenses, including without limitation attorneys' fees and expenses ("Expense") incurred by such party in connection with (i) its respective breach or failure to perform its obligations under this Agreement or any other agreement entered into by it in connection therewith (including the Transaction Agreements) and (ii) any breach of any warranty or the inaccuracy of any representation, or misrepresentation or material omission, made by it respectively in this Agreement, any Transaction Agreement or in any certificate delivered by or on behalf of it respectively pursuant hereto or thereto; provided however, that the obligation of each Contributor to indemnify and hold harmless pursuant to this Section 10.1 shall be limited to the payment by such Contributor in the aggregate of an amount equal to the value of the Class A Shares and cash received by such Contributor pursuant to this Agreement.

     (b) The Trust shall indemnify and hold harmless each of Starwood Mezzanine and SOFI IV and their respective subsidiaries, affiliates, employees, agents, partners and successors from and against any and all Loss and Expenses incurred by such party in connection with any untrue statement of a material fact or omission of a material fact required to be stated in the Proxy Statement, at the time of its mailing or delivery to the shareholders of the Trust and at the time of the shareholders meeting referenced therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Trust in reliance upon and in conformity with information concerning Starwood Mezzanine, SOFI IV and their partners or representatives or the Interests for inclusion in the Proxy Statement.

     (c) Each of Starwood Mezzanine and SOFI IV severally agrees that it shall indemnify and hold harmless the Trust and its subsidiaries, affiliates, employees, agents, partners and successors from and against any and all Loss and Expenses incurred by such party in connection with any untrue statement of a material fact or omission of a material fact required to be stated in the Proxy Statement, at the time of its mailing or delivery to the shareholders of the Trust and at the time of the shareholders meeting referenced therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall only apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Trust in reliance upon and in conformity with information concerning the indemnifying party and its partners or representatives or its Interests supplied by such indemnifying party for inclusion in the Proxy Statement.

     Section 10.2 Notice of Claims. If a party believes that any of the persons entitled to indemnification under this Article X has suffered or incurred any Loss or incurred any Expense, whether or not the applicable dollar limitation specified by Section 10.1 has been exceeded, such party shall notify the indemnifying party promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, any Transaction Agreement, the Proxy Statement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article X except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. If any action at Law or suit in equity is instituted against a third party with respect to which any of the persons entitled to indemnification under this Article X intends to claim any liability or expense as Loss or Expense under this Article X, any such person shall promptly notify the indemnifying party of such action or suit as specified in this Section 10.2 and
10.3. Any party entitled to indemnification hereunder shall use reasonable efforts to minimize any Loss or Expense for which indemnification is sought hereunder.

     Section 10.3 Third-Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give notice thereof to the indemnifying party not later than twenty (20) business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article X except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded based on a written opinion of counsel that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to indemnification in accordance with the provisions in this Article X, (b) provides for injunctive or other nonmonetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); and provided, further, that unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of Article X.

     Section 10.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive until the first (1st) anniversary of the Closing Date, at which time such representations and warranties will terminate and be of no force and effect. Any claim under this Article X for Loss or Expense in respect of any representations and warranties must be asserted in writing prior to the first (1st) anniversary of the Closing Date. Notwithstanding the foregoing, if a claim of a breach of a representation or warranty under this Article X is asserted in writing prior to the applicable time period set forth above in this Section 10.4, then such representation or warranty, as it relates to such claim, shall survive until the Loss or Expense in respect thereof, if any, is finally determined and paid by the indemnifying party.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

     (a) by the mutual consent of the parties;

     (b) by the Trust upon any material breach by Starwood Mezzanine or SOFI IV of any of their respective representations, warranties or covenants contained in this Agreement that is not qualified as to materiality and upon any breach by Starwood Mezzanine or SOFI IV of any of their respective representations, warranties or covenants contained in this Agreement that is qualified as to materiality; provided that either Starwood Mezzanine or SOFI IV, as the case may be, shall have been given a reasonable opportunity to cure such breach;

     (c) by Starwood Mezzanine or SOFI IV upon any material breach by the Trust of any of its representations, warranties or covenants contained in this Agreement that is not qualified as to materiality and upon any breach by the Trust of any of its representations, warranties or covenants contained in this Agreement that is qualified as to its materiality; provided that the Trust shall have been given a reasonable opportunity to cure such breach;

     (d) by the Trust if any of the conditions specified in Article VIII has not been met or waived at such time as it is no longer possible to satisfy such condition;

     (e) by Starwood Mezzanine and SOFI IV if any of the conditions specified in
Article IX has not been met or waived at such time as it is no longer possible to satisfy such condition;

     (f) by the Trust, Starwood Mezzanine, or SOFI IV if the transactions contemplated by this Agreement are not consummated on or before March 31, 1998 (the "Outside Date"); except that on or after the Outside Date no party may terminate this Agreement pursuant to this Section 10.1(f) if such party is then in material breach of its representations, warranties or covenants in this Agreement; or

     (g) upon 15 days' written notice by the Trust, Starwood Mezzanine or SOFI IV if the Trust enters into an agreement with any party other than Starwood Mezzanine, SOFI IV or any other entity controlled by Starwood Capital Group, L.P., Starwood Capital Group, L.L.C. or their principals (a "Starwood Controlled Party") which is not consistent with the obligations of the Trust set forth in this Agreement or with the consummation of the transactions contemplated by this Agreement. For the purposes hereof, an agreement with a party other than Starwood Mezzanine, SOFI IV or a Starwood Controlled Party will be deemed to be inconsistent with the obligations of the Trust set for this Agreement in the event that such agreement would impose any exclusivity or non-competition agreements on the Trust or would require a commitment of the Trust capital in excess of $1,000,000 in the aggregate.

                                   ARTICLE XII

                                OTHER PROVISIONS

     Section 12.1 Confidential Nature of Information. Each party agrees that it will treat in strict confidence all documents, materials and other information which it obtains regarding the other party during the course of the negotiations leading to the consummation of the transactions provided for herein and the preparation of this Agreement; and if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, each party shall return to the other party all copies of non-public documents and materials which have been furnished or acquired in connection therewith and shall not use or disseminate such documents, materials or other information for any purpose whatsoever.

     Section 12.2 Expenses.

     (a) Each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors) incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement, including the Proxy Statement, and the consummation of the transactions contemplated hereby and thereby (collectively "Acquisition Expenses"); provided, that, if the transactions contemplated by this Agreement are not consummated on or before June 30, 1998, the Contributors (pro rata based on the relative amounts of Class A Shares that would have been issued to each and the amount of cash paid to each if the transactions had been consummated) will reimburse the Trust for all amounts the Trust pays to Houlihan, Zokey, Howard & Zukin Financial Advisors, Inc. other than as a result of the Independent Trustees of the Trust withdrawing their approval for the proposed transactions.

     (b) In the event of a Qualifying Termination (as defined below), then within ten (10) business days after receipt by the Trust from Starwood Mezzanine or SOFI IV, as the case may be, of reasonable documentation therefor, the Trust shall reimburse Starwood Mezzanine or SOFI IV, as the case may be, for its reasonable out-of-pocket Acquisition Expenses.

     For the purposes of this Section 12.2(b), a "Qualifying Termination" shall mean a termination of this Agreement pursuant to Section 11.1(g).

     Section 12.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by facsimile, personally or by overnight mail, or four (4) days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

    If to the Trust to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza
             Suite 250
             Greenwich, Connecticut 06830
             Attention: Jay Sugarman
             Fax No.: (203) 861-2101

    with copies to:
             Mayer, Brown & Platt
             1675 Broadway
             New York, NY 10019
             Attention: James B. Carlson
             Fax No.: (212) 262-1910

             and
             Rinaldi & Associates
             Three Pickwick Plaza
             Suite 250
             Greenwich, Connecticut 06830
             Attention: Ellis Rinaldi
             Fax No.: (203) 861-2122

    If to Starwood Mezzanine to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza
             Suite 250
             Greenwich, Connecticut 06830
             Attention: Madison F. Grose, Esq.
             Fax No.: (203) 861-2101

    with a copy to:
             Katten Muchin & Zavis
             525 West Monroe Street
             Suite 1600
             Chicago, Illinois 60661
             Attention: Nina Matis
             Fax No.: (312) 902-1620

    If to SOFI IV to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza
             Suite 250
             Greenwich, Connecticut 06830
             Attention: Madison F. Grose, Esq.
             Fax No.: (203) 861-2101

    with copies to:
             Katten Muchin & Zavis
             525 West Monroe Street
             Suite 1600
             Chicago, Illinois 60661
             Chicago, Illinois 60661
             Attention: Nina Matis
             Fax No.: (312) 902-1620

    Section 12.4  Definitions. For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, however, that the Trust, Starwood Mezzanine and SOFI IV are not affiliates for any purpose under this Agreement;

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Financial Advisor" means Houlihan, Zokey, Howard & Zukin.

     (d) "Incentive Plans" means the Angeles Participating Mortgage Trust 1996 Share Incentive Plan and the Angeles Participating Mortgage Trust 1996 Trustee Share Incentive Plan.

     (e) "Ground Lease" means the lease agreement between Red Lion Hotels, Inc. and RLH Partnership, L.P.

     (f) "Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, would result in any change or effect) that is materially adverse to (i) in the case of the Trust and Starwood Mezzanine, the business, properties, assets, condition (financial or otherwise) or results of operations of the applicable person or persons, taken as a whole and (ii) in the case of SOFI IV, the SOFI IV Interests, the Letters of Intent and the First Mortgage Portfolio.

     (g) "Mortgage" shall mean the original mortgage, deed of trust or other instrument, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, securing a Mortgage Note relating to a Mortgage Loan.

     (h) "Mortgage Files" means all related notes, deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsements, correspondence, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, environmental reports, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing, securing or pertaining to the Mortgage Loans.

     (i) "Mortgage Loan" or "Mortgage Loans" shall mean the loan or loans identified on Schedule 1.1(a) or (b), as the same may be amended from time to time pursuant to the provisions of this Agreement, together with all Servicing Rights related thereto.

     (j) "Mortgage Note" means a note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     (k) "Mortgaged Property" means the property encumbered by a Mortgage.

     (l) "Mortgagor" means a Person that has executed and delivered a Mortgage encumbering Mortgaged Property owned and/or leased by such Person.

     (m) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

     (n) "Servicing Files" means the documents, files and other items pertaining to the Mortgage Loans, including without limitation the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating or servicing the Mortgage Loans.

     (o) "Servicing Rights" means, with respect to each Mortgage Loan, any and all of the following: (a) all rights to service such Mortgage Loan; (b) any payments or monies payable or received for servicing such Mortgage Loan; (c) any late fees, assumption fees, penalties or similar payments with respect to such Mortgage Loan; (d) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Contributor thereunder, including without limitation any clean-up calls and termination options; (e) all accounts and other rights to payment related to any of the property described in this paragraph; (f) possession and use of any and all Servicing Files pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan; and (g) all rights, powers and privileges incident to any of the foregoing.

     Section 12.5 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     Section 12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns.

     Section 12.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties shall have each executed one counterpart.

     Section 12.8 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 12.9 Schedules and Exhibits. The schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 12.10 Entire Agreement; Amendments and Waivers; Assignment. This Agreement (together with the Transaction Agreements and other documents referred to herein) contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, only by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, provided, however, that the Trust shall be permitted to assign this agreement in connection with any merger, reorganization, consolidation, sale of all or substantially all of its assets in which the Trust is the surviving entity or the primary purpose of which is to change the domicile of the Trust or to change the form of the Trust to a corporation.

     Section 12.11 Governing Law. This Agreement and the application or interpretation thereof, shall be exclusively governed by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.

     Section 12.12 No Third-Party Beneficiaries. Except as specified in Article X, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and successors and assigns permitted by Section 12.6 any right, remedy or claim under or by reason of this Agreement.

     Section 12.13 The Trust; Starwood General Partners. Each of the parties hereto acknowledges and agrees that (a) the name "Angeles Participating Mortgage Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust, originally made and entered into as of April 15, 1988, as restated as of July 18, 1988, and all persons dealing with the Trust shall look solely to Trust's assets for the enforcement of any claims against the Trust, and the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations; (b) all persons dealing with Starwood Mezzanine shall look solely to the assets of Starwood Mezzanine for the enforcement of any claims against Starwood Mezzanine and the general partners of Starwood Mezzanine, and the officers, agents and security holders of such general partner assume no personal liability for obligations entered into on behalf of Starwood Mezzanine, and their respective individual assets shall not be subject to the claims of any person relating to such obligations; and (c) all persons dealing with SOFI IV shall look solely to the assets SOFI IV for the enforcement of any claims against SOFI IV and the general partners of SOFI IV, and the officers, agents and security holders of such general partner assume no personal liability for obligations entered into on behalf of SOFI IV, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

     Section 12.14 Determinations and Interpretations by the Trust. All determinations of the Trust (or the Board of Trustees of the Trust) provided for in or pursuant to this Agreement shall be made by the Independent Trustees (as defined in the Shareholders Agreement). All interpretations of the terms of this Agreement shall be resolved on behalf of the Trust by the Independent Trustees (as defined in the Shareholders Agreement).

     Section 12.15 Submission to Jurisdiction. Each of the parties hereto irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement or any Transaction Document and the transactions contemplated hereby and thereby, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

     Section 12.16 Approvals and Consents. Unless otherwise expressly set forth herein, any agreement, approval or consent required a party hereto shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.

                              ANGELES PARTICIPATING MORTGAGE TRUST, a California business trust

                              By:   /s/  Barry S. Sternlicht
                                    ---------------------------------
                                    Name: Barry S. Sternlicht
                                    Title:

                              STARWOOD MEZZANINE INVESTORS, L.P.

                              By:   Starwood Capital Group, L.P.
                                    its general partner

                              By:   BSS Capital Partners, L.P.
                                    its general partner

                              By:   Sternlicht Holdings II, Inc.
                                    its general partner

                              By:   /s/ Jay Sugarman
                                    ---------------------------------
                                    Name: Jay Sugarman
                                    Title:

                              STARWOOD OPPORTUNITY FUND IV, L.P.

                              By:   SOFI IV Management, L.L.C.
                              Its:  General Partner

                              By:   Starwood Capital Group, L.L.C.
                              Its   General Manager

                              By:   /s/ Jay Sugarman
                                    ---------------------------------
                                    Name: Jay Sugarman
                                    Title:

                                 SCHEDULE 1.1(a)
                          Starwood Mezzanine Interests




                                                    Outstanding                                                           Principal
                                          Original  Principal                                                             Amount to
  Loan                Interest            Principal Balance at  Anticipated                 Contribution                  Senior
Borrower  Collateral    Rate    Maturity  Balance   -----       Draws       Participation     Value       Subordination   Investment

--------  ----------  -------- ---------  --------- ----------- ----------- ------------- --------------  --------------  ----------




                                SCHEDULE 1.1(b)
                               SOFI IV Interests



                                                             Outstanding                                                  Principal
                                                  Original   Principal                                                    Amount to
                           Interest               Principal  Balance at                    Contribution                   Senior
Loan Lender   Collateral     Rate     Maturity    Balance    -----         Participation      Value       Subordination   Investment

-----------   ----------   --------   --------    ---------  -----------   -------------   -------------  --------------  ----------




                                                                       EXHIBIT C


                                     FORM OF
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement (this "Agreement") is made and entered into this __ day of ____________, 1998, among Starwood Financial Trust, a California business trust (the "Trust"), Starwood Mezzanine Investors, L.P., a Delaware limited partnership ("Starwood Mezzanine"), SAHI Partners, a Delaware general partnership ("SAHI"), and SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company ("SOFI IV"). Unless otherwise indicated, capitalized terms used herein are used herein as defined in Section 1.1.

                                    RECITALS

     WHEREAS, the Trust and Starwood Mezzanine are parties to the Registration Rights Agreement, dated September 26, 1996 (the "Original Agreement"); and

     WHEREAS, the Trust and Starwood Mezzanine now desire to amend and restate the Original Agreement in its entirety; and

     WHEREAS, pursuant to a Contribution Agreement, dated February ___, 1998, among the Trust, Starwood Mezzanine and SOFI IV (the "Contribution Agreement"), on the date hereof, Starwood Mezzanine and SOFI IV are contributing certain assets to the Trust in return for the issuance by the Trust of Class A Shares, $.01 par value, of the Trust (the "Class A Shares"); and

     WHEREAS, SAHI owns 244,100 Class A Shares on the date hereof; and

     WHEREAS, the parties hereto desire to set forth the rights of Starwood Mezzanine, SOFI IV and SAHI and the obligations of the Trust to cause the registration of the Registrable Securities pursuant to the Securities Act;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions and Usage.

     1.1 Definitions. As used in this Agreement:

     "Beneficially Owning" and "Beneficially Own" shall mean owning Class A Shares directly, indirectly or constructively by a Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code.

     "Class A Shares" shall have the meaning set forth in the Recitals.

     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Contribution Agreement" shall have the meaning set forth in the Recitals.

     "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

     A "Holder" shall mean Starwood Mezzanine, the partners of Starwood Mezzanine, SAHI, the partners of SAHI, SOFI IV, or the partners of SOFI IV as long as such Person owns Registrable Securities.

     "Independent Trustees", when used with respect to the Trust, has the meaning set forth in the Amended and Restated Shareholders Agreement of the Trust, as amended from time to time.

     "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in a given registration pursuant to or in accordance with this Agreement represent a majority of the Registrable Securities of all Selling Holders included therein.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Piggyback Registration" shall have the meaning set forth in Section 3.

     "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean: (i) the Class A Shares issued to Starwood Mezzanine pursuant to the exercise of a Class A Warrant issued by the Trust on March 15, 1994 and held by Starwood Mezzanine; (ii) the Class A Shares issued to Starwood Mezzanine pursuant to the Contribution Agreement or in exchange for interests in the APMT Limited Partnership; (iii) the Class A Shares issued to SOFI IV pursuant to the Contribution Agreement; (iv) the Class A Shares owned by SAHI on the date hereof; (v) any Class A Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Trust generally for, or in replacement by the Trust generally of, such Class A Shares; and (vi) any securities issued in exchange for such Class A Shares or other securities that are Registrable Securities in any merger, reorganization, recapitalization or combination of the Trust; provided, however, that Registrable Securities shall not include any securities which have theretofore been sold in an offering registered under the Securities Act or which have been sold pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Trust shall have no obligation under Sections 2 and 3 to register any Registrable Securities if the Trust shall deliver to the Holders of such Registrable Securities an opinion of counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the

Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities and the term Registrable Securities shall not include such securities if the Trust is willing to deliver such an opinion and remove such legend.

     "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

     "Registration Expenses" shall have the meaning set forth in Section 6.1.

     "REIT Requirements" shall mean the requirements for the Trust to qualify as a REIT under the Code.

     "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

     "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

     "Shelf Registration" shall have the meaning set forth in Section 2.1.

     "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

     "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

     "Violation" shall have the meaning set forth in Section 7.1.

     1.2 Usage.

     (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

     (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

     (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

     (iv) References to Sections or to Schedules are to sections hereof or schedules hereto, unless the context otherwise requires.

     (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

     (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

     (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

     (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 12.

     Section 2. Shelf Registrations.

     2.1 The Trust shall use its best efforts to cause to be filed with the Commission within 90 days from the date hereof but in no event prior to that date which is 60 days after the date hereof, a registration statement in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") and the Trust shall include therein all Registrable Securities; provided each Holder will provide at least 10 business days notice of its intention to effect a resale of any Registrable Securities pursuant to the Shelf Registration to the Trust and the Trust's transfer agent. The notice requirement set forth in the preceding sentence will be shortened to 3 business days for any resale made within 30 days of a distribution of Registrable Securities by Starwood Mezzanine or SOFI IV to their limited partners. In no event will any Holder be permitted to Transfer any Registrable Securities in violation of federal and state securities laws, including pursuant to the Shelf Registration if the Shelf Registration has been suspended pursuant to Section 2.2 or prior to delivery by the Trust of the requested number of prospectuses. Any Holder may Transfer Registrable Securities at any time including periods during which the Shelf Registration is suspended if such transfer is otherwise in compliance with applicable state and federal securities law. Any notice given pursuant to this
Section 2.1 shall be addressed to the attention of the Secretary of the Trust and the Trust's transfer agent, and shall specify the maximum number of Registrable Securities to be sold, the intended methods of disposition thereof and the number of copies of the prospectus included in the Shelf Registration as the Holder requests.

     2.2 Subject to the provisions of this Section 2.2, the Trust shall be entitled to postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this Section 2, if the Board of Trustees of the Trust determines that such registration and the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving the Trust, including the filing of a registration statement covering primary sales of securities by the Trust, as to which, in each instance of the Trust determining that the registration and Transfer would require premature disclosure, the Trust has a bonafide business purpose for preserving the confidentiality thereof and the Trust promptly gives Starwood Mezzanine, SAHI, SOFI IV and each Holder notice of such determination. Upon receipt of such notice, Starwood Mezzanine, SAHI, SOFI IV and the Holders agree to cease making offers or Transfers of Registrable Securities pursuant to such registration statement. Notwithstanding the foregoing, during any period commencing on the date of a distribution of Class A Shares by Starwood

Mezzanine and/or SOFI IV to their limited partners and ending on the date that all such distributed Class A Shares have been resold by the limited partners or are otherwise immediately eligible for resale by the limited partners (other than limited partners that are both affiliates of the Trust and are, or whose affiliates are, a partner or member, directly or indirectly, of SOFI IV Management, L.L.C., Starwood Capital Group, L.P. or Starwood Mezzanine Holding, L.P. or an officer, member or Trustee of the Trust or the Advisor) under Rule 144(k) of the Securities Act, the Trust shall not postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement
(i) during the thirty-five (35) day period following any distribution of Class A Shares by Starwood Mezzanine or SOFI IV to their limited partners, (ii) on more than two (2) occasions during any 12 month period or (iii) for any period longer than ninety (90) days; provided that in the event of a distribution by Starwood Mezzanine or SOFI IV to their partners within a thirty (30) day period of more than twenty five percent (25%) of the Class A Shares received by such partnership pursuant to the Contribution Agreement, the thirty-five (35) day period referred to in clause (i) above shall be a ninety (90) day period commencing on the date of the first distribution in such thirty (30) day period. Each of Starwood Mezzanine, SAHI, SOFI IV and each Holder hereby acknowledges that any notice given by the Trust pursuant to this Section 2.2 may constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

     2.3 Within 90 days of the date hereof, the Trust shall use its best efforts to:

     (i) file the Shelf Registration with the Commission and have the registration declared effective under the Securities Act giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering; and

     (ii) subject to Section 2.2, keep the Shelf Registration continuously effective until the Holders no longer hold any Registrable Securities.

     2.4 Notwithstanding anything in this Agreement to the contrary, no registration shall be effected under this Agreement and no Transfer of Registrable Securities may be effected if as a result thereof the Trust would not satisfy the REIT Requirements in any respect or if such registration or Transfer would result in any Person Beneficially Owning Class A Shares in excess of the ownership limitation provisions of the REIT Requirements or the Amended and Restated Declaration of Trust of the Trust.

     2.5 A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by the Trust and shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in each notice given pursuant to Section 2.1.

     2.6 If any Shelf Registration pursuant to Section 2 involves an underwritten offering (whether on a "firm commitment", "best efforts" or "all reasonable efforts" basis or otherwise), the Majority Selling Holders participating therein shall select the underwriter or underwriters and manager or managers to administer such underwritten offering; provided, however, that each Person so selected shall be reasonably acceptable to the Trust; provided, further, that no such underwriter shall be an entity 5% or more of which is owned by an employer - sponsor of any Holder that is an "ERISA Partner" within the meaning of the Amended and Restated Agreement of Limited Partnership of SOFI IV, as in effect on the date hereof.

     2.7 During any period that a Shelf Registration remains effective, Starwood Mezzanine and SOFI IV shall use their respective best efforts to provide the Trust with at least 5 business days prior notice of a distribution of Registrable Securities by such partnership to its partners and shall provide to the Trust notice of all information reasonably necessary for purposes of Section
12.2 with respect to each partner to which Class A Shares are to be so distributed.

     Section 3. Piggyback Registration.

     3.1 If at any time prior to the later to occur of (a) the first anniversary of the date on which Starwood Mezzanine and SOFI IV have distributed all Class A Shares that they own to their limited partners and (b) the eighth anniversary of the date hereof, the Trust proposes to register securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2, S-3, or S-11 (or any replacement or successor forms), the Trust shall promptly give each Holder written notice of such registration. Upon the written request of each Holder given as promptly as practicable but in any event within twenty
(20) days following the date of such notice, the Trust shall cause to be included in such registration statement and use its reasonable efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered; provided, however, that such right of inclusion shall not apply to any registration statement covering an offering of debt securities or convertible debt securities (any such registration in which Holders participate pursuant to this Section 3.1 being referred to as a "Piggyback Registration"). The Trust shall have the absolute right to delay, withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3 without any obligation or liability to Starwood Mezzanine, SAHI, SOFI IV or any other Holder, it being understood that any Registrable Securities previously included in any such withdrawn Registration Statement shall not cease to be Registrable Securities by reason of such inclusion or withdrawal.

     3.2 If the Underwriters' Representative shall advise the Trust that, in its opinion, the amount or type of Registrable Securities requested to be included in such registration would adversely affect such offering, or the timing thereof, then the Trust will include in such registration, to the extent of the amount and class which the Trust is so advised can be sold without such adverse effect in such offering: first, securities proposed to be sold by the Trust with a value equal to 80% of the aggregate gross proceeds from the sale of all securities included in such registration; second, Registrable Securities requested to be included in such registration by Holders of Registrable Securities other than SAHI and the partners of SAHI pursuant to this Section 3, pro rata based on the number of Registrable Securities owned by all such Holders; provided that if any such Holder does not request inclusion of all of its pro rata share of Registrable Securities, the other Holders may include additional Registrable Securities up to the maximum number permitted to be included for all such Holders, allocated and reallocated pro rata based on the aggregate amount of Registrable Securities held by such Holders until such maximum number is reached; third, the Registrable Securities requested to be included in such registration by SAHI or its partners pursuant to this Section 3; and fourth, all other securities requested to be included in such registration.

     Section 4. Registration Procedures. Whenever required under Section 2 or
Section 3 to effect the registration of any Registrable Securities, the Trust shall, as promptly as practicable:

     4.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and in the case of a Shelf Registration, use best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Trust shall furnish to one firm of counsel for the Selling Holders, copies of all such documents in the form substantially as proposed to be filed with the Commission and shall in good faith consider incorporating in each such document such changes as such counsel to the Selling Holders reasonably and in a timely manner may suggest.

     4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Trust shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. If the registration statement is for a Shelf Registration, the Trust shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 2.3(ii), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Trust shall promptly notify each Selling Holder and one counsel to the Selling Holders, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder and one counsel to the Selling Holders such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Following receipt of such notice and pending any such amendment or supplement described in this Section 4.2, each such Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus.

     4.3 Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

     4.4 Use best efforts in the case of a Shelf Registration and reasonable efforts in the case of a registration pursuant to Section 3 (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states where an exemption from registration is not available and as shall be reasonably requested by the Underwriters' Representative or the Selling Holders and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any state, at the earliest possible moment; provided, however, that the Trust shall not be required in connection therewith or as a condition thereto to qualify to do business or to consent to general service of process in any state.

     4.5 In the event of any underwritten offering, use best efforts to enter into and perform its obligations under an underwriting agreement (including indemnification and contribution obligations of underwriters), in usual and customary form, with the managing underwriter or underwriters of such offering. The Trust shall also cooperate with the Majority Selling Holders, and the Underwriters' Representative for such offering in the marketing of the Registrable Securities, including making available the officers, accountants, counsel, premises, books and records of the Trust for such purpose, but the Trust shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

     4.6 Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     4.7 Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the reasonable opportunity to discuss the business affairs of the Trust with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Trust determines to be confidential and which the Trust advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Trust or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Trust.

     4.8 Use reasonable efforts to obtain a so-called "comfort letter" from the independent public accountants of the Trust, and legal opinions of counsel to the Trust addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Starwood Mezzanine and SOFI IV. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

     4.9 Use reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Class A Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Trust to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

     4.10 Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

     Section 5. Holders' Obligations. It shall be a condition precedent to the obligations of the Trust to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

     5.1 Furnish to the Trust such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate fully with the Trust in preparing such registration statement.

     5.2 In the event of an underwritten offering agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Trust or the other Persons on whose behalf the registration statement is being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 2) or the Trust (in the case of a registration under Section 3).

     Section 6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

     6.1 With respect to each Shelf Registration, the Trust shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such registration for each Selling Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Trust, and of the independent public accountants for the Trust, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and all fees and expenses of the Selling Holders including counsel for the Selling Holders.

     6.2 The Trust shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3 but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and all fees and expenses of counsel for the Selling Holders.

     Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

     7.1 To the extent permitted by applicable law, the Trust shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, trustee, partner and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

     (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or

     (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnification required by this Section
7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Trust (which consent shall not be unreasonably withheld), nor shall the Trust be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information related to the indemnified party furnished to the Trust by the indemnified party in writing expressly for use in connection with such registration; and provided, further, that the indemnity agreement contained in this Section 7 shall not apply to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if an underwriter was under an obligation to deliver such final prospectus and failed to do so.

     7.2 To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Trust, and each of the officers, employees and Trustees of the Trust who shall have signed the registration statement, each Person, if any, who controls the Trust within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, trustee, partner and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information related to the indemnified party seeking indemnification furnished by such Selling Holder in writing expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the relevant Selling Holder (which consent shall not be unreasonably withheld) and (y) in no event shall the amount of any indemnity under this
Section 7.2 exceed the proceeds (net of any underwriting discounts or commissions) from the applicable offering received by such Selling Holder.

     7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

     7.4 If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:

     (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (iii) In no event shall the amount of any contribution from the Selling Holders under this Section 7.4 exceed the proceeds (net of any underwriting commissions or discounts) from the applicable offering received by such Selling Holder.

     7.5 If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

     7.6 The obligations of the Trust and the Selling Holders of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

     Section 8. Determinations and Interpretation. All determinations of the Trust (or the Board of Trustees of the Trust) provided for in or pursuant to this Agreement shall be made by the Independent Trustees, including, without limitation, any determination pursuant to Section 2.2. All interpretations of the terms of this Agreement shall be resolved on behalf of the Trust by the Independent Trustees.

     Section 9. Holdback. In connection with an underwritten offering of any securities covered by a registration statement filed by Trust, Starwood Mezzanine, SAHI and SOFI IV, whether or not their Registrable Securities are included in the registration statement, and each Selling Holder, if so requested by the Underwriters' Representative shall not effect any public sale or distribution of Class A Shares or any securities convertible into or exchangeable or exercisable for Class A Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period in the case of the first registration statement declared effective after the date hereof that registers resales of Registrable Securities pursuant to Section 3 and 90 days in the case of any subsequent registration beginning on, the date such registration statement is declared effective under the Securities Act by the Commission. In order to enforce the foregoing covenant, the Trust shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each such Holder until the end of such period. Holders of Registrable Securities shall have the right to participate in any such registration on the terms provided in Section 3 hereof.

     Section 10. Amendment, Modification and Waivers; Further Assurances.

     (i) Subject to the partnership agreement of each of Starwood Mezzanine and SOFI IV, this Agreement may be amended with the consent of the Trust and the Trust may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Trust shall have obtained the written consent of Starwood Mezzanine, SAHI and SOFI IV to such amendment, action or omission to act and no consent or agreement of any other Holder shall be required for such amendment, action or omission to act, provided that, commencing on the date that Starwood Mezzanine and SOFI IV no longer own Registrable Securities, the consent of the Holders owning a majority of the then outstanding Registrable Securities shall be required for such amendment, action or omissions to act.

     (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

     Section 11. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, each Holder, each limited partner of Starwood Mezzanine and SOFI IV and each indemnified party under Section 7 hereof and their respective heirs, assigns, executors, administrators or successors; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Trust (except in connection with a merger, reorganization, sale of all or substantially all of the assets of the Trust, or similar transaction if the primary purpose of such transaction is to change the domicile of the Trust or to change the form of the Trust to a corporation) without the consent of Starwood Mezzanine, SAHI and SOFI IV (which consent shall not be unreasonably withheld) or, in the event of an assignment or delegation other than in connection with a merger, sale of all or substantially all of the assets or stock of the Trust, recapitalization or similar transaction, without the consent of each Holder.

     Section 12. Miscellaneous.

     12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving regard to the conflict of laws principles thereof.

     12.2 Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule I, as otherwise specified to the Trust in writing or to the address set forth in the stock record books of the Trust. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

     12.3 Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto, including the Original Agreement with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

     12.4 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     12.6 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

     12.7 Termination. Subject to the terms of the Amended and Restated Agreement of Limited Partnership of each of Starwood Mezzanine and SOFI IV, as in effect on the date hereof, this Agreement may be terminated at any time by a written instrument signed by the Trust and each Holder. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any Class A Shares previously subject to this Agreement shall not be Registrable Securities following the date such Class A Shares no longer meet the definition of Registrable Securities.

     12.8 Submission to Jurisdiction. Each of the parties hereto and each of the Holders irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

     12.9 References to Date Hereof. References to "the date hereof" or "the date of this Agreement" shall be to the date of this Amended and Restated Registration Rights Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                                    STARWOOD FINANCIAL TRUST
                                    a California business trust


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                    STARWOOD MEZZANINE INVESTORS, L.P.
                                    a Delaware limited partnership

                                    By:   Starwood Capital Group, L.P.
                                          its general partner

                                    By:   BSS Capital Partners, L.P.
                                          its general partner

                                    By:   Sternlicht Holdings II, Inc.
                                          its general partner

                                    By:
                                          ---------------------------------
                                          Name:
                                          Title:



                                    SAHI PARTNERS
                                    a Delaware general partnership


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                    STARWOOD OPPORTUNITY FUND IV, L.P.,
                                    a Delaware limited partnership

                                    By:   SOFI IV Management, L.L.C.
                                    Its:  General Partner

                                    By:   Starwood Capital Group, L.L.C.
                                    Its   General Manager

                                    By:
                                        ------------------------------------
                                    Its:
                                        ------------------------------------

                                   SCHEDULE I

                              Addresses for Notice

     If to the Trust to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza, Suite 250
             Greenwich, Connecticut  06830
             Attention: Jay Sugarman
             Fax No.:  (203) 861-2101

     with copies to:
             Mayer, Brown & Platt
             1675 Broadway
             New York, NY  10019
             Attention: James B. Carlson
             Fax No.:  (212) 262-1910

             and
             Rinaldi & Associates
             Three Pickwick Plaza, Suite 250
             Greenwich, Connecticut 06830
             Attention:  Ellis Rinaldi
             Fax No.:  (203) 861-2122

     If to Starwood Mezzanine to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza, Suite 250
             Greenwich, Connecticut  06830
             Attention:  Madison F. Grose, Esq.
             Fax No.:  (203) 861-2101

     with a copy to:

             Katten, Muchin & Zavis
             525 West Monroe Street, Suite 1600
             Chicago, Illinois 60661
             Attention: Nina Matis
             Fax. No.: (312) 902-1061

     If to SAHI Partners to:
             c/o Starwood Capital Group, L.P.
             Three Pickwick Plaza, Suite 250
             Greenwich, Connecticut  06830
             Attention:  Madison F. Grose, Esq.
             Fax No.: (203) 861-2101
with a copy to:

         Katten, Muchin & Zavis
         525 West Monroe Street, Suite 1600
         Chicago, Illinois 60661
         Attention: Nina Matis
         Fax. No.: (312) 902-1061


If to SOFI IV to:
         c/o Starwood Capital Group, L.P.
         Three Pickwick Plaza
         Suite 250
         Greenwich, Connecticut  06830
         Attention:  Madison F. Grose, Esq.
         Fax No.:  (203) 861-2101

with a copy to:

         Katten, Muchin & Zavis
         525 West Monroe Street, Suite 1600
         Chicago, Illinois 60661
         Attention: Nina Matis
         Fax. No.: (312) 902-1061

                                                                       EXHIBIT D


                                     FORM OF
                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT


     SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of ____________ ___, 1998, by and among B Holdings, L.L.C., a Connecticut limited liability company ("BLLC"), SAHI Partners, a Delaware general partnership ("SAHI Partners"), Starwood Mezzanine Investors, L.P., a Delaware limited partnership ("Starwood Mezzanine"), SOFI-IV SMT Holdings, L.L.C. ("SOFI IV" and, together with BLLC, SAHI Partners and Starwood Mezzanine, "SAHI") and Starwood Financial Trust, a California business trust formerly known as Angeles Participating Mortgage Trust (the "Company").

     WHEREAS, SAHI Partners, SAHI, Inc., Starwood Mezzanine and the Company are a party to the Restated Shareholders Agreement, dated as of March 15, 1994 and restated as of April 27, 1994, as amended by Amendment No. 1 to the Restated Shareholders Agreement, dated as of March 15, 1996 (the Restated Shareholder Agreement, as amended by Amendment No. 1 thereto, the "Original Agreement");

     WHEREAS, SAHI, Inc. is no longer a shareholder of the Company;

     WHEREAS, SAHI Partners, Starwood Mezzanine and the Company hereby deem it to be in their respective best interest to add BLLC and SOFI IV as parties to the Original Agreement and to amend and restate the Original Agreement as set forth below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Interested Transactions. (a) SAHI Partners agrees that until the date that a majority of members of the Board of Trustees are Independent Trustees (the "Restricted Period"), neither it nor its Affiliates shall take any action, directly or indirectly, which would result in the Company entering into any Interested Transactions (as defined below) unless any such Interested Transaction has been approved by a majority of the Independent Trustees (as defined below) of the Company. In addition, as to all contracts or other transactions between the Trust and any Trustee or any Affiliate of a Trustee, such interested Trustee shall recuse himself from any vote by the Board of Trustees on such agreement or transaction; provided that the presence of such interested Trustee shall count for the determination of the presence of a quorum at any meeting.

     (b) SOFI IV agrees that it will not contribute any assets to the Trust after the date hereof without the consent of Starwood Mezzanine and SOFI IV.

     Section 2. Options and Other Incentive Awards. (a) The Company agrees that at all times prior to the date on which Class A Shares with a Fair Market Value of at least $250,000,000 are outstanding that were issued as part of one or more primary or secondary public offerings (with not less than $200,000,000 constituting issuances of Class A Shares which are not resales of Class A Shares outstanding at 11:59 pm on the Contribution Date) (an "IPO Event"):

          (i) Only Options, and not any other Awards, shall be granted under the Starwood Financial Trust 1996 Long-Term Incentive Plan (the "Incentive Plan") to any person who has an interest, directly or indirectly, in SOFI IV or Starwood Mezzanine (a "Starwood Insider");

          (ii) The initial Award to Starwood Financial Advisors, L.L.C. shall be in the form of Options;

          (iii) No Options shall be granted to Barry S. Sternlicht;

          (iv) The Class A Shares underlying total Awards granted shall not exceed 4.5%, in the aggregate, of the fully-diluted Class A Shares outstanding from time to time and the Class A Shares underlying Awards granted to Starwood Insiders shall not exceed 2.5% of the fully diluted Class A Shares outstanding from time to time; and

          (v) Vesting of Options granted to Starwood Insiders shall, in addition to any service criteria imposed by the Board of Trustees, occur on a pari passu percentage basis with the percentage of the total number of Class A Shares held on the Contribution Date by SOFI IV and Starwood Mezzanine as have been sold or distributed from time to time by SOFI IV or Starwood Mezzanine; provided, however, that in no event shall such Options vest at a rate that is faster than 33.33% per annum and provided further, however, that, subject to the continued satisfaction of any service criteria imposed by the Board of Trustees, any theretofore unvested options held by Starwood Insiders shall vest in full on the earlier to occur of a Change of Control (as defined in the Incentive Plan) or on the fifth anniversary of the date of grant.

     (b) The Company further agrees that Options will be issued at Fair Market Value, except that on the Contribution Date, Options (or restricted stock with equivalent value) not exceeding 4.5%, in the aggregate, of the fully-diluted Class A Shares outstanding after giving effect to the transactions occurring on the Contribution Date may be issued with an exercise price which is less than the Fair Market Value of the Class A Shares but is not less than $2.50 per Class A Share (subject to adjustment for stock splits, capitalizations and similar events) and after the Contribution Date but prior to the date which is the earlier of (x) six (6) months after the Contribution Date and (y) the date on which the outstanding publicly traded Class A Shares held by Outside Parties shall have a Fair Market Value of more than $100 million, Options (or restricted stock with equivalent value) may be issued based on the fair market value of the assets of the Trust (subject to the aforesaid 4.5% limitation). Without the prior written consent of the Advisor, the Company shall not grant Awards directly to officers, key employees, members or principals of the Advisor in such respective capacities.

     (c) The Company agrees that it will not amend the basic terms of the Incentive Plan without the consent of Starwood Mezzanine and SOFI IV respectively, as long as such entity owns Class A Shares.

     Section 3. Election of Trustees. During any period in which (x) the Class B Shares remain controlled by Starwood Capital Group, L.L.C. ("SCG") or by any entity under common control with SCG, and (y) the Advisory Agreement has not been terminated by the Advisor or terminated for cause by the Company, the Company shall use its best efforts to cause five nominees designated by SCG or by the parties who control SCG to be elected to the Board of Trustees and to cause such persons to be included as the management slate of nominees to the Board of Trustees. Further, during such period, the Company shall use its best efforts to cause such nominees or Trustees to be replaced from time to time, with or without cause, with new persons designated by SCG or the parties who control SCG at the request of SCG or persons who control SCG. SAHI agrees to renominate and to vote the Class A and Class B Shares held by it for the election of Robin Josephs as a Trustee at the 1998 annual meeting of the Trust's shareholders.

     Section 4. Voting. From and after the tenth anniversary of the Contribution Date, BLLC agrees not to vote any Class B Shares in respect of any matters related to the Advisory Agreement (including, but without limitation, to vote in respect of any proposed termination of the Advisory Agreement) during any period (a "Suspension Period") in which all of the following conditions shall be satisfied:

          (a) The daily average closing price of Class A Shares on the American Stock Exchange or the national securities exchange or electronic trading system that provides the primary market on which the Class A Shares are then traded for the 180- consecutive-calendar-day period preceding each day occurring during the Suspension Period shall be less than the product of
     (a) the Trust's book equity value attributable to the Class A Shares and
     (b) the percentage equivalent of a fraction, the numerator of which is one, and the denominator of which is the total outstanding Class A Shares; and

          (b) The partners of SOFI IV shall have received aggregate distributions from SOFI IV that are less than the sum of (i) the total accrued "Preferred Return" (as defined in the SOFI IV Partnership Agreement) on the contributed and unreturned capital contributions of SOFI IV's partners to SOFI IV plus (ii) the total capital contributed by the partners of SOFI IV to SOFI IV; provided, however, that solely for purposes of this subparagraph (b) (and not for purposes of determining distributions from SOFI IV), in the event partners are distributed Class A Shares and such Class A Shares are sold to unaffiliated third parties of such partners within 180 days subsequent to such distribution, then the prices received by such partners with respect to such shares so sold shall be deemed to have been the amounts distributed to such partners by SOFI IV for purposes of this subparagraph (b).

     Section 5. Independent Trustees. During the Restricted Period each of BLLC, the Company, SAHI Partners, Starwood Mezzanine and SOFI IV, severally and not jointly, shall take all actions within their powers, to cause the nomination and election of at least three Independent Trustees to serve on the Company's Board of Trustees; provided that in no event shall BLLC, SAHI Partners, Starwood Mezzanine or SOFI IV be obligated to take any action which would prevent them from electing a majority of the entire Trustees on the Company's Board of Trustees.

     Section 6. Transfers. During the term of this Agreement, BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV, severally and not jointly, shall not transfer or undertake a series of transfers of Class A Shares or Class B Shares which in the aggregate represent over 9% of the voting power of the Company unless the transferees thereof agree to be bound by the terms hereof pursuant to a written agreement in form and substance reasonably acceptable to the Company; provided that, Starwood Mezzanine and SOFI IV shall be permitted to distribute Class A Shares to their limited partners without compliance with the terms of this Section and transfers that are registered under the Securities Act of 1933, as amended shall be exempted from the terms of this Section. The limited partners of Starwood Mezzanine and SOFI IV may transfer Class A Shares without regard to this Section 6.

     Section 7. Definitions. The following terms have the meanings set forth below:

          "Advisor" means Starwood Financial Advisors, L.L.C. and its successors and assigns.

          "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor dated as of the Contribution Date as amended from time to time.

          "Affiliate" of any entity means a person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such entity.

          "Award" has the meaning given in the Incentive Plan.

          "Class A Shares" means the Company's Class A Shares, $1.00 par value per share.

          "Class B Shares" means the Company's Class B Shares, $.01 par value per share.

          "Contribution Date" means February 12, 1998.

          "Fair Market Value" has the meaning given in the Incentive Plan.

          "Independent Trustees" shall mean a Trustee who qualifies as a "Non-Employee Director" of the Company within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended and who is not (i) a Person directly or indirectly owning, controlling or holding 3% or more of the outstanding economic or voting interest of the Advisor or SCG, (ii) a Person directly or indirectly owning, controlling or holding 10% or more of the economic interest of any borrower under any loan made by the Company with an outstanding principal balance in excess of $3 million (a "Borrower") or any Person that provides mortgage servicing, or real estate or financial advisory or consulting services to the Company and that received fees from the Company for such services in excess of $100,000 for the prior fiscal year or is expected to receive in excess of $100,000 per annum during the current fiscal year (a "Service Provider") or an Affiliate of such Borrower or Service Provider, (iii) an officer, director, employee, member or partner of the Advisor or SCG, (iv) a spouse, sibling, lineal descendent, parent, grandparent, sibling of parents or first cousin, including adoptive relationships and with respect to siblings and parents, in-laws (a "Relative") of any Person described in clause (i), or (v) a Relative of a Borrower or any Person described in clause (iii) residing in the same household as such Person.

          "Interested Transactions" means to:

               (a) merge, consolidated with, or otherwise acquire all or any portion of the business, assets or securities of any Affiliate of SAHI or SCG or sell, transfer or assign any portion of the Company's business, assets or securities to any Affiliate of SAHI or SCG;

               (b) make any loans or other advances of money to, or guarantee with or for the benefit of, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

               (c) sell, lease, transfer or otherwise dispose of any property or assets from, entertain or maintain any contract, agreement or understanding with, or otherwise enter into, or be a party to, any transaction with, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

               (d) take any actions which would result in one or more publicly-traded classes of the Company's equity securities no longer having the attributes of public ownership; or

               (e) take any actions beneficial to any Affiliate of SAHI or SCG which would be detrimental to a material number of public shareholders of the Company;

     provided, however, the actions described in (a), (b) and (c) above, shall not constitute an Interested Transaction if (i) the action taken has been determined by the Independent Trustees to be pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than would be obtained in a comparable arms-length transaction with an independent third-party and (ii) the transaction involves less than $500,000.

          "Options" has the meaning given in the Incentive Plan.

          "Outside Parties" means persons other than Starwood Mezzanine or any of its limited partners, SOFI IV or any of its limited partners, SCG or any entity controlled, directly or indirectly by SCG or Barry S. Sternlicht.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 8. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company, BLLC, SAHI Partners, Starwood Mezzanine or SOFI IV unless such modification, amendment or waiver is approved in writing by the Company, BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV.

     Section 9. Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by (a) the Company and its successors and assigns and (b) BLLC, SAHI Partners, Starwood Mezzanine and SOFI IV and their respective successors and assigns; provided that no partner of Starwood Mezzanine or SOFI IV shall have any obligations under this Agreement unless it specifically consents in writing to be bound by the terms hereof.

     Section 10. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 11. Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     Section 12. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

     Section 13. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been duly given when delivered personally to the recipient, sent to the recipient by reputable express courier (charges prepaid) or mailed by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the addresses indicated on
Schedule I or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     Section 14. Preamble; Preliminary Recitals. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

     Section 15. Entire Agreement. Subject to the Amended and Restated Declaration of Trust of the Trust, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof, including the Original Agreement; provided that this Agreement shall not supersede or preempt any understanding or agreement between each of SAHI Partners, Starwood Mezzanine and SOFI IV and their respective partners.

     Section 16. Third Party Beneficiaries. It is specifically contemplated that the public shareholders of the Company be third party beneficiaries of this Agreement.

     Section 17. Termination. This Agreement will terminate automatically and be of no further force and effect on the date that neither Starwood Mezzanine nor SOFI IV no longer own Class A Shares.

     Section 18. The Trust. Each of the parties hereto acknowledges and agrees that the name "Starwood Financial Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust, originally made and entered into as of April 15, 1988, as restated as of July 18, 1988, September 26, 1996 and the date hereof, and all persons dealing with the Trust shall look solely to Trust's assets for the enforcement of any claims against the Trust, and the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date set forth above.


                                            STARWOOD FINANCIAL TRUST


                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________


                                            B HOLDINGS, L.L.C.


                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________


                                            SAHI PARTNERS


                                            By:  SAHI, Inc., a general partner


                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________


                                            STARWOOD MEZZANINE INVESTORS, L.P.


                                            By:  STARWOOD CAPITAL GROUP I, L.P.,
                                                       General Partner


                                            By:  BSS CAPITAL PARTNERS, L.P.,
                                                       General Partner



                                       D-8
36267768

                                            By:  STERNLICHT HOLDINGS II, INC.,
                                                      General Partner

                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________


                                            STARWOOD OPPORTUNITY FUND IV, L.P.


                                            By:  SOFI IV Management, L.L.C.,
                                                      General Partner

                                            By:  Starwood Capital Group, L.L.C.,
                                                      General Partner

                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________

SCHEDULE I

Addresses for Notice

     If to the Trust, to:
              c/o Starwood Capital Group, L.P.
              Three Pickwick Plaza, Suite 250
              Greenwich, Connecticut  06830
              Attention: Jay Sugarman
              Fax No.:  (203) 861-2101

     with copies to:
              Mayer, Brown & Platt
              1675 Broadway
              New York, NY  10019
              Attention: James B. Carlson
              Fax No.:  (212) 262-1910

              and

              Rinaldi & Associates
              Three Pickwick Plaza, Suite 250
              Greenwich, Connecticut 06830
              Attention:  Ellis Rinaldi
              Fax No.:  (203) 861-2122

     If to SAHI Partners, BLLC, Starwood Mezzanine or SOFI IV, to:
              c/o Starwood Capital Group, L.P.
              Three Pickwick Plaza, Suite 250
              Greenwich, Connecticut  06830
              Attention:  Madison F. Grose, Esq.
              Fax No.:  (203) 861-2101

     with a copy to:
              Katten, Muchin & Zavis
              525 West Monroe Street, Suite 1600
              Chicago, Illinois 60661
              Attention: Nina Matis
              Fax. No.: (312) 902-1061

                                                                       EXHIBIT E


                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT dated this ____ day of ____, 1998, but effective as of the date stated in section 10 below, by and between Starwood Financial Trust, a California business trust (the "Company"), and Starwood Financial Advisors, L.L.C., a Connecticut limited liability company ("Starwood Advisors" or the "Investment Advisor").

1.   Purpose of the Company.

     The Company is a business trust organized under the laws of the State of California to conduct business and to qualify under the Internal Revenue Code of 1986, as amended ("Code"), as a real estate investment trust ("REIT"). The principal purpose of the Company is to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with a diversified portfolio (the "Diversified Portfolio") of debt or debtlike interests in real estate or real estate-related assets, including (i) mortgage loans, as well as direct and indirect and controlling and non-controlling equity investments in real estate and real estate-related assets including through any entity or direct ownership; (ii) direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment; (iii) purchase money loans with respect to assets sold by the Company; and (iv) non-performing and sub-performing debt for the purpose of restructuring the same to performing debt or if such efforts are unsuccessful, of shortly thereafter obtaining primary management rights over or equity interests in the underlying assets securing such debt, in each case, subject to the limitations set forth in the Company's Declaration of Trust, as the same may be amended from time to time (the "Declaration"). The Diversified Portfolio may include controlling or non-controlling equity ownership positions in any general category of real estate assets, including without limitation, office, industrial, mini-storage and residential improvements to land, excluding any positions prohibited by such Declaration.

2.   The Investment Advisor.

     Starwood Advisors and its principals have experience in the investment management of assets of the type owned and expected to be owned by the Company. The Company hereby engages the services of Starwood Advisors as the Company's investment manager.

3.   Obligations of the Investment Advisor.

     As the Investment Advisor, Starwood Advisors will:

          a. identify investment opportunities for and advise the Company as to the acquisition and disposition of investments, all in accordance with the Company's investment policies;

          b. comply, in carrying out its obligations hereunder and its activities on behalf of the Company, with all directives of the Company's Board of Trustees or any duly constituted committee or officer of the Company acting pursuant to authority of the Company's Board of Trustees;

          c. report to the Company's Board of Trustees, or to any committee or officer of the Company acting pursuant to the authority of the Board, at such times and in such detail as the Board deems appropriate in order to enable the Company to determine that the investment policies of the Company are being observed and implemented;

          d. subject to the Company's investment policies and any specific directives concerning such policies from the Company's Board of Trustees, and subject further to the approval of the Company's Board of Trustees with respect to each investment or disposition of an investment with an acquisition cost or disposition value in excess of $10 million (other than temporary investments of cash in short term investments permitted by the Company's investment policies or disposition of such short term investments), effect acquisitions and dispositions for the Company's account in the Investment Advisor's discretion and to arrange for the documents representing investments acquired to be delivered to the Company's custodian or other designee. Any investment or disposition of an investment with an acquisition cost or disposition value that is $10 million or less (other than such temporary investments) shall be permitted provided that it is in accordance with the Company's investment policies;

          e. on a continuing basis and subject to the overall supervision of the Board of Trustees, monitor, manage and, for loans which are originated by the Investment Advisor, service the Company's Diversified Portfolio, including, upon approval of the Board of Trustees, the enforcement of remedies upon default. In the event the Company purchases loans subject to existing servicing agreements or purchases multi-loan portfolios originated by third parties which cannot reasonably be serviced by the Investment Advisor subject to this Agreement, the Investment Advisor shall designate a third-party servicer for such loans purchased by the Company to be engaged by the Company and arrange for the monitoring and administering of such servicer, including negotiating servicing agreements, collecting information and submitting reports pertaining to such loans;

          f. arrange debt financing for the Company, subject to policies adopted by the Company's Board of Trustees and subject further to the approval of the Company's Board of Trustees with respect to each financing in excess of $100 million or, in the case of financings that are recourse to the Company, each financing in excess of $25 million;

          g. upon request by and in accordance with the directions of the Board of Trustees, invest or reinvest any cash of the Company; and

          h. engage in hedging activities on behalf of the Company consistent with the Company's qualification as a REIT and in accordance with its investment policies.

     In carrying out its obligations under this Agreement, (i) the Investment Advisor will comply with the investment policies of the Company as from time to time established by the Board of Trustees and furnished to the Investment Advisor, (ii) the Investment Advisor will not act in a manner which is inconsistent with an express direction of the Board of Trustees, provided that such direction is not expressly contrary to the specific terms and provisions of this Agreement, which shall be controlling, and (iii) the Investment Advisor will not subcontract out primary responsibility for the performance of its overall responsibilities under this Agreement.

     Notwithstanding the foregoing, the Investment Advisor shall not be responsible for the administration of the Company or for compliance by the Company with reporting and other regulatory requirements applicable to them.

4.   Bank Accounts; Release of Money or Other Property Held in Custody.

          a. At the direction of the Company's Board of Trustees, the Investment Advisor shall establish and maintain one or more bank accounts in the name of the Company or any subsidiary of the Company, and shall collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Trustees may approve; and the Investment Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Trustees and, upon request by the Company, to the auditors of the Company. In no event shall the funds in any such Company account be commingled with the funds of the Investment Advisor or any other person.

          b. The Investment Advisor agrees that any money or other property of the Company or any subsidiary held by the Investment Advisor under this Agreement shall be held by the Investment Advisor as custodian for the Company or subsidiary, and the Investment Advisor's records shall be appropriately marked clearly to reflect the ownership of such money or other property then held by the Investment Advisor for the account of the Company or such subsidiary. Upon the receipt by the Investment Advisor of a written request signed by a duly authorized representative of the Company requesting the Investment Advisor to release to the Company or any subsidiary any money or other property then held by the Investment Advisor for the account of the Company or any subsidiary under this Agreement, the Investment Advisor shall promptly release such money or other property to the Company or any subsidiary. The Investment Advisor shall not be liable to the Company, any subsidiary, the Independent Trustees (as defined below), or the Company's or a subsidiary's stockholders or partners for any acts performed or omissions to act by the Company or any subsidiary in connection with the money or other property released to the Company or any subsidiary in accordance with this section 4(b). The Company and any subsidiary shall indemnify the Investment Advisor, its members, managers, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Investment Advisor's release of such money or other property to the Company or any subsidiary in accordance with the terms of this section 4(b). Indemnification pursuant to this provision shall be in addition to any right of the Investment Advisor to indemnification under section 9 of this Agreement. The provisions of this section regarding indemnification shall survive termination of this Agreement.

5.   Expenses to be Paid by the Investment Advisor.

     The Investment Advisor will pay the salaries, wages, bonuses and other employee benefits of the persons in its organization whom the Investment Advisor may engage to render such services (other than fees paid and reimbursement of expenses made to independent managers, independent contractors, professionals, mortgage servicers, consultants, managers, local property managers or agents employed by or on behalf of the Company including (subject to Section 6 hereof) such persons or entities which may be affiliates of the Investment Advisor when acting in any such capacity other than as mortgage servicers, all of which shall be the responsibility of the Company), including without limitation persons who may from time to time act as the Company's officers, as well as all occupancy and equipment costs (office rent, utilities, telephone, and office overhead) incident to such services. Notwithstanding the foregoing, the Board of Trustees of the Company may, in its sole discretion, award to such officers or to other principals or employees or members of the Investment Advisor directly or indirectly (through awards made to the Investment Advisor) options to acquire Shares of the Company and other awards, as provided in Section 26 of this Agreement, none of which awards shall be considered part of their salaries or other employee benefits for the purpose of this paragraph, provided, however, that without the prior written approval of the Investment Advisor, no awards shall be made by the Company directly to officers, principals, employees or members of the Investment Advisor in such respective capacities.

6.   Expenses to be Paid by the Company.

     Subject to the annual percentage limitations on Advisory Fees set forth in
Section 4.5 of the Company's Declaration and the corresponding power of the Independent Trustees to waive such limitations in appropriate circumstances, and to the following provisions, the Company will pay any expenses incurred by the Company and shall reimburse the Investment Advisor promptly, against the Investment Advisor's voucher, for any such expenses paid by the Investment Advisor for the Company's account. Without limitation, such expenses shall include all expenses of the Company's organization or any reorganization, and of any offering and sale by the Company of its shares; expenses of the Company's operations, except as otherwise provided in paragraph 5 above, such operational expenses to include enforcement costs and administrative costs of the Company; the fees and disbursements of the Company's counsel, accountants, consultants, custodian, transfer agent and registrar; fees of third party servicers retained pursuant to Section 3.e. hereof; fees and expenses incurred in producing and effecting filings with federal and state securities administrators or other compliance and reporting costs (to the extent the Investment Advisor voluntarily undertakes to assist the Company with respect thereto); costs of the Company's periodic reports to and other communications with its shareholders (to the extent the Investment Advisor voluntarily undertakes to assist the Company with respect thereto); fees and expenses of members of the Company's Board of Trustees (excluding the fees of trustees who are employees of the Investment Advisor or the Company or their affiliates); premiums for any insurance or fidelity bond maintained by the Company; and all transaction costs incident to the pursuit, acquisition, management, financing and disposition of investment assets by the Company, including, as applicable and without limitation, due diligence costs, legal, accounting, engineering, travel and reasonable entertainment, and environmental assessment fees and expenses. In addition, if the Company for its corporate purposes, uses the services of attorneys or paraprofessionals on the staff of the Investment Advisor or its affiliates in lieu of outside counsel, the Company will not be required to reimburse the Investment Advisor for such services but shall pay for incidental disbursements to third parties or for travel.

7.   Receipt of Fees.

     All fees that may be paid to the Investment Advisor by any person in connection with the making, holding or disposition of any investment in which the Company participates or proposes to participate shall be paid over or credited to the Company pro rata to the extent of its participation in such transaction. The Investment Advisor may, on the other hand, retain for its own account any fees paid to it by any person for any services rendered to such person which is not related to the making, holding or disposition of any such investment, and nothing herein shall be construed to prevent members of the Investment Advisor and their affiliates from continuing to be entitled to any fee, equity participations or other benefits from any shareholder of the Company (nor shall any such member or affiliate have any obligation to rebate any fee, equity participations or other benefits, as applicable) in connection with services rendered to such person, to the extent agreed to from time to time by the Investment Advisor (or such members or affiliates) and such other person. In addition, any fees paid by third parties for services rendered by attorneys on the staff of the Investment Advisor in connection with any such investment transaction shall be treated as transaction costs and shall not be deemed to be fees paid to the Investment Advisor in connection with any investment transaction, provided, however, that the Investment Advisor shall not negotiate for reimbursement of such legal fees in lieu of payment of fees that would have otherwise been payable to the Company. The Investment Advisor will report to the Company's Board of Trustees not less often than quarterly all fees received by the Investment Advisor from any source whatever and whether, in its opinion, any such fee is one that the Investment Advisor is entitled to retain under the provisions of this paragraph. In the event that any member of the Board of Trustees should disagree, the matter shall be conclusively resolved by a majority of the trustees who are Independent Trustees (as such term shall be defined in the Declaration (the "Independent Trustees"); provided that for as long as Starwood Mezzanine Investors, L.P. and Starwood Opportunity Fund IV, L.P. hold Class "A" Shares of the Company, such term shall be as defined in the Shareholders Agreement dated as of February __ , 1998 by and among B Holdings, L.L.C., SAHI Partners, Starwood Mezzanine Investors, L.P., Starwood Opportunity Fund IV, L.P. and Starwood Financial Trust.

8.   Compensation of the Investment Advisor.

     As the Investment Advisor's sole and exclusive compensation for its services to be rendered pursuant to the terms hereof (other than any options or other awards granted to individual officers, principals, members or employees of the Investment Advisor pursuant to Section 5 above), the Company will, during the term of this Agreement, pay to the Investment Advisor the following fees, beginning as of the date that is 90 days from the Contribution Date (as hereinafter defined), subject, however, to the annual percentage limitation on Advisory Fees set forth in Section 4.5 of the Company's Declaration and the corresponding power of the Independent Trustees to waive such limitations in appropriate circumstances:

          a. Base Management Fee. A quarterly base management fee ("Base Fee") in an amount equal to 0.3125% (1.25% per annum), of the Book Equity Value (as defined below) of the Company determined as of the last day of each quarter, but estimated and paid in advance subject to recomputation as indicated below. For these purposes, "Book Equity Value" shall mean the excess of the book value of the assets of the Company over all liabilities of the Company determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except that real estate-related depreciation and amortization (other than amortization of financing costs and other prepaid expenses to the extent such costs and prepaid expenses have previously been booked as an asset of the Company) shall not operate to reduce the book value of the Company's assets for purposes of determining Book Equity Value.

          For purposes of determining the "Book Equity Value", debt obligations of the Company, such as convertible debt, which are exchangeable or convertible into equity securities shall not be considered liabilities of the Company for any applicable period in which the same are so convertible or exchangeable and the value of the equity securities into which such debt obligation is convertible or for which it may be exchanged equals or exceeds, as of the last day of such period, the outstanding balance (including accrued interest) of such debt obligation (with the value of any such equity securities for such applicable period as are traded on an exchange to be deemed to be the average daily closing price of such equity securities on such exchange over such applicable period for purposes of making the value determination contemplated by this sentence). Debt obligations that are excluded as liabilities of the Company under the preceding sentence in determining "Book Equity Value" shall be referred to herein as "Deemed Equity Obligations".

          In addition to the foregoing, in the event and to the extent non-cash assets are acquired by the Company or any of its subsidiaries or affiliates in exchange for equity securities of the Company, then under those circumstances where "purchase accounting" principles are not applicable for purposes of determining the Company's "Book Equity Value" following such contributions, the book value of the assets so contributed shall be deemed to be increased by the excess, if any, of the fair market value of the equity securities issued in consideration of such contributions determined at the time of such acquisitions over the GAAP book equity value allocable to such assets by the Company immediately following such contributions. For purposes of the foregoing determination with respect to the contribution of assets made on the date hereof by "Starwood Mezzanine" and "SOFI IV" (as such terms are hereinafter defined), the price per share of the Company shall be deemed to be $2.50.

          b. Incentive Fee. A quarterly incentive fee ("Incentive Fee"), in an amount equal to five percent (5%) of the Company's "Adjusted Net Income" (as defined below) during such quarter, but such fee shall be payable only during those quarters where Adjusted Net Income for such quarter, restated (and annualized) as an annualized rate of return on the Company's average Book Equity Value for such quarter, equals or exceeds the Benchmark BB Rate (as defined below). For these purposes, "Adjusted Net Income" means the Company's gross income for the applicable quarter (determined in accordance with GAAP, provided that any interest payment which is more than 30 days in default shall not be included until collected) less the Company's expenses for the applicable quarter (determined in accordance with GAAP and including the Base Fee for such quarter but not the Incentive Fee for such quarter). In addition, real estate-related depreciation and amortization (other than amortization of financing costs and other prepaid expenses to the extent such costs and prepaid expenses have previously been booked as an asset of the Company) shall not be deducted in determining Adjusted Net Income. For purposes of determining "Adjusted Net Income", any interest expenses for an applicable period on Deemed Equity Obligations shall not be included as an expense and, thus, shall not operate to reduce the Company's gross income for such applicable period. "Benchmark BB Rate" for a given quarter means the arithmetic average of the various weekly average annualized rates of return to maturity on current pay "BB" rated commercial mortgage-backed securities during such quarter by domestic U.S. issuers. The weekly average annualized rates of return on current pay "BB" rated commercial mortgage backed securities shall mean the sum of the rate of return on the 10 year Treasury on the applicable date and the BB spread as reported in the Morgan Stanley Dean Witter Weekly Mortgage Research Report. During any quarter where such rate is not published, the Company and the Investment Advisor shall meet in good faith to agree upon another published report or similar source.

          c. Timing of Fee Payments. The Investment Advisor shall estimate the compensation payable under Section 8(a) of this Agreement at the beginning of each fiscal quarter on or before the tenth day of such quarter. The amount of any such estimated fees payable for the upcoming quarter shall be offset, however, against any excess of the prior quarter's estimate over fees actually earned during the previous quarter (recomputed based on information available as of the last day of the quarter). If the amount of such excess for the prior quarter exceeds the amount of estimated fees for the upcoming quarter that can be offset, such remaining excess shall promptly be returned by the Investment Advisor to the Company (as any such remaining excess shall be considered an advance). A copy of the itemized computations made by the Investment Advisor to calculate its estimated and actual compensation under Section 8(a) shall promptly be delivered to the Company's Board of Trustees and, upon such delivery, payment of the balance shown therein shall be due and payable within 15 days after such transmittal to the Board. The Investment Advisor shall calculate the compensation payable under Section 8(b) of this Agreement within 45 days after the end of each fiscal quarter. A copy of the itemized computations shall promptly be delivered to the Board of Trustees and, upon such delivery, payment of the compensation earned under Section 8(b) shall be due and payable within 15 days after such transmittal to the Board. At the Investment Advisor's option, the fee computation schedule under sections 8(a) and 8(b) can also be combined. Payments of the applicable portion of the fees referenced above shall be pro rated based on the number of days elapsed during any partial month.

          d. Investment Advisor Loans. If loans are made to the Company or its affiliates by the Investment Advisor or an affiliate of the Investment Advisor, the maximum amount of interest that may be charged by such affiliate shall be the prime rate publicly announced by The Chase Manhattan Bank from time to time plus 1% per year. Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.

9.   Standard of Care; Indemnification.

     To the maximum extent permitted by law, the Investment Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendations of the Investment Advisor, including as set forth in Section 3(d) of this Agreement. Neither the Investment Advisors, nor any of its members, managers, officers, stockholders or employees shall be liable to the Company, any subsidiary, the Independent Trustees of the Company or the Company's or any subsidiary's stockholders or partners for any acts or omissions by such party under or in connection with this Agreement, except for each such party by reason of its own acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties. To the extent permitted by law, the Company shall reimburse, indemnify and hold harmless the Investment Advisor, its members, managers, officers, stockholders and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the Investment Advisor, its members, managers, officers, stockholders and employees, made in good faith in the performance of the Investment Advisor's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties. The provisions of this section shall survive termination of the Agreement, and in the event of any conflict between the provisions of this Section 9 and the provisions of Section 5.1 of the Declaration, the provisions of this Section 9 shall control.

10.  Term of the Agreement.

          a. The initial term of this Agreement shall commence on the first date that either of Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") or Starwood Opportunity Fund IV, L.P. ("SOFI IV") contributes, either directly or indirectly, mortgage interests (other than the Warwick Notes) to the Company (the "Contribution Date"), and shall end on the third anniversary of the Contribution Date. This Agreement shall automatically renew for an additional one year term upon the expiration of the initial term and each additional successive one year term unless (i) a Termination Event (as defined below) has occurred and is continuing on the expiration of the then current term or (ii) all of the Company's assets have been distributed upon liquidation of the Company; provided, however, that if assets of the Company are transferred to any subsidiary or subsidiaries of the Company other than in connection with a liquidation of the Company, the terms of this Agreement shall continue to apply with respect to such assets. The foregoing notwithstanding, this Agreement may be terminated at any time, without the payment of a penalty, on 60 days' notice to the Investment Advisor, if the decision to terminate is based on the occurrence of a Termination Event (as defined below) or has been made by two-thirds of the votes that may be cast by all holders of shares entitled to vote, including in the calculation for this purpose, all the Company's voting shares of any class and regardless of any affiliation the holders thereof may have with the Investment Advisor. This Agreement will terminate automatically in the event of any assignment by the Investment Advisor that is not in accordance with section 15 below. The Investment Advisor may also terminate this Agreement on 60 days' notice to the Company.

          b. Termination Events. At the option of the Company, this Agreement shall be and become terminated upon 60 days' written notice of termination from the Company's Board of Trustees to the Investment Advisor, without payment of any termination fee, if any of the following events ("Termination Events") shall occur:

               (1) if the Investment Advisor shall violate any provision of this Agreement and after notice of such violation, shall not cure such violation within 90 days;

               (2) there is entered an order for relief or similar decree or order with respect to the Investment Advisor by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Investment Advisor (i) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Investment Advisor or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Investment Advisor and continue undismissed for 90 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Investment Advisor without such authorization, application or consent and are approved as properly instituted and remain undismissed for 90 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 90 days; or

               (3) unless cured by the Investment Advisor within the period set forth in subsection 10(b)(1) above, a material expense, loss, damage or liability is incurred by the Company resulting primarily from an act or omission of the Investment Advisor that constituted bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

          If any of the events specified in this Section 10(b) of this Agreement shall occur, the Investment Advisor shall give prompt written notice thereof to the Board of Trustees upon the happening of such event.

11.  Protection of Investments

     The Investment Advisor shall use its efforts, in cooperation with the legal counsel to the Company, as deemed appropriate in the Investment Advisor's reasonable discretion, (a) to verify title to or procure title insurance in respect of any property in which the Company makes or proposes to make any investment; (b) to verify that any mortgage securing any investment of the Company shall be a valid lien upon the mortgaged property according to its terms; and (c) to carry on the policies from time to time specified by the Board of Trustees with regard to the protection of the Company's investments.

12.  REIT Qualification

     Anything else in this Agreement to the contrary notwithstanding, the Investment Advisor shall not take any action (including, without limitation, furnishing or rendering services to tenants of property or managing real property), which action, in its judgment made in good faith, or in the judgment of the Board of Trustees of the Company as transmitted to the Investment Advisor in writing, would (a) cause personal liability to attach to the holders of the Shares (as hereinafter defined) by reason of the ownership thereof, or (b) adversely affect the status of the Company as a real estate investment trust as defined in the Code or which would make the Company subject to the Investment Company Act of 1940, as amended, if not in the best interests of the Company's shareholders as determined by the Board of Trustees, or (c) violate any law, rule, regulation or statement of policy of any government body or agency having jurisdiction over the Company or over its securities, or (d) otherwise not be permitted by the Declaration of the Company, except if such action shall be ordered by the Board of Trustees of the Company, in which event the Investment Advisor shall promptly notify the Board of Trustees of the Investment Advisor's judgment that such action would adversely affect such status or violate any such law, rule, regulation or statement or the Declaration, as amended, and shall refrain from taking such action pending further clarification of such instructions from the Board of Trustees. In addition, the Investment Advisor shall take such affirmative steps which, in its good faith judgment, or in the judgment of the Board of Trustees as transmitted to the Investment Advisor in writing, would prevent or cure any action described in (a), (b), (c) or (d) above.

13.  Additional Activities of the Investment Advisor

          a. During the term of this Agreement, the principal business purpose of the Investment Advisor shall be to arrange for the investment by the Company in accordance with the Company's investment policies in high-yielding, real estate-related debt investments and to perform the other duties and obligations of the Investment Advisor on behalf of the Company set forth in this Agreement.

          b. Members, managers, officers, employees and agents of the Investment Advisor or affiliates of the Investment Advisor may serve as trustees, directors, officers, employees, agents, nominees or signatories for the Company or any subsidiary, to the extent permitted by their respective governing instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Trustees pursuant to the Company's Declaration. When executing documents or otherwise acting in such capacities for the Company or a related entity, such persons shall use their respective titles in the Company or a related entity. Notwithstanding the foregoing, no person serving in a dual role for the Investment Advisor and the Company may execute consents or authorizations on behalf of the Company to or in favor of the Investment Advisor.

          c. Except as provided in the next succeeding paragraph, nothing herein shall be construed as imposing any restrictions on the investment or other business activities of the Investment Advisor or of any parties who may hold direct or indirect ownership interests in the Investment Advisor from time to time, including, but without limitation, Starwood, and, without limitation, Starwood and such other parties may invest in any type of real estate or other investments for their own account or for the account of others without any obligation to present such opportunities to the Investment Advisor or the Company. In addition, except as provided in the next succeeding paragraph, nothing herein shall restrict any members, managers, officers, employees or agents of the Investment Advisor from serving as directors, trustees, officers, employees, agents, nominees or signatories for any person.

          During the "Exclusivity Period" (as hereinafter defined), neither the Investment Advisor nor any person who is controlled by, who controls or who is under common control with the Investment Advisor shall form, manage or advise a new blind pool investment fund, the primary purpose of which is to invest in debt (a) that is secured by real estate in the United States, (b) that has current coupon rates in excess of comparable maturity Treasury spreads plus 400 basis points, and (c) that has maturities longer than four years, and which debt otherwise has predominantly debt investment characteristics. As used herein, "Exclusivity Period" means the period commencing on the date hereof and ending on the earlier of (i) February 27, 2000, or (ii) the date which is six (6) months after the date on which aggregate proceeds of not less than $400,000,000 have been raised through one or more public offerings of Shares (as hereinafter defined) after the Contribution Date (with not less than $320,000,000 of such raised proceeds constituting issuances of Shares which are not resales of Shares outstanding at 11:59 p.m. on the Contribution Date).

14.  Certain Conflicts of Interest; Enforcement of the Agreement.

          a. The Company hereby acknowledges that various affiliates of the Investment Advisor have general partner interests in and other direct or indirect ownership of, and contractual obligations to, Starwood Mezzanine, and SOFI IV, each of which will be a shareholder in the Company after the Contribution Date, and to their respective investors, and that such affiliates of the Investment Advisor have fiduciary responsibilities to such investors.

          b. Subject to the voting rights set forth in Section 10(a) hereof, the Independent Trustees of the Company shall make all determinations on behalf of the Company in respect of the computation of the Advisor's fees.

15.  Assignment.

     This Agreement shall not be assignable by either party without the consent of the other; provided, however, that the Investment Advisor shall have the right to assign its rights and/or obligations in their entirety to an entity that following such assignment is controlled by, controls or is under common control with Starwood (or its approved successors), provided that such assignee assumes all of the duties and responsibilities of the Investment Advisor in connection therewith.

16.  Binding Nature of Agreement; Successors and Assigns.

     Subject to section 15 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (to the extent permitted) as provided herein.

17.  Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing approved by the Company (including a majority of the Independent Trustees acting on behalf of the Company) and by the Investment Advisor.

18.  Controlling Law.

     This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict of law provisions to the contrary.

19.  Indulgences, Not Waivers.

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.  Titles Not to Affect Interpretation.

     The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

21.  Execution in Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

22.  Use of the Angeles and Starwood Names.

     The parties hereto agree that no right or license to use the name of either party or any affiliate is granted hereby. In the event the parties or one or more of their affiliates agree to allow the Company to use the "Starwood" name (or any variant thereof) by separate agreement, in connection with the activities of the Company, such use will cease immediately upon any termination of the Investment Advisor under this Agreement and the Company shall take all actions necessary, including the filing of name change forms in all appropriate jurisdictions, to effect such result.

23.  Provisions Separable.

     The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24.  Gender.

     Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

25.  No Joint Venture.

     The Company and the Investment Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

26.  Investment Advisor Option Grants.

     Under the Company's 1996 Long-Term Incentive Plan ("LTIP"), the Company has granted the Investment Advisor options to purchase ___ Class "A" Shares (par value $0.01 per share) of the Company ("Shares"), and may from time to time grant additional options to purchase Shares to the Investment Advisor (all such options thus granted by the Company to the Investment Advisor being hereinafter referred to as "REIT Options") and Restricted Shares (as defined in the LTIP). The Company agrees that the initial grant of awards to the Investment Advisor under the terms of the LTIP shall be only in the form of REIT Options. Further, only the initial grant of REIT Options shall vest immediately and not be subject to any vesting periods otherwise contemplated by the LTIP. The Investment Advisor agrees that over time it will grant options for the same total number of Shares as are covered by REIT Options or award all Restricted Shares received by it, as applicable, to its officers, key employees and consultants on such terms and at such times as it deems appropriate (all such options thus granted by the Investment Advisor being hereinafter referred to as "Advisor Options" and the Advisor Options and Restricted Shares awarded by the Investment Advisor being herein called the "Advisor Awards"). Advisor Options will generally have a three
(3) year vesting period (1/3 per year) from the date of issue with an exercise horizon co-terminous with that of the REIT Options and will provide for accelerated vesting in the event of a change in control of the Company and will have the same option exercise price (or prices) as the related REIT Options. If any Advisor Option is partially or wholly forfeited, a replacement Advisor Option or Options shall be granted (for the forfeited Shares).

     Additionally, the following shall be applicable:

          At all times prior to the date on which Shares with a Fair Market Value (as such term is defined in the LTIP) of at least $250,000,000 are outstanding that were issued as part of one or more primary or secondary public offerings (with not less than $200,000,000 constituting issuances of Shares which are not resales of Shares outstanding at 11:59 p.m. on the Contribution Date) (an "IPO Event"):

               a. No options (including, without limitation, Advisor Options) shall be granted to Barry S. Sternlicht;

               b. Total Awards (including, without limitation, Advisor Awards) granted under the LTIP to any person who has an interest, directly or indirectly, in Starwood Mezzanine or SOFI IV (a "Starwood Insider") by the Investment Advisor and the Company shall not exceed 2.5%, in the aggregate, of the fully diluted Shares outstanding from time to time; and

               c. Vesting of Advisor Options granted to Starwood Insiders shall, in addition to any service criteria imposed by the Board of Trustees of the Company, occur on a pari passu percentage basis with the percentage of the total number of Shares held on the Contribution Date by SOFI IV and Starwood Mezzanine as have been sold or distributed from time to time by SOFI IV or Starwood Mezzanine; provided, however, that in no event shall such Advisor Options vest at a rate that is faster than 33.33% per annum and provided further, however, that, subject to the continued satisfaction of any service criteria imposed by the Board of Trustees of the Company, any theretofore unvested Advisor Options held by Starwood Insiders shall vest in full on the earlier to occur of a change of control of the Company (as provided in the LTIP) or on the fifth anniversary of the date of grant.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.


                                          STARWOOD FINANCIAL ADVISORS, L.L.C.



                                          By:  Starwood Capital Group, L.L.C.
                                          Its: Manager
                                                   By: ________________________
                                                   Its:________________________




                                          STARWOOD MORTGAGE TRUST,
                                          a California Business Trust


                                                   By:__________________________
                                                   Name:________________________
                                                   Its:_________________________

                                                                       EXHIBIT F








                    AMENDED AND RESTATED DECLARATION OF TRUST


                                       OF


                            STARWOOD FINANCIAL TRUST

                                Table of Contents

Section                                                                       Page
-------                                                                       ----


                                    ARTICLE I

                             The Trust; Definitions

  1.1   Name ............................................................      6
  1.2   Places of Business ..............................................      6
  1.3   Nature of Trust .................................................      6
  1.4   Purposes ........................................................      6
  1.5   Definitions .....................................................      7

                                   ARTICLE II

                                    Trustees

  2.1   Number, Terms of Office, Qualifications of Trustees .............     11
  2.2   Compensation and Other Remuneration .............................     11
  2.3   Resignation, Removal and Death of Trustees ......................     11
  2.4   Vacancies .......................................................     12
  2.5   Successor and Additional Trustees ...............................     12
  2.6   Actions by Trustees and Executive Committee; Quorum .............     12

                                   ARTICLE III

                                Trustees' Powers

  3.1   Power and Authority of Trustees .................................     13
  3.2   Specific Powers and Authorities .................................     13
  3.3   Trustees' Regulations ...........................................     18

                                   ARTICLE IV

                                     Advisor

  4.1   Employment of Advisor ...........................................     18
  4.2   Term ............................................................     18
  4.3   Independence of Trustees and Members of Executive Committee .....     18
  4.4   Other Activities of Advisor .....................................     19
  4.5   Limitation on Operating Expenses ................................     19

                                    ARTICLE V

                                Investment Policy

   5.1   General Statement of Policy ......................................   20
   5.2   Other Permissible Investments ....................................   20
   5.3   Prohibited Investments and Activities ............................   20
   5.4   Obligor's Default ................................................   21


                                     ARTICLE VI

                             The Shares and Shareholders

   6.1   Shares ...........................................................   21
   6.2   Voting Rights ....................................................   22
   6.3   Legal Ownership of Trust Estate ..................................   23
   6.4   Shares Deemed Personal Property ..................................   23
   6.5   Share Record; Issuance and Transferability of Shares .............   23
   6.6   Dividends or Distributions to Shareholders .......................   24
   6.7   Transfer Agent, Dividend Disbursing Agent, and Registrar .........   25
   6.8   Shareholders' Meeting ............................................   25
   6.9   Proxies ..........................................................   26
   6.10  Reports to Shareholders ..........................................   26
   6.11  Fixing Record Dates ..............................................   26
   6.12  Notice to Shareholders ...........................................   26
   6.13  Restriction on Transfer, Acquisition and Redemption of Shares ....   26
   6.14  Conversion Rights ................................................   26


                                   ARTICLE VII

                    Liability of Trustees, Shareholders, and
                           Officers, and Other Matters

   7.1   Exculpation of Trustees and Officers .............................   28
   7.2   Express Exculpatory Clauses in Instruments .......................   28
   7.3   Liability and Indemnification of Trustees ........................   28
   7.4   Rights of Trustees and Officers to Own Shares or Other
         Property and to Engage in Other Business .........................   29
   7.5   Transactions Between the Trust and Certain Affiliates ............   30
   7.6   Restriction of Duties and Liabilities ............................   30
   7.7   Persons Dealing with Trustees or Officers ........................   30
   7.8   Reliance .........................................................   30

                                  ARTICLE VIII

                        Duration, Termination, Amendment,
                           and Qualification of Trust

    8.1 Duration of Trust .................................................   31
    8.2 Termination of Trust ..............................................   31
    8.3 Amendment Procedure ...............................................   32
    8.4 Qualification Under the REIT Provisions of the Code ...............   32

                                   ARTICLE IX

                                  Miscellaneous

    9.1   Applicable Law ...................................................  32
    9.2   Index and Headings for Reference Only; Gender ....................  33
    9.3   Successors in Interest ...........................................  33
    9.4   Inspections of Records ...........................................  33
    9.5   Counterparts .....................................................  33
    9.6   Correction of Provisions of Declaration ..........................  33
    9.7   Certifications ...................................................  33
    9.8   Recording and Filing .............................................  34

                        Restriction on Transfer, Acquisition
                              and Redemption of Shares

   10.1   Definitions ......................................................  34
   10.2   Ownership Limitation .............................................  36
   10.3   Excess Shares ....................................................  37
   10.4   Prevention of Transfer ...........................................  37
   10.5   Notice to Trust ..................................................  38
   10.6   Information for Trust ............................................  38
   10.7   Other Action by Board of Trustees ................................  38
   10.8   Ambiguities ......................................................  38
   10.9   Modification of Existing Holder Limits ...........................  38
   10.10  Increase or Decrease in Ownership Limit ..........................  39
   10.11  Limitations on Changes in Existing Holder and Ownership Limits ...  39
   10.12  Waivers by Board of Trustees .....................................  39
   10.13  Legend ...........................................................  40
   10.14  Severability .....................................................  40
   10.15  Trust for Excess Shares ..........................................  40
   10.16  Distributions on Excess Shares ...................................  41
   10.17  Voting of Excess Shares ..........................................  41

   10.18  Non-Transferability of Excess Shares .............................  41
   10.19  Call by Trust on Excess Shares ...................................  41
   10.20  Underwritten Offerings ...........................................  42

                    AMENDED AND RESTATED DECLARATION OF TRUST

                            STARWOOD FINANCIAL TRUST

     This AMENDED AND RESTATED DECLARATION OF TRUST originally made and entered into as of the 15th day of April, 1988, as restated as of the 18th day of July, 1988, as further restated as of the 26th day of September 1996 and as further amended and restated as of the ___ day of ____________ 1998, by the Persons whose names appear at the end of this Declaration of Trust, as Trustees of Starwood Financial Trust (formerly known as Angeles Participating Financial Trust).

     The Trustees do hereby form a trust and do hereby agree to hold in trust as Trustees any and all property, real, personal, or otherwise, tangible and intangible, which is transferred, conveyed, or paid to the Trust or to them as Trustees and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder subject to the terms and conditions and for the uses and purposes hereinafter set forth.

                                    ARTICLE I

                             The Trust; Definitions

     1.1 Name. The name of the Trust shall be "Starwood Financial Trust." As far as is practicable and subject to the requirements of a license agreement between Angeles Participating Mortgage Trust and Starwood Capital Group, L.L.C. and except as is otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, sue or be sued, and take all actions they deem appropriate in the name of Starwood Financial Trust.

     1.2 Places of Business. The principal office of the Trust shall be at Three Pickwick Plaza, Suite 250, Greenwich, Connecticut, 06830. The Trustees, however, may from time to time change such location and maintain other offices or places of business.

     1.3 Nature of Trust. The Trust is a business trust organized under the laws of the State of California, and it is intended that the Trust shall qualify as a real estate investment trust within the meaning of the Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint stock company, or association (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Code), nor shall the Trustees or Shareholders or any of them for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trust shall be solely that of beneficiaries of the Trust and their rights shall be limited to those expressly conferred upon them by this Declaration.

     1.4 Purposes. The primary purposes of the Trust are to acquire a diversified portfolio of debt or debt like interests in real estate or real estate related assets, including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, as well as making equity investments in real estate and real estate-related assets, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Trust, and (iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Diversified Portfolio"). The Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of all or part of the Diversified Portfolio and the Diversified Portfolio may be held by the Trust directly or indirectly.

     Without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts Trust, a publicly traded hotel real estate investment trust the shares of which are paired and trade with those of Starwood Hotels & Resorts Worldwide, Inc., Corporation, the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Lodging Trust, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions.

     1.5 Definitions. The following terms shall, whenever used in this Declaration, unless the context otherwise requires, have the meanings specified in this Section 1.5. The singular shall refer to the plural, and the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context requires.

     (a) "Advisor" means the Person to whom, pursuant to the Advisory Agreement, the Trustees delegate certain control and management of the Trust and its assets as provided in Section 4.1.

     (b) "Advisory Agreement" means the advisory agreement between the Trust and the Advisor as described in Section 4.2.

     (c) "Affiliate" means with respect to the Advisor, a Shareholder, or Trustee (i) any Person directly or indirectly owning, controlling, or holding, with power to vote, 5% or more of the outstanding voting securities of the Advisor or such Shareholder, (ii) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by the Advisor, such Trustee, or such Shareholder, and (iii) any officer, director, or partner of the Advisor or such Shareholder.

     (d) "Borrower" means those affiliated or unaffiliated Persons which are the recipients of Trust Loans, guarantees, letters of credit, or other financing arrangements.

     (e) "Capital Contributions" means the gross amount invested in the Trust by the Shareholder. Reference to a "Capital Contribution" means the gross amount contributed by a respective Shareholder.

     (f) "Class A Shareholders" means, at any particular time, those Persons who are shown as the holders of record of all Class A Shares on the records of the Trust at such time.

     (g) "Class B Shareholders" means, at any particular time, those Persons who are shown as the holders of record of all Class B Shares on the records of the Trust at such time.

     (h) "Class A Shares" means the designated shares of beneficial interest of the Trust as described in Section 6.1.

     (i) "Class B Shares" means the designated shares of beneficial interest of the Trust as described in Section 6.1.

     (j) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

     (k) "Declaration" means this Declaration of Trust and all amendments and modifications thereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article, or section in which such words appear.

     (l) "Disposition" means any Trust transaction not in the ordinary course of its business, including, without limitation, principal repayments, all participation in the cash flow, income, or appreciation in value of property securing Trust Loan payments, prepayments, sales, or other dispositions of any Trust Loans held by the Trust and analogous transactions involving any other assets held by the Trust.

     (m) "Distributable Net Proceeds" means the portion of the proceeds from a Disposition so defined in Section 6.6.

     (n) "Gross Proceeds" means the aggregate total of the original Capital Contribution of all of the Shareholders.

     (o) "Mortgages" means mortgages, deeds of trust, or other security instruments on real property or rights or interests in real property or entities owning or controlling real property.

     (p) "Net Cash" means, for a period, the interest earned on investments and deposits made by the Trust and operating revenues of the Trust received during such period, plus cash proceeds from Dispositions, plus reserves set aside during prior periods pursuant to clause (iii) below which are no longer necessary as reserves, less (i) all Operating Expenses (other than any expenses previously reserved against pursuant to (iii) below) of the Trust paid during such period, plus all fees and reimbursements payable to the Trustees, the Advisor, including all incentive fees and compensation, and their Affiliates,
(ii) all payments made during such period to discharge Trust indebtedness, (iii) all amounts established as reserves during such period, (iv) all amounts expended during such period for the replacement or preservation of Trust assets, or any part thereof, to the extent not previously reserved, and (v) all amounts reinvested in new Trust Loans and other investments.

     (q) "Non-Distributable Net Proceeds" means the portion of the proceeds from a Disposition so defined in Section 6.6.

     (r) "Offering" means the initial public offering of 5,000,000 Class A
Shares.

     (s) "Operating Expenses" means the aggregate annual expenses of the Trust of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, exclusive of: Organization and Offering Expenses; interest and discounts and other costs of borrowed money; taxes on income and real property and all other taxes and assessments applicable to the Trust and its operations; legal, auditing, underwriting, brokerage, transfer agent's, registrar's, and indenture trustee's fees and other such fees, whether paid to Affiliates of the Advisor or independent Persons; fees and expenses paid to independent contractors, independent advisors, mortgage bankers, brokers, and services, real property managers, leasing agents, consultants, on-site managers, real estate brokers, insurance agents and brokers, other brokers and agents, and all personnel employed by the Trust or on its behalf (including all compensation and reimbursements of expenses, payable to the Advisor by the Trust under any Advisory Agreement with the Trust referred to in Article IV hereof and compensation payable to Affiliates of the Advisor) employed by or on behalf of the Trust; costs of insurance (including Trustee's liability insurance), whether paid to Affiliates of the Advisor or independent Persons; expenses of organizing and terminating the Trust; all expenses connected with distributions and communications to holders of Securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holder of Securities, including the cost of printing and mailing checks, certificates for Securities, proxy solicitation materials, and reports to such holders; all expenses connected with the acquisition, disposition, and ownership of Trust Loans, and all other investments by the Trust, including the costs of appraisal, legal services, brokerage and sales commissions, processing and foreclosure expenses, expenses for the maintenance, repair, and improvements of Trust assets, property management fees and expenses for day-to-day management of Trust assets, whether paid to Affiliates of the Advisor or other Persons; realized losses (exceeding provisions therefor) on Dispositions; and all provisions for depletion, depreciation, amortization, and losses.

     (t) "Organization and Offering Expenses" means those expenses incurred in connection with the formation and registration of the Trust and in qualifying and marketing the Shares or other Securities under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares or other Securities, including such expenses as: (i) selling commissions; (ii) all marketing expenses and payment made to broker-dealers as compensation or reimbursement for all costs of reviewing the offerings, including due diligence investigations and fees or expenses of their attorneys, accountants, and other experts; (iii) registration fees, filing fees, and taxes; (iv) the costs of printing, amending, supplementing, and distributing the registration statements and Prospectuses;
(v) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares or other Securities; (vi) compensation of officers and employees of the Advisor and its Affiliates while directly engaged in organizing and forming the Trust and in qualifying, registering, and marketing the Shares or other Securities under applicable federal and state law; (vii) reimbursements to the Selling Agent, selected broker-dealers, the Advisor, and its Affiliates for special marketing and incentive programs sponsored by those entities; (viii) the costs related to investor and broker-dealer sales meetings; (ix) accounting and legal fees incurred in connection with any of the foregoing; and (x) a non-accountable expense allowance equal to 1% of the Gross Proceeds payable to the Selling Agent.

     (u) "Person" means any individual, partnership, corporation, association, trust, or other entity.

     (v) "Prospectus" means the final prospectus, as filed with the Securities and Exchange Commission, relating to the offering of up to 5,000,000 Class A Shares by the Trust, including all supplements and amendments thereto, and any subsequent prospectus, including all supplements and amendments thereto, relating to subsequent securities offering by the Trust.

     (w) "REIT Provisions of the Code" means Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

     (x) "Securities" means common and preferred stock in a corporation, shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, membership interests or non-member manager interests in a limited liability company, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

     (y) "Selling Agent" means Angeles Securities Corporation.

     (z) "Shareholders" means, at any particular time, the Class A Shareholders, the Class B Shareholders, and all other holders of record of outstanding Shares on the records of the Trust at such time.

     (aa) "Shares" means the Class A Shares, the Class B Shares, and all other shares of beneficial interest of the Trust issued as provided herein.

     (bb) "Trust" means the trust created by this Declaration.

     (cc) "Trustees" means, as of any particular time, the Persons holding such office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, but shall not include the officers, representatives, or agents of the Trust or the Shareholders, although nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust or from owning Shares.

     (dd) "Trustees' Regulations" means the regulations provided for in Section 3.3.

     (ee) "Trust Estate" means, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is held, transferred, conveyed, or paid to the Trust or the Trustees on behalf of the Trust and all rents, income, profits, and gains therefrom.

     (ff) "Trust Loans" means the notes, debentures, bonds, and other evidences of indebtedness or obligations acquired or entered into by the Trust which are secured or collateralized by personal property or fee or leasehold interests in real estate or other assets, including, but not limited to, first mortgage loans, junior mortgage loans, construction loans, development loans, equipment loans, loans secured by general or limited partnership interests, capital stock, or any other assets or form of equity interest or guarantee of the Borrower, and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for Trust Loans.

                                   ARTICLE II

                                    Trustees

     2.1 Number, Terms of Office, Qualifications of Trustees. The initial number of Trustees shall be seven, but such number may be changed from time to time by a vote of the majority of Trustees then in office or by Shareholders voting in the manner set forth in Section 6.2(e), provided that the number of Trustees so fixed shall not be less than seven nor more than 15. The initial Trustees shall be the signatories hereto. Subject to the provisions of Section 2.3, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The Trustees shall be divided into two classes of approximate equal size, which classes are hereby designated Class I and Class II. The term of office of the initial Class I Trustees shall expire at the 1998 Annual Meeting of Shareholders; and the term of office of the initial Class II Trustees shall expire at the 1999 Annual Meeting of Shareholders. For the purposes hereof, the initial Class I and Class II Trustees shall be those Trustees so designated and elected at the 1997 Annual Meeting of Shareholders scheduled to be held in March 1998.

     At each Annual Meeting of Shareholders after the 1997 Annual Meeting of Shareholders, Trustees to replace those of the class whose terms expire at such Annual Meeting of Shareholders shall be elected to hold office until the second succeeding annual meeting and until their respective successors shall have been duly elected and qualified.

     Trustees may be re-elected indefinitely. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Such individual shall qualify as a Trustee when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law, no Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees shall not be required to devote their entire time to the business and affairs of the Trust, and it is understood that all or some of the Trustees may be involved in, and/or shareholders, officers, directors, representatives, agents, partners, or beneficiaries of, businesses and ventures which may be in direct competition with the Trust.

     2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or an Affiliate of a Trustee.

     2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Trustee may be removed for cause at a special meeting of the Shareholders voting in the manner set forth in Section 6.2, or with cause by all remaining Trustees. "Cause" for purposes of this Section 2.3 shall mean a Trustee's willful violations of this Declaration or the Trustees' Regulations which violations are materially against the interests of the Shareholders or gross negligence in the performance of his duties.

     Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee, and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee as the case may be.

     2.4 Vacancies. If any or all of the Trustees ceased to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than seven) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by vote of a majority of the remaining Trustees or by the Shareholders voting in the manner set forth in Section 6.2(a). Any Trustee so elected by the remaining Trustees or the Shareholders shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. Newly created trusteeships or decrease in trusteeships shall be so apportioned among the classes so as to make all classes as nearly equal in number as is practicable. Any additional Trustee of any class elected to fill a vacancy resulting from any increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.2(a).

     2.5 Successor and Additional Trustees. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their acceptance of the office, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise.

     2.6 Actions by Trustees and Executive Committee; Quorum. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by a vote of a majority of the Trustees. Any agreement, deed, mortgage, lease, or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust; provided that such action is pursuant to authorization of a majority of the Trustees given either at a meeting or in writing or as provided in the Trustees' Regulations.

     The Trustees may appoint a committee (the "Executive Committee") with authority to exercise the powers of the Trustees and consisting of five or more of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Executive Committee may be taken at a meeting by vote of a majority of the members of the Committee. A quorum for all meetings of the Executive Committee shall be a majority of the members thereof. With respect to the actions of the Trustees and the Executive Committee, Trustees who are Affiliates of the Advisor may be counted for all quorum purposes.

     Unless otherwise specifically provided in this Declaration, any action required or permitted to be taken at any meeting of the Trustees or of the Executive Committee may be taken without a meeting if all of the Trustees or members of the Executive Committee, as the case may be, consent thereto in writing.

Trustees or members of the Executive Committee may participate in a meeting of the Trustees or the Executive Committee, as the case may be, by means of conference telephone or similar communications equipment by which all individuals participating in the meeting can hear each other, and participation in such meeting pursuant to this paragraph shall constitute presence in person at such meeting for all purposes of this Declaration.

                                   ARTICLE III

                                Trustees' Powers

     3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority (a) over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and
(b) to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for the carrying out of, any of the purposes of the Trust or conducting the business of the Trust. Notwithstanding anything to the contrary in this Declaration, the Trustees shall have continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of Trust property, all in accordance with the REIT Provisions of the Code. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive as to the Trust and its Shareholders. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

     3.2 Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem appropriate:

     (a) To retain, invest, and reinvest the capital or other funds of the Trust in Trust Loans and real or personal property investments of any kind, and to purchase, invest in, or otherwise acquire for cash or other property or through the issuance of Shares or other Securities Trust Loans and fee, leasehold, or other participating interests in property, real, personal, or mixed, tangible or intangible, including notes, bonds, or other obligations, all for such consideration as they deem appropriate and without regard to whether any such property is authorized by law for the investment of trust funds. In connection with any such investment, purchase, or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other gross income from, or a share of the profits from, or a share in the equity or ownership of the security for such Trust Loans; to invest in Trust Loans secured by the pledge or transfer of Mortgages, other assets, and/or contractual obligations; to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties, and rights.

     (b) To possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares or other Securities, in all cases for such consideration and upon such terms as they deem appropriate.

     (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements, and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent, or any nominee of the Trust.

     (d) To issue Shares or other Securities which may be subordinated to any indebtedness of the Trust and may be convertible into Shares, including Preferred Shares in series, and by amending this Declaration of Trust, which amendment shall not require the vote of shareholders to the extent such amendment establishes a class or series of Shares or Securities and/or the terms and preferences thereof, to establish from time to time the number of Shares to be included in each such series, and to fix the designation, powers, preferences and rights of the Shares of each such series and the qualifications, limitations or restrictions thereof, all without vote of or other action by the Shareholders to such Persons for such cash, property, or other consideration (including securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell, and transfer any of the Securities. The authority of the Board of Trustees with respect to any new Shares or Securities shall include, but not be limited to, determination of the following:

          (i) The number of Shares or Securities constituting that series and the distinctive designation of that series;

          (ii) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of Shares or any other series of Shares or Securities;

          (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

          (iv) Whether the Shares or Securities must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

          (v) Whether the Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

          (vi) The amounts, if any, payable upon the Shares in the event of voluntary liquidation, dissolution or winding up of the Trust in preference of Shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

          (vii) The amounts, if any, payable under the Shares thereof in the event of involuntary liquidation, dissolution or winding up of the Trust in preference of shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

          (viii) Sinking fund provisions, if any, for the redemption or purchase of the Shares (the term "sinking fund" being understood to include any similar fund, however designated); and

          (ix) Any other relative rights, preferences, limitations and powers of that series.

     (e) To enter into leases, contracts, obligations, easement agreements, party wall agreements, boundary line agreements, loan commitments of every kind, nature, and description, guarantees, financing arrangements and participations, and other agreements, any one of which may be for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

     (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify, or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber, or hypothecate the Trust Estate to secure any of the foregoing.

     (g) To lend money, whether secured or unsecured, pursuant to Trust Loans or otherwise.

     (h) To create reserve funds for any purpose.

     (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses, or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, all Organization and Offering Expenses, Operating Expenses, payments, reimbursements, and compensation to the Trustees, the Advisor, and their Affiliates, taxes and other governmental levies, charges, and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

     (j) To deposit funds of the Trust in banks, trust companies, savings and loan associations, and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms, in such manner, and by such Person or Persons (including any one or more Trustees, officers, agents, representatives, or the Advisor) as the Trustees may determine.

     (k) To posses and exercise all the rights, powers, and privileges appertaining to the ownership of all or any Mortgages or Securities, issued or created by, or interests in, any Person, forming part of the Trust Estate, to the extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request, or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary powers.

     (l) To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange, or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person the Securities or any other interest of which the Trust holds or is about to acquire.

     (m) To enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations.

     (n) To elect one of themselves as Managing Trustee or Chairman of the Board of Trustees and to elect, appoint, engage, or employ other officers for the Trust (including a Secretary, Treasurer, and such Vice Presidents and other officers as the Trustees may determine), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Trustees' Regulations; to engage or employ any Persons (including, subject to the provisions of Sections 7.4 and 7.5, any Trustee, officer, or employee of the Trust or any Affiliate of any of such Trustee, officer, or employee of the Trust) as agents, representatives, or employees (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors, or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Persons may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors, the Advisor, or other Persons.

     (o) To determine whether monies, Securities, or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities, or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, depletion, amortization, or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

     (p) To determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, Trust Loans, property, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

     (q) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation relating to the Trust, the Trust Estate, or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication, or settlement thereof.

     (r) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

     (s) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, or officers against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers, regardless of whether such insurance contracts and policies are provided by Persons affiliated with the Advisor or the Trustees.

     (t) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, and/or, except as prohibited by law, in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

     (u) To adopt a fiscal year for the Trust, and from time to time change such fiscal year.

     (v) To adopt and use a seal (but, the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

     (w) To help ensure that (i) the objectives of the Trust (including the objectives of providing Shareholders with a pass-through investment vehicle, as well as minimizing unrelated business taxable income for tax-exempt Shareholders) will not be defeated by future legislation or other action, (ii) the Trust will not be deemed to hold assets of an employee benefit plan ("Plan Assets") for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), and (iii) the transactions contemplated hereunder will not constitute prohibited transactions under ERISA or the Code. In order to accomplish the foregoing, the Trustees and the Advisor have the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) to take any actions including (1) restructuring the Trust's activities and, if deemed necessary by the Trustees and the Advisor, converting the Trust to another type of entity (including a partnership), (2) restructuring the Trust's activities to the extent necessary to comply with any exemption in Plan Asset legislation or the Plan Asset regulations adopted by the Department of Labor from time to time, including establishing a fixed percentage of Shares permitted to be held by employee benefit plans or other tax-exempt entities, or discontinuing sales of Securities to such investors after a given date as necessary to obtain a prohibited transaction exemption from the Department of Labor to comply with any exemption in the Plan Asset legislation or Plan Asset regulations, and/or (3) terminating the Offering or any subsequent offering, or compelling a dissolution and termination of the Trust.

     (x) To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

     3.3 Trustees' Regulations. The Trustees may make, adopt, amend, or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers, and the rights or powers of its Shareholders, Trustees, or officers not inconsistent with law or with this Declaration.

                                   ARTICLE IV

                                     Advisor

     4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers, or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with any Person (including one or more of themselves, or any Affiliate of any of them) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such Person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable, without regard to whether such authority is normally granted or delegated by Trustees.

     The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad or other discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     4.2 Term. The Trustees shall enter into a contract with the Advisor ("Advisory Agreement") which shall provide for an initial term of three years and for the automatic annual extension thereafter. The Advisory Agreement may be terminated, without penalty upon no less than 60 days' written notice of the Advisor or by vote of a majority of the Trustees upon a Termination Event (as defined in the Advisory Agreement) or by Shareholders voting as set forth in
Section 6.2.

     4.3 Independence of Trustees and Members of Executive Committee. A minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Executive Committee and the Board of Trustees shall be Persons who are not Affiliates of the Advisor or Starwood Capital Group, L.L.C.; provided, however, that if at any time the number of Trustees or members of the Executive Committee who are not Affiliates of such Person becomes less than the minimum number set forth above, whether because of the death, resignation, removal, or change in affiliation of one or more Trustees or members of the Executive Committee or otherwise, then such requirement shall not be applicable for a period of 90 days of such event occurring, during which period the continuing Trustees or Trustee then in office shall appoint, pursuant to Section 2.4, a sufficient number of other individuals as Trustees or as members of the Executive Committee so that again a minimum of the greater of (i) 33 1/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees and the Executive Committee then in office are not Affiliates of such Person. The Trustees shall at all times endeavor to comply with the requirement of this
Section 4.3 as to independence, but failure so to comply with such requirement shall not affect the validity or effectiveness of any action of the Trustees or of the Executive Committee.

     4.4 Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Trust which may be in direct competition with the Trust, including acting as a real estate or loan broker, acting as a general partner or manager, and rendering of advice or services of any kind to any other Person (including, but not limited to, Affiliates of the Advisor). The Trustees may request the Advisor and/or its Affiliates to engage in certain other activities relating to the Trust's investments, including property management, contracting for the construction of improvements, and the placement or brokerage of real property, equity investments in real property, Mortgages, or other financing arrangements; and the Advisor and/or its Affiliates may act as broker or provide services requested by sellers, mortgagors, prospective sellers, or prospective mortgagors to the Trust and may receive brokerage commissions and other compensation from such sellers, mortgagors, prospective sellers, and prospective mortgagors in addition to compensation paid to the Advisor by the Trust.

     The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Trust which is consistent with the investment policies and objectives of the Trust, but neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and subject to the foregoing, each of them shall have the right to take for its own account or to recommend to others any such particular investment opportunity. The Advisor shall act on a basis which is fair and reasonable to the Trust and the Shareholders in selecting from among the various investment opportunities that come to the Advisor those investment opportunities which it presents to and approves on behalf of the Trust. So long as there is an Advisor or other Person performing similar functions, the Trustees shall have no responsibility to originate investment opportunities for the Trust.

     4.5 Limitation on Operating Expenses. The Operating Expenses of the Trust for any full fiscal year shall not (except as set forth herein) exceed an amount equal to the greater of (a) 2% of the average net assets of the Trust Estate for such year or (b) 25% of the Trust's net income for such year, determined in accordance with generally accepted accounting principles, before deducting any non-accountable expense allowances, regular and incentive advisory fees, administrative fees and expenses, and depreciation, depletion, and amortization. The Trustees shall limit such expenses to amounts that do not exceed such limitations unless a majority of the Trustees who are not Affiliates of the Advisor determine that based upon such factors as they deem sufficient, a higher level of expenses is justified. Each contract made with the Advisor under this
Article IV shall specifically provide that in the event such Trustees determine that such excess expenses are not justified, the Advisor shall refund to the Trust promptly after the end of any such year the amount, if any, by which the Operating Expenses so exceed said amount; provided, that (i) the maximum liability of the Advisor for such excess in any year shall be limited to the amount of the Non- Accountable Expense Allowance and the Administration Fee received by the Advisor during such year as defined and provided for in the Advisory Agreement and (ii) to the extent that the Operating Expenses for any subsequent fiscal year are less than the greater of clauses (a) or (b) above, the Trust shall reimburse the Advisor the amount(s) it previously refunded to the Trust pursuant to this Section 4.5.

                                    ARTICLE V

                                Investment Policy

     5.1 General Statement of Policy. While the Trustees are authorized, pursuant to Article III, to invest the Trust Estate in a wide variety of investments, it is the present intention of the Trust that it shall be the principal investment objective and policy of the Trust for the Trustees to invest the Trust Estate in the Diversified Portfolio.

     Investments of the Trust may be made in various combinations and may involve participations with other Persons, including Affiliates of the Advisor and/or Trustees. Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages.

     The general purpose of the Trust is to seek real estate investment trust income as defined in the REIT Provisions of the Code consistent with the investment objective and policy of the Trust as set forth above. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, director, officer, employee, or agent of the Trust or the Advisor shall be liable to any Person, including any Shareholder, for any act or omission resulting in the loss of tax benefits, or in the incurrence of tax detriments, under the Code or for the Trust not being treated for tax purposes as a "real estate investment trust" under the REIT Provisions of the Code. Subject to
Section 5.3 hereof and subject to such restrictions as may be necessary to qualify the Trust as a "real estate investment trust" as defined in the REIT Provisions of the Code, the Trustees may alter the above-declared investment policy in light of changes in economic circumstances and other relevant factors, and the methods of implementing the Trust's investment policies may change, in the discretion of the Trustees as economic and other conditions change.

     5.2 Other Permissible Investments. To the extent that the Trust has assets not invested in accordance with Section 5.1, the Trustees may employ such assets by investing them in:

          (a) Obligations of, or guaranteed or insured by, the United States Government or any agency or political subdivision thereof;

          (b) Obligations of, or guarantees by, any state, territory, or possession of the United States of America or any agency or political subdivision thereof;

          (c) Evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations, and savings institutions;

          (d) Real and personal property and interests therein; and

          (e) Other Securities, liquid short-term investments, and property.

     5.3 Prohibited Investments and Activities. The Trustees shall not engage in any of the following investment practices or activities:

          (a) Invest in commodities, foreign currencies, or bullion except in connection with investments in other property;

          (b) Engage in any material trading activities with respect to any of the assets of the Trust Estate;

          (c) Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended;

          (d) Engage in the underwriting or public distribution of Securities issued by others; and

          (e) Purchase any property from or sell any property to the Advisor, nor shall the Trust lend any funds to the Advisor.

     5.4 Obligor's Default. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation (including a Trust Loan) to the Trust, the Trustees or the Advisor shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust, and the Trustees or the Advisor shall have the power to receive and hold any investment and to enter into any commitment or obligation on behalf of the Trust in connection with or in pursuit of such remedies which, in the judgment of the Trustees or the Advisor, is necessary or desirable for the purpose of acquiring property, disposing of property acquired in the pursuit of such remedies or the preservation of its investment.

                                   ARTICLE VI

                           The Shares and Shareholders

     6.1 Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall initially be of two classes, Class A Shares and Class B Shares. The Class A Shares shall have a par value of $1.00 per Share, and the Class B Shares shall have a par value of $.01 per Share. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a California corporation. There shall be no limit upon the number or classes of Shares to be issued. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares acquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. The Shares shall not entitle the holder to preference, pre-emptive, appraisal, conversion, or exchange rights of any kind, except as provided in Section 6.14.

     Upon termination of the Offering, the Trustees shall issue for par a sufficient number of Class B Shares to the Advisor and/or its nominee(s) such that the total number of outstanding Class B Shares shall equal one-half of the total number of outstanding Class A Shares. In order to maintain such proportion between Class A Shares and Class B Shares, the Trustees are hereby required to issue additional Class B Shares for par in like proportion on a pro rata basis to all holders of Class B Shares based on the number of Class B Shares held by such holder on the date of issuance of the Class A Shares requiring the issuance of the Class B Shares to the extent that (a) additional Class A Shares are issued by the Trust (provided that if and to the extent such issuance is subject to the approval of the American Stock Exchange, Inc. or such other exchange or market on which the Class A Shares or other securities of the Trust are traded, then such approval shall be obtained), and (b) the Class A Shares are subject to any stock dividend, stock split, or other recapitalization affecting the number of Class A Shares outstanding. The additional Class B Shares shall be issued within 60 days of the issuance of the Class A Shares and the purchase price may be paid in cash or by delivery of a promissory note. For the purposes of determining the total number of Class B Shares issued and outstanding following the termination of the Offering and issuance of Class B Shares pursuant to this
Section 6.1 as required in Sections 6.6(a) and 6.14, all additional Class B Shares issued pursuant to this paragraph of Section 6.1 shall be deemed to be issued and outstanding following termination of the Offering.

     6.2 Voting Rights. The Shareholders shall be entitled to vote only upon the following matters:

          (a) Election of Trustees. Trustees shall be elected in accordance with
     Section 2.1 at the annual meeting of the Shareholders to be held at such time and place as the Trustees' Regulations shall prescribe. In any election of Trustees, the Class A Shareholders and the Class B Shareholders shall vote together as a single class with each Class A Share and Class B Share held of record entitled to one vote in person or by proxy.

          Any vacancy in the office of Trustees may be filled by a vote of the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy, or, in the absence of any such Shareholder vote, such vacancy may be filled by the vote of the remaining Trustees. If the number of Trustees is increased in accordance with this Declaration, the Trustees' Regulations, or otherwise, any vacancy so created may be filled by the existing Trustees.

          (b) Removal of Trustees. A Trustee may be removed for cause (defined as willful violations of this Declaration or the Trustees' Regulations which violations are materially against the interests of the Shareholders or gross negligence in the performance of his duties) by majority vote or written consent of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy. Any vacancy created by the removal of a Trustee shall be filled as provided in Section 6.2(a).

          (c) Termination of Advisory Agreement. The Advisory Agreement may be terminated to the extent provided in Section 4.2 upon approval by vote or written consent of Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share held of record entitled to one vote in person or by proxy.

          (d) Termination of the Trust. The Trust may be terminated at a meeting of the Shareholders, specially called for such purpose, upon a vote by the Shareholders holding 66-2/3% of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy. A merger of the Trust with and into another entity is not a termination of the Trust if the Trust is the surviving entity or if the purpose of the merger is primarily to change the domicile of the Trust. Further, a change of the Trust's form from a business trust to a corporation is not a termination of the Trust.

          (e) Amendments to the Declaration of Trust. Except as set forth in the next sentence or Section 3.2(d) or 8.3, this Declaration of Trust can be amended upon approval of a majority vote of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy. Notwithstanding anything in this Declaration of Trust to the contrary, wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision can only be amended with the approval of Shareholders holding the specific percentage of Shares outstanding and entitled to vote which is set forth in such provision.

          (f) Sales of Assets. The Trust may sell, transfer or otherwise dispose of all or substantially all of its assets, upon a vote by the Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy.

          (g) Other Matters. All other matters to be voted on, consented to, or ratified by the Shareholders shall be passed, consented to, or ratified by a majority vote of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy.

     Notwithstanding anything in this Article VI to the contrary, at all times that there are no Class A Shares outstanding, the Class B Shareholders shall have exclusive voting power on all matters upon which Shareholders are entitled to vote pursuant to this Declaration. Wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of all Shares then outstanding and entitled to vote on such action.

     6.3 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Estate.

     6.4 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency, or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees, or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for, and upon delivery pursuant to Section 6.5 of, the certificate held by such Shareholder.

     6.5 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed, and transferred in accordance with the Trustees' Regulations. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of any of such Persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

     Subject to the provisions of Section 6.13, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution, or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of transfer of only a part of the Shares represented by an certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequences of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor, but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares, and such necessary releases from applicable governmental authorities. In case of the loss, mutilation, or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

     6.6 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase of refinancing of Trust obligations, or from the Disposition of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. The Trustees may declare dividends or distributions as far in advance as they shall determine in their discretion, including the advance declaration of dividends or distributions with respect to more than one month or other period. Shareholders shall have no right to any dividend or distribution unless and until the record date therefor as declared by the Trustees.

     (a) Distributions of Net Cash. The Trustees shall endeavor to declare distributions of Net Cash, which shall be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders, in amounts such that the Trust shall maintain its status as "real estate investment trust" under the Code. To the extent that Class B Shareholders convert their Class B Shares into Class A Shares as provided in Section 6.14, the percentage of distributions of Net Cash to be distributed to the Class B Shareholders, as well as the other distributions provided for in this Section 6.6, shall be reduced by multiplying such 1% by a fraction, the numerator of which is the aggregate number of Class B Shares outstanding as of the record date for any such distribution and the denominator of which is the aggregate number of Class B Shares issued and outstanding prior to any such conversion.

     (b) Distributions of Proceeds. Upon any Disposition, the proceeds of Disposition shall be applied first, to the payment of any selling or refinancing expenses, fees and commissions, including mortgage brokerage fees, and all other fees and costs incurred in connection with the Disposition; and second, to the payment of principal and interest owed in connection with the asset disposed of immediately prior to the Disposition which is to be repaid in connection with the Disposition. All proceeds remaining thereafter shall be segregated and not commingled with the other assets of the Trust except for any amounts thereof which the Trustees, in their absolute discretion, determine are required for support of the operations of Trust, or for investment in additional Trust assets. Any portion of such remaining segregated proceeds in the form of assets which the Trustees, in their absolute discretion, determine cannot reasonably be distributed to the Shareholders (including any net interest earned thereon) is herein called "Non- Distributable Net Proceeds," and any other portion of such segregated proceeds is herein called "Distributable Net Proceeds."

     The Distributable Net Proceeds of any Disposition shall be distributed to the Shareholders in the same manner as distributions of Net Cash by the Trust. The Non-Distributable Net Proceeds of any Disposition shall be considered Distributable Net Proceeds at such time as the Trustees, in their absolute discretion, determine that the assets comprising such Non-Distributable Net Proceeds can reasonably be distributed or such assets are transformed into Distributable Net Proceeds. They shall be distributed to the Shareholders in the same manner as distributions of Net Cash by the Trust after any such determination in the same manner as other Distributable Net Proceeds.

     (c) Other Distributions. All distributions other than those specifically provided for in Sections 6.6(a) and (b) may be declared by the Trustees at such time that they, in their absolute discretion, determine that the Trust has sufficient cash or other property which is not needed in the operation of the Trust, and shall be distributed in accordance with the first sentence of Section 6.6(a).

     6.7 Transfer Agent, Dividend Disbursing Agent, and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents, and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and to perform in respect of all original issues and transfers of Shares, dividends and distributions, and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents, and registrars of a California corporation.

     6.8 Shareholders' Meeting. There shall be an annual meeting of the Shareholders at such time and place as the Trustees' Regulations shall prescribe at which the Trustees shall be elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report (set forth in Section 6. 10) and within six months after the end of each fiscal year commencing with the fiscal year starting in 1989. Special meetings of Shareholders may be called by the Managing Trustee, if any, the Chairman of the Board of Trustees, or at least two of the other Trustees and shall be called upon the written request of Shareholders holding not less than 20% of the outstanding Class A Shares or 20% of the outstanding Class B Shares, entitled to vote in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Class A Shares and a majority of the outstanding Class B Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by a sufficient proportion of the Class A Shareholders and Class B Shareholders as would be required for a vote at meeting as provided in Section 6.2; provided that solicitation of such consents complies with Rule 706 of the American Stock Exchange, Inc. as such Rule or its successor is then in effect. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate.

     6.9 Proxies. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholders or by a proxy in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

     6.10 Reports to Shareholders. Not later than 120 days after the close of each full fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (herein "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Trust. Such financial statement shall be accompanied by the report of an independent public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees.

     6.11 Fixing Record Dates. The Trustees' Regulations may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than ten days nor more than 90 days prior to the date of the meeting or event for the purpose of which it is fixed.

     6.12 Notice to Shareholders. Any notice of meeting or other notice, communication, or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication, or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

     6.13 Restriction on Transfer, Acquisition and Redemption of Shares. Article X contains restrictions on transfer, acquisition and redemptions of Shares.

     6.14 Conversion Rights. Subject to the terms and conditions of this Section 6.14, the Class B Shareholders as a group shall at their option be entitled to convert up to 20% of the total of the Class B Shares, issued and outstanding following the termination of the Offering and issuance of the Class B Shares pursuant to Section 6.1, each year commencing with 1990 into fully paid and non-assessable Class A Shares on the basis of one Class A Share for 49 Class B Shares. Such conversion rights may be exercised at any time after December 31, 1989, and such rights shall be cumulative for each year thereafter, so that to the extent that less than 20% of the Class B Shares held of record by a Class B Shareholder are converted in any year, the percentage of Class B Shares convertible in the succeeding years shall be increased accordingly. For example, if only 10% of the total outstanding Class B Shares were converted into Class A Shares in 1990, up to 30% of such total number of Class B Shares shall be convertible in 1991, and to the extent that no Class B Shares are converted from 1990 through 1993, 100% of the total outstanding Class B Shares will be convertible into Class A Shares in 1994 and each year thereafter. After conversion of the

Class B Shares into Class A Shares, the rights of the remaining Class B Shareholders with respect to distributions of Net Cash shall be adjusted as provided in Section 6.6.

     In order to exercise such conversion rights, the Class B Shareholder shall surrender the certificate or certificates for such Class B Shares at the office of said transfer agent (or other place as provided by the Trustees), which certificate or certificates, if the Trustees shall so request, shall be duly endorsed to the Trust or in blank or accompanied by proper instruments of transfer to the Trust (such endorsements or instruments of transfer to be in form satisfactory to the Trust), and shall give written notice to the Trust at said office that he elects so to convert said Class B Shares in accordance with the terms of this Section 6.14, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Shares to be registered. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Shares and the Trust, whereby the Class B Shareholder shall be deemed to subscribe for the amount of Class A Shares which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Shares to be converted and to release the Trust for all liability thereunder, and thereby the Trust shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Shares to be issued upon such conversion.

     The Trust will, as soon as practicable after such deposit of a certificate or certificates for Class B Shares accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the Person for whose account such Class B Shares were so surrendered, or to his nominee or nominees, a certificate or certificates for the number of Class A Shares to which he shall be entitled as aforesaid. Subject to the provisions of this Section 6.14, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Shares to be converted; and the Person or Persons entitled to receive the Class A Shares issuable upon conversion of such Class B Shares shall be treated for all purposes as the record holder or holders of such Class A Shares on such date. Upon conversion of Class B Shares, the Class B Shares so converted shall be canceled and retired by the Trust.

     The issuance of certificates for Class A Shares upon conversion of Class B Shares shall be made without charge for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the Class B Shares converted, the Person or Persons requesting the issuance thereof shall pay to the Trust the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Trust that such tax has been paid or that no such tax is due.

     The Trust will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Shares, such number of Class A Shares as shall be issuable upon the conversion of all such outstanding Class B Shares; provided that nothing contained herein shall be construed to preclude the Trust from satisfying its obligations in respect of the conversion of the outstanding Class B Shares by delivery of Class A Shares which are held in the treasury of the Trust. The Trust covenants that if any Class A Shares, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such Class A Shares may be issued upon conversion, the Trust will use its best efforts at its expense to cause such Class A Shares to be duly registered or approved, as the case may be. The Trust will also at its expense endeavor to list the Class A Shares required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Shares are listed at the time of such delivery. The Trust covenants that all Class A Shares which shall be issued upon conversion of the Class B Shares, will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.

                                   ARTICLE VII

                    Liability of Trustees, Shareholders, and
                           Officers, and Other Matters

     7.1 Exculpation of Shareholders, Trustees and Officers. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Estate or the acts, obligations or affairs of the Trust. No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee for any act or omission of any other Trustee, Shareholder, officer, or agent of the Trust, including the Advisor, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Trust except only that arising from his own willful violation of the provisions of this Declaration or of the Trustees' Regulations which violation is materially against the interests of the Shareholders and results in material harm to such interests, or gross negligence in the performance of his duties. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this
Section 7.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     7.2 Express Exculpatory Clauses in Instruments. The Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Declaration to provide that neither the Shareholders nor the Trustees nor officers shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof. However, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer liable thereunder.

     7.3 Liability and Indemnification of Trustees. The Trustees, officers, employees, and agents of the Trust, including the Advisor, and their affiliates, shall not be liable to the Trust or the Shareholders, and the Trust shall indemnify the Trustees, officers, employees, and agents of the Trust, including the Advisor, and their Affiliates, against any claim or liability by or to any Person other than the Trust, in respect of any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the Trustees' authority and to be in the best interest of the Trust, and so long as he, she, or it was not guilty of negligence, misconduct, or a breach of his fiduciary obligations in such act or failure to act.

     The indemnification authorized by this Section 7.3 shall include payment of
(i) reasonable attorneys' fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and
(ii) expenses incurred by the removal of any liens affecting any property of the Person to be indemnified. Indemnification shall be made from assets of the Trust, and no Shareholder shall be personally liable to any Person to be indemnified. This Section 7.3 shall inure to the benefit of the Trustees and their Affiliates.

     For the purposes of this Section 7.3 only, the term "Affiliates" shall mean any Person performing services on behalf of the Trust who: (i) directly or indirectly controls, is controlled by, or is under common control with the Trustees; or (ii) owns or controls 10% or more of the outstanding voting securities of the Trustees; or (iii) is an officer, director, partner, or trustee of the Trustees; or (iv) is any company for which the Trustees act as an officer, director, partner, or trustee.

     7.4 Rights of Trustees and Officers to Own Shares or Other Property and to Engage in Other Business.

     (a) Any Trustee, officer, agent, or employee of the Trust and the Advisor may acquire, own, hold, and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not a Trustee, officer, employee, agent, or the Advisor; have personal business interests and engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, even if the same compete directly with the actual business being conducted by the Trust; subject to the provisions of Article IV, be interested as trustee, officer, director, stockholder, partner, member, advisor, or employee, or otherwise have a direct or indirect interest in a Person who may be engaged to render advice or services to the Trust (as the Advisor or otherwise) and receive compensation from such Person and any Affiliate of such Person as well as compensation as Trustee, officer, agent, or employee of the Trust; and, in a capacity of trustee, officer, director, stockholder, partner, member, advisor, or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, or interests in Persons engaged in the mortgage or real estate business, which interests or activities may be in direct competition with the Trust; and each Trustee, officer, employee, and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee, or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; and none of the foregoing interests or activities (singly, or in combination) shall be deemed to conflict with or be inconsistent with his powers, duties, and responsibilities as Trustee, officer, agent or employee of the Trust.

     (b) Nothing in this Declaration shall be deemed to;

          (i) Prohibit a Trustee, officer, employee, or agent of the Trust from acquiring or owning any amount or percentage of any class of outstanding Securities of any publicly-owned Person whose shares are listed or traded on a national securities exchange or in the over-the-counter market;

          (ii) Prohibit a Trustee, officer, employee, or agent of the Trust who is also engaged in rendering legal, accounting, financial advisory, or other services from rendering such services to any Person or from acting as trustee, director, member, advisor, officer, or representative of any such Person to whom he renders or has rendered such services;

          (iii) Require a Trustee, officer, employee, or agent of the Trust to dispose of a personal business interest acquired, or to discontinue personal business activities begun, whether acquired or begun before or when he was a Trustee, officer, employee, or agent, regardless of whether such interests or activities compete with the business of the Trust; or

          (iv) Prohibit a Trustee, officer, employee, or agent of the Trust from having personal business interests or engaging in personal business activities regardless of whether;

               (A) The Trustees (by vote or consent sufficient for such purpose including the vote of the interested Trustee(s)) have decided that such interests or activities should or should not be acquired or engaged in by the Trust; or

               (B) The Trust could have acquired such interests or engaged in such activities without endangering the qualification of the Trust as a real estate investment trust under the REIT Provisions of the Code or without violating any provision of this Declaration or applicable law, even though any such Person, interests, or activities are or could be in competition, in any way, with the Trust, or any such Person is in the same or similar business as the Trust.

     7.5 Transactions Between the Trust and Certain Affiliates. Except as prohibited by this Declaration and in the absence of fraud, a contract, act, or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (i) one or more of the Trustees, officers of the Trust, or the Advisor are Affiliates of such other Person, or
(ii) one or more of the Trustees, officers, or the Advisor, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act, or transaction. Neither any such Trustee, officer, nor the Advisor shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and the Trustees authorized such contract, act, or other transaction by vote sufficient for such purpose including the vote of the interested Trustee(s), or (b) such interest or connection is disclosed or known to the Shareholders, and such contract, act, or transaction is approved or subsequently ratified by the Shareholders, or (c) such contract, act, or transaction is fair and reasonable as to the Trust at the time it is authorized by the Trustees or by the Shareholders.

     Notwithstanding any other provision of this Declaration of Trust, Affiliates of the Advisor may receive compensation from, and/or a share of the proceeds received by, borrowers in connection with Trust Loans.

     7.6 Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, a business trust) will permit, the duties and liabilities of Shareholders, Trustees, and officers shall in no event be greater than the duties and liabilities of shareholders, directors, and officers of a California corporation. The Shareholders, Trustees, and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

     7.7 Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents, or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

     7.8 Reliance. The Trustees and officers may consult with counsel (which may be a firm in which one or more of the Trustees or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the Managing Trustee or the Chairman of the Board of Trustees, if any, or the officer of the Trust having charge of its books of account, or stated in a written report by an independent public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     7.9 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                                  ARTICLE VIII

                        Duration, Termination, Amendment,
                           and Qualification of Trust

     8.1 Duration of Trust. The Trust's existence shall be perpetual. In the event that it shall be finally determined by a court of competent jurisdiction in any state in which the Trust shall own property that the holding of such property is or shall be in contravention of a law, whether statutory or otherwise, similar to the common law "rule against perpetuities," then with respect to the property affected thereby, unless this Trust shall be earlier terminated as provided in this Section 8, the Trust shall continue only until the expiration of 20 years after the death of the last survivor of the following named persons:

Name                    Date of Birth                 Parents                      Residence
----                    -------------                 -------                      ---------
Adam G.                 September 10, 1985            Mr. and Mrs.                 348 South Citrus
Edwards                                               Steven Edwards               Los Angeles, CA 90036

Lindsey M.              September 27, 1986            Mr. and Mrs.                 5701 West 76th Street
Nicholls                                              Donald G.  Nicholls          Los Angeles, CA 91316

Daniel L.               December 11, 1987             Mr. and Mrs.                 4745 Yarmouth Avenue
Reuben                                                Timothy D.  Reuben           Encino, CA 91316

Lucas J.                July 15, 1986                 Mr. and Mrs.                 9914 Garden Grove
Sexton                                                Phillip J. Sexton            Northridge, CA 91325

Taylor C.               January 13, 1987              Mr. and Mrs.                 2816 Hilary Court
Smith                                                 Michael F. Smith             Thousand Oaks, CA 91362

     8.2  Termination of Trust.

          (a)  Upon termination of the Trust:

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at a public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind or partly each, among the Shareholders according to their respective rights and the Advisor pursuant to the Advisory Agreement.

          (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     8.3  Amendment Procedure.

     (a) Prior to the issuance of any Shares, this Declaration may be amended by a majority of the Trustees. Hereafter, this Declaration may be amended by Shareholders voting as provided in Section 6.2. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to (i) conform this Declaration to the requirements of the REIT Provisions of the Code or to other applicable federal laws or regulations, but the Trustees shall not be liable for failing so to do, (ii) clarify, supplement, correct, or otherwise revise any provision of this Declaration as provided in
Section 9.6(a) or (iii) effect a change in the domicile of the Trust or to change the form of the Trust to a corporation through a merger, incorporation, sale of assets or similar transaction; provided that the Trustees have determined in the case of subclause (iii) that such amendment does not materially and adversely affect the Shareholders.

     (b) No amendment may be made, under Section 8.3(a) above, which would change any rights with respect to any outstanding Shares of the Trust by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the outstanding class of Shares affected and entitled to vote thereon.

     (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     8.4 Qualification Under the REIT Provisions of the Code. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Code during such period as the Trustees shall deem it advisable to so qualify the Trust.

                                   ARTICLE IX

                                  Miscellaneous

     9.1 Applicable Law. This Declaration is executed and acknowledged by the Trustees in the State of California and with reference to the statutes and laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of said State.

     9.2 Index and Headings for Reference Only; Gender. The table of contents and heading preceding the text, articles, and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Declaration. Whenever the context so requires references to the masculine gender shall include the female and neuter genders and vice versa, and singular references shall include the plural form.

     9.3 Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

     9.4 Inspections of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a California corporation would be available for inspection by stockholders under the laws of the State of California. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than stockholders of a California corporation to require financial or other information from the Trust, Trustees, or officers.

     9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     9.6 Correction of Provisions of Declaration.

     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or with other applicable federal or state laws and regulations, or that any provision of this Declaration should be clarified or supplemented, or contains a mistake, ambiguity, or inconsistency with any other provision of this Declaration, or should otherwise be revised, they shall, without the consent or vote of the Shareholders, immediately amend this Declaration to delete such inconsistency, clarify or supplement such provision, and/or correct such mistake or ambiguity; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the conflicting provisions amended or removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this
Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3(a).

     (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     9.7 Certifications. The following certifications shall be final and conclusive as to any Person dealing with the Trust when made in writing by the Secretary of the Trust or by any Trustee:

          (a) A certification as to the number and identity of Persons holding office as Trustees or officers at any particular time;

          (b) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force; and

          (c) A certification as to any actions by Trustees, officers, or the Advisor, other than the above.

     9.8 Recording and Filing. A copy of this Declaration and any amendments shall be recorded in the office of the County Recorder of Los Angeles County, California, and in the office of the County Recorder or its equivalent in every county where the Trust is or Trustees are the record owner of real property, provided that provision is made in such county for such recording and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded as in such other places the Trustees deem appropriate.

                                    ARTICLE X

                      Restriction on Transfer, Acquisition
                            and Redemption of Shares

     10.1 Definitions. For purposes of this Article X, the following terms shall have the following meanings:

          (a) "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

          (b) "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Trustees as the beneficiary or beneficiaries of the Excess Share Trust.

          (c) "Debt" shall mean indebtedness of the Trust.

          (d) "Excess Shares" shall have the meaning given to it in paragraph
     (a) of Section 10.3.

          (e) "Excess Share Trust" shall mean the trust created pursuant to
     Section 10.15.

          (f) "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Trustees as the trustee of the Excess Share Trust.

          (g) "Existing Holder" shall mean (i) any Person who is, or would be upon the exchange of Debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after ____________ ___, 1998 (the "Restriction Commencement Date"), so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article X, Beneficial Ownership of Shares causing such transferee to Beneficially Own Shares in excess of the Ownership Limit.

          (h) "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) or which would be Beneficially Owned upon the exchange of Debt or any security of the Trust, by such Existing Holder upon and immediately after the Restriction Commencement Date, and, after any adjustment pursuant to Section 10.9, shall mean such percentage of the outstanding Shares as so adjusted, and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the lesser of
     (i) the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, or (ii) the Ownership Limit if the Existing Holder is a person other than a trust qualified under Section 401(a) of the Code and exempt from tax under
     Section 501(a) of the Code, and, after any adjustment pursuant to Section 10.9, shall mean such percentage of the outstanding Shares as so adjusted. From the Restriction Commencement Date until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          (i) "Market Price" shall mean the last reported sales price reported on the American Stock Exchange for a particular class of Shares on the trading day immediately preceding the relevant date, or if not then traded on the American Stock Exchange, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

          (j) "Ownership Limit" shall initially mean 9.8%, in number of Class A Shares, or value of the aggregate outstanding Shares of the Trust, and after any adjustment as set forth in Section 10.10, shall mean such percentage in number of Class A Shares, or value of the aggregate outstanding Shares, as so adjusted. Such number and/or value shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof. For purposes of this Article X, the value of the Class B shares shall be determined by the Board of Trustees in good faith at least quarterly at the beginning of each calendar quarter and such determination shall be conclusive for all purposes hereof until the earlier of (i) the beginning of the next calendar quarter or (ii) the next determination of the value of Class B shares by the Board of Trustees.

          (k) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

          (l) "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in
     Section 10.3, the beneficial holder of the Shares, if such Transfer had been valid under Section 10.2.

          (m) "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in
     Section 10.3, the record holder of the Shares, if such Transfer had been valid under Section 10.2.

          (n) "Restriction Termination Date" shall mean the first day after the Restriction Commencement Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a real estate investment trust.

          (o) "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Debt or any security of the Trust for Shares and
     (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

     10.2 Ownership Limitation.

     (a) Except as provided in Sections 10.12 and 10.20, and subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Sections 10.12 and 10.20, and subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

     (c) Except as provided in Sections 10.9 and 10.12, and subject to paragraph
(f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

     (d) Subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

     (e) Subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of
Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of
Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

     (f) Nothing contained in this Article X shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article X and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

     10.3 Excess Shares.

     (a) If, notwithstanding the other provisions contained in this Article X, at any time from the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 10.9 and 10.12, and subject to paragraph (f) of Section 10.2, the Shares Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article X. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

     (b) If, notwithstanding the other provisions contained in this Article X, at any time after the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust which, if effective, would cause the Trust to become

"closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article X. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Shares).

     10.4 Prevention of Transfer. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 10.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 10.2, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d) or (e) of Section 10.2 shall automatically result in the designation and treatment described in Section 10.3, irrespective of any action (or non-action) by the Board of Trustees.

     10.5 Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of Section 10.2, or any Person who is a transferee such that Excess Shares result under Section 10.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     10.6 Information for Trust. From the Restriction Commencement Date and until the Restriction Termination Date:

          (a) every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided under the REIT Provisions of the
     Code) of the number or value of outstanding Shares of the Trust shall upon the Trust's written request, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

          (b) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     10.7 Other Action by Board of Trustees. Subject to paragraph (f) of Section 10.2, nothing contained in this Article X shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT; provided, however, that no provision of this Section
10.7 shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange.

     10.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition contained in Section 10.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article X with respect to any situation based on the facts known to it and the Board of Trustees' determination shall be conclusive for all purposes of this Declaration..

     10.9 Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

          (a) Subject to the limitations provided in Section 10.11, the Board of Trustees may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board of Trustees and/or the shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 10.11 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

          (b) Subject to the limitations provided in Section 10.11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees which results in Beneficial Ownership of Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 10.11 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

          (c) The Board of Trustees shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article X by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in paragraph
     (a) of this Section 10.9 by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     10.10 Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 10.11 and Section 5.1, the Board of Trustees may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

     10.11 Limitations on Changes in Existing Holder and Ownership Limits.

     (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

     (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 10.9 or 10.10, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

     (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     10.12 Waivers by Board of Trustees.

     (a) The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

     (b) In addition to waivers permitted under paragraph (a) above, the Board of Trustees shall waive the Ownership Limit with respect to a Person if: (i) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account
Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b); (iii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b) will not result in the Trust failing to qualify as a REIT; and (iv) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this paragraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 10.3 with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this paragraph (b)).

     10.13 Legend. Each certificate for Shares shall bear substantially the following legend:

     The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     10.14 Severability. If any provision of this Article X or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     10.15 Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 10.3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 10.18.

     10.16 Distributions on Excess Shares. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     10.17 Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     10.18 Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 10.18. At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. Such transfer shall be made within 60 days after the latest of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 10.5. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under Section 10.19. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 10.18 against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     10.19 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the common Shares and/or preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and
(y) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 10.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 10.18. Unless the Board of Trustees determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Trustees at any time up to but not later than one year after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

     10.20 Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of the date first hereinabove set forth.




                                            ------------------------------------

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                                      F-43

                                                                       EXHIBIT G

                            STARWOOD FINANCIAL TRUST
                          1996 LONG-TERM INCENTIVE PLAN
                (AMENDED AND RESTATED AS OF [March _____, 1998])

                                 I. INTRODUCTION

     1.1 PURPOSES AND GENERAL. Effective as of September 26, 1996, Starwood Financial Trust (formerly known as Angeles Participating Mortgage Trust) (the "Trust") established the Angeles Participating Mortgage Trust 1996 Share Incentive Plan and the Angeles Participating Mortgage Trust 1996 Trustees' Share Incentive Plan. The following provisions constitute an amendment, restatement, merger and continuation of the Angeles Participating Mortgage Trust 1996 Share Incentive Plan and the Angeles Participating Mortgage Trust 1996 Trustees' Share Incentive Plan into one plan effective as of March _____, 1998 (the "Effective Date"), which on and after the Effective Date shall be known as the Starwood Financial Trust 1996 Long-Term Incentive Plan (the "Plan"). The purposes of the Plan are to align the interests of the Trust's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Trust's growth and success and to advance the interests of the Trust by attracting and retaining officers, key employees, consultants and advisers, as well as qualified persons for service as trustees of the Trust ("Trustees"). For purposes of this Plan, references to employment by or service as an officer, employee, consultant, adviser or Trustee of the Trust shall also mean employment by or service as an officer, employee, consultant, adviser, trustee or director of a subsidiary or affiliate of the Trust. In addition, references to Trustees include persons elected as Trustees who will begin to serve as Trustee at a future date.

     The Plan seeks to accomplish the foregoing purposes by providing a means whereby (i) options ("Options") to purchase from the Trust Class A Shares of beneficial interest, par value $.01 per share ("Shares") may be granted in accordance with Section II to Eligible Persons and shall be granted, in accordance with Section V, to Trustees, (ii) Shares may be granted in accordance with Section III to Eligible Persons, and (iii) Performance Awards may be granted in accordance with Section IV to Eligible Persons.

     The Administrator (as defined in Section 1.3) may designate an Option as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (an "incentive share option").

     1.2 CERTAIN DEFINITIONS. As used herein, the words set forth in the Glossary contained in Section 6.12 shall have the meanings therein indicated.

     1.3 ADMINISTRATION. This Plan shall be administered by the Board or the Committee (the "Administrator"). Any one or a combination of the following Awards may be made under this Plan to Eligible Persons: (i) Options; (ii) Restricted Share Awards; (iii)

Performance Awards. The Administrator may, subject to the terms of this Plan, select Eligible Persons for participation in the Plan and shall determine the form, amount and timing of each Award and, if applicable, the number of Options, Shares or Performance Awards subject to such an Award, the exercise price or base price associated with the Award, the time and conditions of exercise or settlement of the Award and all other terms and conditions of the Award, including without limitation the form of the Agreement relating to the Award. The Administrator may, in its sole discretion and for any reason at any time, subject to the requirements imposed by Section 162(m) of the Code and regulations promulgated thereunder in the case of an Award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Share Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding Option or Restricted Share Award and to any outstanding Performance Award shall be deemed to be satisfied in whole or in part.

     The Administrator shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. Each Award shall be evidenced by a written Agreement between the Trust and the holder setting forth the terms and conditions applicable to such Award.

     Subject to the express provisions of this Plan, the Administrator shall have the authority:

          (1) to determine from among those persons eligible to receive an Award the particular Eligible Persons who will receive any Awards;

          (2) to grant Awards to Eligible Persons, determine the price at which Awards will be offered or awarded and the amount of Awards to any of such Persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (3) to approve the forms and terms of Agreements, which need not be identical either as to type of Award or among Eligible Persons;

          (4) to construe and interpret this Plan and any Agreements, further define the terms used in this Plan and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (5) to cancel, modify or waive the Trust's rights with respect to, any or all outstanding Awards;

          (6) to accelerate the exercisability or vesting or extend the term of any or all such outstanding Awards within the maximum term permitted under this Plan; and

          (7) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     Any action taken by, or inaction of, the Trust, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Trust or any subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, each of the Board and the Committee may act in its absolute discretion in matters within its authority related to this Plan.

     In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including professional advisors to the Trust. No Trustee, officer or Agent of the Trust shall be liable for any such action or determination taken or made or omitted in good faith.

     The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Trust.

     The Administrator may delegate in writing signed by the Chairman of the Administrator some or all of its power and authority hereunder to the Chief Executive Officer or Chief Operating Officer or other executive officer of the Trust as the Administrator deems appropriate; provided, however, that the Administrator may not delegate its power and authority with regard to (i) the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Administrator's judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding, if the Administrator intends that compensation payable pursuant to such an Award be qualified performance-based compensation, or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

     A majority of the Administrator shall constitute a quorum. The acts of the Administrator shall be either (i) acts of a majority of the members of the Administrator present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Administrator without a meeting.

     1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers, key employees, consultants, advisers and Trustees of the Trust and its subsidiaries as the Administrator in its sole discretion may select from time to time ("Eligible Persons"), provided that only employees of the Trust (or a subsidiary of the Trust) will be Eligible Persons to whom may be granted an Option which designated as an incentive share option. The Administrator's selection of a person to participate in this Plan at any time shall not require the Administrator to select such person to participate in this Plan at any other time. Trustees shall also participate in this Plan in accordance with Section V.

     1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 6.6, the aggregate number of Shares available from time to time for all Awards of Options or Share Awards under this Plan shall be 29,926,114 Shares, reduced by the aggregate number of Shares subject to outstanding Options and outstanding Share Awards under the Plan. In the event the number of outstanding Shares increases after the Effective Date, the maximum number of Shares reserved for Awards will be adjusted automatically so that the maximum number equals 9% of the outstanding Shares on a fully diluted basis, provided that the number of Shares reserved for grants of Options designated as incentive share options will not be so increased over the number of such Shares as of the date shareholders approve the restatement of the Plan. Subject to adjustment as provided in Section 6.6, the number of Shares available for grants of Options designated as incentive share options shall be 29,926,114.

     To the extent that Shares subject to (i) an outstanding Option or (ii) a Share Award, are not issued or delivered or are canceled or forfeited by reason of the expiration, termination, cancellation or forfeiture of any such Award, then such Shares shall again be available under this Plan.

     Shares to be delivered under this Plan shall be made available (i) by the Trust from authorized and unissued Shares issued by the Trust directly to the holder, (ii) from authorized and issued Shares acquired and held by the Trust or
(iii) a combination thereof.

     The maximum number of Shares with respect to which Options or Share Awards or a combination thereof may be granted to any person other than an advisor to the Trust during any calendar year shall be 8,000,000 subject to adjustment as provided in Section 6.6.

                                   II. OPTIONS

     2.1 AWARDS OF OPTIONS. The Administrator may, in its discretion, grant Options to such Eligible Persons as may be selected by the Administrator. The Administrator may designate that an Option is intended to be an incentive share option. Each Option that is not designated an incentive share option shall be a non-qualified share option. Each Option that is designated as an incentive share option shall be granted within ten years of the Effective Date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as incentive share options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Trust or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such Options shall constitute non-qualified share options.

     2.2 TERMS OF OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of Shares subject to an Option and the purchase price per Share purchasable upon exercise of the Option shall be determined by the Administrator; provided, however, that the purchase price per Share under an Option that is designated as an incentive share option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided further, that if an Option designated as an incentive share option is granted to an Eligible Person who owns shares of beneficial interest possessing more than ten percent (10%) of the total combined voting power of all classes of shares of beneficial interest of the Trust (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per Share shall be the price (currently 110% of Fair Market Value of a Share) required by the Code in order to constitute an incentive share option.

          (b) Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Administrator; provided, however, that no Option designated as an incentive share option shall be exercised later than ten years after its date of grant; provided further, that if an Option designated as an incentive share option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The Administrator shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole Shares. Except to the extent otherwise specified in the Agreement relating to an Option, in the event of a Change of Control, such Option shall become immediately exercisable for the full amount of Shares subject thereto and shall be exercisable until expiration of the term of such Option.

          (c) Method of Exercise. An Option may be exercised (i) by giving written notice to the Trust specifying the number of whole Shares to be purchased and accompanied by payment thereof in full (or arrangement made for such payment to the Trust's satisfaction) either (A) in cash, (B) by delivery of previously-owned whole Shares (which the holder has held for at least six months prior to the delivery of such Shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Trust to whom the holder has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Option and (ii) by executing such documents as the Trust may reasonably request. The

     Administrator shall have sole discretion to disapprove of an election pursuant to either clause (B) or (C). Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder. No certificate representing a Share shall be delivered until the full purchase price therefor has been paid.

     2.3 TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability or Death. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an Option, if the optionee's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates by reason of Disability or death, each Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such Option) after the effective date of such optionee's termination of employment or service or date of death, as the case may be, and (ii) the expiration date of the term of such Option.

          (b) Termination for Cause. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an Option, if the optionee's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates for Cause, each Option held by such optionee, whether or not then exercisable, shall terminate automatically on the effective date of such optionee's termination of employment or service.

          (c) Other Termination. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an Option, if the optionee's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates for any reason other than Disability, death or termination by the Trust for Cause, each Option held by such optionee shall be exercisable only to the extent that such Option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such Option) after the effective date of such optionee's termination of employment or service and
     (ii) the expiration date of the term of such Option.

          (d) Death Following Termination of Employment or Service. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an Option, if an optionee dies during the one-year period following termination of employment or service by reason of Disability or if an optionee dies during the three-month period following termination of employment or service for any reason other than

     Disability or Cause (or, in each case, such other period as the Administrator may specify in the Agreement relating to an Option), each Option held by such optionee may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such Option) after the date of death (but in the case of death following termination of employment or service by reason of Disability, the date which is one year (or such other period as set forth in the Agreement relating to such Option) after the date of death), and
     (ii) the expiration date of the term of such Option.

          (e) Termination of Employment -- Incentive Share Options. Unless otherwise specified in the Agreement relating to an Option designated as an incentive share option, if the employment with the Trust of an optionee of such an Option terminates by reason of Permanent and Total Disability (as defined in Section 22(e) (3) of the Code) or death, each such Option shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such Option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or date of death, as the case may be, and (ii) the expiration date of the term of such Option.

          Unless otherwise specified in the Agreement relating to an Option designated as an incentive share option, if the employment with the Trust of an optionee of such an Option terminates for Cause, each such Option, whether or not then exercisable, shall terminate automatically on the effective date of such optionee's termination of employment.

          Unless otherwise specified in the Agreement relating to an Option designated as an incentive share option, if the employment with the Trust of an optionee of such an Option terminates for any reason other than Permanent and Total Disability, death or Cause, each such Option shall be exercisable only to the extent such Option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such Option.

          If the optionee of an Option designated as an incentive share option dies during the one-year period following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such Option), or if the optionee of such an Option dies during the three-month period following termination of employment for any other reason (other than for Cause), each such Option held by such optionee may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is three months after the date of death and (ii) the expiration date of the term of such Option.

                                III. SHARE AWARDS

     3.1 SHARE AWARDS. The Administrator may, in its discretion, grant Restricted Share Awards to such Eligible Persons as may be selected by the Administrator.

     3.2 TERMS OF SHARE AWARDS. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Administrator in its discretion shall deem advisable.

          (a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Share Award shall be determined by the Administrator.

          (b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Administrator in its discretion and subject to the provisions of this Plan, for the vesting of the Shares subject to such Award either (i) in accordance with the attainment or satisfaction of specified Performance Measures during the specified Restriction Period or (ii) over a period of years of employment by, service to or compliance with agreements with the Trust during the specified Restriction Period (or both), and for the forfeiture of the Shares subject to such Award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such Award does not remain in the employment of or service to the Trust or in compliance with such agreements with the Trust during the specified Restriction Period. Except to the extent otherwise specified in the Agreement relating to a Restricted Share Award, all Shares subject to such an Award shall immediately vest in full in the event of a Change of Control.

          (c) Share Certificates. During the Restriction Period, a certificate or certificates evidencing Shares issued as a Restricted Share Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Trust, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Trust, which would permit transfer to the Trust of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), subject to the Trust's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

          (d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a shareholder of the Trust, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares.

     3.3 TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability or Death. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, if the holder's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates by reason of Disability or death, the Restriction Period shall terminate as of the effective date of such holder's termination of employment or service, and any applicable Performance Measures shall be computed through such date.

          (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, if the holder's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates for any reason other than Disability or death, the portion of such Award which is subject to a Restriction Period or any Performance Measure on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Trust.

                             IV. PERFORMANCE AWARDS

     4.1 PERFORMANCE AWARDS. The Administrator may, in its discretion, grant Performance Awards to such Eligible Persons as may be selected by the Administrator.

     4.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall in its discretion deem advisable.

          (a) Grant of Performance Awards. A Performance Award may be granted only in tandem with an Option which is being or was granted under Section II and shall apply to all or such portion of the Shares subject to such Option as the Administrator may designate. The Performance Period and Performance Measure of a Performance Award shall be as designated by the Administrator.

          (b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Administrator in its discretion and subject to the provisions of this Plan, for the vesting of such award if specified Performance Measure(s) are satisfied or met during the specified Performance Period, and for the forfeiture of such award if specified Performance Measure(s) are not satisfied or met during the specified Performance Period. To the extent not otherwise provided in such Agreement, such vesting and forfeiture provisions shall be as provided in this Plan.

          (c) Settlement of Vested Performance Awards. Vested Performance Awards shall be settled in cash to the extent that both (i) the applicable Option has been exercised (whether before or after expiration of the Performance Period) with respect to Shares subject to the Performance Award and (ii) the Performance Period has expired. The amount shall be the sum (without interest or compounding) of all dividends and distributions per Share (subject to adjustment as provided in Section 6.7) during the Performance Period and thereafter through any subsequent exercise of Options, multiplied by the number of such Shares purchased upon such exercise. Except to the extent otherwise provided in the Agreement relating to a Performance Award, in the event of a Change of Control the Performance Period shall expire and the Performance Measure shall be computed through such date and the applicable Performance Award shall forthwith be settled on the date of such Change of Control or if later upon exercise of the applicable Options. Notwithstanding the foregoing, if the Administrator in good faith determines that a payment in settlement of a Performance Award will or is likely to render the Trust insolvent, the Administrator may elect to defer such payment for a reasonable period of time and to pay at a later date with interest at such reasonable rate as the Administrator may determine.

     4.3 TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability or Death. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the employment of the holder of a Performance Award or his or her service as an officer or consultant, adviser or Trustee of the Trust terminates by reason of Disability or death, the Performance Period with respect to such Performance Award shall terminate and the Performance Measure shall be computed through such date and the applicable Performance Award shall be settled as soon as practicable within 10 days thereafter, or if later, upon exercise of the applicable Option, subject to the provisions of Section 4.2(c).

          (b) Other Termination. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the holder's employment with the Trust or service as an officer or consultant, adviser or Trustee terminates for any reason other than Disability or death, the Performance Period for such Performance Award shall be deemed to end on the date of such termination, no Performance Measure shall be recognized or deemed attained, satisfied or met, and the holder's Performance Award shall be immediately forfeited to and canceled by the Trust.

                   V. CERTAIN PROVISIONS RELATING TO TRUSTEES

     5.1 ELIGIBILITY. Each Trustee who is not an officer or employee of the Trust or a subsidiary of the Trust ("Eligible Trustee") shall be granted Options in accordance with this Section V and may, in the discretion of the Administrator, be granted additional Options, subject to such terms and conditions as the Administrator shall deem advisable. All Options granted under this Section V shall constitute non-qualified share options.

     5.2 GRANTS OF OPTIONS. Each Eligible Trustee shall be granted Options as follows:

          (a) Time of Grant. As of the close of each Annual Meeting of Shareholders held after the Effective Date, each Eligible Trustee on such date shall be granted an Option to purchase 10,000 Shares. An individual who becomes an Eligible Trustee after the Effective Date but on a date other than the date of the Annual Meeting of Shareholders shall receive an Option to purchase 10,000 Shares on the date he becomes an Eligible Trustee, subject to a pro rata reduction to reflect the portion of the 12-month period which has elapsed since the last preceding Annual Meeting of Shareholders during which the individual was not an Eligible Trustee. The purchase price per Share subject to each Option shall be equal to 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (b) Option Period and Exercisability. Each Option granted under paragraph (a) above shall be fully exercisable on and after its date of grant, shall expire ten years after its date of grant (notwithstanding termination of service as a Trustee for any reason prior to such ten-year anniversary date) and may be exercised in whole or in part (only with respect to whole Shares). Options granted under this Article V shall be exercisable in accordance with Section 2.2(c).

          (c) Death. If a Trustee dies while an Option is outstanding, such Option may thereafter be exercised by such Trustee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the expiration date of the term of such Option.

                                   VI. GENERAL

     6.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan, as amended and restated, shall be submitted to the shareholders of the Trust for approval within one year after the date of approval of such amendment and restatement by the Board and, if approved by a majority of all the votes cast at a meeting of shareholders at which a quorum is present, shall become effective as of the Effective Date and shall apply, without limitation, to all Awards then or theretofore made or granted under this Plan. This Plan shall terminate on March _____, 2008

(ten years after the Effective Date) unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination.

     Awards may be granted hereunder at any time prior to the termination of this Plan, provided that no Award may be granted later than ten years after the Effective Date of this Plan. In the event that this Plan, as amended and restated, is not approved by the shareholders of the Trust within one year after the date of approval by the Board, the amendments made as of the Effective Date and any Awards granted pursuant to the Plan as so amended and restated shall be null and void; provided that such failure to obtain shareholder approval shall have no effect on any Options awarded under the Plan as in effect before such date.

     6.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Sections 422 and 856 of the Code; provided, however, that any amendment with respect to the persons eligible for Options designated as incentive share options or the number of Shares reserved therefor or the maximum number of Options or Share Awards that may be granted to any person in any calendar year under the Plan shall not be effective without shareholder approval of such amendment within 12 months before or after the date such amendment is approved by the Board. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder.

     6.3 NON-TRANSFERABILITY. No Option or Performance Award shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Trust. Except to the extent permitted by the foregoing sentence, each Option or Performance Award may be exercised or settled during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no Option or Performance Award shall be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of any Option or Performance Award, such Option or Performance Award and all rights thereunder shall, to the extent of any such attempt, immediately become null and void.

     Restricted Share granted under this Plan shall be transferable, subject to the transferee's receiving such Restricted Share subject to the same restrictions as those applicable to the transferor. Upon any such transfer, the transferee shall execute such appropriate documents that may be requested by the Trust to evidence the transferee's acceptance of the restrictions applicable to such Restricted Share.

     6.4 TAX WITHHOLDING. The Trust shall have the right to require, prior to the delivery of any Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Agreement may provide that the holder of an Award may satisfy any such obligation by any of the following means: (A) a cash payment to the Trust, (B) delivery to the Trust of previously-owned whole Shares (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Trust to whom the holder has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Award; provided, however, that the Administrator shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Agreement may provide for Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     6.5 RESTRICTIONS ON SHARES. Each Award hereunder shall be subject to the requirement that if at any time the Trust determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Trust. The Trust may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Notwithstanding any other provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Trust would not satisfy the REIT Requirements in any respect. For purposes of the preceding sentence, "REIT Requirements" shall mean the requirements for the Trust to qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder.

     6.6 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of Shares available under the Plan, the number and class of Shares subject to each outstanding Option, the purchase price per Share, and the number of Shares subject to each Option and the number of Shares to be granted to Trustees pursuant to

Article V, the number and class of Shares subject to each outstanding Share Award and the terms of each outstanding Performance Award shall be appropriately adjusted by the Administrator, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price or base price. The decision of the Administrator regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an Award under this Plan, the Trust shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value of a Share on the vesting, exercise or settlement date over (y) the exercise price or base price, if any, of such Award.

     With respect to any holder who is subject to Section 16 of the Exchange Act and notwithstanding the exercise periods set forth in paragraphs (a), (c) and
(d) of Section 2.3, paragraph (b) of Section 5.2 or as set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of an Option (other than an Option designated as an incentive share option), in the event the Trust is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Trust, then each Option (or option in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section
2.3 or 5.2, or the expiration date of the term of the Option, as the case may be, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

     6.7 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by, or service to, the Trust, any subsidiary or any affiliate of the Trust or affect in any manner the right of the Trust, any subsidiary or any affiliate of the Trust to terminate the employment of, or service by, any person at any time without liability hereunder. For purposes of Sections 2.3(a) through (c), Sections 3.3(a) and (b), and Sections 4.3(a) and (b), employment with the Trust or service as an officer or consultant, adviser or Trustee includes such employment or service with or for a subsidiary or affiliate of the Trust.

     6.8 RIGHTS AS SHAREHOLDER. No person shall have any rights as a shareholder of the Trust with respect to any Shares which are subject to an Award hereunder until such person becomes a shareholder of record with respect to such Shares.

     6.9 DESIGNATION OF BENEFICIARY. If permitted by the Trust, an Eligible Person who is granted an Award hereunder may file with the Administrator a written designation of one or more persons as such Eligible Person's beneficiary or beneficiaries (both primary and contingent) in the event of the person's death.

     Each beneficiary designation shall become effective only when filed in writing with the Administrator during such Eligible Person's lifetime on a form prescribed by the Administrator. Such person's spouse who is domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Administrator of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     To the extent an outstanding Option granted hereunder is exercisable or an outstanding Performance Award may be settled in accordance with the terms of this Plan and the Agreement relating to such Award, such beneficiary of beneficiaries shall be entitled to exercise such Option or settle such Performance Award.

     If such an Eligible Person fails to designate a beneficiary, or if all designated beneficiaries predecease him, then each outstanding Award hereunder held by such Eligible Person to the extent vested, exercisable or eligible for settlement, may be exercised or settled by such Eligible Person's executor, administrator, legal representative or similar person.

     6.10 GOVERNING LAW. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

     6.12 GLOSSARY. As used herein, the following words shall have the meaning indicated.

     "AGREEMENT" shall mean the written agreement evidencing an Award hereunder between the Trust and the recipient of such Award.

     "AWARD" shall include a grant of Options, an award of Restricted Shares and an award of a Performance Award under this Plan.

     "BASE PERFORMANCE MEASURE" shall mean a 15% Shareholder Return over the Performance Period of five years commencing on the Effective Date.

     "BOARD" shall mean the Board of Trustees of the Trust.

     "CAUSE" shall mean embezzlement or misappropriation of the Trust's funds or other assets, other act deemed by the Administrator in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Trust, significant activities materially harmful to the reputation of the Trust, willful and repeated refusal to perform or substantial disregard of the duties properly assigned to the holder by the Trust (other than as a result of Disability), material violation of any statutory or common law duty of loyalty to the Trust or a material breach by the holder of the holder's employment agreement with the Trust, if any (subject to any cure period therein provided).

     "CHANGE OF CONTROL" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13 (d) (3) or 14(d)
     (2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 51% or more of either (i) the then outstanding Shares, (collectively, the "Outstanding Shares") or (ii) the combined voting power of the then outstanding securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition by the Trust, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation or trust controlled by the Trust or (C) any acquisition by any corporation or trust pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition.

          (2) individuals who, as of the Effective Date constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a trustee of the Trust subsequent to the Effective Date whose election or nomination for election by the Trust's shareholders was approved (other than in connection with a material transaction relating to the Trust or its assets or the Shares or the Class B Shares of the Trust) by the vote of at least a majority of the Trustees then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Trustee of the Trust as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) consummation by the Trust of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Trust (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of trustees or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or indirectly in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities as the case may be), (ii) no Person (other than: the Trust; any employee benefit plan (or related trust) sponsored or maintained by the Trust or any trust or corporation controlled by the Trust; the trust or corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of trustees or directors and (iii) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of trustees or directors of the trust or corporation resulting from such Corporate Transaction; or

          (4) approval by the shareholders of the Trust of a plan of complete liquidation or dissolution of the Trust.

     "COMMITTEE" shall mean the Committee designated by the Board, if any is so designated (the Board being under no obligation to establish or maintain such a committee) consisting of two or more members of the Board, each of whom shall be
(i) "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) at the election of the Board, an "outside director" within the meaning of Section 162(m) of the Code.

     "DISABILITY" shall mean the inability of the holder of an Award substantially to perform such holder's duties and responsibilities for a continuous period of at least six months.

     "ELIGIBLE PERSONS" shall have the meaning set forth in Section 1.4.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the closing transaction price of a Share as reported in the American Stock Exchange Composite Transactions on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Administrator by whatever means or method as to which the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Administrator, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option, or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt or retention, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Performance Award, of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following: the attainment by a Share of a specified Fair Market Value for a specified period of time, earnings per share, return to shareholders (including dividends), return on equity, earnings of the Trust, revenues, market share, funds from operations, cash flow or cost reduction goals, or any combination of the foregoing. The Administrator may, in its sole discretion, amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Trust or its financial statements or changes in law or accounting principles. If the Administrator consists solely of "outside directors" (withing the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) and the Administrator desires that compensation payable pursuant to any award subject to Performance Measures shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Administrator no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time permitted pursuant to Treasury Regulations promulgated under Section 162(m) of the Code or otherwise permitted by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Unless otherwise designated by the Administrator, the Performance Measure shall be the Base Performance Measure.

     "PERFORMANCE PERIOD" shall mean any period designated by the Administrator for which the Performance Measures shall be calculated. The Performance Period shall be the five-year period commencing on the Effective Date unless otherwise designated by the Administrator.

     "PERFORMANCE AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive a payment in cash.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
Section 22(c)(3) of the Code or any successor thereto.

     "RESTRICTED SHARES" shall mean Shares that are subject to a Restriction Period.

     "RESTRICTION PERIOD" shall mean any period designated by the Administrator during which the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise voluntarily encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "SHAREHOLDER RETURN" shall mean the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 6.6 of the Plan.

     "SHARE AWARD" or "RESTRICTED SHARE AWARD" shall mean an award of Restricted Shares.

                                                                       EXHIBIT H

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1996

                                      OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

             For the transition period from _______________ to_________________

                          Commission File No. 1-10150

                     ANGELES PARTICIPATING MORTGAGE TRUST
            (Exact name of registrant as specified in its charter)

             California                                                            95-6881527
    (State or other jurisdiction of                                             (I.R.S. Employer
    incorporation or organization)                                           Identification Number)

     3 Pickwick Plaza, Suite 250                                                     91362
         Greenwich, CT 06830                                                       (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:                               (203) 861-0752

Securities registered pursuant to Section 12(b) of the Act:
                                                                     Name of Exchange on which registered:
                                                                     -------------------------------------
                         Title of each class:
                         -------------------
                      Class A Shares, $1.00 par                           American Stock Exchange
                     value Angeles Participating
                        Mortgage Trust Units

Securities registered pursuant to Section 12(g) of the Act:                         None


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.   YES     X   NO
                                                    -

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

     The aggregate market value of the Class A Shares held by non-affiliates on March 24, 1997 was approximately $5,764,750.

     As of March 24, 1997, there were 7,550,000 Shares of Angeles Participating Mortgage Trust Class A, $1.00 par value, outstanding.

                                 Total Pages 57
                                             --

                               TABLE OF CONTENTS



                                                                                      Page
                                                                                      ----
PART I.................................................................................. 3

ITEM 1. BUSINESS........................................................................ 3
  General............................................................................... 3
  History............................................................................... 3
  Investment Policy..................................................................... 3
  The Partnership....................................................................... 5
  Competition........................................................................... 6
  Qualification as a Real Estate Investment Trust....................................... 6
  Loan Portfolio........................................................................ 6
  Unfunded Commitments.................................................................. 6
  Employees............................................................................. 6
ITEM 2. PROPERTIES...................................................................... 6
ITEM 3. LEGAL PROCEEDINGS............................................................... 6
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS............................. 6

PART II................................................................................. 7

ITEM 5. MARKET FOR THE TRUST'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS........ 7
ITEM 6. SELECTED FINANCIAL DATA......................................................... 8
ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS.............................................................................. 9
  General............................................................................... 9
  Fiscal year 1996 compared to 1995.....................................................10
  Fiscal year 1995 compared to 1994.....................................................10
  Liquidity and Capital Resources.......................................................10
ITEM 8. FINANCIAL STATEMENTS............................................................12
ITEM 9. DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE............................22

PART III................................................................................23

ITEM 10. TRUSTEES AND EXECUTIVE OFFICERS................................................23
ITEM 11. EXECUTIVE COMPENSATION.........................................................25
ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................26
ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................27

PART IV.................................................................................28

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS AND REPORTS ON FORM 8-K.........................28

                                    PART I

ITEM 1. BUSINESS

General

          Angeles Participating Mortgage Trust ("APART") is a California business trust which qualifies as a real estate investment trust or "REIT" for Federal income tax purposes. APART was formed in April 1988. APART's capital structure consists of Shares of Class A Common Stock ("Class A Shares") and Class B Common Stock ("Class B Shares"). The Class A Shares are publicly traded on the American Stock Exchange. As of March 24, 1997, there were 7,550,000 Class A Shares outstanding and 3,775,000 Class B Shares (which can be converted into 77,040 Class A Shares) outstanding and owned by SAHI Partners ("SAHI"), a Delaware general partnership, and SAHI, Inc., a Delaware Corporation. The currently outstanding Class B Shares are entitled to a 1% equity interest and a 33% voting interest in APART. Each of the Class A and Class B Shares are entitled to one vote per share. APART is also the sole general partner and holds a 8.05% interest in the APMT Limited Partnership (the "Partnership"). 4,568,944 of the Partnership's outstanding Operating Partnership Units ("OPU") can be converted into Class A Shares on a one-for-one basis, subject to adjustment, at any time.

History

          APART was originally formed by Angeles Corporation, a California corporation ("Angeles"), for the purpose of making various types of mortgage and other loans to entities affiliated with Angeles. In early 1993, Angeles and its affiliates began experiencing financial difficulties which resulted in a default on their loans held by APART. In November 1993, APART sold all of its loans to an unaffiliated third party and with the proceeds of such sale and cash on hand was able to distribute $37.3 million ($14.50 per share) to the shareholders of APART. In November 1993, APART was notified that SAHI, Inc. had acquired from an affiliate of New Plan Realty Trust, in a privately negotiated transaction, all of the outstanding shares of APART's Class B Shares. These Class B Shares were sold to SAHI in March 1994. From November 1993 through February 1994, SAHI also had accumulated through open market purchases 9.57% of the total outstanding shares of APART's Class A Shares. Subsequently, SAHI made APART a firm offer to obtain control of APART. Through subsequent negotiations between APART and SAHI, it was agreed that APART would sell to SAHI and SAHI, Inc. warrants for the purchase of additional Class A Shares and Class B Shares. On March 15, 1994, SAHI purchased from APART for $100,000 a warrant (the "Class A Warrant") for the right to purchase up to 5,000,000 Class A Shares at a price of $1.00 per share, and SAHI, Inc. purchased for $1,000 a warrant (the "Class B Warrant," and together with the Class A Warrant, the "Warrants") for the right to purchase up to 2,500,000 Class B Shares at a price of $.01 per share. SAHI subsequently assigned the Class A Warrant to Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine"). The Warrants were approved by holders of a majority of the Class A and Class B Shares in September 1996. Starwood Mezzanine and SAHI, Inc. exercised the Warrants on January 22, 1997.

          In connection with the approval of the Warrants and certain other matters, the shareholders of APART also voted in September 1996 to change the investment policy of APART and to approve a proposal for APART to become the sole general partner of the Partnership with Starwood Mezzanine as the initial limited partner.

Investment Policy

          Prior to September 1996, the purpose and investment policy of APART was predominantly to make mortgage loans to entities affiliated with Angeles. However, since the liquidation of APART's portfolio in 1993, APART has not pursued its stated investment policy. Instead, APART held most of its assets in trust as a reserve against contingent claims. This trust was terminated on August 12, 1996. In September 1996, the shareholders of APART voted to change the purpose and investment policy of APART and to approve a proposal whereby APART became the sole general partner of the Partnership. APART's restated purpose and investment policy is to primarily (i) originate mortgage loans to, and/or acquire mortgage loans made to, unrelated entities or acquire securities collateralized, in whole or in part, by such mortgage loans, as well as make equity investments in real estate and real estate-related assets, (ii) acquire direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests under which the borrowers are unaffiliated with APART, (iii) make, hold and dispose of purchase money loans with respect to assets sold by APART, and (iv) acquire positions in non-performing and sub-performing debt for the purpose of either restructuring such debt as a performing debt or obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the investments referred to in (i) through (iv) above being herein collectively referred to as the "Diversified Portfolio"). The Diversified Portfolio may include controlling or non-controlling equity ownership positions in any general category of real estate assets, including, without limitation, office, industrial, mini-storage and residential improvements and land.

          APART will not make certain types of investments as a result of the restrictions and conflicts described below (collectively, the "Investment Restrictions"), as well as SAHI's analysis of the current investment opportunities available to APART. Specifically, without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Lodging Trust, a publicly traded hotel REIT the shares of which are paired and trade with those of Starwood Lodging Corporation, APART and the Partnership are prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by APART or the Partnership or that are acquired as a result of the exercise of remedies in respect of a loan in which APART or the Partnership has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Lodging Trust, including debt positions or equity interests obtained by APART or the Partnership under, pursuant to or by reason of the holding of debt positions.

          In addition, during any period in which Starwood Mezzanine has an interest in APART or the Partnership and Trustees that are affiliated with SAHI, SAHI, Inc. or Starwood Mezzanine (the "SAHI Nominees") shall constitute a majority of the Board of Trustees or SAHI, the SAHI Nominees or their respective affiliates (individually or collectively, the "SAHI Group") collectively control a sufficient number of voting securities to elect a majority of the Board of Trustees, without the approval of Starwood Mezzanine (A) neither APART nor the Partnership shall pursue any equity interests as a principal purpose, excluding equity interests which are incidental to, or acquired pursuant to the exercise or remedial rights with respect to, a debt instrument, (B) neither APART nor the Partnership shall invest in real estate related debt interests issued by obligers that are not operating companies or originate or purchase mortgage loans issued by obligers that are not operating companies and (C) neither APART nor the Partnership shall incur indebtedness during any period in which the incurrence of such indebtedness would increase the amount of Unrelated Business Taxable Income ("UBTI") to be incurred by the limited partners of Starwood Mezzanine. Furthermore, during any period in which Starwood Mezzanine shall have an interest in either APART or the Partnership, without the approval of Starwood Mezzanine, neither APART nor the Partnership (a) may enter into any service agreement any member of with the SAHI Group or (b) may acquire (by contribution or purchase) any additional debt or equity securities from the SAHI Group.

          APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics:

          - Assets owned by distressed sellers.

          - Assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost.

          - Equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers.

          - Subject to the restrictions of Investment Company Act of 1940 (and any other applicable Federal securities laws or the securities law of any state), interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests.

          APART currently intends to acquire assets opportunistically on an all cash basis, through the issuance of additional Class A Shares and with financing from institutional and other lenders or sellers. APART will also be permitted to raise additional capital through registered public offerings as well as private placements of both debt and equity interests. In addition, APART and/or the Partnership may acquire additional assets through contributions from SAHI and its affiliated entities subject to certain restrictions.

          There can be no assurance that APART will be able to acquire interests which meet the investment criteria outlined above. Additionally, in response to changing market conditions and opportunities, the Board of Trustees may revise the investment criteria and the investment policies of APART (within the limits of the Declaration of Trust), from time to time, without a vote of the shareholders. For example, the Board of Trustees may focus APART's acquisitions or investments exclusively on a specific class of assets, and contribute and hold such assets through a partnership structure (such as the

Partnership). Currently, APART is not required to operate exclusively through the Partnership and, thus, has no obligation to contribute additional cash to the Partnership other than such cash as is necessary for APART to maintain at least a 1% interest in the total contributed capital from time to time to the Partnership. However, the Board of Trustees has the right to cause APART to contribute up to substantially all of APART's uncontributed assets to the Partnership for additional interests in the Partnership, and, to cause APART to agree to conduct all of its real estate-related investment activities exclusively through the Partnership.

          APART currently intends that additional investments in debt or equity interests in properties may be made by other entities created and controlled by APART, such as the Partnership, to take advantage of the potential benefits of structuring acquisitions through a partnership where APART would act as a general partner and the persons contributing the interests would be limited partners. APART currently intends that assets may be acquired by the Partnership directly, with funds contributed by APART and/or through financing facilities arranged for the Partnership subject to the restrictions set forth above.

The Partnership

          The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act. APART is the sole general partner and, initially, Starwood Mezzanine is the sole limited partner of the Partnership with 8.05% and 91.95% interests in the Partnership, respectively. As the sole general partner of the Partnership, APART will manage all the business and affairs of the Partnership. Except for the Investment Restrictions, APART will have full and complete power, authority and discretion to take all actions necessary or appropriate to carry out the business of the Partnership. Notwithstanding the foregoing, without the consent of all the limited partners of the Partnership, APART will have no power to do any act in contravention of the Partnership Agreement or possess any Partnership property for other than a Partnership purpose. Because the Investment Restrictions do not extend to the day to day operations of the Partnership and because the investment purposes of APART, the Partnership and Starwood Mezzanine are substantially similar, APART believes these restrictions do not infringe on its ability to unilaterally control all financial affairs of the Partnership as the general partner. APART accounts for its investment in the Partnership on a consolidated basis, in accordance with generally accepted accounting principles. The principal executive offices of the Partnership are located at APART's principal executive offices.

          The term of the Partnership is until December 31, 2096 unless sooner dissolved and terminated in accordance with the Partnership Agreement.

          APART has the authority in its discretion to cause the Partnership to make distributions from time to time to the partners of the Partnership. APART is authorized to cause the Partnership to distribute sufficient amounts to enable APART to pay dividends to its shareholders that will satisfy the REIT requirements and shall be in accordance with the partners' percentage interests in the Partnership. The Partnership will reimburse APART for all expenses of APART incurred in connection with the business of the Partnership. In the event of a dissolution of the Partnership, the assets of the Partnership will be liquidated and (after payment of creditors and establishment of any reserves to provide for contingent liabilities) distributed to holders of OPU in accordance with the positive balances in their capital accounts.

          Pursuant to agreements entered into in connection with formation of the Partnership, Starwood Mezzanine, as a holder of OPU, has certain rights to tender all or a portion of the OPU held by it to APART in exchange for Class A Shares and/or cash, and certain rights to require APART to register under the Securities Act of 1933 any Class A Shares which may be issued upon such exchange.

          The Board of Trustees has the right to cause APART to contribute up to substantially all of APART's theretofore uncontributed assets to the Partnership for additional interests and, following any such contribution, to cause APART to agree to conduct all of its real estate-related investment activities exclusively through the Partnership.


Loan Portfolio

          The Partnership's loan portfolio as of December 31, 1996 consisted of one mortgage loan in the form of mortgage participation certificates which represent 100% of the beneficial ownership interest in a $3,707,000 performing, non-recourse first mortgage loan, secured by the Warwick Hotel and Apartments ("Warwick Hotel")

                                 Original           Carrying     Funding              Payment
                                 --------           -------      -------              -------
Property/Location                Loan Principal     Amount       Date        Term     Rate
---------------------------      --------------     ------       ----        -----    ----
Warwick Hotel and Apartments     $8,500,000         $3,707,000   12/1/79     25 yrs   9.0%
Philadelphia, PA


          Warwick Hotel is a 20-story hotel and apartment complex located in Philadelphia, PA. The mortgage has a remaining principal balance of $4.9 million and requires monthly payments of approximately $71,000, representing principal and interest at a rate of 9% per annum. The note was originally issued with a face amount of $8.5 million on December 1, 1979 with the final payment due November 30, 2004. Starwood Mezzanine acquired this note at a discount from face value in February 1995 and has been accounting for it under the effective interest method. This note was contributed from Starwood Mezzanine to the Partnership on September 26, 1996.

Competition

          APART and the Partnership may compete for acquisition opportunities with entities which have substantially greater financial resources than APART and the Partnership. These entities may generally be able to accept more risk than APART and the partnership can prudently manage. Competition may generally reduce the number of suitable investment opportunities and increase the bargaining power of property owners seeking to sell. Further, APART believes that it may face competition for acquisition opportunities from entities organized for purposes substantially similar to the objectives of APART.

Qualification as a Real Estate Investment Trust

          APART presently meets the qualification requirements of a real estate investment trust under Sections 856-58 of the Internal Revenue Code of 1986, as amended (the "Code"). If, as APART contemplates, such qualification continues, APART will not be taxed on its real estate investment trust taxable income, at least 95% of which will be distributed to its shareholders.

Unfunded Commitments

          APART had no unfunded commitments as of December 31, 1996.

Employees

          As of December 31, 1996 APART had no employees.


ITEM 2.   PROPERTIES

          None


ITEM 3.   LEGAL PROCEEDINGS

          In May, 1993, APART filed a proof of claim in the amount of $75,000 in connection with the bankruptcy proceedings of one of its former borrowers. During 1995, APART received $3,150 as payment towards this claim. During the third quarter of 1996, APART received a second distribution of $9,750 as an additional payment towards this claim. APART is not a party to any other pending legal proceedings.


ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          None

                                    PART II


 ITEM 5.  MARKET FOR APART'S COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

        APART had approximately 1,860 Class A Shareholders as of March 24, 1997. The Class A Shares are traded on the American Stock Exchange under the symbol APT. All of the Class B Shares are held by SAHI and SAHI, Inc. and there is no established public trading market for these shares.

        The following table sets forth the high and low sales prices of APART's Class A Shares for the quarters ended 1996 and 1995.

                                               High                  Low
                                            ----------            ----------
Quarter ended:

December 31, 1996
September 30, 1996                          $    2 1/8            $    1 3/8
June 30, 1996                               $    1 7/8            $      7/8
March 31, 1996                              $    1 1/8            $     9/16
                                            $      5/8            $      1/2

December 31, 1995
September 30, 1995                          $      5/8            $      1/2
June 30, 1995                               $      5/8            $      1/2
March 31, 1995                              $    11/16            $      1/2
                                            $      3/4            $     7/16

        On March 24, 1997, the last sale price of the Class A Shares as reported by the American Stock Exchange was $2.50.

        APART has not declared any cash dividends on the Class A or Class B Shares during the past two fiscal years. No assurances can be made as to the declaration of, or if declared, the amount of, future distributions since such distributions are subject to APART's cash flow from operations, earnings, financial condition, capital requirements and such other factors as the Board of Trustees deems relevant. The principal factor in the determination of the amounts of distributions is the requirement of the Internal Revenue Code of 1986, as amended, that a real estate investment trust must distribute at least 95% of its taxable income.

        On January 22, 1997, APART issued 5,000,000 Class A Shares to Starwood Mezzanine upon the exercise of the Class A Warrant at an exercise price of $1.00 per share. On the same date, APART issued 2,500,000 Class B Shares to SAHI Inc. upon exercise of the Class B Warrant at an exercise price of $.01 per share.
The Class A Shares and Class B Shares were issued by APART pursuant to an exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof.

        The following persons/entities filed one late Form 3 in connection with the transactions approved at the Annual Shareholder Meeting held on September 26, 1996 (which transactions are described in Part 1 above): Starwood Mezzanine Investors, L.P. (10% Owner), Starwood Mezzanine Holdings, L.P. (10% Owner) Starwood Capital Group I, L.P. (10% Owner), BSS Capital Partners, L.P. (10% Owner), Sternlicht Holdings II, Inc. (10% Owner), Madison F. Grose (Trustee), Jay Sugarman (Trustee, Officer), and Eugene A. Gorab (former Trustee). The following persons/entities filed one late Form 4 in connection with the transactions approved at the Annual Shareholder Meeting held on September 26, 1996 (which transactions are described in Part 1 above): SAHI Partners (10% Owner), SAHI, Inc. (10% Owner), SWL Acquisition Partners, L.P. (10% Owner), SWL Mortgage Investors, Inc. (10% Owner), and Barry S. Sternlicht (10% Owner, Trustee, Officer). Jerome C. Silvey filed one late Form 3 in connection with his appointment, on October 15, 1996, as the Chief Financial Officer of APART.

ITEM 6.  SELECTED FINANCIAL DATA

                                                  For the years ended December 31,
                                                           (in thousands)
                                     ------------------------------------------------------
                                       1996       1995        1994        1993       1992
                                       ----       ----        ----        ----       ----
Revenue (1)                            $488        $148       $296       $2,185      $5,237

Gain from sale of mortgages (2)           0           0          0        2,545           0

Costs and expenses (3)                  911         283        626          982       5,783

Minority Interest                      (154)         -           -            -           -
                                     ------      ------     ------       ------     -------
Net income (loss)                     ($577)      ($135)     ($330)      $3,748       ($546)
                                     ======      ======     ======       ======     =======
Net income (loss)
-per Class A Share (4)               $(0.22)     $(0.55)    $(0.13)       $1.45      $(0.21)
                                     ======      ======     ======       ======     =======
Cash distributions
-per Class A share (5)                    -           -          -       $15.01       $2.00
                                     ======      ======     ======       ======     =======

Total assets                         $5,674      $2,194     $2,372       $2,680     $39,909
                                     ======      ======     ======       ======     =======

Shareholders' equity                 $1,578      $2,155     $2,290       $2,519     $37,410
                                     ======      ======     ======       ======     =======

(1) Revenue, primarily interest income, increased in 1996 compared to 1995 and 1994 due to the interest received in connection to the mortgage certificates of the Warwick Hotel. Revenue declined in 1995 and 1994 as compared to 1993 and prior years due to the sale of APART's investment portfolio in 1993.

(2) During 1993, APART sold its entire investment portfolio consisting of four mortgage loans resulting in proceeds in excess of carrying values and obligations of $2,545,000.

(3) Costs and expenses in 1996 increased to three times the amount of 1995 expenses due to legal and professional fees associated with the preparation of the proxy and other material for APART's 1996 shareholder meeting, the formation of the Partnership, and interest expense of $272,000 relating to certain investment transactions. Costs and expenses in 1992 include a write-down for in-substance foreclosed property of $5,000,000.

(4) The net income (loss) per Class A Share was based upon 2,550,000 weighted average shares outstanding during each of five years ended December 31, 1996, after deduction of the 1% Class B Shares' interest.

(5) Includes a $14.50 per Class A Share distribution paid in December 1993 as a result of selling APART's investment portfolio.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        APART's primary source of cash during 1994 through 1996 was from income earned on its investments and cash and cash equivalent investments. APART's primary source of cash in years prior to 1994 was interest or principal payments received on participating mortgages. All of these loans were prepaid or sold in 1993 and certain of, the borrowers filed for protection under Chapter 11 of the federal bankruptcy laws. In connection with these bankruptcy filings, APART established the APART Contingent Claim Trust (the "Contingent Claim Trust").
The Contingent Claim Trust was established to provide for any contingent claims arising from the operations of APART or any liability under APART's indemnification agreements for its Trustees. The Contingent Claim Trust represented 95% of the assets of APART as of December 31, 1995.

        The Contingent Claim Trust terminated on August 12, 1996 when its sole trustee determined that there were no pending or threatened claims existing. APART retained no other assets and its shareholder equity approximated the amount of remaining cash.

        During 1994 and 1995, APART's only investment activities were purchases of government obligations. Consequently, its operations during 1994 and 1995 consisted solely of interest income from these obligations and the payment of administrative expenses.

        On March 15, 1994, APART announced that it had entered into an agreement with SAHI and SAHI, Inc. for the sale of the Warrants for the right to purchase five million of APART's Class A Shares at a price of $1 per share and 2,500,000 Class B Shares for a price of $0.01 per share. SAHI and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the first Class A and Class B Shares purchased pursuant to the Warrant. On March 28, 1996, the Class A Warrants were assigned to Starwood Mezzanine.

        On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership evidenced by 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant to an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into Class A Shares on a one-for-one basis, subject to certain restrictions.

        On January 22, 1997, Starwood Mezzanine exercised its rights under the Class A Warrant to acquire 5,000,000 Class A Shares. In addition, SAHI, Inc. exercised its rights under the Class B Warrant to acquire 2,500,000 Class B Shares. As a result of the exercise of the Warrants, APART's capital increased by $5,025,000, and funds from this capitalization are available to be invested in accordance with the APART business plan.

        Although APART did not pursue its stated investment policy in 1994 and 1995, the investment policy of APART prior to September 26, 1996 was predominantly to make mortgage loans to certain entities affiliated with APART's former advisor. On September 26, 1996, the shareholders approved a Restated Declaration of Trust which significantly changed the investment policy of APART. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interest in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers;
(d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests.

Fiscal year 1996 compared to 1995

        Total revenues for 1996 increased 230% as a result of leveraged acquisitions of Federal Home Loan Mortgage Corporation pass-through certificates ("Government Securities"), the formation of the Partnership as described above, and the interest generated by the investment of the Partnership. The Government Securities were acquired during 1996 utilizing the $2 million previously held by the Contingent Claim Trust in order to create qualified income for the Trust to maintain its REIT status. In conjunction with investing in the Government Securities, APART incurred significant borrowings and interest expense in order to generate REIT qualified income.

        During the year ended December 31, 1996, APART received approximately $9,750 as a result of a $75,000 claim filed in connection with the bankruptcy of a former borrower relating to additional interest owed to APART on one of its loans during 1993. The $9,750 of income received during 1996 represents a second payment towards this claim.

        APART's general and administrative expense increased 126% during 1996 due primarily to an increase in legal and professional fees. APART incurred these fees due to the preparation of a proxy statement and related material for APART's shareholder meeting, as well as, the formation of the Partnership.

        Total assets increased to $5.6 million in 1996 from $2.2 million in 1995 primarily as a result of the contribution to the Partnership of the Warwick Hotel mortgage participation certificates.


Fiscal year 1995 compared to 1994

        APART's primary source of income during 1995 was income earned on its cash and cash equivalents and investments in Government Securities. Investments in Government Securities were made during 1995 utilizing the $2 million held by the Contingent Claim Trust, in order to create qualified income for APART.

        Interest income from investments decreased significantly from 1994 to 1995 and, correspondingly, interest expense decreased when compared to the same period as a result of the significant borrowings incurred in the fourth quarter of 1994 to generate sufficient REIT qualified income. During 1995 APART did not borrow any funds.

        During the year ended December 31, 1995, APART received interest of $3,150 as a result of the $75,000 claim filed in connection with the bankruptcy of a former borrower.

        APART's general and administrative expense decreased significantly during 1995 due primarily to a decrease in legal costs. During 1994, APART incurred greater legal fees in conjunction with the preparation of a proxy statement and related material for a Trust shareholder meeting.


Liquidity and Capital Resources

        APART's primary source of cash is from interest earned on the mortgage note receivable, investments and cash and cash equivalents. APART's investments and cash of approximately $1.9 million as of December 31, 1996 were held by APART and the Partnership. On December 31, 1995 approximately $2 million of investments and cash were all held by the Contingent Claim Trust for the benefit of APART. Effective August 12, 1996 the Contingent Claim Trust terminated and all assets of the Contingent Claim Trust in the amount of approximately $1.9 million, were returned to APART.

        During 1996 and 1994, in order to maintain APART's REIT status, APART borrowed approximately $18.9 and $28 million, respectively, and invested the proceeds from such borrowings along with other cash in Government Securities. Such Governments Securities were pledged as collateral on the borrowing. APART did not enter into a similar transaction in 1995, although APART did invest in Government Securities in order to maintain its REIT status.

        APART paid no dividends during 1994, 1995, or 1996. The amount and timing of any future cash dividends, if any, is impossible to predict at this time. Shareholder's equity approximates the amount of remaining cash, investments, and other assets. Based upon APART's cash and cash equivalent balance at December 31, 1996, management believes it has sufficient cash to operate as a going concern through the 1997 fiscal year.

        On January 22, 1997, Starwood Mezzanine and SAHI, Inc exercised the Warrants and APART received a gross amount of $5,025,000. This cash is available to be invested in accordance with the APART business plan.

        APART has historically operated as a REIT and maintained its qualification as a REIT under the Code. The Trust intends to operate so as to qualify as a REIT under the Code.

ITEM 8. FINANCIAL STATEMENTS

ANGELES PARTICIPATING MORTGAGE TRUST
Index to Financial Statements


                                                                                       Page
                                                                                       ----

Independent Auditors' Report                                                             13

Financial Statements - The financial statements of APART required to be included in Item 8 are listed below:

                 Balance Sheets at December 31, 1996 and 1995                            14

                 Statements of Operations for each of the three years in the
                           period ended December 31, 1996                                15

                 Statements of Changes in Shareholders' Equity for each of the
                           three years in the period ended December 31, 1996             16

                 Statements of Cash Flows for each of the three years in the
                           period ended December 31, 1996                                17

                 Notes to Consolidated Financial Statements                              18

INDEPENDENT AUDITOR'S REPORT
----------------------------

To the Shareholders of Angeles Participating Mortgage Trust:


We have audited the accompanying consolidated balance sheets of Angeles Participating Mortgage Trust ("APART") as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of APART's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of APART as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
New York, NY
March 15, 1997

Angeles Participating Mortgage Trust
Balance Sheets

                                                                                             December 31,
                                                                                 -----------------------------------
                                                                Notes                  1996               1995
                                                             ----------          ----------------   ----------------
ASSETS
Cash and cash equivalents                                          2             $      1,888,000   $        863,000
Investments                                                        3                        -              1,196,000
Mortgage note receivable                                           4                    3,707,000              -
Accrued interest                                                                           56,000              -
Other receivables                                                  5                        8,000             10,000
Other assets                                                                               15,000            125,000
                                                                                   --------------     --------------

    Total assets                                                                 $      5,674,000   $      2,194,000
                                                                                   ==============     ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
Accounts payable                                                                 $         37,000   $          4,000
Accrued expenses                                                                          142,000             35,000
                                                                                   --------------     --------------
    Total liabilities                                                                     179,000             39,000
                                                                                   --------------     --------------

Minority Interest                                                  4                    3,917,000              -

Shareholders' equity:
Class A Shares (2,550,000 shares issued and outstanding,
    $1.00 par value, unlimited shares authorized)                  5                    2,550,000          2,550,000
Class B Shares (1,275,000 shares issued and outstanding,
    $.01 par value, unlimited shares authorized)                   5                       13,000             13,000
Additional paid in capital                                                             42,329,000         42,329,000
Accumulated undistributed net realized gain from sale of
    mortgages                                                                           2,545,000          2,545,000
Accumulated distributions in excess of cumulative net
     income other than gain from sale of mortgages                                    (45,859,000)       (45,282,000)
                                                                                   ---------------    ---------------
    Total shareholders' equity                                                          1,578,000          2,155,000
                                                                                   ---------------    ---------------

    Total liabilities and shareholders' equity                                   $      5,674,000   $      2,194,000
                                                                                   ===============    ===============



    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Statements of Operations

                                                                             Years ended December 31,
                                                              ---------------------------------------------------------------
                                                      Notes           1996                  1995                  1994
                                                      -----    ------------------    ------------------    ------------------
Revenue:
     Interest income from mortgage notes                4      $          166,000    $            -        $            -
     Interest income from investments                   3                 312,000               145,000                 -
     Other income                                                          10,000                 3,000               296,000
                                                               ------------------    ------------------    ------------------
                  Total revenue                                           488,000               148,000               296,000
                                                               ------------------    ------------------    ------------------
Costs and expenses:
     Interest expense                                                     272,000                 -                   270,000
     General and administrative                                           639,000               283,000               356,000
                                                               ------------------    ------------------    ------------------
                  Total costs and expenses                                911,000               283,000               626,000
                                                               ------------------    ------------------    ------------------

Net loss before minority interest                                       (423,000)             (135,000)             (330,000)

Minority Interest                                       4               (154,000)                -                     -
                                                               ------------------    ------------------    ------------------

Net loss                                                       $        (577,000)    $        (135,000)    $        (330,000)
                                                               ==================    ==================    ==================


Net loss per Class A Share                                     $           (0.22)    $           (0.05)    $           (0.13)
                                                               ==================    ==================    ==================

Cash distributions per Class A Share                           $            -        $            -        $            -
                                                               ==================    ==================    ==================
Weighted average number of Class A
     Shares outstanding                                                 2,550,000             2,550,000             2,550,000
                                                               ==================    ==================    ==================

   The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Statements of Changes in Shareholders' Equity

                                                                                       Accumulated
                                                                                       Distributions
                                                                                       In Excess of
                                                                      Additional        Cumulative
                                         Class A          Class B      Paid-In          Net Income
                                         Shares           Shares       Capital              (1)             Total
                                         ------           ------       -------          -----------         -----
Balance at January 1, 1994             $2,550,000        $13,000      $42,228,000     ($42,272,000)      $2,519,000
Net loss                                   -                 -              -             (330,000)        (330,000)

Proceeds from sale of warrants
(Note 5)                                   -                 -            10l,000            -              101,000
                                     ------------   ------------      -----------     ------------     ------------

Balance at December 31, 1994            2,550,000         13,000       42,329,000      (42,602,000)       2,290,000
Net loss                                   -                 -              -             (135,000)        (135,000)
                                     ------------   ------------      -----------     ------------     ------------

Balance at December 31, 1995            2,550,000         13,000        42,329,00      (42,737,000)       2,155,000
Net loss                                   -                 -              -             (577,000)        (577,000)
                                     ------------   ------------      -----------     ------------     ------------

Balance at December 31, 1996           $2,550,000        $13,000      $42,329,000     ($43,314,000)      $1,578,000
                                     ============   ============      ===========     ============     ============

(1) Balances as of December 31, 1994, 1995 and 1996 include accumulated undistributed net realized gain from sale of mortgages of $2,545,000.


    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Statements of Cash Flows

                                                                                 Years ended December 31,
                                                                      --------------------------------------------
                                                                          1996            1995             1994
                                                                      ------------    -----------     ------------
Cash flows from operating activities:
Net loss                                                              $   (577,000)   $  (135,000)    $   (330,000)
Adjustments to reconcile net loss to cash flows
  from operating activities:
      Minority Interest
      Decrease (increase) in other receivables                             154,000           -               -
                                                                           (54,000)         6,000          (16,000)
      Decrease (increase) in other assets                                  110,000        (12,000)          28,000
      Increase (decrease) in accounts payable and accrued
        expenses                                                           140,000        (43,000)         (79,000)
                                                                      ------------    -----------     ------------

Cash flows used by operating activities                                   (227,000)      (184,000)        (397,000)
                                                                      ------------    -----------     ------------
Cash flows from investing activities:
      Investments in securities                                        (19,811,000)      (165,000)     (30,914,000)
      Principal collections of investment securities                     1,307,000        340,000            -
      Sale of investment securities                                     19,700,000           -          29,543,000
      Principal collections from mortgage notes                             56,000           -               -
                                                                      ------------    -----------     ------------

Cash flows provided (used) by investing activities                       1,252,000        175,000       (1,371,000)
                                                                      ------------    -----------     ------------
Cash flows from financing activities:
      Repayments related to investment security purchases              (18,886,000)          -         (27,939,000)
      Borrowings related to investment security purchases               18,886,000           -          27,939,000
      Proceeds from sale of warrants                                          -              -             101,000
                                                                      ------------    -----------     ------------
Cash flows provided by financing activities                                   -              -             101,000
                                                                      ------------    -----------     ------------

Increase (decrease) in cash and cash equivalents                         1,025,000         (9,000)      (1,667,000)
Cash and cash equivalents at beginning of period                           863,000        872,000        2,539,000
                                                                      ------------    -----------     ------------

Cash and cash equivalents at end of period                            $  1,888,000    $   863,000     $    872,000
                                                                      ============    ===========     ============
Supplemental disclosure of cash flow information:
      Cash paid during the year for interest                          $    272,000    $               $    270,000
                                                                      ============    ===========     ============
Supplemental disclosure of non cash financing activity:
      Contribution of Note Receivable                                 $  3,763,000    $               $       -
                                                                      ============    ===========     ============

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Notes to Consolidated Financial Statements

Note 1 - Organization

        Angeles Participating Mortgage Trust ("APART") was formed as a REIT under the Internal Revenue Code for the purpose of making and acquiring various types of mortgage and other loans

       The investment policy of APART before the adoption of the Restated Declaration of Trust was predominantly to make mortgage loans to entities affiliated with APART's former advisor. On September 26, 1996, the shareholders approved a Restated Declaration of Trust which significantly changed the investment policy of APART. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics:
(a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost;
(c) equity interest in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers; (d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions which require the approval of certain shareholders as to certain types of investments.

        In November 1993, APART was notified that SAHI, Inc. had acquired all of APART's 1,275,000 outstanding Class B Shares. Subsequent to the acquisition of the Class B Shares, SAHI Partners, ("SAHI") purchased the Class B Shares from SAHI, Inc. and accumulated 244,100 Class A Shares or 9.57% of the total outstanding Class A Shares of APART as of December 1996.

        On September 26, 1996, APART became the sole general partner of the APMT Limited Partnership ("the Partnership")(see Notes 4 and 5). Initially, APART will not be required to operate exclusively through the Partnership and, thus, will not have any obligation to contribute additional cash. However, due to the exercise of the warrants (as discussed in Note 5), the Board of Trustees has the right to cause APART to contribute substantially all of APART's uncontributed assets to the Partnership for additional interests in the Partnership. Following any such exercise APART must agree to conduct all of its real estate-related investment activities exclusively through the Partnership.


Note 2 - Summary of significant accounting policies

       Basis of Accounting - The accompanying consolidated financial statements of APART include the accounts of APART and the Partnership. These financial statements were prepared in accordance with GAAP and, therefore, revenue is recorded as earned and costs and expenses are recorded as incurred. The consolidated statements reflect eliminated intercompany balances. Certain prior years amounts have been reclassified to conform to current year classifications.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash and Cash Equivalents - Cash and cash equivalents include cash held in bank or invested in money market funds with original maturity terms of less than 90 days. Of the cash and cash equivalents balance at December 31, 1996, $1,888,000 is held by APART while on December 31, 1995, the entire cash balance of $863,000 was held by the APART Contingent Claim Trust ("Contingent Claim Trust") for the benefit of APART. Such Contingent Claim Trust was established to provide for any contingent claims arising from the operations of APART or any liability under APART's indemnification agreements for its Trustees. The Contingent Claim Trust was terminated on August 12, 1996 based on the determination by its trustee that no contingent claims exist. All assets, including cash and cash equivalents, were returned to APART after the termination of the Contingent Claim Trust.

        The sole beneficiary of the Contingent Claim Trust was APART and the operations of the Contingent Claim Trust were under the control of the chief executive officer of APART. The Contingent Claim Trust has been accounted for by APART on the consolidated method of accounting, since its inception in 1993, as it was deemed more appropriate to include the assets and operations of the Contingent Claim Trust with those of APART. As the Contingent Claim Trust is a single asset trust, the differences had it not been accounted for under the consolidated method are minor. The net current assets, the net current liabilities and shareholders' equity would have been identical. The only difference within the balance sheet is the caption of the asset which in consolidation is shown Investments versus a receivable from the Contingent Claim Trust. The only difference in the statement of operations is the caption relating to the interest earned on the investments versus reporting such amount as other income.

       Income taxes - APART has elected to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code for each taxable year of operations. As a qualified REIT, APART is subject to income taxation at corporate rates on its REIT taxable income. However, APART is allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of APART to taxation at the shareholder level only. For income tax purposes, APART reports revenue and expenses on the accrual method. No income tax provision has been shown in the accompanying statement of operations since, in the opinion of management, APART qualifies as a REIT under Sections 856 through 860 of the Internal Revenue Code.

       Net income (loss) per Class A Share - The net income per Class A Share was based on 2,550,000 weighted average shares outstanding during each of the three years ending December 31, 1996, after deduction of the 1% Class B Shares' interest (see Note 5).

       Fair Market Value - The following disclosure of estimated fair market value was determined by available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimate presented herein is not necessarily indicative of the amounts that could be realized upon disposition of the financial instrument. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

       At December 31, 1996, APART believes the mortgage note receivable and related interest received of $3.7 million (carrying value) had a fair value of approximately $4.5 million.

Note 3 - Investments

     APART entered into a series of investments in 1996, 1995, and 1994 to preserve its REIT status. In 1994 APART purchased and subsequently sold $30 million in Federal Home Loan Mortgage Corporation pass-through certificates ("Government Securities") which resulted in interest income, before financing costs, of $226,000 and a $133,000 trading loss which is included with interest expense. APART held two investments in Government Securities in 1995 that had an 8.5% coupon and matured on January 1, 1996 and June 1, 1996. In 1996, APART sold and subsequently purchased $20 million in Government Securities which resulted in interest income, before financing costs, of approximately $251,000 and a $91,000 trading loss which is included with interest expense.

Note 4 - Mortgage Note Receivable

     On September 26, 1996, APART became the sole general partner of the Partnership by contributing $400,000 in cash, in exchange for 400,000 Operating Partnership Units ("OPU")(a 8.05% interest) in the Partnership. Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") contributed to the Partnership its entire interest in certain mortgage participation certificates valued by APART at approximately $4.6 million as of September 30, 1996, in exchange for 4,568,944 OPU (a 91.95% interest) in the Partnership. These OPU are convertible into registered Class A Shares of APART on a one-for-one basis, subject to certain restrictions.

     APART and the Partnership are considered to be entities under common control and the consolidated operations of APART and the Partnership have been accounted in accordance with generally accepted accounting principles governing such entities. Consequently, the mortgage note contributed by Starwood Mezzanine into the Partnership has been reflected in these financial statements at its predecessor basis of $3.76 million.

     The mortgage participation certificates comprise the first mortgage note on the Warwick Hotel, a 20-story hotel and apartment complex located in Philadelphia, PA. The mortgage has a face value of $4.9 million and requires monthly payments of approximately $71,000, representing principal and interest at a rate of 9% per annum. The note was originally issued with a face amount of $8.5 million on December 1, 1979 with the final payment due November 30, 2004. Starwood

Mezzanine acquired this note at a discount from face value in February 1995 and has been accounting for it under the effective interest method.

     Summary financial information for the borrower is as follows:


                                             For the year
                                       ended December 31, 1996
                                       -----------------------
   Total Assets                               $9,763,874
                                              ==========

   Total Liabilities                           8,726,864

   Partners' Capital                           1,037,010
                                              ----------

   Total liabilities and partners' capital    $9,763,874
                                              ==========

   Revenue                                    $7,824,204

   Expenses                                    6,926,447
                                              ----------

   Net Income                                 $  897,757
                                              ==========

Note 5 - Shareholders' Equity

       The shares of APART are of two classes: Class A Shares (par value $1.00 per share) and Class B Shares (par value $.01 per share). There is no limit on the number of either Class A or Class B Shares which APART is authorized to issue. Class B Shares in an amount equal to one-half of the number of Class A Shares outstanding have been issued by APART. Class A and Class B Shares are each entitled to one vote per share with respect to the election of Trustees and other matters. The Class B Shares are convertible at the option of the Class B Shareholder into Class A Shares on the basis of 49 Class B Shares for one Class A Share; provided that no more than 20% of the original amount of outstanding Class B Shares (on a cumulative basis) is so convertible in any year. All distributions of Net Cash will be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders.

        On March 15, 1994, APART announced that it had entered into an agreement with SAHI and SAHI, Inc., for the sale of a Warrant for the right to purchase five million shares of APART's Class A Shares at a price of $1 per share and 2,500,000 shares of Class B shares at a price of $.01 per share. SAHI and SAHI, Inc. purchased the Warrant for $101,000, which amount will be applied against the purchase price for the first Class A and Class B Shares purchased pursuant to the Warrant. On March 28, 1996, the Class A Warrants were assigned to Starwood Mezzanine. Upon exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine would jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, would control 80% of the voting interest of APART. If these Warrants are exercised in their entirety, APART would increase its capital by $5,025,000, and funds from such capitalization would be utilized to acquire additional investments for APART based upon the defined business plan approved by holders of a majority of the Class A and Class B Shares, as described below.

        On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership and 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million as of September 30, 1996. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into registered Class A shares of APART on a one-for-one basis, subject to certain restrictions.

          On January 22, 1997, Starwood Mezzanine exercised its rights under the Class A Warrant to acquire 5,000,000 Class A Shares. After its exercise of the Class A Warrant, Starwood Mezzanine beneficially owned 5,000,000 shares of
Class A Shares and 4,568,944 OPU.   In addition, SAHI, Inc. exercised its
rights under the Class B Warrant to acquire 2,500,000 Class B Shares. After its exercise of the Class B Warrant, SAHI Inc. beneficially owned 6,059,471 Shares of Class B Shares and 244,100 shares of Class A Shares. Each share of Class A Shares and Class B Shares is entitled to one vote per share. Upon exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, control 80% of the voting interest of
APART.   APART increased its capital by $5,025,000, and funds from this capitalization will be utilized to acquire additional investments for APART based upon the defined business plan approved by holders of a majority of the Class A and Class B Shares.


Note 6 - Incentive Plan

        On September 26, 1996, the shareholders approved an incentive plan for Trustees and an incentive plan for employees. The Trustee plan provides for the issuance of up to 50,000 stock options and the employee plan provides for the grant of up to 377,500 shares in the form of stock options, share appreciation rights, restricted shares, and deferred shares. On September 26, 1996, 2,000 stock options were granted under the plan as of December 31, 1996. The options
are fully vested and have an exercise price of $1.38 per share.            .

Note 7 - Quarterly Financial Information (Unaudited)

       The following table sets forth the selected quarterly financial data for APART (in thousands except for per share amounts).

                                                   Quarter Ended
                                    ------------------------------------------

1996                                 12/31/96    9/30/96    6/30/96    3/31/96
                                    ---------   --------   --------   --------
Revenue                                  $424        $35        $21         $8

Net loss                                 ($75)     ($246)      ($59)     ($197)

Net loss per Class A share             ($0.02)    ($0.10)    ($0.02)    ($0.08)

Weighted average Class A Shares         2,550      2,550      2,550      2,550
 outstanding


1995                                 12/31/95    9/30/95    6/30/95    3/31/95
                                    ---------   --------   --------   --------
Revenue                                   $38        $41        $36        $33

Net loss                                 ($38)       ($8)      ($44)      ($45)

Net loss per Class A share             ($0.01)     $0.00     ($0.02)    ($0.02)

Weighted average Class A Shares         2,550      2,550      2,550      2,550
 outstanding


ITEM 9. DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

                                   PART III


ITEM 10. TRUSTEES AND EXECUTIVE OFFICERS

       The current executive officers and Trustees of APART are listed below, together with their ages and all Trust positions held by them:

       Barry S. Sternlicht                 36      Trustee, Chairman, and Chief Executive Officer
       Jay Sugarman                        34      Trustee, President
       Ronald J. Consiglio                 53      Trustee
       Jack E. McDonald (1)                55      Trustee
       J. D'Arcy Chisholm (1)              64      Trustee
       Madison F. Grose                    43      Trustee
       Jonathan Eilian                     29      Trustee
       Jerome C. Silvey                    39      Chief Financial Officer

(1)  Member of Audit and Compensation Committee


       Mr. Barry S. Sternlicht became a Trustee of APART in March 1994 and was elected Chairman and Chief Executive Officer in September 1996. He is founder and General Manager of Starwood Capital Group, L.L.C. (together with its predecessor entities "Starwood Capital") and has been the President and Chief Executive Officer of Starwood Capital Group, L.L.C. and its predecessor entities since its formation in 1991. Prior to forming Starwood Capital, he was Senior Vice President of JMB Realty Corporation ("JMB"), a real estate investment firm. Mr. Sternlicht serves on the Board of Trustees of Equity Residential Properties Trust. In addition, Mr. Sternlicht is currently the Chief Executive Officer and Chairman of the Board of Trustees of Starwood Lodging Trust, and a director of Starwood Lodging Corporation, Westin Hotels & Resorts and U.S. Franchise Systems. Mr. Sternlicht is on the Board of Governors of NAREIT and is a member of the Urban Land Institute and of the National Multi- Family Housing Council. Mr. Sternlicht is a member of the Board of Directors of the Council for Christian and Jewish Understanding, and is on the Board of Directors of Junior Achievement for Fairfield County, Connecticut. Mr. Sternlicht received a B.A. degree from Brown University, where he was elected to Phi Beta Kappa, and an MBA with distinction and honors from Harvard Business School in 1986.

       Mr. Jay Sugarman became President and Trustee of APART in September 1996. Mr. Sugarman is a Senior Managing Director of Starwood Capital and has been
President of Starwood Mezzanine since November 1994.   From 1990 through 1993,
Mr. Sugarman managed a diversified, privately owned, investment fund. Mr. Sugarman is a director of Westinghouse Communities, Inc.,a residential developer in South Florida. Mr. Sugarman received a B.A. degree, summa cum laude, from Princeton University and is a graduate of Harvard Business School, where he was a Baker Scholar.

       Mr. Ronald J. Consiglio has been a Trustee of APART since April 1988 and served as the Chairman, Chief Executive Officer and President of APART from May 1993 to September 1996. In September 1996, Mr. Consiglio was elected as Secretary of APART. From January 1993 through June 1993, Mr. Consiglio served as Executive Vice President and Chief Administrative Officer of Reynolds Kendrick Stratton, Inc., a Los Angeles based securities brokerage firm. From 1990 through 1992, Mr. Consiglio was the Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co., Inc. where he was responsible for operations, administration and finance. From 1988 through 1990 he was the Senior Vice President of the investment banking firm of Wedbush Morgan Securities, Inc., and from 1984 through 1988 he was Executive Vice President of a predecessor firm, Morgan, Olmstead, Kennedy & Gardner Incorporated. He is a certified public accountant. Mr. Consiglio is also an executive officer, Trustee and Chairman of Angeles Mortgage Investment Trust ("AMIT") and is a business consultant.

       Mr. Jack E. McDonald has been a Trustee of APART since April 1988 and served as Chief Financial Officer from May 1993 to December 1995. Since December 1995, Mr. McDonald has been chairman of the Audit and Compensation

Committee. He has been Chief Executive Officer of JEM Diversified Management Company, Inc., a Los Angeles-based business consulting firm since 1989. Mr. McDonald is a certified public accountant, certified financial planner and tax and business consultant and received his BS in Accounting from Cal Poly University - Pomona in 1969.

          Mr. J. D'Arcy Chisholm has been a Trustee of APART since September 1989 and is a member of the Audit and Compensation Committee. He has been a consultant to real estate, business and educational entities. From 1980 until September 1989, Mr. Chisholm was associated with the Institute for Pastoral and Social Ministry at the University of Notre Dame, initially as a volunteer, then as an assistant director from 1982 until 1986 and finally as associate director from 1986 until 1989. He holds a BA degree from the University of Notre Dame and is a graduate of the Executive Program at UCLA's Graduate School of Business. Mr. Chisholm also serves as a Trustee of AMIT.

        Mr. Madison F. Grose was elected as a Trustee of APART in September 1996. Mr. Grose is Managing Director of Starwood Capital and has been General Counsel since July 1992. Mr. Grose currently is a member of the Board of Trustees of Starwood Lodging Trust. Mr. Grose is a graduate of Stanford University and received his law degree from UCLA in 1978. Prior to joining Starwood, Mr. Grose was one of eight original partners of the Los Angeles based law firm of Messrs. Pircher, Nichols & Meeks and established and managed its office in New York, New York from April 1985 through June 1992.

       Mr. Jonathan D. Eilian became a Trustee of APART in March 1997. Mr. Eilian is a Managing Director of Starwood Capital and has been a senior executive since its formation in 1991. Prior to this, Mr. Eilian worked for JMB and for Drexel Burnham Lambert. He has been a Director of Starwood Lodging Corporation since August 1995. Mr. Eilian attended the University of Pennsylvania and graduated, summa cum laude, with a B.A. in Economics and earned his MBA from the Wharton Graduate School of Business.

        Mr. Jerome C. Silvey was elected as Chief Financial Officer of APART in September 1996. Mr. Silvey has been a Senior Vice President and the Chief Financial Officer of Starwood Capital since August 1993. After 13 years at Price Waterhouse, Mr. Silvey joined Starwood Capital in 1993 and has overall responsibilities for Starwood Capital's administration, MIS, and finance. Mr. Silvey is a graduate of Colgate University and received his Masters of Business Administration from Rutgers Graduate School of Management in 1980. He is a certified public accountant and a director of the Stamford Museum.


Information Regarding the Board of Trustees and Its Committees

        Compensation Committee Interlocks and Insider Participation. The Board of Trustees has delegated a portion of its authority to a two-member Audit and Compensation Committee comprising independent Trustees. This Committee makes recommendations to the Board of Trustees concerning the selection of APART's independent auditors, oversees the financial reporting process, develops and approves plans for the annual duties of APART, reviews fees charged by the independent auditors, reviews the scope and results of the auditors' reports and reviews and monitors the implementation of suggestions made by the independent auditors. The Committee is kept apprised by management of APART's internal control procedures. Additionally, the Committee reviews and monitors non-audit services provided by the independent auditors and oversees, reviews and approves the compensation of Trustees and officers of APART. The Audit and Compensation Committee's responsibilities also include the administration of APART's incentive plans. Messrs. Chisholm and McDonald serve on the Audit and Compensation Committee with Mr. McDonald serving as Chairman. Mr. McDonald was Chief Financial Officer of APART from May 1993 to December 1995.

       Board of Trustees and Committee Meetings. During the fiscal year ending December 31, 1996, APART's Board of Trustees held one regular meeting. There were no meetings of the Committee during 1996.

ITEM 11.  EXECUTIVE COMPENSATION

       Remuneration of Trustees. Each Trustee who is not also an officer of APART, receives a fee of $12,000 per year, which is paid quarterly. Each of the unaffiliated Trustees also receives an additional fee of $1,000 for each meeting of the Board of Trustees which he attends in person, $750 for each meeting of the Board of Trustees which he attends telephonically, and $500 for each Audit Committee meeting which he attends, either personally or telephonically. Trustees are also reimbursed for any expenses incurred in attending such meetings or incurred as a result of other work performed for APART.

       In addition, all Trustees who are not officers or employees of APART are eligible to participate in APART's 1996 Trustees' Share Incentive Plan (the "Trustees' Plan"). Since Messrs. Grose and Gorab were part of the SAHI Group, they have waived their rights to participate in the Trustees Plan. There are currently two Trustees participating in the Trustee's Plan, Messrs. Chisholm and McDonald. The Trustees' Plan permits the issuance of awards in the form of non-qualified stock options only. Up to 50,000 shares of the Class A Shares are reserved and available upon exercise of the options granted under the Trustees' Plan and options to purchase 2,000 Class A Shares were granted on September 26, 1996 with an exercise price of $1.38 per share.

       Each participant who was an eligible Trustee on September 26, 1996 (the "Effective Date") received an option to purchase 1,000 Class A Shares. Each participant who was not a Trustee on the Effective Date will receive options to purchase Class A Shares, as follows: (i) on the date of joining the Board of Trustees, an option to purchase 1,000 Class A Shares, and (ii) on each anniversary date of joining the Board of Trustees, an option to purchase 1,000 Class A Shares. No participant may be granted options if such grant would cause any one Trustee to possess in the aggregate unexercised options to purchase more than 5,000 Class A Shares. Options granted under the Trustees' Plan will provide for the purchase of Class A Shares at the Fair Market Value on the date the option is granted. Fair Market Value means the closing price per share for each Class A Share on the relevant date, as reported by the American Stock
Exchange.   Options granted under the Trustees' Plan shall be exercisable at such times and subject to such terms and conditions as set forth in the Trustees' Plan and as provided in an option agreement.

       Executive Officers' Compensation. During the year ended December 31, 1996, Mr. Consiglio received a total of $30,000 for his services as President and Chief Executive Officer of APART, and an additional $12,000 as compensation for serving on the Board of Trustees. Mr. Sternlicht received no compensation for his services as Chief Executive Officer of APART for the period of October 15 to December 31, 1996. Mr. Sternlicht received $9,000 as compensation for serving on the Board of Trustees for the period of January 1 through October 15, 1996 and received no compensation thereafter. For this same time period, Messrs. Sugarman, Grose, Gorab, and Silvey received no compensation for their services as officers and/or members of the Board of Trustees.


                          SUMMARY COMPENSATION TABLE

                                                           Annual    Trustee
                                                        Compensation   Fees
                                                        ------------   ----
 Name and Principal Position                      Year     Salary
 ---------------------------                      ----     ------
Ronald J. Consiglio, Chief Executive Officer      1996     $30,000   $12,000

                                                  1995      31,500    12,000

                                                  1994      41,850    12,000

Barry S. Sternlicht, Chief Executive Officer      1996          $0   $ 9,000

                                                  1995           0    12,000

                                                  1994           0     9,750

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information as of March 24, 1997 with respect to any Class A Shares owned by Trustees and individual shareholders known to be the beneficial owner of more than 5% of the issued and outstanding voting securities of APART. There are no other Trustees or executive officers of APART who beneficially own either Class A or Class B Shares.

                                                                                                      Amount and
                                                                                                       Nature of         Percent
                                                                                                      Beneficial            of
 Title of Class                               Name of Beneficial Owner                               Ownership (1)        Class
-----------------            ----------------------------------------------------------------        --------------      -------
Class A Shares               Starwood Mezzanine Investors, L.P., Three Pickwick Plaza,                9,568,944 (2)       78.2%
                             Suite 250, Greenwich, CT 06830
Class A Shares               Starwood Mezzanine Holdings, L.P., Three Pickwick Plaza, Suite           9,568,944 (2)       78.2%
                             250, Greenwich, CT 06830
Class A Shares               Starwood Capital Group I, L.P., Three Pickwick Plaza, Suite              9,568,944 (2)       78.2%
                             250, Greenwich, CT 06830
Class A Shares               BSS Capital Partners, L.P., Three Pickwick Plaza, Suite 250,             9,568,944 (2)       78.2%
                             Greenwich, CT 06830
Class A Shares               Sternlicht Holdings II, Inc., Three Pickwick Plaza, Suite 250,           9,568,944 (2)       78.2%
                             Greenwich, CT 06830
Class A Shares               J. D'Arcy Chisholm, 340 N. Westlake Blvd., Suite 230,                        1,773            -   (4)
                             Westlake Village, CA 91362
Class A Shares               Barry Sternlicht, Three Pickwick Plaza, Suite 250,                       9,936,706 (3)       81.2%
                             Greenwich, CT 06830
Class A Shares               Ronald J. Consiglio, 340 N. Westlake Boulevard, Suite 230,                   5,500            -   (4)
                             Westlake Village, CA 91362
Class A Shares               Jack McDonald, 2315 Pier Avenue, Santa Monica, CA 90405                      1,000            -   (4)
Class B Shares               SAHI Partners, Three Pickwick Plaza, Suite 250, Greenwich, CT 06830      2,046,576 (3)       38.7%
Class B Shares               Barry Sternlicht, Three Pickwick Plaza, Suite 250,                       6,059,471 (3)        100%
                             Greenwich, CT 06830
Class B Shares               SAHI, Inc., Three Pickwick Plaza, Suite 250, Greenwich, CT 06830         6,059,471 (3)        100%
Class B Shares               SWL Acquisition Partners, L.P., Three Pickwick Plaza,                    6,059,471 (3)        100%
                             Suite 250, Greenwich, CT 06830
Class B Shares               SWL Mortgage Investors, Inc., Three Pickwick Plaza,                      6,059,471 (3)        100%
                             Suite 250, Greenwich, CT 06830
Class A Shares               All Executive Officers and Trustees as a group (8 persons)               9,944,979 (3)       81.2%
Class B Shares               All Executive Officers and Trustees as a group (8 persons)               6,059,471 (3)        100%

----------------------------
(1) Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2) Represents 5,000,000 Class A Shares currently held by Starwood Mezzanine as a result of the exercise of the Class A Warrant and 4,568,944 OPU which are exchangeable for 4,568,944 Class A Shares pursuant to an exchange rights
agreement.   Sternlicht Holdings II, Inc. ("Sternlicht Holdings") is the general partner of BSS Capital Partners, L.P. ("BSS"), which is the general partner of Starwood Capital Group I, L.P., which is a general partner of Starwood Mezzanine and the general partner of Starwood Holdings, which is the other general partner of Starwood Mezzanine.

(3) Represents 244,100 Class A Shares currently held by SAHI, 1,275,000 Class B Shares currently held by SAHI which are presently convertible into 26,020 Class A Shares, 2,500,000 Class B Shares held by SAHI, Inc. as a result of the exercise of the Class B Warrant which are presently convertible into 51,020 Class A Shares, 1,512,895 Class B Shares issuable to SAHI, Inc. and 771,576 Class B Shares issuable to SAHI, convertible into 30,875 and 15,746 Class A Shares, respectively. These Class B Shares are issuable in accordance with
Article VI of the Restated Declaration of Trust upon the exchange by Starwood Mezzanine of 4,568,944 OPU for a like number of Class A Shares pursuant to an exchange rights agreement. SAHI, Inc. and SWL Acquisition Partners, L.P., a Delaware limited partnership ("SWL Partners"), are the sole general partners of SAHI Partners. SWL Mortgage Investors, Inc., a Delaware corporation

("SWL Mortgage"), is the sole general partner of SWL Partners. Mr. Sternlicht is the sole stockholder of SWL Mortgage and the controlling stockholder of SAHI, Inc. By virtue of such holdings and relationships, Mr. Sternlicht, SAHI, Inc., SWL Partners and SWL Mortgage may be deemed to have an indirect pecuniary interest in the Class A Shares and Class B Shares held by SAHI Partners to the extent of his or its proportionate direct or indirect partnership interest, as the case may be; however, Mr. Sternlicht, SAHI, Inc., and SWL Mortgage have expressly disclaimed such beneficial ownership. Also represents 5,000,000 Class A Shares currently held by Starwood Mezzanine as a result of the exercise of the Class A Warrant and 4,568,944 OPU which are exchangeable for 4,568,944 Class A Shares pursuant to an exchange rights agreement. Mr. Sternlicht is the sole stockholder of Sternlicht Holdings, which is the general partner of BSS, which is the general partner of Starwood Capital Group I, L.P., which is a general partner of Starwood Mezzanine and the general partner of Starwood Holdings, which is the other general partner of Starwood Mezzanine.

(4) Less than 1% of the class (a total of 7,550,000 Class A Shares are issued outstanding). Includes options to purchase 1,000 Class A Shares held by Messrs. Chisholm and McDonald.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On March 15, 1994, APART entered into an agreement with SAHI and SAHI, Inc. for the sale of the Warrants. SAHI and SAHI, Inc. purchased the Warrants for an aggregate of $101,000 which amount was applied against the purchase price of the Class A and Class B Shares received upon exercise of the Warrants. The Class A Warrant was assigned to Starwood Mezzanine by SAHI in March 1996. Each of Messrs. Sternlicht, Sugarman, Grose and Silvey are affiliated with SAHI, SAHI, Inc. and Starwood Mezzanine. SAHI, SAHI, Inc. and Starwood Mezzanine jointly own 70% of the outstanding Class A Shares and 100% of the outstanding Class B Shares, on an aggregate basis, such shareholders control 80% of the voting interest of APART and, upon conversion of the OPU of the Partnership, would own 87.3% of the voting interest of APART.

       On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for an 8.05% interest in the Partnership and 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million as of September 30, 1996. Starwood Mezzanine's interest in the Partnership evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant to an exchange rights agreement with APART. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into registered Class A shares of APART on a one-for-one basis, subject to certain restrictions.

         On January 22, 1997, Starwood Mezzanine exercised its rights under the Class A Warrant to acquire 5,000,000 Class A Shares. After its exercise of the Class A Warrant, Starwood Mezzanine beneficially owned 5,000,000 shares of Class
A Shares and 4,568,944 shares of OPU.   In addition,  SAHI Inc. exercised its
rights under the Class B Warrant to acquire 2,500,000 Class B Shares. After its exercise of the Class B Warrant, SAHI Inc. beneficially owned 6,059,471 Shares of Class B Shares and 244,100 shares of Class A Shares. Each share of Class A Shares and Class B Shares is entitled to one vote per share. Upon exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, control 80% of the voting interest of APART. APART increased its capital by $5,025,000, and funds from this capitalization will be utilized to acquire additional investments for APART based upon the defined business plan approved by holders of a majority of the Class A and Class B Shares.

                                    PART IV


ITEM 14.  EXHIBITS, FINANCIAL STATEMENTS AND REPORTS ON FORM 8-K

  (a) Listed below are all financial statements filed as part of this 10-K and herein included.

                                                                        Page No.
                                                                        --------

          Balance Sheets at December 31, 1996 and 1995                      15

          Statements of Operations for each of the three years in the
           period ended December 31, 1996                                   16

          Statements of Changes in Shareholders' Equity for each of
           the three years in the period ended December 31, 1996            17

          Statements of Cash Flows for each of the three years in the
           period ended December 31, 1996                                   18

          Notes to Consolidated Financial Statements                        19

  (b) A report on Form 8-K was filed during the last quarter of the year
       ending December 31, 1996 as follows:                                  -

        NONE

  (c) Listed below are Warwick financial statements filed as exhibits and herein included.

          Balance Sheets at December 31, 1996 and 1995                      A-2

          Statements of Operations for each of the three years in the
           period ended December 31, 1996                                   A-3

          Statements of Changes in Shareholders' Equity for each of the
           three years in the period ended December 31, 1996                A-4

          Statements of Cash Flows for each of the three years in the
           period ended December 31, 1996                                   A-5

          Notes to Financial Statements                                     A-7

          Balance Sheets at December 31, 1995 and 1994                      B-2

          Statements of Operations for each of the three years in the
           period ended December 31, 1995                                   B-3

          Statements of Changes in Shareholders' Equity for each of the
           three years in the period ended December 31, 1995                B-4

          Statements of Cash Flows for each of the three years in the
           period ended December 31, 1995                                   B-5

          Notes to Financial Statements                                     B-7

  (c) Exhibits required by Item 601 of Regulation S-K:                        -
       Refer to Exhibit Index on page 31 of this report.

  (d) Supplemental schedules required by Regulation S-X are omitted           -
       because they are not applicable or because the required
       information is shown in the financial statements.

                     ANGELES PARTICIPATING MORTGAGE TRUST
                                 Exhibit Index

  Exhibit Number                     Description of Exhibit
--------------------------------------------------------------------------------
  3.1   Restated Declaration of Trust of Angeles Participating Mortgage Trust.
        (3)

  10.1  Class A Share Purchase Warrant dated March 15, 1994 issued by APART to
        SAHI Partners. (1)

  10.2  Class B Share Purchase Warrant dated March 15, 1994 issued by APART to
        SAHI Inc. (1)

  10.3  Shareholders Agreement dated as of March 15, 1994 by and among APART,
        SAHI Partners and SAHI Inc. (1)

  10.4  Assignment of Class A Share Purchase Warrant dated as of March 15, 1996 by SAHI Partners to Starwood Mezzanine Investors, L.P.. (2)

  10.5 Amendment No. 1 to the Shareholders Agreement dated as of March 15, 1996 by and among SAHI Partners, SAHI, Inc., Starwood Mezzanine Investors,
        L.P. and Angeles Participating Mortgage Trust. (2)

  10.6  Agreement of Limited Partnership of APMT Limited Partnership dated
        September 26, 1996. (2)

  10.7  Exchange Rights Agreement dated September 26, 1996 between Angeles
        Participating Mortgage Trust and Starwood Mezzanine Investors, L.P.. (2)

  10.8  Registration Rights Agreement dated September 26, 1996 between Angeles
        Participating Mortgage Trust and Starwood Mezzanine Investors, L.P.. (2)

  10.9  Formation Agreement dated September 26, 1996 between Angeles
        Participating Mortgage Trust and Starwood Mezzanine Investors, L.P.. (2)

  10.10 Assignment and Assumption Agreement dated as of September 26, 1996 between Starwood Mezzanine Investors, L.P. and APMT Limited
        Partnership. (2)

  10.11 Angeles Participating Mortgage Trust 1996 Trustees' Share Incentive
        Plan. (3)

  10.12 Angeles Participating Mortgage Trust 1996 Share Incentive Plan. (3)

    (1) Filed as an exhibit to APART's Form 10-K dated December 31, 1993 and incorporated herein by reference.
    (2) Filed as an exhibit to APART's Form 8-K dated September 26, 1996 and incorporated herein by reference.
    (3) Filed as an exhibit to APART's Form 10-Q dated September 30, 1996 and incorporated herein by reference.

                                  SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, APART has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 ANGELES PARTICIPATING MORTGAGE TRUST
                                 ------------------------------------
                                 Registrant

Date   March 29, 1997            /s/ Barry S. Sternlicht
                                 ------------------------------------
                                     Barry S. Sternlicht
                                     Chairman of the Board of Trustees


       Pursuant to the requirements of the Securities Exchange Act of 1934 this report has been signed below by the following persons on behalf of APART and in the capacities and on the dates indicated.


Date   March 29, 1997            /s/ Barry S. Sternlicht
                                 ------------------------------------------
                                 Barry S. Sternlicht
                                 Trustee and Chief Executive Officer
                                 (Chief Executive Officer)

Date   March 29, 1997            /s/ Ronald J. Consiglio
                                 ------------------------------------------
                                 Ronald J. Consiglio
                                 Trustee and Secretary

Date   March 29, 1997            /s/ Jay Sugarman
                                 ------------------------------------------
                                 Jay Sugarman
                                 Trustee and President

Date   March 29, 1997            /s/ Jack E. McDonald
                                 ------------------------------------------
                                 Jack E. McDonald
                                 Trustee

Date   March 29, 1997            /s/ Jerome C. Silvey
                                 ------------------------------------------
                                 Jerome C. Silvey
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

Date   March 29, 1997            /s/ Madison Grose
                                 ------------------------------------------
                                 Madison Grose
                                 Trustee

Date   March 29, 1997            /s/ J. D'Arcy Chisholm
                                 ------------------------------------------
                                 J. D'Arcy Chisholm
                                 Trustee

Date   March 29, 1997           /s/ Jonathan Eilian
                                 ------------------------------------------
                                 Jonathan Eilian
                                 Trustee

                           FINANCIAL STATEMENTS AND
                         INDEPENDENT AUDITORS' REPORT

                            FRANKEL-WARWICK LIMITED
                                  PARTNERSHIP

                          DECEMBER 31, 1996 AND 1995

                         Independent Auditors' Report
                         ----------------------------


The Partners
Frankel-Warwick Limited Partnership
Philadelphia, Pennsylvania


     We have audited the accompanying balance sheets of Frankel-Warwick Limited Partnership as of December 31, 1996 and 1995 and the related statements of operations, changes in Partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frankel-Warwick Limited Partnership as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                  ASHER & COMPANY, Ltd.


March 10, 1997

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                                BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995

                                    ASSETS

                                                   1996              1995
                                                   ----              ----

LAND, BUILDING, IMPROVEMENTS AND EQUIPMENT
  Land                                        $   700,000        $   700,000
  Building and improvements                    14,327,668         14,123,445
  Furniture and fixtures                        3,537,489          3,453,263
  Equipment                                     1,134,011            995,238
                                              -----------        -----------
                                               19,699,168         19,271,946
  Less accumulated depreciation                11,612,242         10,801,310
                                              -----------        -----------
                                                8,086,926          8,470,636

OTHER ASSETS
  Cash and cash equivalents                       293,173            196,238
  Investments                                     523,500                  -
  Escrowed cash                                   163,324            154,591
  Due from Affiliate                               16,242             15,597
  Tenant and guest receivables                    255,491            150,640
  Insurance proceeds receivable                   152,363                  -
  Other receivables                               208,922            175,527
  Prepaid expenses and deposits                    38,363             58,976
  Deferred costs, net of accumulated
   amortization of
   $65,430 in 1996 and $61,790 in 1995             25,570             29,210
  Other                                                 -             46,508
                                              -----------        -----------
                                                1,676,948            827,287
                                              -----------        -----------
    Total Assets                              $ 9,763,874        $ 9,297,923
                                              ===========        ===========



                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
  Mortgage notes payable                      $4,834,172         $5,235,256
  Accounts payable and accrued expenses          658,595            581,093
  Due to Affiliates                               76,484             82,062
  Loans from Affiliates                        3,000,000          3,114,250
  Tenants' security deposits                     157,613            146,009
                                              ----------         ----------
                                               8,726,864          9,158,670

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                              1,037,010            139,253
                                              ----------         ----------

    Total Liabilities and Partners' Capital   $9,763,874         $9,297,923
                                              ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                                     -A-2-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                           STATEMENTS OF OPERATIONS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                              1996        1995
                                              ----        ----

Revenue
 Rental
   Apartments                              $1,982,982  $2,053,514
   Hotel rooms                              5,326,449   4,407,267
   Commercial                                  66,396      56,717
   Restaurant and caterer                      81,148      32,667
 Ancillary hotel services, net                220,096     166,010
                                           ----------  ----------
                                            7,677,071   6,716,175
 Other
   Telephone, net                              76,494      87,906
   Interest                                    11,201       1,145
   Miscellaneous                               59,438      68,200
                                           ----------  ----------
                                              147,133     157,251
                                           ----------  ----------

     Total revenue                          7,824,204   6,873,426

Operating expenses
  General and administrative                  443,299     355,884
  Payroll and related expenses              2,180,004   2,270,425
  Advertising, rental and selling             410,516     449,610
  Depreciation and amortization               774,308     820,596
  Utilities                                   566,890     582,408
  Repairs and maintenance                     327,551     370,219
  Interest                                    451,888     680,083
  Interest - related parties                  220,440      79,838
  Insurance                                   153,649      84,875
  Real estate taxes                           340,637     408,962
  Ground rent                                       -      85,938
  Management fees                             384,478     340,432
  Other                                       672,787     533,337
                                           ----------  ----------
   Total operating expenses                 6,926,447   7,062,607
                                           ----------  ----------

Income (loss) before extraordinary item       897,757    (189,181)

Extraordinary item
 Gain on forgiveness of indebtedness                -     812,732
                                           ----------  ----------

     NET INCOME                            $  897,757  $  623,551
                                           ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                                     -A-3-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                General
                                Partner                                                 Limited Partners
                                -------                                   -------------------------------------------
                                                                           Elizabeth
                                William        Benjamin       Thomas        F. Klein       Andrew         Alan A.
                                Frankel         Frankel       Frankel        Trust         Frankel       Steinberg        Total
                                -------         -------       -------       -------        -------       ---------        -----
Balance, January 1, 1995       $(21,151)       $(21,151)      $ (7,051)    $ (7,050)     $ (7,051)      $(420,844)     $ (484,298)

Net income                      184,758         184,758         61,584       61,584        61,584          69,283         623,551
                                -------         -------       --------     --------       -------         -------       ---------

Balance, December 31, 1995      163,607         163,607         54,533       54,534        54,533        (351,561)        139,253

Net income                      266,005         266,005         88,666       88,666        88,666          99,749         897,757
                                -------         -------       --------     --------       -------         -------       ---------

Balance, December 31, 1996     $429,612        $429,612       $143,199     $143,200      $143,199       $(251,812)     $1,037,010
                                =======         =======       ========     ========       =======         =======       =========
Profit and loss sharing
percentages                     29.6300%        29.6300%        9.8763%      9.8764%       9.8763%        11.1110%       100.0000%
                                =======         =======       ========     ========       =======         =======       =========


             The accompanying notes are an integral part of these
                             financial statements.

                                     -A-4-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                        1996          1995
                                                        ----          ----

OPERATING ACTIVITIES
  Net income                                         $  897,757   $   623,551
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Provision for uncollectible receivables              20,864        18,907
    Depreciation                                        810,932       847,930
    Amortization                                          3,640         3,640
    Gain on forgiveness of indebtedness                       -      (812,732)
    Changes in:
      Escrowed cash                                      (8,733)       (2,380)
      Receivables and due from Affiliate               (312,118)      198,401
      Prepaid expenses and deposits                      20,613       (14,277)
      Other assets                                       46,508       (46,508)
      Accounts payable, accrued expenses and
       due to Affiliates                                 71,924      (154,372)
      Tenants' security deposits                         11,604         5,558
                                                     ----------   -----------

  Net cash provided by operating activities           1,562,991       667,718

INVESTING ACTIVITIES
 Purchase of building, improvements and equipment      (427,222)     (413,156)
 Purchases of investments                              (595,447)            -
 Proceeds from maturities of investments                 71,947             -
                                                     ----------   -----------

 Net cash utilized by investing activities             (950,722)     (413,156)

FINANCING ACTIVITIES
 Borrowings from (repayments to) Affiliates            (114,250)    2,245,000
 Repayment of mortgage notes payable                   (401,084)   (2,502,965)
                                                     ----------   -----------

 Net cash utilized by financing activities             (515,334)     (257,965)
                                                     ----------   -----------

    INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                    96,935        (3,403)

Cash and cash equivalents, beginning of year            196,238       199,641
                                                     ----------   -----------

Cash and cash equivalents, end of year               $  293,173   $   196,238
                                                     ==========   ===========

                                 - Continued -

                                     -A-5-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                     STATEMENTS OF CASH FLOWS (Continued)
                    YEARS ENDED DECEMBER 31, 1996 AND 1995



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                        1996      1995
                                                        ----      ----
  Cash paid for interest during the year              $675,336  $776,493
                                                       =======   =======


  The accompanying notes are an integral part of these financial statements.

                                     -A-6-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business activity
  -----------------

  Frankel-Warwick Limited Partnership (the Partnership) is a Pennsylvania limited partnership which was formed in 1977 to purchase, improve, own and operate the Warwick Hotel in Philadelphia, Pennsylvania.

  The following is a summary of significant accounting policies applied by management in the preparation of the accompanying financial statements.

  Estimates
  ---------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Building, improvements and equipment
  ------------------------------------

  Building, improvements and equipment are carried at cost. Depreciation is provided by the straight-line method over the following assets' estimated useful lives:

               Building and improvements             34 years
               Furniture and fixtures              5-10 years
               Equipment                           5-10 years

  Cash and cash equivalents
  -------------------------

  The Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  Marketable securities
  ---------------------

  On January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires a change from the lower of cost or market method of accounting for certain investments to a method which measures certain categories of investments at market value. Under this method, certain investments are categorized at acquisition, and subsequently reassessed at each reporting date, according to the Partnership's intent and ability to hold to maturity each individual security. There was no effect on Partners' capital or net income in 1996 as a result of adopting SFAS No. 115.

                                     -A-7-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Concentration of credit risk
  ----------------------------

  The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

  Deferred costs
  --------------

  Fees and costs incurred in the acquisition of the permanent financing were deferred and are being amortized using the straight-line method over the term of the first mortgage note payable.

  Income taxes
  ------------

  Frankel-Warwick Limited Partnership is not a taxpaying entity for either Federal or state income tax purposes. Instead, the Partners are liable for individual Federal and state income taxes on their respective shares of the Partnership's taxable income and may include, subject to certain limitations, their respective shares of the Partnership's net operating loss in their individual income tax returns.

  Due to the Partnership's policy of capitalizing certain construction period costs for financial reporting purposes and expensing these items for Federal income tax reporting purposes and the use of accelerated and straight-line depreciation methods for Federal income tax reporting purposes, the net book value of the building, improvements and equipment for income tax reporting purposes is approximately $4,000,000 and $3,700,000 less than the net book value in the accompanying financial statements at December 31, 1996 and 1995, respectively.

  Partners' allocations
  ---------------------

  In accordance with the partnership agreement, the Partners are allocated profits and losses in proportion to their respective ownership interests.


NOTE B - MARKETABLE SECURITIES

  As of December 31, 1996, 100% of marketable securities held by the Partnership are classified as held to maturity and invested in obligations of individual states and their political subdivisions. The securities are stated at amortized cost which approximates fair value. There were no marketable securities held by the Partnership at December 31, 1995.

                                     -A-8-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995



NOTE B - MARKETABLE SECURITIES (Continued)

  At December 31, 1996, investments classified as held to maturity mature as follows: $298,884 within one year and $224,616 within one to five years. There were no realized gains or losses.


NOTE C - RESTRUCTURING AND FORGIVENESS OF INDEBTEDNESS

  On December 1, 1995, the Partnership restructured mortgage debt of $2,249,010. Under the terms of the agreement, the Partnership paid $2,200,000 exercising its option under the operating lease to purchase the land for $700,000 (See Note E) and in full settlement of the second mortgage note payable plus accrued interest of $63,722. As a result of the forgiveness of indebtedness, the Partnership recognized income in the amount of $812,732 which is reflected as an extraordinary item in the Statement of Operations.


NOTE D - MORTGAGE NOTES PAYABLE

  The Partnership has a mortgage note payable to a bank which bears interest at 9% and is payable in monthly installments of $71,332, including interest. Under the terms of the mortgage note, the mortgagee has the option to require repayment of the outstanding principal on November 30, 1999. Unless this option is exercised, the mortgage note payable is due in 2004. The outstanding balance of this mortgage note is $4,834,172 and $5,235,256 at December 31, 1996 and 1995, respectively.

  The building, improvements, equipment and furniture and fixtures are pledged as collateral for the mortgage note.

  As part of the debt restructuring on December 1, 1995 (See Note C), the Partnership obtained financing from a related party in the amount of $2,200,000. The note is unsecured and bears interest at 7.2% annually. Interest only is payable monthly and the principal matures on November 30, 1998. Interest expense of $161,040 and $13,640 is included in the Statement of Operations for 1996 and 1995, respectively. In addition, the Balance Sheets include $13,640 of accrued interest as an unsecured advance from related parties at December 31, 1996.

                                     -A-9-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995



NOTE D - MORTGAGE NOTES PAYABLE (Continued)

  Approximate aggregate maturities of long-term debt, including related party debt (See Note H), for the five years subsequent to December 31, 1996 are as follows:

           Years Ending December 31,              Amount
           ------------------------               ------

                    1997                       $  439,000
                    1998                        2,680,000
                    1999                          524,000
                    2000                          574,000
                    2001                          628,000

NOTE E - OPERATING LEASE

  In 1978, the Partnership sold the land under the building and improvements to the holder of the second mortgage payable and leased it back for a term of 99 years. The lease provides for a minimum annual rental payment of $93,750 plus an additional payment equal to 50% of the cash available for distribution, as defined. The cash available for distribution, as defined, includes a deduction for repayment of capital improvement loans. Rental expense amounted to $85,937 for the year ended December 31, 1995. The operating lease contained an option for the Partnership to purchase the land on or before December 31, 1997 for $700,000 plus the outstanding principal balance on the second mortgage note payable. As part of the debt restructuring on December 1, 1995 (See Note C), the Partnership exercised its option to purchase the land.


NOTE F - RENTALS UNDER OPERATING LEASES

  Minimum future rentals expected to be received from noncancellable commercial operating leases are approximately as follows:


           Years Ending December 31,              Amount
           ------------------------               ------

                     1997                       $  184,000
                     1998                          185,000
                     1999                          166,000
                     2000                          131,000
                     2001                          132,000
               Thereafter                          577,000
                                                ----------
                                                $1,375,000
                                                ==========

                                    -A-10-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995



NOTE F - RENTALS UNDER OPERATING LEASES (Continued)

  A lease with a commercial tenant provides for contingent rentals based on an increase in sales revenue over a specific amount as defined in the lease agreement. There was no contingent rental income for 1996 and 1995.

  No tenant accounted for more than 10% of rental revenue in 1996 or 1995.


NOTE G - RETIREMENT PLANS

  In connection with its collective bargaining agreements with the International Brotherhood of Firemen, Oilers, Powerhouse Operators and Maintenance Mechanics Union and the Hotel Employees and Restaurant Employees Union, the Partnership participates with other companies in defined contribution pension plans. Contributions to the plans are made at rates of $27.73 and $46.40, respectively, per leased union employee per month. The plans cover all employees leased by the Partnership, as defined, who are members of the unions. The pension expense, representing the Partnership's required contributions to the plans, amounted to $17,605 and $19,986 for the years ended December 31, 1996 and 1995, respectively.

  The Company has a profit sharing plan available to all eligible employees, under Section 401(k) of the Internal Revenue Code. The Company will make a matching contribution up to 20% of an employee's contribution which is limited to 15% of the employee's compensation. The Company's contribution was $5,235 and $1,766 for 1996 and 1995, respectively. At the discretion of the Partners, the Company may make additional contributions to the plan. No such additional contributions were made in 1996 or 1995. Employees are fully vested in the Company's contributions upon completion of seven years of service.


NOTE H - RELATED PARTY TRANSACTIONS

  Restaurant operations
  ---------------------

  A related party entity leases space in the hotel for its restaurant operations. The Partnership funded the net operating shortfalls of the related entity managing the restaurant and will more than likely continue to fund future operating deficits although no written agreement exists which requires payment of such costs. These costs amounted to $190,000 and $100,000 during 1996 and 1995, respectively.

                                    -A-11-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995



NOTE H - RELATED PARTY TRANSACTIONS (Continued)

  Management contract
  -------------------

  The Partnership has entered into a contract with an affiliated company to provide for the operation and general management of the property. The agreement is for an unspecified term and provides for a fee equal to 5% of gross income. Under the terms of the agreement, the managing agent provides all employees necessary for the operation of the property except for the salary and benefits of the manager and is reimbursed by the Partnership for its costs, including related employee benefits. The contract labor and related employee benefits are included in the accom panying financial statements as operating expenses under the appropriate expense classifications. In 1996 and 1995, management fees were approximately $384,000 and $340,000, respectively.

  Advances
  --------

  The Partnership has unsecured advances from related parties of $500,000 at December 31, 1996 and 1995 to help fund certain building improvements. These advances are due on demand and bear interest at the prime rate. Interest expense was $36,000 and $40,120 for 1996 and 1995, respectively.

  The Partnership has unsecured advances from an affiliate amounting to $300,000 and $325,000 in principal at December, 31, 1996 and 1995, respectively, and $44,250 of accrued interest at December 31, 1995. These advances are due on demand and accrue interest at the prime rate. Interest expense was $23,400 and $26,077 for 1996 and 1995, respectively.

  Rental income
  -------------

  The Partnership leases commercial and residential space to individuals who are related to the Partners. Rental income from these leases amounted to $48,000 and $25,725 in 1996 and 1995, respectively.

                                    -A-12-

                           FINANCIAL STATEMENTS AND
                         INDEPENDENT AUDITORS' REPORT

                            FRANKEL-WARWICK LIMITED
                                  PARTNERSHIP

                          DECEMBER 31, 1995 AND 1994

                         Independent Auditors' Report
                         ----------------------------

The Partners
Frankel-Warwick Limited Partnership
Philadelphia, Pennsylvania

     We have audited the accompanying balance sheets of Frankel-Warwick Limited Partnership as of December 31, 1995 and 1994 and the related statements of operations, changes in Partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frankel-Warwick Limited Partnership as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               ASHER & COMPANY, Ltd.


March 20, 1996

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS


                                                        1995           1994
                                                        ----           ----

LAND, BUILDING, IMPROVEMENTS AND EQUIPMENT
  Land                                                $   700,000
  Building and improvements                            14,123,445   $ 13,804,896
  Furniture and fixtures                                3,453,263      3,432,972
  Equipment                                               995,238        920,922
                                                       ----------    -----------
                                                       19,271,946     18,158,790
  Less accumulated depreciation                        10,801,310      9,953,380
                                                       ----------    -----------
                                                        8,470,636      8,205,410

OTHER ASSETS
  Cash and cash equivalents                               196,238        199,641
  Escrowed cash                                           154,591        152,211
  Due from Affiliate                                       15,597         13,311
  Tenant and guest receivables                            150,640        253,482
  Other receivables                                       175,527        292,279
  Prepaid expenses and deposits                            58,976         44,699
  Deferred costs, net of accumulated amortization
   of $61,790 in 1995 and $58,150 in 1994                  29,210         32,850
  Other                                                    46,508              -
                                                       ----------    -----------
                                                          827,287        988,473
                                                       ----------    -----------

    Total Assets                                      $ 9,297,923   $  9,193,883
                                                       ==========    ===========


                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
 Mortgage notes payable                               $ 5,235,256   $ 7,850,953
 Accounts payable and accrued expenses                    581,093       803,234
 Due to Affiliates                                         82,062        14,293
 Loans from Affiliates                                  3,114,250       869,250
 Tenants' security deposits                               146,009       140,451
                                                       ----------    ----------
                                                        9,158,670     9,678,181

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                         139,253      (484,298)
                                                       ----------    ----------

    Total Liabilities and Partners' Capital           $ 9,297,923   $ 9,193,883
                                                       ==========    ==========

              The accompanying notes are an integral part of these
                             financial statements.

                                     -B-2-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                      1995          1994
                                                      ----          ----
Revenue
 Rental
   Apartments                                      $2,053,514   $ 1,973,096
   Hotel rooms                                      4,407,267     4,002,070
   Commercial                                          56,717        54,718
   Restaurant and caterer
     Base                                              32,667        22,500
     Excess                                                 -         5,668
 Ancillary hotel services, net                        166,010       218,193
                                                    ---------    ----------
                                                    6,716,175     6,276,245
 Other
   Telephone, net                                      87,906        77,659
   Interest                                             1,145         7,651
   Miscellaneous                                       68,200        56,093
                                                    ---------    ----------
                                                      157,251       141,403
                                                    ---------    ----------
     Total revenue                                  6,873,426     6,417,648

Operating expenses
  General and administrative                          355,884       435,113
  Payroll and related expenses                      2,270,425     2,205,572
  Advertising, rental and selling                     449,610       456,590
  Depreciation and amortization                       820,596       761,703
  Utilities                                           582,408       537,414
  Repairs and maintenance                             370,219       412,030
  Interest                                            680,083       728,872
  Interest - related parties                          7-9,838        57,349
  Insurance                                            84,875       137,284
  Real estate taxes                                   408,962       407,876
  Ground rent                                          85,938        93,750
  Management fees                                     340,432       313,047
  Litigation settlement                                     -       290,000
  Other                                               533,337       581,188
                                                    ---------    ----------
   Total operating expenses                         7,062,607     7,417,788
                                                    ---------    ----------

Loss before other income and extraordinary item      (189,181)   (1,000,140)

Other income
 Gain on fire insurance proceeds                            -       280,427
                                                    ---------    ----------
Loss before extraordinary item                       (189,181)     (719,713)

Extraordinary item
 Gain on forgiveness of indebtedness                  812,732             -
                                                    ---------    ----------

     NET INCOME (LOSS)                             $  623,551   $  (719,713)
                                                    =========    ==========

             The accompanying notes are an integral part of these
                             financial statements.

                                     -B-3-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                    YEARS ENDED DECEMBER 31, 1995 AND 1994


                         General
                         Partner                                                    Limited Partners
                         -------                                 ---------------------------------------------------

                                                               Leonard               Elizabeth
                         William    E. J. Frankel  Benjamin    Frankel    Thomas     F. Klein    Andrew     Alan A.
                         Frankel        Trust      Frankel      Trust     Frankel      Trust     Frankel   Steinberg     Total
                         -------     -----------   --------     -----     -------      -----     -------   ---------     -----
January 1, 1994         $(348,426)   $(348,427)    $(348,427) $(348,427)                                     $(340,878) $(1,734,585)

Net loss                 (182,150)     (93,297)     (182,150)         -  $  (60,716) $ (60,717)  $ (60,717)    (79,966)    (719,713)

Capital contributions     635,833       62,500       635,834          -     211,944    211,945     211,944           -    1,970,000

Partner transfers        (126,408)     379,224      (126,408)   348,427    (158,279)  (158,278)   (158,278)          -            -
                         --------    ---------     ---------  ---------  ----------  ---------   ---------    --------  -----------

December 31, 1994         (21,151)           -       (21,151)         -      (7,051)    (7,050)     (7,051)   (420,844)    (484,298)

Net income                184,758            -       184,758          -      61,584    $61,584      61,584      69,283      623,551
                         --------    ---------     ---------  ---------  ----------  ---------   ---------    --------  -----------

December 31, 1995       $ 163,607    $       -     $ 163,607  $       -  $   54,533  $  54,534   $  54,533   $(351,561) $   139,253
                         ========    =========     =========  =========  ==========  =========   =========    ========  ===========

Profit and loss sharing
  percentages             29.6300%          -%       29.6300%         -%     9.8763%    9.8764%     9.8763%    11.1110%    100.0000%
                         ========    =========     =========  =========  ==========  =========   =========    ========  ===========

  The accompanying notes are an integral part of these financial statements.

                                     -B-4-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                           1995           1994
                                                                           ----           ----

OPERATING ACTIVITIES
  Net income (loss)                                                   $   623,551      $(719,713)
  Adjustments to reconcile net income (loss) to net cash
   provided (utilized) by operating activities:
    Provision for uncollectible receivables                                18,907         61,614
    Depreciation                                                          847,930        779,326
    Amortization                                                            3,640          3,640
    Gain on fire insurance proceeds                                          -          (280,427)
    Gain on forgiveness of indebtedness                                  (812,732)           -
    Changes in:
      Escrowed cash                                                        (2,380)       (23,078)
      Receivables and due from Affiliate                                  198,401       (243,258)
      Prepaid expenses and deposits                                       (14,277)        95,875
      Other assets                                                        (46,508)         7,500
      Accounts payable, accrued expenses and
       due to Affiliates                                                 (154,372)        34,150
      Tenants' security deposits                                            5,558         16,285
                                                                      -----------      ---------

  Net cash provided (utilized) by operating
   activities                                                             667,718       (268,086)

INVESTING ACTIVITIES
 Purchase of building, improvements and equipment                        (413,156)      (993,763)
 Insurance proceeds received, net                                            -           732,972
                                                                      -----------      ---------

 Net cash utilized by investing activities                               (413,156)      (260,791)

FINANCING ACTIVITIES
 Capital contributions                                                       -           250,000
 Borrowings from Affiliates                                             2,245,000        670,000
 Repayment of mortgage notes payable                                   (2,502,965)      (335,239)
                                                                      -----------      ---------

 Net cash provided (utilized) by financing
  activities                                                             (257,965)       584,761
                                                                      -----------      ---------

    INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                      (3,403)        55,884

Cash and cash equivalents, beginning of year                              199,641        143,757
                                                                      -----------      ---------

Cash and cash equivalents, end of year                                $   196,238      $ 199,641
                                                                      ===========      =========

                                 - Continued -

                                     -B-5-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                      STATEMENTS OF CASH FLOWS (Continued)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                          1995      1994
                                                          ----      ----
  Cash paid for interest during the year                $776,493  $749,900
                                                         =======   =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  During the year ended December 31, 1994, loans from affiliates aggregating $1,720,000 were converted to equity and are reflected as capital contributions in the Statement of Changes in Partners' Deficit.

  During the year ended December 31, 1994, the Partnership received net insurance proceeds in the amount of $732,972 of which $300,605 is reflected as a reduction in the basis of building, improvements and equipment. Proceeds of $280,427 are reflected as a gain on fire insurance proceeds, and proceeds of $151,940 are reflected as a liability for anticipated future costs. The previously deferred proceeds of $151,940 are reflected as a reduction in the basis of building improvements and equipment and expenses in 1995.



             The accompanying notes are an integral part of these
                             financial statements.

                                     -B-6-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies applied by management in the preparation of the accompanying financial statements.

  Business activity
  -----------------

  Frankel-Warwick Limited Partnership (the Partnership) is a Pennsylvania limited partnership which was formed in 1977 to purchase, improve, own and operate the Warwick Hotel in Philadelphia, Pennsylvania.

  Building, improvements and equipment
  ------------------------------------

  Building, improvements and equipment are carried at cost. Depreciation is provided by the straight-line method over the following assets' estimated useful lives:

               Building and improvements             34 years
               Furniture and fixtures              5-10 years
               Equipment                           5-10 years

  Cash and cash equivalents
  -------------------------

  The Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  Concentration of credit risk
  ----------------------------

  The Partnership maintains cash accounts in commercial banks. Total cash deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per bank. As of December 31, 1995, the uninsured cash balances are approximately $178,000.

  Deferred costs
  --------------

  Fees and costs incurred in the acquisition of the permanent financing were deferred and are being amortized using the straight-line method over the term of the first mortgage note payable.

                                     -B-7-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Estimates
  ---------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Income taxes
  ------------

  Frankel-Warwick Limited Partnership is not a taxpaying entity for either Federal or state income tax purposes. Instead, the Partners are liable for individual Federal and state income taxes on their respective shares of the Partnership's taxable income and may include, subject to certain limitations, their respective shares of the Partnership's net operating loss in their individual income tax returns.

  Due to the Partnership's policy of capitalizing certain construction period costs for financial reporting purposes and expensing these items for Federal income tax reporting purposes and the use of accelerated and straight-line depreciation methods for Federal income tax reporting purposes, the net book value of the building, improvements and equipment for income tax reporting purposes is approximately $3,700,000 and $4,100,000 less than the net book value in the accompanying financial statements at December 31, 1995 and 1994, respectively.

  Partners' allocations
  ---------------------

  In accordance with the partnership agreement, the Partners are allocated profits and losses in proportion to their respective ownership interests.


NOTE B - RESTRUCTURING AND FORGIVENESS OF INDEBTEDNESS

  On December 1, 1995, the Partnership restructured mortgage debt of $2,249,010. Under the terms of the agreement, the Partnership paid $2,200,000, exercising its option under the operating lease to purchase the land for $700,000 (See Note D) and in full settlement of the second mortgage note payable plus accrued interest of $63,722. As a result of the forgiveness of indebtedness, the Partnership recognized income in the amount of $812,732 which is reflected as an extraordinary item in the Statement of Operations.

                                     -B-8-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE C - MORTGAGE NOTES PAYABLE

  The Partnership has a mortgage note payable to a bank which bears interest at 9% and is payable in monthly installments of $71,332, including interest. Under the terms of the mortgage note, the mortgagee has the option to require repayment of the outstanding principal on November 30, 1999. Unless this option is exercised, the mortgage note payable is due in 2004. The outstanding balance of this mortgage note is $5,235,256 and $5,601,943 at December 31, 1995 and 1994, respectively.

  The Partnership had a second mortgage note payable at December 31, 1994. The outstanding balance was $2,249,010. As discussed in footnote B, this mortgage was extinguished on December 1, 1995.

  The building, improvements, equipment and furniture and fixtures are pledged as collateral for the mortgage note.

  Approximate aggregate maturities of long-term debt for the five years subsequent to December 31, 1995 are as follows:

                  Years Ending December 31,      Amount
                  ------------------------       ------
                          1996                  $401,000
                          1997                   439,000
                          1998                   480,000
                          1999                   524,000
                          2000                   574,000

NOTE D - OPERATING LEASE

  In 1978, the Partnership sold the land under the building and improvements to the holder of the second mortgage payable and leased it back for a term of 99 years. The lease provides for a minimum annual rental payment of $93,750 plus an additional payment equal to 50% of the cash available for distribution, as defined. The cash available for distribution, as defined, includes a deduction for repayment of capital improvement loans. Rental expense amounted to $85,937 and $93,750 for the years ended December 31, 1995 and 1994, respectively. The operating lease contained an option for the Partnership to purchase the land on or before December 31, 1997 for $700,000 plus the outstanding principal balance on the second mortgage note payable. As part of the debt restructuring on December 1, 1995 (See Note B), the Partnership exercised its option to purchase the land.

                                     -B-9-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE E - RENTALS UNDER OPERATING LEASES

  Minimum future rentals expected to be received from noncancellable commercial operating leases are approximately as follows:

                Years Ending December 31,    Amount
                ------------------------     ------
                           1996             $171,000
                           1997              137,000
                           1998              121,000
                           1999              107,000
                           2000               55,000
                     Thereafter              130,000

  A lease with a commercial tenant provides for contingent rentals based on an increase in sales revenue over a specific amount as defined in the lease agreement. There was no contingent rental income for 1995. Contingent rental income of $5,668 is included in rental income for the year ended December 31, 1994.

  No tenant accounted for more than 10% of rental revenue in 1995 or 1994.


NOTE F - RETIREMENT PLANS

  In connection with its collective bargaining agreements with the International Brotherhood of Firemen, Oilers, Powerhouse Operators and Maintenance Mechanics Union and the Hotel Employees and Restaurant Employees Union, the Partnership participates with other companies in defined contribution pension plans. Contributions to the plans are made at rates of $27.73 and $36.00, respectively, per leased union employee per month. The plans cover all employees leased by the Partnership, as defined, who are members of the unions. The pension expense, representing the Partnership's required contributions to the plans, amounted to $19,986 and $17,199 for the years ended December 31, 1995 and 1994, respectively.

  The Company has a profit sharing plan available to all eligible employees, under Section 401(k) of the Internal Revenue Code. The effective date of the Plan was January 1, 1994. The Company will make a matching contribution up to 20% of an employee's contribution which is limited to 15% of the employee's compensation. The Company's contribution was $1,766 and $1,152 for 1995 and 1994, respectively. At the discretion of the Partners, the Company may make additional contributions to the plan. No such additional contributions were made in 1995 or 1994. Employees are fully vested in the Company's contributions upon completion of seven years of service.

                                     -B-10-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE G - RELATED PARTY TRANSACTIONS

  A related party entity leases space in the hotel for its restaurant operations. The Partnership funded the net operating shortfalls of the related entity managing the restaurant and will more than likely continue to fund future operating deficits although no written agreement exists which requires payment of such costs. These costs, amounting to $100,000 and $142,225 during 1995 and 1994, respectively, are included in other operating expenses in the Statement of Operations. For the period April 1994 through August 1994, an unrelated entity managed and funded the operating costs of the restaurant.

  The Partnership has entered into a contract with an affiliated company to provide for the operation and general management of the property. The agreement is for an unspecified term and provides for a fee equal to 5% of gross income. Under the terms of the agreement, the managing agent provides all employees necessary for the operation of the property except for the salary and benefits of the manager and is reimbursed by the Partnership for its costs, including related employee benefits. The contract labor and related employee benefits are included in the accompanying financial statements as operating expenses under the appropriate expense classifications. In 1995 and 1994, management fees of $340,000 and $313,000, respectively, are included in general and administrative expenses, in the accompanying financial statements.

  As part of the debt restructuring on December 1, 1995 (See Note B), the Partnership obtained financing from a related party in the amount of $2,200,000. The note is unsecured and bears interest at 7.2% annually. Interest only is payable monthly and the principal matures on November 30, 1998. Interest expense of $13,640 is included in the Statement of Operations for 1995.

  The Partnership has unsecured advances from related parties of $500,000 at December 31, 1995 and 1994 to help fund certain building improvements. These advances are due on demand and bear interest at the prime rate. Interest expense of $40,120 and $34,757 is included in the Statement of Operations for 1995 and 1994, respectively.

  The Partnership has unsecured short-term advances from a related party in the amount of $45,000 to fund operations. The advances are due on demand and are non-interest bearing.

  The Partnership has unsecured advances from an affiliate amounting to $325,000 in principal and $44,250 of accrued interest at December 31, 1995 and 1994. These advances are due on demand and accrue interest at the prime rate. Interest expense of $26,077 and $22,592 is included in the Statement of Operations for 1995 and 1994, respectively.

  The Partnership leases commercial and residential space to individuals who are related to the Partners. Rental income from these leases amounted to $25,725 and $46,700 in 1995 and 1994, respectively.

                                     -B-11-

                      FRANKEL-WARWICK LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

  Fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Any changes in these assumptions could significantly affect these estimates. Therefore, the estimated fair values of the financial instruments are not necessarily indicative of the amounts the Partnership might realize in actual market transactions.

  The fair value of the Partnership's mortgage note payable is based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities. The fair value of the mortgage note payable approximates carrying value.

  Due to the unique terms, conditions, restrictions, sources and purposes of the advances and loans to and from Affiliates, there may not be comparable marketplace financial instruments. Accordingly, it was not practicable to estimate the fair value of these financial instruments.


NOTE I - OTHER ITEMS

  In 1994 the Partnership agreed to an out-of-court settlement resulting from an alleged wrongful termination suit by a former controller against the Partnership. The settlement resulted in a payment of $290,000 to the former employee.

  In 1994 the Warwick Hotel suffered from a fire and resulting water damage. The gain of $280,427 represents that portion of insurance proceeds in excess of replacement costs of the damaged property.

                                     -B-12-

                                                                       EXHIBIT I

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended March 31, 1997

                                       OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________________ to____________________

                          Commission File No. 1-10150

                      ANGELES PARTICIPATING MORTGAGE TRUST
             (Exact name of registrant as specified in its charter)

             California                             95-6881527
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)            Identification Number)

    3 Pickwick Plaza, Suite 250                        91362
        Greenwich, CT 06830                          (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including
 area code:                                        (203) 861-0752

Securities registered pursuant to
 Section 12(b) of the Act:
                                           Name of Exchange on which registered:
         Title of each class:              ------------------------------------
         --------------------
       Class A Shares, $1.00 par                  American Stock Exchange
value per share, of Angeles Participating
            Mortgage Trust


Securities registered pursuant to
 Section 12(g) of the Act:                                 None

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.       YES     X       NO
                                                        -

  As of May 7, 1997, there were 7,550,000 Class A Shares of Angeles Participating Mortgage Trust Class A, $1.00 par value, outstanding.

                                Total Pages 12
                                            --

                      ANGELES PARTICIPATING MORTGAGE TRUST



                                     Index


                                                                         Page
                                                                         ----
Part I.       Financial Information

     Item 1.  Balance Sheets at March 31, 1997 and December 31, 1996       3

              Statements of Operations - For the three months
                  ended March 31, 1997 and 1996                            4

              Statements of Cash Flows - For the three months
                  ended March 31, 1997 and 1996                            5

              Notes to Consolidated Financial Statements                   6

     Item 2.  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                      9

Part II.      Other Information

     Item 6.  Exhibits and Reports on Form 8-K                            11

Angeles Participating Mortgage Trust
Balance Sheets


                                                                                   (Unaudited)
                                                                                    March 31,                   December 31,
                                                                                      1997                         1996
                                                                                 --------------                -------------
ASSETS
Cash and cash equivalents                                                        $      877,000                $   1,888,000
Investments                                                                           5,983,000                        -
Mortgage note receivable                                                              3,649,000                    3,707,000
Accrued interest                                                                        197,000                       56,000
Other receivables                                                                         5,000                        8,000
Other assets                                                                             15,000                       15,000
                                                                                 --------------                -------------

     Total assets                                                                $   10,726,000                $   5,674,000
                                                                                 ==============                =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:                                                                     $       35,000                $      37,000
Accounts payable                                                                        142,000                      142,000
Accrued expenses                                                                 --------------                -------------
     Total liabilities                                                                  177,000                      179,000
                                                                                 --------------                -------------

Minority Interest                                                                     4,053,000                    3,917,000
                                                                                 --------------                -------------
Shareholders' equity:
Class A Shares (7,550,000 shares issued and outstanding,
     $1.00 par value, unlimited shares authorized)                                    7,550,000                    2,550,000
Class B Shares (3,775,000 shares issued and outstanding,
     $.01 par value, unlimited shares authorized)                                        38,000                       13,000
Unrealized loss on "available for sale" investments                                     (24,000)                         -
 Additional paid in capital                                                          42,228,000                   42,329,000
Accumulated undistributed net realized gain from sale of
     mortgages                                                                        2,545,000                    2,545,000
Accumulated distributions in excess of cumulative net
      income other than gain from sale of mortgages                                 (45,841,000)                 (45,859,000)
                                                                                 --------------                -------------
      Total shareholders' equity                                                      6,496,000                    1,578,000
                                                                                 --------------                -------------

     Total liabilities and shareholders' equity                                  $   10,726,000                $   5,674,000
                                                                                 ==============                =============

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Statements of Operations (Unaudited)

                                                         Three months ended
                                                              March 31,
                                                    ----------------------------
                                                        1997             1996
                                                    -----------     ------------
Revenue:
     Interest income from mortgage notes            $   155,000     $      -
     Interest income from investments                    83,000           8,000
     Other income                                         2,000            -
                                                    -----------     -----------
                  Total revenue                         240,000           8,000
                                                    -----------     -----------

Costs and expenses:
     General and administrative                          76,000         205,000
                                                    -----------     -----------
                  Total costs and expenses               76,000         205,000
                                                    -----------     -----------

Net income (loss) before minority interest              164,000        (197,000)


Minority Interest                                      (146,000)           -
                                                    -----------     -----------
Net income (loss)                                   $    18,000     $  (197,000)
                                                    ===========     ===========

Net income (loss) per Class A Share                 $      0.01     $     (0.08)
                                                    ===========     ===========

Cash distributions per Class A Share                $      0.00     $      0.00
                                                    ===========     ===========

Weighted average of shares outstanding                6,328,000       2,550,000
                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Statements of Cash Flows (Unaudited)

                                                                        Three months ended
                                                                            March 31,
                                                                  ------------------------------
                                                                       1997                1996
                                                                  ------------      ------------
Cash flows from operating activities:
Net income (loss)                                                 $     18,000      $   (198,000)
Adjustments to reconcile net income (loss) to cash flows
    from operating activities:
    Minority Interest                                                  146,000              -
    Decrease (increase) in other receivables                          (138,000)            5,000
    Increase (decrease) in accounts payable and accrued
         expenses                                                       (2,000)          114,000
                                                                  ------------      ------------
    Cash flows provided (used) by operating activities                  24,000           (79,000)
                                                                  ------------      ------------
Cash flows from investing activities:
    Investments in securities                                       (6,019,000)       (1,478,000)
    Principal collections from investment securities                     2,000           209,000
    Sale of investment securities                                          -           1,477,000
    Principal collections from mortgage notes                           58,000              -
                                                                  ------------      ------------
    Cash flows (used) provided by investing activities              (5,959,000)          208,000
                                                                  ------------      ------------
Cash flows from financing activities:
    Exercise of warrants                                             4,924,000              -
                                                                  ------------      ------------

    Cash flows provided by financing activities                      4,924,000              -
                                                                  ------------      ------------
    (Decrease) increase in cash and cash equivalents                (1,011,000)          129,000

Cash and cash equivalents at beginning of period                     1,888,000           863,000
                                                                  ------------      ------------
Cash and cash equivalents at end of period                        $    877,000      $    992,000
                                                                  ============      ============

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Notes to Consolidated Financial Statements

Note 1 - General

          In the opinion of management, the accompanying unaudited financial statements contain all of the adjustments necessary to present fairly the consolidated financial position of Angeles Participating Mortgage Trust ("APART") and its investee operating partnership, APMT Limited Partnership, a Delaware limited partnership (the "Partnership"), at March 31, 1997 and the results of operations and its cash flows for the three months ended March 31, 1997 and 1996, in conformity with generally accepted accounting principles applied on a consistent basis. All adjustments included are of a normal and recurring nature. Although APART owns less than 50% of the Partnership, the operations and financial position of APART and the Partnership are consolidated under generally accepted accounting principles, because APART controls the Partnership in its capacity as general partner of the Partnership. Furthermore, both APART and the other investor in the Partnership are under common control as further described in Note 4. The accounting policies followed by APART are more fully described in Note 2 to APART's financial statements included as part of its 1996 Annual Report on Form 10-K which is incorporated herein by reference.

          The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

Note 2 - Organization

          APART is a California business trust which was formed as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code initially for the purpose of making and acquiring various types of mortgages and other loans, primarily with entities affiliated with APART's former advisor.

          On September 26, 1996, the shareholders of APART approved a Restated Declaration of Trust which, among other things, revised APART's investment policy to allow APART to acquire a diversified portfolio of interests (the "Diversified Portfolio") in real estate or real estate-related assets, including originating or acquiring mortgage loans, acquiring real estate-related debt securities, making purchase money loans with respect to assets sold by APART and acquiring non-performing or under performing debt secured by real estate assets. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers; (d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions which require the approval of certain shareholders as to certain types of investments.

          On September 26, 1996, APART became the sole general partner of the Partnership (see Note 4). Initially, APART will not be required to operate exclusively through the Partnership and, thus, will not have any obligation to contribute additional cash. However, due to the exercise of the warrants (as discussed in Note 5), the Board of Trustees has the right to cause APART to contribute substantially all of APART's uncontributed assets to the Partnership for additional interests in the Partnership. Following any such exercise APART must agree to conduct all of its real estate-related investment activities exclusively through the Partnership.

Note 3 - Investments

          As of March 31, 1997, APART holds one investment in U.S. Treasury Notes and four investments in Government National Mortgage Association securities ("GNMA"). The U.S. Treasury Note has a coupon rate of 6.5%, matures on April 30, 1997 and is classified as "held to maturity." The GNMAs each have a coupon rate of 7.5%; three of the GNMAs mature in 2027 and the other GNMA matures in 2026. In accordance with Statement of Financial Accounting Standards No. 115 ("FASB 115") APART has classified all GNMA investments as "available for sale" because they are freely tradeable. As of March 31, 1997, APART recorded a current unrealized loss of $24,000 from its GNMAs which is reflected in the shareholders' equity section of the balance sheet.

Note 4 - The Partnership

          On September 26, 1996, APART became the sole general partner of the Partnership by contributing $400,000 in cash, evidenced by for 400,000 Operating Partnership Units ("OPU")(a 8.05% interest) in the Partnership. Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") contributed to the Partnership its entire interest in certain mortgage participation certificates valued by APART at approximately $4.6 million as of September 30, 1996, evidenced by 4,568,944 OPU (a 91.95% interest) in the Partnership. These OPU are convertible into registered Class A Shares of APART on a one-for-one basis, subject to certain restrictions.

        APART and the Partnership are considered to be entities under common control and the consolidated operations of APART and the Partnership have been accounted in accordance with generally accepted accounting principles governing such entities. The mortgage note contributed by Starwood Mezzanine into the Partnership was reflected in the financial statements at its predecessor basis of $3.76 million. As of March 31, 1997, the mortgage note had a basis of $3.65 million. Interest payments due in connection with the mortgage were current and the borrower remained in compliance with all terms of the mortgage.

        The mortgage participation certificates comprise the first mortgage note on the Warwick Hotel, a 20-story hotel and apartment complex located in Philadelphia, PA. The mortgage has a face value of $4.9 million and requires monthly payments of approximately $71,000, representing principal and interest at a rate of 9% per annum. The note was originally issued with a face amount of $8.5 million on December 1, 1979 with the final payment due November 30, 2004. Starwood Mezzanine acquired this note at a discount from face value in February 1995 and has been accounting for it under the effective interest method.

        Summary financial information for the borrower for the quarter ended March 31, 1996 is not yet available; however, December 31, 1996 information is as follows:

                                            For the year
                                      ended December 31, 1996
                                      -----------------------
   Total Assets                               $9,763,874
                                              ==========
   Total Liabilities                          $8,726,864

   Partners' Capital                           1,037,010
                                              ----------
   Total liabilities and partners' capital    $9,763,874
                                              ==========

   Revenue                                    $7,824,204

   Expenses                                    6,926,447
                                              ----------
   Net Income                                 $  897,757
                                              ==========

Note 5 - Shareholders' Equity

        The shares of APART are of two classes: Class A Shares (par value $1.00 per share) and Class B Shares (par value $.01 per share). There is no limit on the number of either Class A or Class B Shares which APART is authorized to issue. Class B Shares in an amount equal to one-half of the number of Class A Shares outstanding have been issued by APART. Class A and Class B Shares are each entitled to one vote per share with respect to the election of Trustees and other matters. The Class B Shares are convertible at the option of the Class B Shareholder into Class A Shares on the basis of 49 Class B Shares for one Class A Share; provided that no more than 20% of the original amount of outstanding Class B Shares (on a cumulative basis) is so convertible in any year. All distributions of Net Cash will be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders.

        In November 1993, APART was notified that SAHI, Inc. had acquired all of APART's 1,275,000 outstanding Class B Shares. Subsequent to the acquisition of the Class B Shares, SAHI Partners ("SAHI") purchased the Class B Shares from SAHI, Inc. and accumulated 244,100 Class A Shares or 9.57% of the total outstanding Class A Shares of APART as of December 31, 1996.

         On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership evidenced by 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into registered Class A shares of APART on a one-for-one basis, subject to certain restrictions.

          On January 22, 1997, Starwood Mezzanine exercised all of the outstanding Class A Warrants to acquire 5,000,000 Class A Shares at $1 per share, bringing its total beneficial ownership to 5,000,000 Class A Shares and
4,568,944 OPU.   In addition, SAHI, Inc. exercised all of the outstanding Class
B Warrants to acquire 2,500,000 Class B Shares, bringing its total beneficial ownership to 3,775,000 Class B Shares and 244,100 Class A Shares, with the opportunity to acquire an additional 2,284,471 Class B Shares upon conversion of the OPU to Class A Shares. Each share of Class A Shares and Class B Shares is entitled to one vote per share. Due to the exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine ("SAHI Nominees") jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, control 80% of the voting interest of APART.

Note 6 - Incentive Plan

          On September 26, 1996, the shareholders approved an incentive plan for the Trustees (the "Trustee Plan") and an incentive plan for employees (the "Employee Plan"). The Trustee Plan provides for the issuance of up to 50,000 stock options and the Employee Plan provides for the grant of up to 377,500 shares in the form of stock options, share appreciation rights, restricted shares, and deferred shares. As of March 31, 1997, 2,000 stock options were granted under the Trustee Plan. All Trustees affiliated with the SAHI Nominees waived their rights to receive stock options during 1996 and 1997. The options are fully vested and have an exercise price of $1.38 per share. No stock options have been granted under the Employee Plan.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

          APART is a California business Trust organized to operate as a REIT. On March 15, 1994, APART announced that it had entered into an agreement with SAHI Partners ("SAHI") and SAHI, Inc. for the sale of the Warrants for the right to purchase five million of APART's Class A Shares at a price of $1 per share and 2,500,000 Class B Shares for a price of $0.01 per share. SAHI and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the first Class A and Class B Shares purchased pursuant to the Warrant. On March 28, 1996, the Class A Warrants were assigned to Starwood Mezzanine Investors "(Starwood Mezzanine").

          On September 26, 1996, APART became sole general partner of the APMT Limited Partnership ("the Partnership") by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership evidenced by 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant to an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into Class A Shares on a one-for-one basis, subject to certain restrictions.

          On January 22, 1997, Starwood Mezzanine exercised all of the outstanding Class A Warrants to acquire 5,000,000 Class A Shares. In addition, SAHI, Inc. exercised all of the outstanding Class B Warrants to acquire 2,500,000 Class B Shares. As a result of the exercise of the Warrants, APART's capital increased by $5,025,000, and funds from this capitalization are available to be invested in accordance with the APART business plan.

          Although APART did not pursue its stated investment policy in 1994 and 1995, the investment policy of APART prior to September 26, 1996 was predominantly to make mortgage loans to certain entities affiliated with APART's former advisor. On September 26, 1996, the shareholders approved a Restated Declaration of Trust which significantly changed the investment policy of APART. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers;
(d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests.

Liquidity and Capital Resources

          APART's primary source of cash is from interest earned on the mortgage note receivable, investments and cash and cash equivalents. APART's investments and cash and cash equivalents were approximately $6.9 million and $1.9 million as of March 31, 1997 and December 31, 1996, respectively.

          APART has paid no dividends since 1993. The amount and timing of any future cash dividends, if any, is impossible to predict at this time. Shareholders' equity approximates the amount of remaining cash, investments, and other assets. Management believes that there will be sufficient cash available from operations to meet the obligations of APART in future periods and to operate as a going concern through the 1997 fiscal year.

          On January 22, 1997, Starwood Mezzanine and SAHI, Inc exercised the Warrants and APART received a gross amount of $5,025,000. This cash is available to be invested in accordance with the APART business plan. During the first quarter of 1997, these funds were primarily used to purchase Government National Mortgage Association securities ("GNMA") and U.S. Treasury Notes.

          APART has historically operated as a REIT and maintained its qualification as a REIT under the Code. APART intends to continue to operate so as to qualify as a REIT under the Code.

Results of Operations

          During the three months ended March 31, 1997, total revenue increased $232,000 as compared to total revenue for the three months ended March 31, 1996. This increase is a result of the interest generated by the Partnership and the GNMAs.

          The decrease in APART's total costs and expenses during the three months ended March 31, 1997 compared to the three months ended March 31, 1996 is primarily due to the reduction of legal fees resulting from costs incurred in 1996 relating to the preparation of the proxy, combined with the elimination of payroll and office rental costs.

          The minority interest represents Starwood Mezzanines' share of the net income generated by the Partnership.

                          PART II.  OTHER INFORMATION


Item 6.  Exhibits and Reports on Form 8-K

         a. Exhibits

            Refer to Exhibit Index on page 12 of this report.

         b. Reports on Form 8-K

            On January 28, 1997, APART filed a Form 8-K in connection with the exercise of the Class A and Class B Warrants.

Note: All items required under Part II of Form 10-Q which are applicable have been reported herein.

                      ANGELES PARTICIPATING MORTGAGE TRUST
                                 Exhibit Index

                     Exhibit Number Description of Exhibit
                     -------------------------------------

      3.1 Restated Declaration of Trust of Angeles Participating Mortgage Trust. (1)


      (1) Filed as an exhibit to APART's Form 10-Q dated September 30, 1996 and incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, APART has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ANGELES PARTICIPATING MORTGAGE TRUST


Date   May 8, 1997         /s/ Barry S. Sternlicht
                           ------------------------
                           Barry S. Sternlicht
                           Trustee and Chairman
                           (Chief Executive Officer)

Date    May 8, 1997        /s/ Jerome C. Silvey
                           ---------------------
                           Jerome C. Silvey
                           Chief Financial Officer
                           (Principal Financial and Accounting Officer)

                                                                       EXHIBIT J

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 1997

                                       OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________________ to____________________

                          Commission File No. 1-10150

                      ANGELES PARTICIPATING MORTGAGE TRUST
             (Exact name of registrant as specified in its charter)

             California                                   95-6881527
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

       3 Pickwick Plaza, Suite 250                           06830
             Greenwich, CT                                (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:     (203) 861-07523

Securities registered pursuant to
 Section 12(b) of the Act:
                                           Name of Exchange on which registered:
                                           -------------------------------------
        Title of each class:
        --------------------                       American Stock Exchange
      Class A Shares, $1.00 par
value per share, of Angeles Participating
           Mortgage Trust

Securities registered pursuant to Section 12(g) of the Act:      None

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.       YES   X       NO
                                                     ---          ---

   As of August 12, 1997, there were 7,550,000 Class A Shares of Angeles Participating Mortgage Trust Class A, $1.00 par value, outstanding.

                                Total Pages 11
                                            --

                      ANGELES PARTICIPATING MORTGAGE TRUST


                                     Index

                                                                                      Page
                                                                                      ----
Part I.          Financial Information

     Item 1.     Consolidated Balance Sheets at June 30, 1997 and December 31, 1996     3

                 Consolidated Statements of Operations - For the three and six
                 months ended June 30, 1997 and 1996                                    4

                 Consolidated Statements of Cash Flows - For the six months
                 ended June 30, 1997 and 1996                                           5

                 Notes to Consolidated Financial Statements                             6

     Item 2.     Management's Discussion and Analysis of Financial Condition and
                 Results of Operations                                                  9

Part II.         Other Information

     Item 6.     Exhibits and Reports on Form 8-K                                       11

Angeles Participating Mortgage Trust
Consolidated Balance Sheets

                                                                               (Unaudited)
                                                                                June 30,         December 31,
                                                                                  1997              1996
                                                                              -----------        ------------

ASSETS
Cash and cash equivalents                                                     $ 5,767,000         $  1,888,000
Investments                                                                     1,487,000                   --
Mortgage note receivable                                                        3,587.000            3,707,000
Accrued interest                                                                   53,000               56,000
Other receivables                                                                   2,000                8,000
Other assets                                                                       33,000               15,000
                                                                              -----------         ------------
     Total assets                                                             $10,929,000         $  5,674,000
                                                                              ===========         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable                                                              $    35,000         $     37,000
Accrued expenses                                                                  179,000              142,000
                                                                              -----------         ------------
     Total liabilities                                                            214,000              179,000
                                                                              -----------         ------------

Minority Interest                                                               4,195,000            3,917,000
                                                                              -----------         ------------

Shareholders' equity:
Class A Shares (7,550,000 shares issued and outstanding,
     $1.00 par value, unlimited shares authorized)                              7,550,000            2,550,000
Class B Shares (3,775,000 shares issued and outstanding,
     $.01 par value, unlimited shares authorized)                                  38,000               13,000
Unrealized loss on "available for sale" investments                                (5,000)                  --
Additional paid in capital                                                     42,228,000           42,329,000
Accumulated undistributed net realized gain from sale of
     mortgages                                                                  2,545,000            2,545,000
Accumulated distributions in excess of cumulative net
      income other than gain from sale of mortgages                           (45,836,000)         (45,859,000)
                                                                              -----------         ------------
     Total shareholders' equity                                                 6,520,000            1,578,000
                                                                              -----------         ------------

     Total liabilities and shareholders' equity                               $10,929,000         $  5,674,000
                                                                              ===========         ============


   The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Consolidated Statements of Operations (Unaudited)

                                                                  Three months ended                    Six months ended
                                                                         June 30,                            June 30,
                                                               ------------------------------     ---------------------------------
                                                                  1997               1996              1997               1996
                                                               -----------        -----------     --------------        ------------
Revenue:
     Interest income from mortgage notes                       $   152,000        $        --      $     307,000        $        --
     Interest income from investments                               68,000             21,000            151,000             29,000
     Other income                                                       --                 --              2,000                  0
                                                               -----------        -----------      -------------        ------------
                  Total revenue                                    220,000             21,000            460,000             29,000
                                                               -----------        -----------      -------------        ------------
Costs and expenses:
     General and administrative                                     81,000             80,000            157,000            285,000
                                                               -----------        -----------      -------------        ------------
                  Total costs and expenses                          81,000             80,000            157,000           285,000
                                                               -----------        -----------      -------------       ------------

Net income (loss) before minority interest                         139,000                 --            303,000                 --

Minority interest                                                 (134,000)                --           (280,000)                --

Net income (loss)                                              $     5,000        $   (59,000)       $    23,000       $   (256,000)
                                                               ===========        ===========        ===========       ============

Net income (loss) per Class A Share                            $      0.01        $     (0.02)       $      0.01       $      (0.10)
                                                               ===========        ===========        ===========       ============

Cash distributions per Class A Share                           $      0.00        $      0.00        $      0.00       $       0.00
                                                               ===========        ===========        ===========       ============

Weighted average of shares outstanding                           7,550,000          2,550,000          6,939,000          2,550,000
                                                               ===========        ===========        ===========       ============

   The accompanying notes are an integral part of the financial statements.


Angeles Participating Mortgage Trust
Consolidated Statements of Cash Flows (Unaudited)

                                                                  Six months ended
                                                                       June 30,
                                                          --------------------------------
                                                             1997                 1996
                                                          -----------           ----------
Cash flows from operating activities:
Net income (loss)                                         $    23,000            $  (256,000)
Adjustment to  reconcile net income (loss) to cash flows
   from operating activities
   Minority interest                                          280,000                     --
   Decrease in other receivables                                9,000                  4,000
   Increase in other assets                                   (18,000)                    --
   Increase (decrease) in accounts payable and
   accrued expenses                                            35,000                 (6,000)
                                                          -----------            -----------

Cash flows provided (used) by operating activities        $   329,000            $  (258,000)
                                                          -----------            -----------

Cash flows from investing activities
   Investments in securities                               (6,006,000)             (2,466,000)
   Principal collections from investment securities            12,000               1,197,000
   Sale of investment securities                            4,500,000               1,478,000
   Principal collections from mortgage note                   120,000                      --
                                                          -----------             -----------

   Cash flows (used) provided by investing activities     $(1,374,000)            $   209,000
                                                          -----------             -----------
Cash flows from financing activities
   Exercise of warrants                                     4,924,000                      --
                                                          -----------             -----------

Cash flows provided by financing activities                $4,924,000             $        --
                                                          -----------             -----------

   Increase (decrease) in cash and cash equivalents         3,879,000                 (49,000)

Cash and cash equivalents at beginning of period          $ 1,888,000             $   863,000
                                                          -----------             -----------

Cash and cash equivalents at end of period                $ 5,767,000             $   814,000
                                                          ===========             ===========

   The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Notes to Consolidated Financial Statements

Note 1 - General

          In the opinion of management, the accompanying unaudited financial statements contain all of the adjustments necessary to present fairly the consolidated financial position of Angeles Participating Mortgage Trust ("APART") and its investee operating partnership, APMT Limited Partnership, a Delaware limited partnership (the "Partnership"), at June 30, 1997 and the results of operations for the three and six months ended June 30, 1997 and 1996, and its cash flows for the six months ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles applied on a consistent basis. All adjustments included are of a normal and recurring nature. Although APART owns less than 50% of the Partnership, the operations and financial position of APART and the Partnership are consolidated under generally accepted accounting principles, because APART controls the Partnership in its capacity as general partner of the Partnership. Furthermore, both APART and the other investor in the Partnership are under common control as further described in
Note 4.  The accounting policies followed by APART are more fully described in
Note 2 to APART's financial statements included as part of its 1996 Annual Report on Form 10-K which is incorporated herein by reference.

          The results of operations for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

Note 2 - Organization

          APART is a California business trust which was formed as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code initially for the purpose of making and acquiring various types of mortgages and other loans, primarily with entities affiliated with APART's former advisor.

          On September 26, 1996, the shareholders of APART approved a Restated Declaration of Trust which, among other things, revised APART's investment policy to allow APART to acquire a diversified portfolio of interests (the "Diversified Portfolio") in real estate or real estate-related assets, including originating or acquiring mortgage loans, acquiring real estate-related debt securities, making purchase money loans with respect to assets sold by APART and acquiring non-performing or under performing debt secured by real estate assets. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers; (d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions which require the approval of certain shareholders as to certain types of investments.

          On September 26, 1996, APART became the sole general partner of the Partnership (see Note 4). Initially, APART will not be required to operate exclusively through the Partnership and, thus, will not have any obligation to contribute additional cash. However, due to the exercise of the warrants (as discussed in Note 5), the Board of Trustees has the right to cause APART to contribute substantially all of APART's uncontributed assets to the Partnership for additional interests in the Partnership. Following any such exercise APART must agree to conduct all of its real estate-related investment activities exclusively through the Partnership.

Note 3 - Investments

          As of June 30, 1997, APART held four investments in Government National Mortgage Association securities ("GNMA"). The GNMAs each have a coupon rate of 7.5%; three of the GNMAs mature in 2027 and the other GNMA matures in 2026. In accordance with Statement of Financial Accounting Standards No. 115 ("FASB 115") APART has classified all GNMA investments as "available for sale" because they are freely tradeable. As of June 30, 1997, APART recorded a current unrealized loss of $5,000 from its GNMAs which is reflected in the shareholders' equity section of the balance sheet in accordance with FASB 115. On April 30, 1997, the $4.5 million U.S Treasury Note purchased with the proceeds of the warrant exercise (described in Note 5) matured, and the funds were invested in Federal Home Loan Mortgage Corporation ("FHLMC") discount notes which are included in cash and cash equivalents.

Note 4 - The Partnership

          On September 26, 1996, APART became the sole general partner of the Partnership by contributing $400,000 in cash, evidenced by 400,000 Operating Partnership Units ("OPU")(a 8.05% interest) in the Partnership. Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") contributed to the Partnership its entire interest in certain mortgage participation certificates valued by APART at approximately $4.6 million as of September 30, 1996, evidenced by 4,568,944 OPU (a 91.95% interest) in the Partnership. These OPU are convertible into registered Class A Shares of APART on a one-for-one basis, subject to certain restrictions.

        APART and the Partnership are considered to be entities under common control and the consolidated operations of APART and the Partnership have been accounted in accordance with generally accepted accounting principles governing such entities. The mortgage participation certificates contributed by Starwood Mezzanine into the Partnership were reflected in the financial statements at its predecessor basis of $3.76 million. As of June 30, 1997, the mortgage participation certificates had a basis of $3.59 million. Interest payments due in connection with the mortgage were current and the borrower remained in compliance with all terms of the mortgage.

        The mortgage participation certificates comprise the first mortgage note on the Warwick Hotel, a 20-story hotel and apartment complex located in Philadelphia, PA. The mortgage has a face value of $4.9 million and requires monthly payments of approximately $71,000, representing principal and interest at a rate of 9% per annum. The note was originally issued with a face amount of $8.5 million on December 1, 1979 with the final payment due November 30, 2004. Starwood Mezzanine acquired this note at a discount from face value in February 1995 and has been accounting for it under the effective interest method.

        Summary cash basis financial information, modified for depreciation and amortization estimates, for the borrower for the six months ended June 30, 1997 is as follows:

                                              For the six months
                                              ended June 30, 1997
                                              -------------------
  Total Assets                                     $9,574,824
                                                   ==========

  Total Liabilities                                $8,396,564

  Partners' Capital                                 1,178,260
                                                   ----------

  Total liabilities and partners' capital          $9,574,824
                                                   ==========


  Revenue                                          $3,996,782

  Expenses                                          3,855,732
                                                   ----------

  Net Income                                       $  141,050
                                                   ==========

Note 5 - Shareholders' Equity

        The shares of APART are of two classes: Class A Shares (par value $1.00 per share) and Class B Shares (par value $.01 per share). There is no limit on the number of either Class A or Class B Shares which APART is authorized to issue. Class B Shares in an amount equal to one-half of the number of Class A Shares outstanding have been issued by APART. Class A and Class B Shares are each entitled to one vote per share with respect to the election of Trustees and other matters. The Class B Shares are convertible at the option of the Class B Shareholder into Class A Shares on the basis of 49 Class B Shares for one Class A Share; provided that no more than 20% of the original amount of outstanding Class B Shares (on a cumulative basis) is so convertible in any year. All distributions of Net Cash will be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders.

        In November 1993, APART was notified that SAHI, Inc. had acquired all of APART's 1,275,000 outstanding Class B Shares. Subsequent to the acquisition of the Class B Shares, SAHI Partners ("SAHI") purchased the Class B Shares from SAHI, Inc. and accumulated 244,100 Class A Shares or 9.57% of the total outstanding Class A Shares of APART as of June 30, 1997.

         On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership evidenced by 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into registered Class A shares of APART on a one-for-one basis, subject to certain restrictions.

          On January 22, 1997, Starwood Mezzanine exercised all of the outstanding Class A Warrants to acquire 5,000,000 Class A Shares at $1 per share, bringing its total beneficial ownership to 5,000,000 Class A Shares and
4,568,944 OPU.   In addition,  SAHI, Inc. exercised all of the outstanding Class
B Warrants to acquire 2,500,000 Class B Shares, bringing its total beneficial ownership to 3,775,000 Class B Shares and 244,100 Class A Shares, with the opportunity to acquire an additional 2,284,472 Class B Shares upon conversion of the OPU to Class A Shares. Each share of Class A Shares and Class B Shares is entitled to one vote per share. Due to the exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine (collectively, the "SAHI Nominees") jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, control 80% of the voting interest of APART.

Note 6 - Incentive Plan

          On September 26, 1996, the shareholders approved an incentive plan for the Trustees (the "Trustee Plan") and an incentive plan for employees (the "Employee Plan"). The Trustee Plan provides for the issuance of up to 50,000 stock options and the Employee Plan provides for the grant of up to 377,500 shares in the form of stock options, share appreciation rights, restricted shares, and deferred shares. As of June 30, 1997, 2,000 stock options were granted under the Trustee Plan. All Trustees affiliated with the SAHI Nominees waived their rights to receive stock options during 1996 and 1997. The options are fully vested and have an exercise price of $1.38 per share. No stock options have been granted under the Employee Plan.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

          Angeles Participating Mortgage Trust ("APART), is a California business trust organized to operate as a real estate investment trust ("REIT"). On March 15, 1994, APART announced that it had entered into an agreement with SAHI Partners ("SAHI") and SAHI, Inc. for the sale of warrants for the right to purchase five million of APART's Class A Shares at a price of $1 per share (the "Class A Warrant") and a warrant for the right to purchase 2,500,000 Class B Shares for a price of $0.01 per share (the "Class B Warrant" and together with the Class A Warrant, the "Warrants"). SAHI and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the first Class A and Class B Shares purchased pursuant to the Warrant. On March 28, 1996, the Class A Warrants were assigned to Starwood Mezzanine Investors ("Starwood Mezzanine").

          On September 26, 1996, APART became sole general partner of the APMT Limited Partnership ("the Partnership") by contributing $400,000 in cash in exchange for a 8.05% interest in the Partnership evidenced by 400,000 Operating Partnership Units ("OPU"). Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant to an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into Class A Shares on a one-for-one basis, subject to certain restrictions.

          On January 22, 1997, Starwood Mezzanine exercised the Class A Warrant to acquire 5,000,000 Class A Shares. In addition, SAHI, Inc. exercised the Class B Warrant to acquire 2,500,000 Class B Shares. As a result of the exercise of the Warrants, APART's capital increased by $5,025,000, and funds from this capitalization are available to be invested in accordance with the APART business plan.

          Although APART did not pursue its stated investment policy in 1994 and 1995, the investment policy of APART prior to September 26, 1996 was predominantly to make mortgage loans to certain entities affiliated with APART's former advisor. On September 26, 1996, the shareholders approved a Restated Declaration of Trust which significantly changed the investment policy of APART. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers;
(d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions that require the approval of certain shareholders as to certain types of investments.

Liquidity and Capital Resources

          APART's primary source of cash is from interest earned on the mortgage note receivable, investments and cash and cash equivalents. APART's investments and cash and cash equivalents were approximately $7.3 million and $1.9 million as of June 30, 1997 and December 31, 1996, respectively. Of the June 30, 1997 total, $5.0 million was invested in Federal Home Loan Mortgage Corporation ("FHLMC") discount notes and $1.5 million was invested in Government National Mortgage Association securities ("GNMA"), with the remainder held in money market funds.

          On January 22, 1997, Starwood Mezzanine and SAHI, Inc exercised the Warrants and APART received a gross amount of $5,025,000. This cash is available to be invested in accordance with the APART business plan. During the first quarter of 1997, these funds were primarily used to purchase GNMA and U.S. Treasury Notes. On April 30, 1997, after the maturity of the U.S. Treasury Note, the cash proceeds were used to purchase two FHLMC discount notes.

          APART has paid no dividends since 1993. The amount and timing of any future cash dividends, if any, is impossible to predict at this time. Shareholders' equity approximates the amount of remaining cash, investments, and other assets. Management believes that there will be sufficient cash available from operations to meet the obligations of APART in future periods and to operate as a going concern through the 1997 fiscal year.

          APART has historically operated as a REIT and maintained its qualification as a REIT under the Internal Revenue Code. APART intends to continue to operate so as to qualify as a REIT under the Internal Revenue Code.


Results of Operations

          During the three and six months ended June 30, 1997, total revenue increased $199,000 and $431,000, respectively, as compared to total revenue for the comparable periods in 1996. This increase is a result of the interest income generated by the mortgage participation certificates contributed into the Partnership in September, 1996 and the investments made with the funds received from the exercise of the warrants in January, 1997.

          The decrease in APART's total costs and expenses during the three and six months ended June 30, 1997 compared to the same period ending 1996 is primarily due to the reduction of legal fees resulting from costs incurred in 1996 relating to the preparation of the 1996 proxy, combined with the elimination of payroll and office rental costs in 1997.

          The minority interest represents Starwood Mezzanines' share of the net income generated by the Partnership.


                          PART II.  OTHER INFORMATION


Item 6.   Exhibits and Reports on Form 8-K

          a.   Exhibits

                   Refer to Exhibit Index on page 12 of this report.

          b.   Reports on Form 8-K

                   None.

Note: All items required under Part II of Form 10-Q which are applicable have been reported herein.

                      ANGELES PARTICIPATING MORTGAGE TRUST
                                 Exhibit Index

                     Exhibit Number Description of Exhibit
                     -------------------------------------

      3.1 Restated Declaration of Trust of Angeles Participating Mortgage Trust. (1)


      (1) Filed as an exhibit to APART's Form 10-Q dated September 30, 1996 and incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, APART has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ANGELES PARTICIPATING MORTGAGE TRUST


Date    August 12, 1997    /s/ Barry S. Sternlicht
                           ------------------------
                           Barry S. Sternlicht
                           Trustee and Chairman
                           (Chief Executive Officer)

Date    August 12, 1997    /s/ Jerome C. Silvey
                           ---------------------
                           Jerome C. Silvey
                           Chief Financial Officer
                           (Principal Financial and Accounting Officer)

                                                                       EXHIBIT K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the quarterly period ended September 30, 1997

                                       OR


[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________________ to____________________

                          Commission File No. 1-10150

                      ANGELES PARTICIPATING MORTGAGE TRUST
             (Exact name of registrant as specified in its charter)

             California                                95-6881527
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification Number)

    3 Pickwick Plaza, Suite 250                          06830
            Greenwich, CT                              (Zip Code)
    (Address of principal executive offices)

Registrant's telephone number, including
area code:                                           (203) 861-0752

Securities registered pursuant to
Section 12(b) of the Act:

                                           Name of Exchange on which registered:
                                           -------------------------------------
       Title of each class:
       --------------------
     Class A Shares, $1.00 par                    American Stock Exchange
value per share, of Angeles Participating
          Mortgage Trust

Securities registered pursuant to
Section 12(g) of the Act:                                   None

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.       YES   X       NO
                                                     ---

   As of October 31, 1997, there were 7,550,000 Class A Shares of Angeles Participating Mortgage Trust Class A, $1.00 par value, outstanding.

                                 Total Pages 11
                                             --

                      ANGELES PARTICIPATING MORTGAGE TRUST


                                     Index

                                                                                              Page
                                                                                              ----
Part I.           Financial Information

     Item 1.      Consolidated Balance Sheets at September 30, 1997 and December 31, 1996     3

                  Consolidated Statements of Operations - For the three and nine
                  months ended September 30, 1997 and 1996                                    4

                  Consolidated Statements of Cash Flows - For the nine months
                  ended September 30, 1997 and 1996                                           5

                  Notes to Consolidated Financial Statements                                  6

     Item 2.      Management's Discussion and Analysis of Financial Condition
                  and Results of Operations                                                   9

Part II.          Other Information

     Item 6.      Exhibits and Reports on Form 8-K                                           11

Angeles Participating Mortgage Trust
Consolidated Balance Sheets

                                                                  (Unaudited)
                                                                  September 30,            December 31,
                                                                      1997                     1996
                                                                  -------------            ------------
ASSETS
Cash and cash equivalents                                         $    842,000             $  1,888,000
Investments                                                          6,666,000                     --
Mortgage note receivable                                             3,524,000                3,707,000
Accrued interest                                                        53,000                   56,000
Other receivables                                                        2,000                    8,000
Other assets                                                            24,000                   15,000
                                                                  ------------             ------------

     Total assets                                                 $ 11,111,000             $  5,674,000
                                                                  ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable                                                  $     35,000             $     37,000
Accrued expenses                                                       203,000                  142,000
                                                                  ------------             ------------
     Total liabilities                                                 238,000                  179,000
                                                                  ------------             ------------

Minority interest                                                    4,340,000                3,917,000
                                                                  ------------             ------------

Shareholders' equity:
Class A Shares (7,550,000 shares issued and outstanding,
     $1.00 par value, unlimited shares authorized)                   7,550,000                2,550,000
Class B Shares (3,775,000 shares issued and outstanding,
     $.01 par value, unlimited shares authorized)                       38,000                   13,000
Unrealized gain on "available for sale" investments                      6,000                    --
Additional paid in capital                                          42,228,000               42,329,000
Accumulated undistributed net realized gain from sale of
     mortgages                                                       2,545,000                2,545,000
Accumulated distributions in excess of cumulative net
      income other than gain from sale of mortgages                (45,834,000)             (45,859,000)
                                                                  ------------             ------------
     Total shareholders' equity                                      6,533,000                1,578,000
                                                                  ------------             ------------

     Total liabilities and shareholders' equity                   $ 11,111,000             $  5,674,000
                                                                  ============             ============

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Consolidated Statements of Operations (Unaudited)

                                                                      Three months ended                    Nine months ended
                                                                         September 30,                         September 30,
                                                               ------------------------------        ------------------------------
                                                                    1997               1996               1997              1996
                                                               -----------        -----------        -----------        -----------

Revenue:
     Interest income from mortgage notes                       $   150,000        $     6,000        $   457,000        $     6,000
     Interest income from investments                               96,000             29,000            247,000             58,000
     Other income                                                     --                 --                2,000               --
                                                               -----------        -----------        -----------        -----------
                  Total revenue                                    246,000             35,000            706,000             64,000
                                                               -----------        -----------        -----------        -----------

Costs and expenses:
     General and administrative                                    104,000            275,000            261,000            560,000
                                                               -----------        -----------        -----------        -----------
                  Total costs and expenses                         104,000            275,000            261,000            560,000
                                                               -----------        -----------        -----------        -----------


Net income (loss) before minority interest                         142,000           (240,000)           445,000           (496,000)


Minority interest                                                 (140,000)            (6,000)          (420,000)            (6,000)
                                                               -----------        -----------        -----------        -----------


Net income (loss)                                              $     2,000        $  (246,000)       $    25,000        $  (502,000)
                                                               ===========        ===========        ===========        ===========

Net income (loss) per Class A Share                            $      0.01        $      0.10        $      0.01        $     (0.19)
                                                               ===========        ===========        ===========        ===========

Cash distributions per Class A Share                           $      0.00        $      0.00        $      0.00        $      0.00
                                                               ===========        ===========        ===========        ===========

Weighted average of shares outstanding                            7,550,00          2,550,000          7,143,000          2,550,000
                                                               ===========        ===========        ===========        ===========

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Consolidated Statements of Cash Flows (Unaudited)

                                                                                      Nine months ended
                                                                                        September 30,
                                                                              -----------------------------------
                                                                                  1997                  1996
                                                                              ------------         --------------
Cash flows from operating activities:
Net income (loss)                                                             $     25,000         $   (502,000)
Adjustment to reconcile net income (loss) to cash flows
     from operating activities
     Minority interest                                                             420,000                6,000
     Accrued interest                                                                 --                 (6,000)
     Decrease in other receivables                                                   9,000                8,000
     Increase in other assets                                                       (9,000)                --
     Increase in accounts payable and accrued
         expenses                                                                   59,000              128,000
                                                                              ------------         ------------

Cash flows provided (used) by operating activities                            $    504,000         $   (366,000)
                                                                              ------------         ------------

Cash flows from investing activities
     Investments in securities                                                 (16,255,000)                --
     Principal collections from investment securities                               32,000            1,196,000
     Sale of investment securities                                               9,566,000                 --
     Principal collections from mortgage note                                      183,000                 --
                                                                              ------------         ------------

     Cash flows (used) provided by investing activities                       $ (6,474,000)        $  1,196,000
                                                                              ------------         ------------
Cash flows from financing activity
     Exercise of warrants                                                        4,924,000                 --
                                                                              ------------         ------------

Cash flows provided by financing activity                                     $  4,924,000         $       --
                                                                              ------------         ------------

     Increase (decrease) in cash and cash equivalents                           (1,046,000)             830,000

Cash and cash equivalents at beginning of period                              $  1,888,000         $    863,000
                                                                              ------------         ------------

Cash and cash equivalents at end of period                                    $    842,000         $  1,693,000
                                                                              ============         ============

    The accompanying notes are an integral part of the financial statements.

Angeles Participating Mortgage Trust
Notes to Consolidated Financial Statements

Note 1 - General

                  In the opinion of management, the accompanying unaudited financial statements contain all of the adjustments necessary to present fairly the consolidated financial position of Angeles Participating Mortgage Trust ("APART") and its investee operating partnership, APMT Limited Partnership, a Delaware limited partnership (the "Partnership"), at September 30, 1997 and the results of operations for the three and nine months ended September 30, 1997 and 1996, and its cash flows for the nine months ended September 30, 1997 and 1996, in conformity with generally accepted accounting principles applied on a consistent basis. All adjustments included are of a normal and recurring nature. Although APART owns less than 50% of the Partnership, the operations and financial position of APART and the Partnership are consolidated under generally accepted accounting principles, because APART controls the Partnership in its capacity as general partner of the Partnership. Furthermore, both APART and the other investor in the Partnership are under common control as further described in Note 4. The accounting policies followed by APART are more fully described in
Note 2 to APART's financial statements included as part of its 1996 Annual Report on Form 10-K which is incorporated herein by reference.

                  The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

Note 2 - Organization

                  APART is a California business trust which was formed as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code of 1986, as amended, initially for the purpose of making and acquiring various types of mortgages and other loans, primarily with entities affiliated with APART's former advisor.

                  On September 26, 1996, the shareholders of APART approved a Restated Declaration of Trust which, among other things, revised APART's investment policy to allow APART to acquire a diversified portfolio of interests (the "Diversified Portfolio") in real estate or real estate-related assets, including originating or acquiring mortgage loans, acquiring real estate-related debt securities, making purchase money loans with respect to assets sold by APART and acquiring non-performing or under performing debt secured by real estate assets. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers; and (d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions which require the approval of certain shareholders as to certain types of investments.

                  On September 26, 1996, APART became the sole general partner of the Partnership (see Note 4). Initially, APART will not be required to operate exclusively through the Partnership and, thus, will not have any obligation to contribute additional cash. However, due to the exercise of the warrants (as discussed in Note 5), the Board of Trustees has the right to cause APART to contribute substantially all of APART's uncontributed assets to the Partnership for additional interests in the Partnership. Following any such exercise APART must agree to conduct all of its real estate-related investment activities exclusively through the Partnership.

Note 3 - Investments

                As of September 30, 1997, APART held four investments in Government National Mortgage Association securities ("GNMA") aggregating $1.5 million. The GNMAs each have a coupon rate of 7.5%; three of the GNMAs mature in 2027 and the other GNMA matures in 2026. In accordance with Statement of Financial Accounting Standards No. 115 ("FASB 115") APART has classified all GNMA investments as "available for sale" because they are freely tradeable. As of September 30, 1997, APART recorded a current unrealized gain of $6,000 from its GNMAs which is reflected in the shareholders' equity section of the balance sheet in accordance with FASB 115. The Federal Home Loan Mortgage Corporation ("FHLMC") discount notes held by APART matured in July 1997 and the $5.1 million of proceeds were reinvested into a FHLMC discount note, a Federal National Mortgage Association ("FNMA") discount note, and a Federal Home Loan Bank Construction discount note. All of these notes mature in 3 months, at which time interest is fully paid. In addition, the Partnership invested approximately $0.1 million in various REITs during the third quarter.

Note 4 - The Partnership

               On September 26, 1996, APART became the sole general partner of the Partnership by contributing $400,000 in cash, evidenced by 400,000 Operating Partnership Units ("OPU")(a 8.05% interest) in the Partnership. Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine") contributed to the Partnership its entire interest in certain mortgage participation certificates valued by APART at approximately $4.6 million as of September 30, 1996, evidenced by 4,568,944 OPU (a 91.95% interest) in the Partnership. These OPU are convertible into registered Class A Shares of APART on a one-for-one basis, subject to certain restrictions.

             APART and the Partnership are considered to be entities under common control and the consolidated operations of APART and the Partnership have been accounted in accordance with generally accepted accounting principles governing such entities. The mortgage participation certificates contributed by Starwood Mezzanine into the Partnership were reflected in the financial statements at its predecessor basis of $3.76 million. As of September 30, 1997, the mortgage participation certificates had a basis of $3.52 million.

             The mortgage participation certificates comprise the first mortgage note on the Warwick Hotel, a 20-story hotel and apartment complex located in Philadelphia, PA. The mortgage had a face value of $4.9 million at the time of transfer and requires monthly payments of approximately $71,000, representing principal and interest at a rate of 9% per annum. The note was originally issued with a face amount of $8.5 million on December 1, 1979 with the final payment due November 30, 2004. Starwood Mezzanine acquired this note at a discount from face value in February 1995 and has been accounting for it under the effective interest method.

             On October 1, 1997 the Warwick Hotel note was repaid and the $4.6 million were reinvested in government securities that mature in December 1997.

Note 5 - Shareholders' Equity

             The shares of APART are of two classes: Class A Shares (par value $1.00 per share) and Class B Shares (par value $.01 per share). There is no limit on the number of either Class A or Class B Shares which APART is authorized to issue. Class B Shares in an amount equal to one-half of the number of Class A Shares outstanding are required to be issued by APART upon issuance of Class A Shares. Class A and Class B Shares are each entitled to one vote per share with respect to the election of Trustees and other matters. The Class B Shares are convertible at the option of the Class B Shareholder into Class A Shares on the basis of 49 Class B Shares for one Class A Share. All distributions of net cash will be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders.

             In November 1993, APART was notified that SAHI, Inc. had acquired all of APART's 1,275,000 outstanding Class B Shares. Subsequent to the acquisition of the Class B Shares, SAHI Partners ("SAHI") purchased the Class B Shares from SAHI, Inc. and accumulated 244,100 Class A Shares or 9.57% of the total outstanding Class A Shares of APART as of September 30, 1997.

             On September 26, 1996, APART became sole general partner of the Partnership by contributing $400,000 in cash, in exchange for a 8.05% interest in the Partnership evidenced by 400,000 OPU. Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into registered Class A shares of APART on a one-for-one basis, subject to certain restrictions.

             On January 22, 1997, Starwood Mezzanine exercised all of the outstanding Class A Warrants to acquire 5,000,000 Class A Shares at $1 per share, bringing its total beneficial ownership to 5,000,000 Class A Shares and 4,568,944 OPU. In addition, SAHI, Inc. exercised all of the outstanding Class B Warrants to acquire 2,500,000 Class B Shares, bringing its total beneficial ownership to 3,775,000 Class B Shares and 244,100 Class A Shares, with the opportunity to acquire an additional 2,284,472 Class B Shares upon conversion of the OPU to Class A Shares. Each share of Class A Shares and Class B Shares is entitled to one vote per share. Due to the exercise of the entire Class A and Class B Warrants, SAHI, SAHI, Inc., and Starwood Mezzanine (collectively, the "SAHI Nominees") jointly own 70% of the outstanding Class A Shares and, with the voting interest of the Class B Shares, control 80% of the voting interest of APART.

Note 6 - Incentive Plan

             On September 26, 1996, the shareholders approved an incentive plan for the Trustees (the "Trustee Plan") and an incentive plan for employees (the "Employee Plan"). The Trustee Plan provides for the issuance of up to 50,000 stock options and the Employee Plan provides for the grant of up to 377,500 shares in the form of stock options, share appreciation rights, restricted shares, and deferred shares. As of September 30, 1997, 2,000 stock options were granted under the Trustee Plan. All Trustees affiliated with the SAHI Nominees waived their rights to receive stock options during 1996 and 1997. The options are fully vested and have an exercise price of $1.38 per share. No stock options have been granted under the Employee Plan.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

             Angeles Participating Mortgage Trust ("APART") is a California business trust organized to operate as a real estate investment trust ("REIT"). On March 15, 1994, APART announced that it had entered into an agreement with SAHI Partners ("SAHI") and SAHI, Inc. for the sale of warrants for the right to purchase five million of APART's Class A Shares at a price of $1 per share (the "Class A Warrant") and a warrant for the right to purchase 2,500,000 Class B Shares for a price of $0.01 per share (the "Class B Warrant" and together with the Class A Warrant, the "Warrants"). SAHI and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the Class A and Class B Shares purchased pursuant to the Warrants. On March 28, 1996, the Class A Warrants were assigned to Starwood Mezzanine Investors ("Starwood Mezzanine").

             On September 26, 1996, APART became sole general partner of the APMT Limited Partnership ("the Partnership") by contributing $400,000 in cash in exchange for a 8.05% interest in the Partnership evidenced by 400,000 Operating Partnership Units ("OPU"). Starwood Mezzanine became the 91.95% limited partner by contributing to the Partnership its entire interest in the participation certificates in the Warwick Hotel mortgage note valued by APART at approximately $4.6 million at the time of contribution. Starwood Mezzanine's interest in the Partnership is evidenced by 4,568,944 OPU, which are convertible into Class A Shares pursuant to an exchange rights agreement. In addition, Starwood Mezzanine has the right to require APART to register for public sale, any or all of the Class A Shares in the Partnership issued to it upon the exercise of the Class A Warrant or upon exchange of the OPU issued to Starwood Mezzanine. These OPU are convertible into Class A Shares on a one-for-one basis, subject to certain restrictions.

             On January 22, 1997, Starwood Mezzanine exercised the Class A Warrant to acquire 5,000,000 Class A Shares. In addition, SAHI, Inc. exercised the Class B Warrant to acquire 2,500,000 Class B Shares. As a result of the exercise of the Warrants, APART's capital increased by $5,025,000, and funds from this capitalization are available to be invested in accordance with the APART business plan.

             Although APART did not pursue its stated investment policy in 1994 and 1995, the investment policy of APART prior to September 26, 1996 was predominantly to make mortgage loans to certain entities affiliated with APART's former advisor. On September 26, 1996, the shareholders approved a Restated Declaration of Trust which significantly changed the investment policy of APART. APART currently intends to focus its acquisition efforts on assets which exhibit one or more of the following characteristics: (a) assets owned by distressed sellers; (b) assets priced below or having a deemed value for collateralization purposes that is less than reproduction cost; (c) equity interests in, and/or debt interests secured by, assets located in markets or submarkets experiencing population or job growth, and which are located near historically stable employment generator bases, such as government, university and medical centers;
(d) interests which are publicly traded, including other REIT equities, limited partnership interests and debt interests. This investment policy is subject to restrictions that require the approval of certain shareholders as to certain types of investments.

Liquidity and Capital Resources

             APART's primary source of cash from operations is from interest earned on the mortgage note receivable, investments and cash and cash equivalents. In addition, on January 22, 1997, Starwood Mezzanine and SAHI, Inc exercised the Warrants and APART received a gross amount of $5,025,000. This cash is available to be invested in accordance with the APART business plan. APART's investments and cash and cash equivalents were approximately $7.5 million and $1.9 million as of September 30, 1997 and December 31, 1996, respectively. Of the September 30, 1997 total, $1.0 million was invested in a Federal National Mortgage Association ("FNMA") discount note, $4.1 million was invested in Federal Home Loan Mortgage Corporation ("FHLMC") discount notes and $1.5 million was invested in Government National Mortgage Association securities ("GNMA"), with the remainder held in various REIT shares and money market funds.

          On October 1, 1997 the Warwick Hotel note was repaid and the $4.6 million of proceeds were invested in government securities that mature in December 1997.

          APART has paid no dividends since 1993. The amount and timing of any future cash dividends, if any, is impossible to predict at this time. Shareholders' equity approximates the amount of remaining cash, investments, and other assets. Management believes that there will be sufficient cash available from operations to meet the obligations of APART in future periods and to operate as a going concern through the 1997 fiscal year.

          APART has historically operated as a REIT and maintained its qualification as a REIT under the Internal Revenue Code. APART currently intends to continue to operate so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended.


Results of Operations

          During the three and nine months ended September 30, 1997, total revenue increased $211,000 and $642,000 respectively, as compared to total revenue for the comparable periods in 1996. This increase is a result of the interest income generated by the mortgage participation certificates contributed into the Partnership in September 1996 and the investments made with the funds received from the exercise of the Warrants in January 1997.

          The decrease in APART's total costs and expenses during the three and nine months ended September 30, 1997 compared to the same period ending 1996 is primarily due to lower legal fees and proxy costs in 1997, combined with the elimination of payroll and office rental costs in 1997 and lower professional and trustee fees.

          The minority interest represents Starwood Mezzanines' share of the net income generated by the Partnership.


                          PART II.  OTHER INFORMATION


Item 6. Exhibits and Reports on Form 8-K

        a. Exhibits

           Refer to Exhibit Index on page 12 of this report.

        b. Reports on Form 8-K

           None.

Note: All items required under Part II of Form 10-Q which are applicable have been reported herein.

                      ANGELES PARTICIPATING MORTGAGE TRUST
                                 Exhibit Index

                     Exhibit Number Description of Exhibit
                     -------------------------------------

      3.1 Restated Declaration of Trust of Angeles Participating Mortgage Trust. (1)


      (1) Filed as an exhibit to APART's Form 10-Q dated September 30, 1996 and incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, APART has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ANGELES PARTICIPATING MORTGAGE TRUST


Date:  October 31, 1997    /s/ Barry S. Sternlicht
                           ------------------------
                           Barry S. Sternlicht
                           Trustee and Chairman
                           (Chief Executive Officer)

Date:  October 31, 1997    /s/ Jerome C. Silvey
                           ---------------------
                           Jerome C. Silvey
                           Chief Financial Officer
                           (Principal Financial and Accounting Officer)